As filed with the Securities and Exchange Commission on June 30, 2025

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KraneShares CF LARGE CAP CRYPTO Index ETF

a series of KraneShares Crypto Trust

Sponsored by Krane Funds Advisors, LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

6221

(Primary Standard Industrial Classification Code Number)

[●]

(I.R.S. Employer Identification No.)

CSC Delaware Trust Company

251 Little Falls Drive

Wilmington, DE 19808

(866) 403-5272

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Krane Funds Advisors, LLC
280 Park Avenue, 32nd Floor
New York, New York 10017
(212) 933-0393

(Name, address, including zip code, and telephone number, including area code, of Registrant’s principal office)

Copies to:

Stacy Fuller K&L Gates LLP 1601 K Street, NW Washington, DC 20006	Shoshannah Katz K&L Gates LLP One Park Plaza, 12th Floor Irvine, CA 92614

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated June 27, 2025

KRANESHARES CRYPTO TRUST

Shares of

KraneShares CF Large Cap Crypto Index ETF

The KraneShares Crypto Trust is organized as a Delaware statutory trust. The KraneShares CF Large Cap Crypto Index ETF (“Fund”) is a separate series of the Trust that issues shares (“Shares”) representing fractional undivided beneficial interests in the net assets of the Fund. The Shares are expected to trade, subject to notice of issuance, on [●] (“Exchange”) under the ticker symbol “[●]” Shares can be purchased and sold by investors through their broker-dealer.

The Fund is designed to provide investors with price exposure to certain digital (or crypto) assets – namely those included in the CF Large Cap (Diversified Weight) Index (“Index”). The Fund’s investment objective is for daily changes in the Shares’ net asset value (“NAV”) to reflect the daily changes in the value of the Index, less expenses and liabilities of the Fund, by investing in index constituents (“Index Constituents”) that are permitted by the U.S. Securities and Exchange Commission (“SEC”) to be held by the Fund (such Index Constituents, “Digital Assets”). As of the date of this prospectus, the Digital Assets will be Bitcoin (BTC), Ether (ETH), XRP (XRP), Solana (SOL), Dogecoin (DOGE), Cardano (ADA), and Hedera Hashgraph (HBAR). Subject to SEC approval, Chainlink (LINK), SUI (SUI) and Stellar Lumens (XLM), which are also Index Constituents, will become Digital Assets and investments of the Fund. Purchasing Shares of the Fund is subject to the risks of Digital Assets and crypto asset markets as well as the additional risks of investing in the Fund.

The Fund’s investment objective is to track the price of the Index; however, changes in the price of the Shares may vary from changes in the Index Constituents’ prices, including due to differences in the list of Index Constituents and Digital Assets. As outlined in the “The Fund’s Index” section below, the Fund is not currently permitted to hold certain Index Constituents. As a result, the Fund is unable to replicate the holdings of the Index. Instead, the Fund employs a sample replication strategy pursuant to which, as an initial matter it holds only, Bitcoin, Ether, XRP, Solana, Dogecoin, Cardano and Hedera, which are the Index Constituents permitted to be in the Fund’s portfolio and, therefore, the initial Digital Assets. The Fund will hold these Digital Assets in the proportions determined by the Index; and in the event that any Index Constituent asset other than, Bitcoin, Ether, XRP, Solana, Dogecoin, Cardano and Hedera becomes a permissible investment for the Fund, the Sponsor will transition the Fund’s portfolio to include the Index Constituent. In the event that the SEC permits the Fund to hold all Index Constituents, the Sponsor will transition the Fund to a full replication strategy. Until the Fund is permitted to hold all Index Constituents, the Fund may be unable to meet its investment objective.

An investment in the Fund is subject to the risks of an investment in the Digital Assets, each of which is subject to a high degree of price variability, as well as to the risks of crypto asset markets more generally. An investment in the Fund may be riskier than other exchange-traded products that do not directly hold Digital Assets, or financial instruments related to Digital Assets, and may not be suitable for all investors. In addition, the Index Constituents may experience pronounced and rapid price changes. Accordingly, there is a potential for volatile swings in the price of Shares between the time an investor places an order to purchase or sell Shares with its broker-dealer and the time of the actual purchase or sale. Investing in the Fund involves significant risks. See “Risk Factors” beginning on page [11]. The Fund is not an investment company registered under the Investment Company Act of 1940, as amended (“Investment Company Act”), and shareholders of the Fund (“Shareholders”) will not be afforded the protections associated with ownership of shares in a registered investment company. See risk factor “The Fund is not a registered investment company, so you do not have the protections of the Investment Company Act of 1940”.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the securities offered in this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Fund is an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”) and, as such, may elect to comply with certain reduced reporting requirements.

Shareholders have no voting rights with respect to the Trust or Fund except as expressly provided in the Amended and Restated Trust Agreement (the “Trust Agreement”). The sponsor of the Trust and Fund is Krane Funds Advisors, LLC (the “Sponsor”), which receives a sponsor fee. CSC Delaware Trust Company is the trustee of the Trust (“Trustee”). The principal office address of the Trust is 280 Park Avenue, 32nd Floor, New York, NY 10017, and the Fund’s telephone number is 212-933-0393. [State Street Bank and Trust Company] (the “Administrator” or the “Transfer Agent”) provides administrative services to the Fund. The Administrator also assists the Fund and the Sponsor with certain functions and duties relating to accounting and as the Fund’s transfer agent. [●] is the marketing agent of the Fund (the “Marketing Agent”). Coinbase Custody Trust Company, LLC (the “Crypto Custodian”) are the custodians for the Fund’s Digital Assets; [State Street Bank and Trust Company] is the custodian for the Fund’s cash and cash equivalents holdings (the “Cash Custodian” and together with the Crypto Custodian, the “Custodians”).

The Trust, Fund, Sponsor, Custodian, or any other person associated with the Trust or Fund will not, directly or indirectly, engage in any action that would result in any portion of the Fund’s Digital Assets becoming subject to proof-of-stake validation. The Fund’s Digital Assets will not be used to earn additional Digital Assets, generate income, or accrue any form of earnings, other than potential price value increase.

The Fund intends to issue Shares on a continuous basis and is offering an indeterminate number of Shares. Prior to this offering, there has been no public market for the Shares. The inception date of the CF Large Cap (Diversified Weight) Index was December 1, 2021, and its value at inception was $1,000. The value of the CF Large Cap (Diversified Weight) Index on June [●], 2025, was [●].

While investors will purchase and sell Shares through their broker-dealer, the Fund continuously offers creation baskets consisting of 10,000 Shares (“Baskets” or “Creation Baskets”) at their NAV to certain parties who have entered into an agreement with the Sponsor (“Authorized Participants”). Shares are sold in Baskets at the next-determined NAV per Share. Authorized Participants, in turn, may sell such Shares, which are listed on the Exchange, to the public at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Fund at the time the Authorized Participant purchased the Baskets and at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of the offer of the Shares to the public, and the price and liquidity of the markets for Index Constituents in which the Fund invests. A list of the Fund’s Authorized Participants as of the date of this prospectus can be found under “Plan of Distribution” on page [145]. The prices of Shares offered by Authorized Participants are expected to fall between the Fund’s NAV and the trading price of the Shares on the Exchange at the time of sale. The Shares may trade in the secondary market, including on the Exchange, at prices that are lower or higher than their NAV per Share. The Fund conducts creation and redemption basket transactions only for cash, and with respect to creation transactions, the cash is used to purchase spot Bitcoin, spot Ether, spot XRP, spot Solana, spot Dogecoin, spot Cardano and spot Hedera only.

This is a continuous best efforts offering and the Fund is not required to sell or issue any specific number or dollar amount of Shares in any specified period or in aggregate. This continuous offering is not expected to terminate until three years from the date of the original offering, unless suspended or terminated at any earlier time for certain reasons specified in this prospectus or unless extended as permitted under the rules of the Securities Act of 1933 (the “1933 Act”).

Except when aggregated in Baskets, Shares are not redeemable securities. Baskets are only redeemable by Authorized Participants.

The Fund is not an investment company registered under the Investment Company Act and the Sponsor is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Fund. The Fund is not a commodity pool under the Commodity Exchange Act of 1936, as amended, and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or commodity trading advisor with respect to the Fund.

For a glossary of important defined terms used in this prospectus, see GLOSSARY on page [156].

The date of this prospectus is June 27, 2025.

i

This prospectus contains information you should consider when making an investment decision about the Shares of the Fund. You may rely on the information contained in this prospectus. The Fund and the Sponsor have not authorized any person to provide you with different information, and if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares of the Fund are not registered for public sale in any jurisdiction other than the United States.

Until 25 calendar days after the date of this prospectus, all dealers effecting transactions in the Shares, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealer’s obligations to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

ii

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements which relate to future events or future performance. In some cases, you can identify such forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that may occur in the future, including such matters as changes in crypto asset markets and indexes that track such movements, the Fund’s operations, the Sponsor’s plans and references to the Fund’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses made by the Sponsor on the basis of its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors”. Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, will result in the expected consequences to, or have the expected effects on, the Fund’s operations or the value of the Shares.

Should one or more of these risks discussed in “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. None of the Fund, the Sponsor, or the Administrator or their respective affiliates is under a duty to update any of the forward-looking statements to conform such statements to actual results or to a change in the Sponsor’s expectations or predictions, other than as required by applicable laws. Investors are cautioned against placing undue reliance on forward-looking statements.

iii

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Fund and its Shares, it does not contain or summarize all of the information about the Fund and the Shares contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including RISK FACTORS beginning on page [11], before making an investment decision about the Shares.

Fund Overview

The Fund issues Shares that trade on the Exchange. The Fund’s investment objective is for daily changes in the Shares’ NAV to reflect the daily changes of the price of the CF Large Cap (Diversified Weight) Index (Bloomberg ticker: CFDLDCUU) (“Index”), less expenses and liabilities of the Fund. The Index seeks to include the top 95% of market capitalization of the Digital Asset liquid universe and as of June 27, 2025, is comprised of 10 Digital Assets (“Index Constituents”), only 7 of which the Fund is permitted by the U.S. Securities and Exchange Commission (“SEC”) to hold – namely, Bitcoin, Ether, XRP, Solana, Dogecoin, Cardano and Hedera. Accordingly, under its current investment strategy, the Fund only invests Bitcoin, Ether, XRP, Solana, Dogecoin, Cardano and Hedera. Under certain circumstances, the Fund will also hold cash to pay its expenses.

The Sponsor will employ a passive investment strategy that is intended to track the changes in the Index regardless of whether the Index goes up or down, meaning that the Sponsor will not try to “beat” the Index. It also means that the Fund will not utilize leverage, derivatives or any similar arrangements.

In order to track the Index as closely as possible, the Fund aims to invest in the Index Constituents in the same proportions as the Index. However, the Fund only invests in Index Constituents that are permitted by the SEC (as an exchange-traded fund) to hold. Such Index Constituents are referred to herein as “Digital Assets” and currently are limited to Bitcoin, Ether, XRP, Solana, Dogecoin, Cardano and Hedera. To the extent that SEC regulation evolves to permit the Fund to hold additional Index Constituents, such Index Constituents will also be Digital Assets in the Fund’s portfolio. Nevertheless, the price of the Shares may vary from changes in the prices of the Index Constituents.

The Fund, the Sponsor, the Administrator and the Fund’s other service providers, including the Custodians, will not loan or pledge the Fund’s assets, and the Fund’s assets will not serve as collateral for any loan or similar arrangement. The [Administrator] calculates an approximate net asset value (an “intraday indicative value” or “IIV”) every 15 seconds throughout each day that the Fund’s Shares are traded on the Exchange.

The Fund’s Investment Objective and Principal Investment Strategies

The Shares are designed to provide investors with a straightforward means of obtaining price exposure to the Index. The Shares are intended to reduce the complexities and operational burdens associated with direct investment in Index Constituents, while maintaining an intrinsic value that reflects the investment exposure to the Digital Assets held by the Fund, less the Fund’s expenses and liabilities. This structure offers investors a way of accessing the crypto asset markets through the public securities market.

The Sponsor will employ a passive investment strategy intended to track the changes in the Index, regardless of its direction, meaning that the Sponsor will not attempt to outperform the Index. Consistent with its investment objective, the Fund will not use leverage or seek performance that is the multiple or inverse multiple of the Index.

The Fund will gain exposure to Digital Assets by purchasing them and will maintain cash balances as necessary to cover currently due and Fund-payable expenses. Absent any Share redemption orders or currently due Fund-payable expenses, the Fund’s portfolio will consist solely of the Digital Assets and cash. The Fund will not invest in crypto securities or stablecoins.

The Fund is permitted only to conduct cash creations and redemptions. The Exchange would need to obtain additional regulatory approvals for the Fund to conduct in-kind creations and redemptions. There is no guarantee that the Exchange would receive such regulatory approvals and, even if it did, the timing of such approvals is unknown. If such approvals are granted and the Sponsor chooses to allow in-kind creations and redemptions, Shareholders will be notified through a prospectus supplement, a current report on Form 8-K, the Fund’s periodic Exchange Act reports and/or on the Fund’s website.

The following is a brief discussion of the Digital Assets that will initially be held by the Fund – Bitcoin, Ether, XRP, Solana, Dogecoin, Cardano and Hedera.

Bitcoin

Bitcoin (“BTC”) is a crypto asset or cryptocurrency that is a unit of account on its open source, decentralized peer-to-peer computer network (“Bitcoin Network”). The ownership and operation of bitcoin is determined by purchasers in the Bitcoin Network. The Bitcoin Network connects computers that run publicly accessible, or open source, software that follows the rules and procedures governing the Bitcoin Network. This is commonly referred to as the “Bitcoin Protocol”. Bitcoin may be held, may be used to purchase goods and services or may be exchanged for fiat currency. No single entity owns or operates the Bitcoin Network, and the value of bitcoin is not backed by any government, corporation or other entity. Instead, the value of bitcoin is determined in part by the supply and demand in markets created to facilitate the trading of bitcoin. Public key cryptography protects the ownership and transaction records for bitcoin. Because the source code for the Bitcoin Network is open source, anyone can contribute to its development. At this time, the ultimate supply of bitcoin is finite and limited to 21 million “coins” with the number of bitcoin available increasing gradually as new bitcoin supplies are mined until the 21 million current protocol cap is reached.

Ether

Ether is a crypto asset that operates on a decentralized system maintained by a peer-to-peer network of computers using cryptographic protocols (“Ethereum Network”). This infrastructure allows the exchange of ether (“ETH”), which is recorded on a public blockchain. Ether can be used for transactions, purchasing computational power on the network, or converted to fiat currencies. Ethereum also supports smart contracts, which are self-executing programs that facilitate various transactions and applications such as creating markets, registering debts, and representing property ownership. These smart contracts run on the Ethereum Network and require ether for execution. Ethereum is one of several projects aimed at expanding blockchain use beyond simple peer-to-peer transactions. The Ethereum Network is the largest and longest-running smart contract platform, notable for its market cap, availability of decentralized applications (“Dapps”), and development activity. Smart contracts on Ethereum are used across various fields, particularly in decentralized financial services (“DeFi”), which leverage interoperable protocols and applications to create an open and transparent financial system.

The Fund, Sponsor, Custodian, or any other person associated with the Fund will not, directly or indirectly, engage in any action that would result in any portion of the Fund’s ether becoming subject to Ethereum Networks’ Proof-of-Stake (“PoS”) validation. The Fund’s ether will not be used to earn additional ether, generate income, or accrue any form of earnings, other than potential price value increase.

XRP

XRP is a digital asset that is created and transmitted through the operations of the “XRP Ledger,” a decentralized ledger upon which XRP transactions are processed and settled. The XRP Ledger is designed to be a global real-time payment and settlement system whose capabilities and timeliness exceed those of the Bitcoin Network. The XRP creators developed this unique digital asset to solve the scalability concerns and improve the efficiency of payments over a blockchain. As a result, the XRP Ledger and XRP aim to improve the speed at which parties on the network may transfer value while also reducing the fees and delays associated with the traditional methods of interbank payments. Currently, the XRP Ledger is said to be able to accommodate 1,500 transactions per second.

The speed and efficiency of the XRP Ledger is a function of how its blockchain validates transactions. Unlike bitcoin, XRP is not mined. Rather, the XRP consensus-based algorithm relies on trusted validators and is designed for the ledgers to close in seconds based on a system of consensus. As a result, it is extremely lightweight in terms of energy usage as compared to proof-of-work blockchains generally as it does not require massive computational power to secure the network. This makes the XRP Ledger suitable for high-volume use cases, such as cross-border payments, and allows for transaction fees, which are typically less than $0.01, to be substantially lower than those charged on the Bitcoin Network.

XRP can be used to pay for goods and services, and it can be converted to fiat currencies, such as the U.S. dollar. The XRP Ledger is based on a shared public ledger similar to the Bitcoin Network and other distributed ledgers. However, the XRP Ledger differentiates itself from other digital asset networks in that its stated primary function is transactional utility, not store of value.

Solana

Solana (“Solana”) is a digital asset that is created and transmitted through the operations of a peer-to-peer, decentralized network of computers that operates on cryptographic protocols (the “Solana Network”). No single entity is known to own or operate the Solana Network, the infrastructure of which is collectively maintained by what is understood to be a decentralized user base. The Solana Network allows people to exchange tokens of value, called “Solana,” which are recorded on a blockchain. Solana can be used to pay for goods and services, including computational power on the Solana Network, or it can be converted into fiat currencies, such as the U.S. dollar, at rates determined on digital asset trading platforms or in individual end-user-to-end-user transactions under a barter system.

The Solana Network was designed to allow users to write and implement smart contracts, which are sets of computer code that execute on every computer in the network and instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than Solana on the Solana Network. Smart contracts are executed on the Solana Network in exchange for payment of Solana. Like the Ethereum Network, the Solana Network is one of a number of projects intended to expand blockchain to usages beyond serving as peer-to-peer money systems.

Development of the Solana Network is overseen by the Solana Foundation, a Swiss non-profit organization, and Solana Labs, Inc. (“Solana Labs”), a Delaware corporation, which administered the original network launch and token distribution. Although Solana Labs and the Solana Foundation continue to exert significant influence over the direction of the development of Solana, the Solana Network-- like the Ethereum network-- is understood to be decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of Solana.

Dogecoin

Dogecoin (“Doge”) is a digital asset that is created and transmitted through the operations of the peer-to-peer “Dogecoin Network,” a decentralized network of computers that operates on cryptographic protocols. The decentralized ledger upon which Dogecoin transactions are processed and settled serves as the underlying technology of the Dogecoin Network (the “Dogecoin Blockchain”). No single entity owns or operates the Dogecoin Blockchain, the infrastructure of which is collectively maintained by a decentralized user base.

The Dogecoin Network allows people to exchange tokens of value, i.e. Dogecoin, which are recorded on the Dogecoin Blockchain. Dogecoin can be used to pay for goods and services, including to send a transaction on the Dogecoin Network, or it can be converted to fiat currencies, such as the U.S. dollar. The Dogecoin Network is based on a shared public ledger, the Dogecoin Blockchain, similar to the Bitcoin network. However, the Dogecoin Network differentiates itself from other digital asset networks in that its stated primary function is community-driven and widely used for tipping and microtransactions, rather than serving as a store of value. The Dogecoin Network is designed to be a fast and accessible peer-to-peer payment system. As a result, the Dogecoin Network and Dogecoin aim to improve the ease and affordability of transferring value while fostering a fun and inclusive community Doge.

Dogecoin was originally developed as a lighthearted take on the rapidly emerging cryptocurrency market. Dogecoin emphasized ease of use and a sense of humor. The project adopted a popular internet meme – a photograph of a Shiba Inu dog named Kabosu, which was the “top meme” for 2013 according to an online meme ranking system called “Know Your Meme” – as its brand image and mascot, and chose the name “Dogecoin” in reference to the dog as a way of emphasizing the fun and friendly aspects of the project. The use of an internet meme as inspiration for the project later caused users to refer to Dogecoin as a meme coin and sparked the creation of many competitor meme coins. Dogecoin quickly became popular following its launch, gaining adoption as a speculative investment and as a tool for tipping and small transactions.

Cardano

Cardano (“ADA”) is the native digital asset that is created and transmitted through the operations of the peer-to-peer “Cardano Network,” a decentralized network of computers upon which ADA transactions are processed and settled. The decentralized ledger upon which ADA transactions are processed and settled serves as the underlying technology of the Cardano Network (the “Cardano Blockchain”). No single entity owns or operates the Cardano Network, the infrastructure of which is collectively maintained by a decentralized user base.

The Cardano Network was designed to allow users to write and implement smart contracts—that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than ADA on the Cardano network. The Cardano Network also allows people to create and exchange other tokens of value which are recorded on the network.

ADA can be used to pay for goods and services, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on exchanges or in individual end-user-to-end-user transactions under a barter system. ADA is used to pay for transaction fees and computational services (i.e., smart contracts) on the Cardano Network; users of the Cardano Network pay for the computational power of the machines executing the requested operations with ADA.

Hedera

Hedera (“HBAR”) is the native digital asset that is created and transmitted through the operations of the enterprise-grade “Hedera Network,” a distributed ledger technology (“DLT”) network that enables people to interact and transact online. The Hedera Network is not governed by miners. The Sponsor believes the enterprise-led structure reduces the risk of ideological or personal disputes. The purpose of the Hedera Network is to provide a stable, trustworthy network for a wide variety of enterprise-grade applications.

The Hedera Network works through a type of distributed consensus technology based on the “hashgraph” consensus algorithm. The combination of the consensus algorithm and corresponding data structure of the Hedera Network is different from most other prominent DLT networks that are based on blockchain technology. One of the main functionalities on the Hedera Network is enabling developers to write smart contracts, which are programs that run on a DLT that can execute automatically when certain conditions are met. Smart contracts facilitate the exchange of anything representative of value, such as money, information, property, or voting rights.

HBAR, as the Hedera Network’s native currency, serves two purposes. First, it is used as a mechanism to secure the network against cyberattacks through the Hedera Network’s distributed consensus process. Second, it provides the “fuel” that incentivizes and pays for the computing resources necessary to enable the Hedera Network.

Fund Legal Structure

The Trust is organized as a Delaware statutory trust, of the series type, formed pursuant to the Delaware Statutory Trust Act (the “Delaware Act”). The Fund is a series of the Trust. Each of the Trust and Fund operates pursuant to the First Amended and Restated Agreement and Declaration of Trust of KraneShares Crypto Trust, dated May 2, 2025 (“Trust Agreement”). The Trust Agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

The Fund was formed and is managed and controlled by the Sponsor. The Fund intends to be treated as a partnership for U.S. federal income tax purposes. The Fund continuously issues common shares representing units of undivided beneficial ownership that may be purchased and sold both at the NAV per Share between the Fund and Authorized Participants and at a secondary market price in the secondary market, including on the Exchange.

As interests in a separate series of a Delaware statutory trust, the Shares do not involve the rights normally associated with the ownership of shares of a corporation. In addition, the Shares have limited voting and distribution rights. For example, Shareholders do not have the right to elect directors, as the Fund does not have a board of directors. Further, Shareholders generally will not receive regular distributions of the net income and capital gains earned by the Fund.

Except as required under applicable federal law or under the rules or regulations of an Exchange, Shareholders take no part in the management or control, and have no voice in, the Fund’s operations or business.

As of the date of this prospectus, there are [●] other series of the Trust.

The Trust was organized on February 3, 2025, and the Fund was organized on May 7, 2025. The Sponsor was organized as a limited liability company on March 10, 2011.

Principal Investment Risks of an Investment in the Fund

An investment in the Fund involves a degree of risk and you could incur a partial or total loss of your investment in the Fund. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears in the RISK FACTORS section.

●	The Index Constituents are relatively new technological innovations with a limited operating history compared to traditional commodities. There is a limited established performance record for the price of the Digital Assets and, in turn, a limited basis for evaluating an investment.

●	Errors in Index data, Index computation or the construction of the Index in accordance with its methodology may occur from time to time and may not be identified and corrected by the CF Benchmarks, Limited (“Index Provider”) for a period of time or at all, which may have an adverse impact on the Fund and Shareholders.

●	The prices of the Index Constituents, as determined by the crypto market, have experienced periods of extreme volatility and may be influenced by, among other things, trading activity and the closing of crypto trading platforms due to fraud, failure, security breaches or otherwise. Speculators and investors who seek to profit from trading and holding Digital Assets generate a significant portion of the market demand for the Index Constituents. Such speculation regarding the potential future appreciation in the value of Digital Assets may from time to time inflate the prices of the Index Constituents.

●	In the event of a fork, airdrop or similar event, the Sponsor will cause the Fund to irrevocably abandon the Incidental Rights (as defined below) and any IR Virtual Currency (as defined below) associated with such event. As a result Shareholders will not receive the benefits, including potential economic benefits, of any Incidental Rights or any IR Virtual Currency, which could adversely affect the value of Shares.

●	The largest crypto wallets are believed to hold, in aggregate, a significant percentage of the outstanding units of each Index Constituent. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant amount of Index Constituents, even if they individually only hold a small amount; and it is possible that some of these wallets are controlled by the same person or entity. This means that there may be a concentration of ownership of the Index Constituents, and large sales or distributions by such holders could have an adverse impact on the market price of the Index Constituents.

●	Crypto platforms are and may remain largely unregulated or may be largely or entirely non-compliant with applicable regulation and may therefore be more exposed to fraud and failure. Crypto asset markets in the U.S. exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of the Index Constituents and the Shares.

●	The market for crypto-based ETFs like the Fund may reach a point where there is little or no additional investor demand. If this happens, there can be no assurance that the Fund will grow to or maintain a viable size. Due to the Fund’s small asset base, certain of the Fund’s expenses and its portfolio transaction costs may be higher than those of a Fund with a larger asset base. To the extent that the Fund does not grow to or maintain a viable size, it may be liquidated, and the expenses, timing and tax consequences of such liquidation may not be favorable to some Shareholders.

●	Shareholders have very limited voting rights and generally will not have the power to replace the Sponsor. Shareholders will not participate in the management of the Fund and do not control the Sponsor so they will not have influence over basic matters that affect the Fund.

●	The tax treatment of the Fund is complex and may have significant implications for Shareholders. While the Fund expects to be treated as a partnership for U.S. federal income tax purposes, there is no assurance that the IRS or courts will agree; and a different tax treatment could reduce the value of Shares. Shareholders are responsible for their share of the Fund’s taxable income, regardless of distributions, potentially resulting in tax liabilities. Differences between tax allocations and economic gains, as well as potential IRS audits, could adversely affect Shareholders. Legislative changes may also impact the Fund’s tax treatment.

For additional risks, see RISK FACTORS.

Principal Offices

The Sponsor’s office is located at 280 Park Avenue, New York, NY 10017. The Trustee’s office is located at 251 Little Falls Drive, Wilmington, DE 19808. The Administrator’s office is located at 1 Lincoln Street, Boston, Massachusetts 02110.

Emerging Growth Company

The Fund is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as the Fund is an emerging growth company, unlike other public companies, it will not be required to, among other things: (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or (ii) comply with any new audit rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after April 5, 2012, unless the SEC determines otherwise.

The Fund will cease to be an “emerging growth company” upon the earliest of: (i) it having $1.235 billion or more in annual revenues, (ii) at least $700 million in market value of common Shares being held by non-affiliates, (iii) it issuing more than $1.0 billion of non-convertible debt over a three-year period; or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Fund intends to take advantage of the benefits of the extended transition period.

THE OFFERING

All capitalized terms have the meaning provided in the GLOSSARY on page [156] unless otherwise stated.

Offering	The Shares represent units of fractional undivided beneficial interest in, and the ownership of, the Fund.

Use of Proceeds	Proceeds received by the Fund from the issuance and sale of Baskets consist of cash deposits. Such cash deposits are held by the Cash Custodian on behalf of the Fund until (i) transferred in connection with the purchase of Digital Assets, (ii) delivered to Authorized Participants in connection with a redemption of Baskets or (ii) transferred to pay the fee due to the Sponsor and Fund expenses or liabilities not assumed by the Sponsor.

Proposed Exchange Symbol	[●]

Creation and Redemption

The Fund issues and redeems aggregations of Shares (“Baskets”) on a continuous basis. Baskets will be offered continuously at NAV per Share and will consist of 10,000 Shares, resulting in a Basket being valued at NAV per Share times 10,000. Only Authorized Participants may purchase or redeem Baskets.

A minimum of [40,000] Shares, or the equivalent of [four] Baskets, will be required to be outstanding at the time of commencement of trading in Shares on the Exchange. Upon termination of the Fund, the Shares would be removed from listing.

The Sponsor will determine the minimum level of Shares in accordance with Exchange Rules, and the Shareholders will be notified of such change through a prospectus supplement, a current report on Form 8-K, the Fund’s periodic Exchange Act reports and/or on the Fund’s website.

Baskets are only issued or redeemed in exchange for cash each day that Exchange is open for regular trading. No Shares are issued in connection with a Basket unless the Crypto Custodian or Prime Execution Agent has allocated to the Fund’s account the amount of Digital Assets corresponding to the value of the Creation Basket. As of the date of this prospectus, a Basket requires delivery of $[●]. Unless there is an increase in the price of the Digital Assets held by the Fund, the amount of Digital Assets related to the creation and redemption of a Basket will decrease over the life of the Fund, due to the accrual or payment of fees and other expenses and liabilities by the Fund.

Baskets may be created or redeemed only by Authorized Participants. Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver or receive Digital Assets as part of the creation or redemption process or otherwise direct the Fund or a third party with respect to purchasing, holding, delivering or receiving Digital Assets as part of the creation or redemption process.

In connection with a Creation Basket, the Fund will receive Digital Assets from a third party that is not the Authorized Participant and is unaffiliated with the Fund and the Sponsor. The Fund is responsible for selecting the third party to deliver the Digital Assets. The third party will not be acting as an agent of or acting at the direction of any Authorized Participant with respect to the delivery of the Digital Assets to the Fund.

The Fund will redeem Shares by delivering Digital Assets to a third party that is not the Authorized Participant and is unaffiliated with the Fund and the Sponsor. The Fund is responsible for selecting the third party to receive the Digital Assets. The third party will not be acting as an agent of or acting at the direction of the Authorized Participant with respect to the receipt of the Digital Assets from the Fund.

See CREATION AND REDEMPTION OF SHARES section for more details.

Index	CF Large Cap (Diversified Weight) Index (Bloomberg ticker: CFDLDCUU).

Net Asset Value and Determination of NAV

The Fund’s NAV per Share will be calculated by taking the current market value of its total assets, which will be comprised of the Digital Assets and cash, subtracting any liabilities, and dividing that total by the number of Shares then outstanding. As of the date of this prospectus, the total assets of the Fund will consist of Bitcoin, Ether, XRP, Solana, Dogecoin, Cardano, Hedera, Chainlink, Stellar Lumens, cash and cash equivalents. The Sponsor has the exclusive authority to determine the Fund’s NAV, which it has delegated to the Administrator.

The Administrator of the Fund will calculate the NAV once each Business Day, as of 4:00 p.m. New York time. For purposes of making these calculations, a Business Day means any day other than a day when the Exchange is closed for regular trading (“Business Day”).

Sponsor Fee

The Fund pays the Sponsor a Sponsor Fee, monthly in arrears, in an amount equal to [●]% per annum of the daily NAV of the Fund. The Sponsor Fee is paid in consideration of the Sponsor’s services related to the management of the Fund’s business and affairs. The Administrator will calculate the Sponsor Fee on a daily basis with respect to the NAV of the Fund, The Sponsor Fee will accrue daily and be payable monthly in cash. The Sponsor Fee will be paid directly by the Fund to the Sponsor.

The Sponsor may, at its sole discretion, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fee, and any such waiver shall create no obligation to waive any such fee during any period not covered by the waiver. The Sponsor has agreed to temporarily reduce its Sponsor Fee to [●]% per annum through [●]. After [●], the standard [●]% annual Sponsor Fee will apply.

Fund Expenses

In addition to the Sponsor Fee, the Fund pays all of its respective brokerage commissions, including applicable exchange fees and give-up fees, and other transaction related fees and expenses charged in connection with trading activities. The Fund also pays all fees and commissions related to any crypto transaction fees for on-chain transfers of assets. The Sponsor pays all other routine operational, administrative and other ordinary expenses of the Fund, including but not limited to, fees and expenses of the Administrator, Trustee, Custodians, Marketing Agent, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses. The Fund pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses. In the event the Fund’s cash balance is insufficient to pay all fees and expenses, including the Sponsor Fee, the Fund may need to sell Digital Assets to pay for its fees and expenses, including up to $250,000 per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of $250,000 per annum and/or to assume any non-recurring and unusual fees and expenses of the Trust, if applicable. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust.

The Sponsor will bear the costs and expenses related to the initial offer and sale of Shares, including registration fees paid or to be paid to the SEC, Financial Industry Regulatory Authority (“FINRA”) or any other regulatory body or self-regulatory organization. None of the costs and expenses related to the initial offer and sale of Shares are chargeable to the Fund, and the Sponsor may not recover any of these costs and expenses from the Fund. Total fees to be paid by the Fund are currently estimated to be approximately [●]% of the daily net assets of the Fund for the 12-month period after issuance, though this amount may change in future years.

Non-recurring, unusual or extraordinary expenses of the Trust will be allocated as determined by the Sponsor using a pro rata allocation methodology that allocates such Trust expenses to the Fund and other series of the Trust. Unusual or extraordinary expenses are not subject to any caps or limits. The Fund may be required to indemnify the Sponsor, and the Fund and/or the Sponsor may be required to indemnify the Trust’s other service providers under certain unusual or extraordinary circumstances. Any indemnification paid by the Fund and/or Sponsor generally would cover losses incurred by an indemnified party for (1) expenses incurred by a party when rendering services to the Fund or the Sponsor, (2) expenses arising from a breach of obligations or non-compliance with laws, or (3) expenses arising out of the formation, operation or termination of the Fund. Unless such expenses are specifically attributable to the Fund or arise out of the Fund’s operations, any such expenses will be allocated by the Sponsor using a pro rata methodology that allocates certain Trust expenses to the Fund. For further discussion of the situations in which the Fund, or the Sponsor may be responsible for indemnification expenses see — THE TRUST’S SERVICE PROVIDERS — Contractual Arrangements with the Sponsor and Third-Party Service Providers.

Forks	From time to time, the Fund may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any crypto asset or other asset or right, which rights are incident to the Fund’s ownership of Digital Assets and arise without any action of the Fund, or of the Sponsor (“Incidental Rights”) and/or Digital Assets, or other assets or rights, acquired by the Fund through the exercise of any Incidental Right (“IR Virtual Currency”) by virtue of its ownership of Digital Assets, such as a fork in the Bitcoin Network or Ethereum Network, an airdrop offered to holders of Bitcoin or Ether or other similar event. In the event of a fork, airdrop or similar event, the Sponsor will cause the Fund to permanently and irrevocably abandon any such Incidental Rights and IR Virtual Currency and no such Incidental Right or IR Virtual Currency shall be taken into account for purposes of determining the NAV of the Fund. Because the Fund will abandon any Incidental Rights and IR Virtual Currency, the Fund would not receive any direct or indirect consideration for the Incidental Rights or IR Virtual Currency, and thus the value of the Shares will not reflect the value of the Incidental Rights or IR Virtual Currency. See RISK FACTORS — Risks Related to Crypto Asset Markets — Forks in the Digital Asset Networks could have adverse effects. In addition, Shareholders will not receive the benefits of any Incidental Rights and any IR Virtual Currency.” Accordingly, if there are material Incidental Rights, such as from airdrops or forks, the performance of the Fund may deviate significantly from the performance of the Index.

Voting Rights	Except as required under applicable Federal law, the rules and regulations of the Exchange or determined by the Sponsor in its sole discretion, Shareholders do not have any voting rights, take no part in the management or control, and have no voice in, the Fund’s operations or business. See ADDITIONAL INFORMATION ABOUT THE FUND.

Suspension of Issuance, Transfers and Redemptions	The Trustee may, and upon the direction of the Sponsor shall, suspend the acceptance of purchase orders or the delivery or registration of transfers of Shares generally, or may, and upon the direction of the Sponsor shall, refuse a particular purchase order, delivery or registration of Shares (i) during any period when the transfer books of the Trustee are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason. The Trustee may, and upon the direction of the Sponsor shall, suspend the right to surrender Shares or postpone the delivery date of a Digital Asset or other Fund property generally or with respect to a particular redemption order (i) during any period in which regular trading on the Exchange is suspended or restricted, or the Exchange is closed (other than scheduled holiday or weekend closings), or (ii) during a period when the Sponsor determines that delivery, disposal or evaluation of a crypto asset is not reasonably practicable. The Trustee shall reject any purchase order or redemption order that is not in proper form. If the Sponsor and/or the Fund suspend redemptions, Shareholders will be notified through a prospectus supplement, a current report on Form 8-K, the Fund’s periodic Exchange Act reports and/or on the Fund’s website. See CREATION AND REDEMPTION OF SHARES — REDEMPTION OF BASKETS.

Limitation on Obligations and Liability

The Sponsor has no liability to the Trust, the Trustee or any shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any Digital Asset held in trust under the Trust Agreement; provided, however, that the Sponsor is not protected against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by any person for any matters arising hereunder.

The Trustee is not liable for (a) the acts or omissions of the Sponsor or (b) supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement, except as otherwise provided in the Trust Agreement. The Trustee is not liable under any circumstances, except for a breach of its obligations pursuant to the Trust Agreement or its own willful misconduct, bad faith or gross negligence. See ADDITIONAL INFORMATION ABOUT THE FUND.

Authorized Participants	Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must be a registered broker-dealer, a participant in DTC, have entered into an agreement with the Sponsor (the “Authorized Participant Agreement”) and be in a position to transfer cash to, and take delivery of cash from, the Cash Custodian through one or more accounts. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of cash in connection with such creations and redemptions. As of the date of this prospectus, the Authorized Participants are [●]. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor.

Clearance and Settlement	The Shares will be evidenced by a global certificate that the Fund issues to Depository Fund Company (“DTC”). The Shares are issued in book-entry form only. Transactions in Shares clear through the facilities of DTC. Investors may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC. See THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, and the Fund’s financial statements and the related notes included in this prospectus.

Risks Related to Crypto Asset Markets

The Index Constituents are relatively new technological innovations with a limited operating history.

The Index Constituents have a relatively limited history of existence and operations compared to traditional commodities. There is a limited established performance record for the price of the assets and, in turn, a limited basis for evaluating an investment. Although past performance is not necessarily indicative of future results, if Digital Assets had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in the Fund.

The Index has a limited operational history.

The Index is new and has a limited performance history. Errors in Index data, Index computation or the construction of the Index in accordance with its methodology may occur from time to time and may not be identified and corrected by the Index Provider for a period of time or at all, which may have an adverse impact on the Fund and its Shareholders. There is no assurance that the Index Provider (as defined below) will compile its Index accurately, or that the Index will be determined, composed or calculated accurately. While the Index Provider provides descriptions of what the Index is designed to achieve, neither the Index Provider nor its agents provide any warranty or accept any liability in relation to the quality, accuracy or completeness of the Index or its related data, and they do not guarantee that the Index will be in line with the methodology. The Sponsor does not provide any warranty or guarantee with respect to the Index.

The price of the Index Constituents on the crypto asset markets has exhibited periods of extreme volatility, which could have a negative impact on the performance of the Fund.

The price of the Index Constituents as determined by the crypto market has experienced periods of extreme volatility and may be influenced by, among other things, trading activity and the closing of crypto trading platforms due to fraud, failure, security breaches or otherwise. Speculators and investors who seek to profit from trading and holding Digital Assets generate a significant portion of the Index Constituents demand. Such speculation regarding the potential future appreciation in the value of Digital Assets may inflate the price of the Index Constituents. Conversely, a decrease in demand or speculation for, or government regulation and the perception of onerous regulatory actions, among other things, may cause a drop in the price of the Index Constituents. Developments related to the crypto asset network’s operations also contribute to the volatility in the price of the Index Constituents. These factors may continue to increase the volatility of the price of the Index Constituents, which may have a negative impact on the performance of the Fund.

Recent developments in the crypto asset economy have led to extreme volatility and disruption in crypto asset markets, a loss of confidence in participants of the crypto asset ecosystem, significant negative publicity surrounding Digital Assets broadly and market-wide declines in liquidity.

Beginning in the fourth quarter of 2021 and continuing throughout 2022 and through 2023, crypto asset prices began falling precipitously. This has led to volatility and disruption in the crypto asset markets and financial difficulties for several prominent industry participants, including crypto asset trading platforms, hedge Funds and lending platforms. For example, in the first half of 2022, crypto asset lenders Celsius Network LLC and Voyager Digital Ltd., and crypto asset hedge fund, Three Arrows Capital, each declared bankruptcy, and the stablecoin TerraUSD collapsed. These events caused a loss of confidence in participants in the crypto asset ecosystem, negative publicity surrounding Digital Assets more broadly and market-wide declines in crypto asset trading prices and liquidity.

Thereafter, in November 2022, FTX Trading Ltd. (“FTX”), the third largest crypto asset trading platform by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency. Shortly thereafter, FTX’s CEO resigned and FTX and numerous affiliates of FTX filed for bankruptcy.

The U.S. Department of Justice subsequently brought criminal charges, including charges of fraud, violations of federal securities laws, money laundering, and campaign finance offenses, against FTX’s founder and former CEO and others. FTX is also under investigation by the SEC, the Justice Department, and the Commodity Futures Trading Commission, as well as by various regulatory authorities in the Bahamas, Europe and other jurisdictions, and the founder and former CEO of FTX has been convicted and sentenced to a prison term. In response to these events, the crypto asset markets have experienced extreme price volatility and declines in liquidity, and regulatory and enforcement scrutiny has increased, including from the DOJ, the SEC, the CFTC, the White House and Congress. In addition, several other entities in the crypto asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC. The SEC also brought charges against Genesis Global Capital, LLC and Gemini Trust Company, LLC on January 12, 2023 for their alleged unregistered offer and sale of securities to retail investors, although these charges have now been settled.

The collapse of TerraUSD and the bankruptcy filings of FTX, Celsius, Voyager and BlockFi have resulted in calls for heightened scrutiny and regulation of the crypto asset industry, with a specific focus on crypto asset trading platforms, and custodians. Federal and state legislatures and regulatory agencies are expected to introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as crypto asset trading platforms and custodians, and in May 2023, the House of Representatives passed the Financial Innovation and Technology for the 21st Century Act, although this is yet to be introduced into, or passed by the Senate. The U.S. regulatory regime — namely the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the SEC, the CFTC, FinCEN, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Federal Bureau of Investigation) as well as the White House have issued reports and releases concerning Digital Assets. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. It is possible that new laws and increased regulation and regulatory scrutiny may require the Fund to comply with certain regulatory regimes, which could result in new costs for the Fund. The Fund may have to devote increased time and attention to regulatory matters, which could increase costs to the Fund. New laws, regulations and regulatory actions could significantly restrict or eliminate the market for, or uses of, Digital Assets including the Index Constituents, which could have a negative effect on the value of the Index Constituents, which in turn would have a negative effect on the value of the Shares.

These events are continuing to develop at a rapid pace and it is not possible to predict at this time all of the risks that they may pose to the Sponsor, the Fund, their affiliates and/or the Fund’s third-party service providers, or to the crypto asset industry as a whole.

Continued disruption and instability in the crypto asset markets as these events develop, including further declines in the trading prices and liquidity of the Index Constituents, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

The Fund may be negatively impacted if the market capitalization of some Index Constituents and Digital Assets far exceed the Market Capitalization for other Digital Assets.

If the market capitalization of some Digital Assets and Index Constituents far exceeds the market capitalization of other Digital Assets and Index Constituents, and the weights of those Digital Assets and Index Constituents far exceed the weights of others in the Fund, the Fund may not be as diversified as other ETFs that track indexes with 10 index constituents. If one of the larger components experiences a negative impact, the value of the Index, and the Fund’s Shares, will likely also be negatively impacted in light of the proportion of that Index Constituent in the Index and thus the Fund’s portfolio.

The likelihood of momentum pricing may increase due to the volatility of the market value of the Index Constituents.

The market value of the Index Constituents is not based on any kind of claim, nor backed by any physical asset. Instead, the market value depends on the expectation of being usable in future transactions and continued interest from investors. This strong correlation between an expectation and market value is the basis for the current (and probable future) volatility of the market value of the Index Constituents and may increase the likelihood of momentum pricing.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is impacted by appreciation in value. Momentum pricing may result in speculation regarding future appreciation in the value of Digital Assets, which inflates prices and leads to increased volatility. As a result, Digital Assets may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in prices, which could adversely affect the price of the Index Constituents, and, in turn, an investment in the Fund.

The value of Digital Assets may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing of the Index Constituents has previously resulted, and may continue to result, in speculation regarding future appreciation or depreciation in the value of the Index Constituents, further contributing to volatility and potentially inflating prices at any given time. These dynamics may impact the value of an investment in the Fund.

Some market observers have asserted that in time, the value of Digital Assets will fall to a fraction of their current value, or even to zero. The Index Constituents have not been in existence long enough for market participants to assess these predictions with any precision, but if these observers are even partially correct, an investment in the Shares may turn out to be substantially worthless.

Further development and acceptance of the Index Constituents is uncertain.

The further development and acceptance of the Digital Assets blockchains (“Digital Asset Networks”), both part of a new and rapidly changing industry, is subject to a variety of factors that are difficult to evaluate. The slowing, stopping or reversing of the development or acceptance of the Digital Asset Networks may adversely affect the price of the Index Constituents and therefore cause the Fund to suffer losses. Regulatory changes or actions may alter the nature of an investment in Digital Assets or restrict the use of Digital Assets or the operations of the Digital Asset Networks or venues on which the Index Constituents trade in a manner that adversely affects the price of the Index Constituents and, therefore, the Fund’s Shares. The Index Constituents generally operate without central authority (such as a bank) and is not backed by any government. The Index Constituents are not legal tender and federal, state and/or foreign governments may restrict the use and exchange of the Index Constituents, and regulation, both in the United States and elsewhere, is still developing. For example, it may become difficult or illegal to acquire, hold, sell or use the Index Constituents in one or more countries, which could adversely impact the price of them, and therefore the value of the Fund’s Shares.

Crypto assets represent a new and rapidly evolving industry, and the value of the Shares depends on the acceptance of crypto assets.

●	The first crypto asset, bitcoin, was launched in 2009. Ether was launched in 2015 and, along with bitcoin, was one of the first cryptographic crypto assets to gain global adoption and critical mass. Other Index Constituents were developed even more recently. In general, Index Constituent Networks and related protocols represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	Only a limited number of crypto assets are selectively accepted by retail and commercial outlets, and use of crypto assets by consumers remains limited. While the use of some crypto assets to purchase goods and services from commercial or service businesses is developing, most crypto assets have not yet been accepted in the use of commerce due to their infancy, price volatility, technological issues and/or because they may not be intended to be used for that purpose. Banks and other established financial institutions, whether voluntarily or in response to regulatory feedback, may refuse to process funds for crypto asset transactions; process wire transfers to or from crypto asset trading platforms, crypto asset related companies or service providers; or maintain accounts for persons or entities transacting in crypto assets.

●	Similarly, banks may not provide banking services, or may cut off banking services, to businesses that provide crypto asset-related services or that accept crypto assets as payment, which could dampen liquidity in the market and damage the public perception of crypto assets generally or any one crypto asset in particular and their or its utility as a payment system, which could decrease the price of crypto assets generally or individually.

●	The prices of crypto assets may be determined on a relatively small number of crypto asset trading platforms by a relatively small number of market participants, many of whom are speculators or those intimately involved with the issuance of such crypto assets, such as miners, validators or developers, which could contribute to price volatility in one or more crypto assets or in a reduction of confidence in one or more crypto assets or the venues that trade them — which may also make users less likely to adopt or use such crypto assets in the future.

●	Certain privacy-preserving features have been or are expected to be introduced to a number of Index Constituent Networks, such as ether (ETH), solana (SOL), cardano (ADA) and avalanche (AVA), and related protocols. If there is a concern that any such privacy-preserving features introduced to the Index Constituent Networks or related protocols of the Index Constituents interfere with the performance of anti-money laundering duties and economic sanctions checks, trading platforms or businesses that facilitate transactions in crypto assets on these networks may be at an increased risk of criminal or civil lawsuits, or of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks.

●	Users, developers and miners, or validators may switch to or adopt certain Index Constituent Networks or protocols at the expense of their engagement with other Index Constituent Networks and protocols, which may negatively impact those networks and protocols.

“Forks” in the Digital Asset Networks could have adverse effects. In addition, Shareholders will not receive the benefits of any Incidental Rights and any IR Virtual Currency.

From time to time, developers of the Digital Asset Networks suggest changes to the underlying software. If a sufficient number of users, miners or validators elect not to adopt the changes, a new crypto asset, operating on the earlier version of the bitcoin software, may be created. This is often referred to as a “fork.”

In August 2017, bitcoin “forked” into bitcoin and a new crypto asset, bitcoin cash, as a result of a several-year dispute over how to increase the rate of transactions that the Bitcoin Network can process. Since then, bitcoin has been forked numerous times to launch new Digital Assets, such as bitcoin gold, bitcoin silver and bitcoin diamond. Additional hard forks of the bitcoin blockchain could adversely affect the market for bitcoin and, therefore, an investment in the Fund. A substantial giveaway of bitcoin (sometimes referred to as an “air drop”) may also result in significant and unexpected declines in the value of bitcoin.

The Ethereum Network has also been through a series of updates. The initial launch in 2015 with Frontier established the Ethereum Virtual Machine, followed by the Homestead fork in 2016, which brought stability and core functionalities. A significant event in 2016 was the DAO hack, leading to a hard fork that reversed the hack on the main chain and created Ethereum Classic (ETC) for users who preferred the unaltered blockchain. Subsequent forks, such as Byzantium, Constantinople, and Petersburg, focused on security enhancements, efficiency improvements, and future scalability. The Istanbul fork in 2019 addressed network optimization and fee reduction. From 2020 onwards, forks including Muir Glacier, Altair, and London prepared the network for the highly anticipated transition to Proof-of-Stake (PoS). The London and Paris (Merge) forks in 2022 marked the successful switch from Proof-of-Work to PoS. The Ethereum Network continues to evolve, with recent forks like Shanghai and Cancun further refining the PoS system and implementing new functionalities. Forks of the Ethereum Network could adversely affect the market for ether, thereby impacting an investment in the Fund. An air drop may also result in significant and unexpected declines in the value of ether.

Forks may also occur as a network community’s response to a significant security breach. For example, in The DAO attack that occurred in June 2016, an anonymous hacker exploited a smart contract running on the Ethereum Network to transfer approximately $60 million of Ether held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, referred to as “Ethereum Classic” with the crypto asset on that blockchain now referred to as ETC. ETC now trades on several Crypto Asset Trading Platforms. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and validators abandoning the crypto asset with the flawed software. It is possible, however, that a substantial number of users and validators could adopt an incompatible version of the crypto asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ethereum Network and Ethereum Classic.

Furthermore, a hard fork can lead to new security concerns, for example, also, during the DAO attack an Ethereum trading platform announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of “replay attacks”, in which transactions from one network were rebroadcast to nefarious effect on the other network. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of validating power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual validator or validating pool’s validating power to exceed 50% of the validating power of a crypto asset network that retained or attracted less validating power, thereby making crypto asset networks that rely on proof-of-stake more susceptible to attack.

A hard fork may adversely affect the price of a Digital Asset at the time of announcement or adoption. For example, the announcement of a hard fork could lead to increased demand for the pre-fork crypto asset, in anticipation that ownership of the pre-fork crypto asset would entitle holders to a new crypto asset following the fork. The increased demand for the pre-fork crypto asset may cause the price of the crypto asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the crypto asset running in parallel would be less than the price of the crypto asset immediately prior to the fork. For example, following the DAO hack in July 2016, holders of Ether voted on-chain to reverse the hack, effectively causing a hard fork. For the days following the vote, the price of Ether rose from $11.65 on July 15, 2016 to $14.66 on July 21, 2016, the day after the first Ethereum Classic block was mined.

The Fund will adhere to the policies outlined by the Crypto Custodian, which may be updated without prior notice to the Sponsor or the Fund. The Crypto Custodian may not support forks and airdrops, and the Fund and the Sponsor may not be able to use its custodial account to attempt to receive, request, send, store, or engage in any other type of transaction involving a new version of any “forked” asset held by the Fund. In the event of a fork, Crypto Custodian may temporarily suspend the operations with respect to the affected asset (with or without advance notice to the Sponsor and/or the Fund) and decide whether to support (or cease supporting) either branch of the forked protocol entirely. Additionally, in case of support, it may take significant time for the Crypto Custodian to implement or provide access to any asset created because of a fork, and the Fund will only be able to account for the forked asset after it is given access by the Crypto Custodian. The Crypto Custodian assumes absolutely no liability whatsoever in respect of an unsupported branch of a forked protocol or its determination whether to support a forked protocol. The Crypto Custodian is under no obligation to support any airdrops or forks, or handle them in any manner, which could adversely impact the value of an investment in the Fund.

In addition, the Sponsor has not provided any instructions to the Crypto Custodian regarding forks and airdrops, and any decisions or actions related to airdrops or forks involving the Fund’s assets will align with the guidelines set forth by the Crypto Custodian. Any decision under the Crypto Custodian’s policies regarding hard forks and airdrops may adversely affect the Fund, which in turn would have a negative effect on the value of the Shares.

With respect to any fork, airdrop or similar event, the Sponsor shall, in its sole discretion, decide what action the Fund shall take. In the event of a fork, the Sponsor will determine which network it believes is generally accepted as a Digital Asset Network and should therefore be considered the appropriate network, and the associated asset as the Index Constituent, for the Fund’s purposes.

In the event of a fork, airdrop or similar occurrence, the Sponsor will cause the Fund to irrevocably abandon the Incidental Rights and any IR Virtual Currency associated with such event and the only crypto asset to be held by the Fund will be the Index Constituents. As such, Shareholders will not receive the benefits of any Incidental Rights and any IR Virtual Currency.

In the event the Fund seeks to change the Fund’s policy with respect to Incidental Rights or IR Virtual Currency, a filing under Rule 19b-4 of the Exchange Act would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules to permit the Fund to sell Incidental Rights or IR Virtual Currency and distribute the cash proceeds (net of expenses and applicable withholding taxes) to DTC or distribute the Incidental Rights or IR Virtual Currency in-kind to DTC. However, there can be no assurance as to whether or when the Sponsor would make such a decision, or when the Exchange will seek or obtain this approval, if at all.

Even if such regulatory approval is sought and obtained, Shareholders may not receive the benefits of a fork, the Fund may not choose, or be able, to participate in an airdrop, and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain. Any inability to recognize the economic benefit of a hard fork or airdrop could adversely affect the value of the Shares. Investors who prefer to have a greater degree of control over events such as forks, airdrops, and similar events, and any assets made available in connection with each, should consider investing in Index Constituents directly rather than purchasing Shares.

The Digital Asset Networks may face scalability challenges as it expands to a greater number of users.

As with other crypto asset networks, the Digital Asset Networks faces significant scaling challenges because public blockchains generally face a tradeoff between security and scalability. A decentralized network is less susceptible to manipulation or capture if more participants, or “nodes,” are involved in the processing and maintenance of such network. However, a greater number of nodes decreases the network’s efficiency in processing transactions and may result in increased settlement times. Increased settlement times could discourage certain uses for Digital Assets such as Index Constituents (for example, micropayments), and could reduce demand for and price of such asset, which could adversely impact the value of an investment in the Fund.

Crypto Asset Markets are susceptible to extreme price fluctuations, theft, loss and destruction.

The market price of the Index Constituents has been subject to extreme fluctuations. If crypto asset markets continue to be subject to sharp fluctuations, the Fund’s Shareholders may experience losses. Similar to fiat currencies (i.e., a currency that is backed by a central bank or a national, supra-national or quasi-national organization), the Index Constituents are susceptible to theft, loss and destruction. Accordingly, the Fund’s assets are also susceptible to these risks. Cybersecurity risks of the Digital Asset Networks and of entities that custody or facilitate the transfers or trading of Digital Assets could result in a loss of public confidence in the Index Constituents, a decline in the value of the Index Constituents and, as a result, adversely impact the Fund’s Shares.

Holdings of Digital Assets may be heavily concentrated and large sales or distributions by holders of such Digital Assets could have an adverse effect on the market price of such Digital Assets.

The largest crypto wallets are believed to hold, in aggregate, a significant percentage of the Index Constituents in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of Index Constituents, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of ETH.

Crypto platforms may be largely unregulated or may be largely or entirely non-compliant with applicable regulation and may therefore be more exposed to fraud and failure.

Crypto platforms and other trading venues on which the Index Constituents trade are relatively new. In addition, crypto platforms are unregulated or such markets may be non-compliant with existing and applicable regulations in one or more jurisdictions in which they operate. Furthermore, while some prominent crypto platforms provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many other crypto platforms may not provide some or all of such information. Crypto platforms may not view themselves as being subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. As a result, the marketplace may lose confidence in crypto platforms, including prominent exchanges that handle a significant volume of the Index Constituents’ trading.

Most crypto platforms operate without extensive supervision by governmental authorities, and many crypto platforms do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, trading activity on or reported by many crypto platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. For example, in 2019 there were reports claiming that 80.95% of bitcoin trading volume on crypto platforms was false or noneconomic in nature, with specific focus on unregulated trading venues located outside of the United States. Such reports may indicate that the digital asset trading platform market is significantly smaller than expected and that the U.S. makes up a significantly larger percentage of the digital asset trading platform market than is commonly understood. Nonetheless, any actual or perceived false trading in the crypto platforms market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of the Index Constituents and/or negatively affect the market perception of the Index Constituents.

In addition, over the past several years, some crypto platforms have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such crypto platforms were not compensated or made whole for the partial or complete losses of their account balances in such crypto platforms. While, generally speaking, smaller crypto platforms are less likely to have the infrastructure and capitalization that make larger crypto platforms more stable, larger crypto platforms are more likely to be appealing targets for hackers and malware and may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest crypto platforms could be subject to abrupt failure with consequences for both users of crypto platforms and the crypto asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other exchanges from around $795 on February 6, 2014 to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoins worth around $78 million were stolen from Bitfinex, a large digital asset trading platform. The value of Bitcoin, Ether, and other Digital Assets immediately decreased over 10% following reports of the theft at Bitfinex and the Shares suffered a corresponding decrease in value. In July 2017, FinCEN assessed a $110 million fine against BTC-E, a now defunct digital asset trading platform, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based digital asset trading platform Youbit, suspended crypto asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the Digital Assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset trading platform, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset trading platform, Bitgrail, was hacked, resulting in approximately $170 million in losses.

In May 2019, one of the world’s largest crypto platforms, Binance, was hacked, resulting in losses of approximately $40 million. On February 21, 2025, Bybit, a digital asset trading platform, experienced a significant security breach resulting in the loss of nearly $1.5 billion worth of ETH.

In November 2022, FTX, one of the largest crypto platforms by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO, who has now been convicted and sentenced to a prison term. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior.

The recent bankruptcy of the crypto exchange FTX has underscored the potential for fraud and manipulation in crypto exchanges generally. The financial distress experienced by crypto asset market participants because of the FTX bankruptcy has already led to the spread of a general contagion among some market participants and may lead to additional regulation of the crypto markets.

The fact that many crypto platforms are not registered and fail to comply with regulations or operate in jurisdictions with less stringent regulations than in the US may expose the investors to behaviors that can jeopardize their investments. These behaviors include, but are not limited to, wash trading, fraud, front-running, and other security issues that could adversely impact the value of an investment in the Fund.

Negative perception, a lack of stability in the crypto asset markets and the closure or temporary shutdown of crypto platforms due to fraud, failure or security breaches may reduce confidence in the Digital Asset Networks and result in greater volatility or decreases in the prices of the Index Constituents. Furthermore, the closure or temporary shutdown of a crypto platform used in calculating the Index may result in a loss of confidence in the Fund’s ability to determine its NAV on a daily basis. The potential consequences of a crypto platform’s failure could adversely affect the value of the Shares.

Crypto platforms may be exposed to wash trading.

Crypto platforms on which the Index Constituents trade may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for Digital Assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information.

Even in the United States, there have been allegations of wash trading even on regulated trading venues. Any actual or perceived false trading in the crypto venue market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of the Index Constituents and/or negatively affect the market perception of Digital Assets.

To the extent that wash trading either occurs or appears to occur on trading platforms on which the Index Constituents trades, investors may develop negative perceptions about digital assets industry more broadly, which could adversely impact the price the Index Constituents and, therefore, the price of Shares. Wash trading also may place more legitimate crypto platforms at a relative competitive disadvantage.

Crypto platforms may be exposed to front-running.

Crypto platforms on which Index Constituents trade may be susceptible to “front-running,” which refers to the process when someone uses technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized crypto platforms. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy digital assets at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running happens via manipulations of gas prices or timestamps, also known as slow matching. To the extent that front-running occurs, it may result in investor frustrations and concerns as to the price integrity of crypto platforms and Digital Assets more generally.

Networked systems are vulnerable to attacks.

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Digital Asset Networks contain certain flaws.

For example, the Bitcoin Network is currently vulnerable to a “51% attack” where, if a mining pool were to gain control of more than 50% of the “hash” rate, or the amount of computing and process power being contributed to the network through mining, a malicious actor would be able to gain full control of the network and the ability to manipulate the blockchain. To the extent that such malicious actor or botnet did not yield its control of the processing power on the network, or the network community did not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may not be possible.

In addition, in May 2019, the Bitcoin Cash network, a proof-of-work network, experienced a >50% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Irrespective of the motivations for this or any other specific attack, the fact that such coordinated activity is able to occur may negatively impact perceptions of the Bitcoin Cash network.

The Ethereum Network also remains vulnerable to various types of attacks and coordinated adverse activity. In particular, following the “Merge”, where the Ethereum Network moved from a proof-of-work to a proof-of-stake mechanism under Ethereum 2.0 and the switch to proof-of-stake validation, the Ethereum Network is currently vulnerable to several types of attacks, including:

(i)	“>33% attack” where, if a malicious actor, validator, botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) or group of validators acting in concert were to gain control of more than 33% of the total staked ether on the Ethereum Network, a malicious actor could temporarily impede or delay block confirmation or even cause a temporary fork in the blockchain. This is designed to be a temporary risk, as the Ethereum Network’s inactivity leak would be expected to eventually penalize the attacker enough for the chain to finalize again (i.e., the honest majority would be expected to reclaim a 2/3rd stake as the attacker’s stake is penalized). Moreover, it is believed that a 33% attack would not be sufficient to allow a malicious actor to engage in double-spending or fraudulent block propagation. Even without 33% control, however, a malicious actor or botnet could create a flood of transactions in order to slow down the Ethereum Network.

(ii)	“>50% attack” where, if a malicious actor, validator, botnet or group of validators acting in concert were to gain control of more than 50% of the total staked ether on the Ethereum Network, a malicious actor would be able to gain full control of the Ethereum Network and the ability to manipulate future transactions on the blockchain, including censoring transactions, double-spending and fraudulent block propagation, potentially for an extended period or even permanently. In theory, the minority non-attackers might reach social consensus to reject blocks proposed by the malicious majority attacker, reducing the attacker’s ability to engage in malicious activity, but there can be no assurance this would happen or that non-attackers would be able to coordinate effectively. Although the malicious actor or botnet would not be able to generate new tokens or transactions using such control, it could “double-spend” its own tokens (i.e., spend the same tokens in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control (over 50%). To the extent that such malicious actor or botnet did not yield its control of the validating power on the Ethereum Network or the Ethereum community did not reject the fraudulent blocks as malicious, reversing any changes made to the Ethereum Blockchain may not be possible.

(iii)	“>66% attack” where, if a malicious actor, validator, botnet or group of validators acting in concert were to gain control of more than 66% of the total staked ether on the Ethereum Network, a malicious actor could permanently and irreversibly manipulate the blockchain, including censorship, double-spending and fraudulent block propagation. The attacker could finalize their preferred chain without any consideration for the votes of other stakers and could also revert finalized blocks.

If a malicious actor or botnet obtains control of more than 33% of the validating power, or otherwise obtains control over the Ethereum Network through its influence over core developers or otherwise, such actor or botnet could manipulate the blockchain. For example, in August 2020, the Ethereum Classic Network, a proof-of-work network, was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic Network. The attacks resulted in reorganizations of the Ethereum Classic Blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of over $5.0 million and $1.0 million.

Such concentration of validating power may also arise from activities such as “liquid staking”, a solution that permits holders of ether to deposit them with a liquid staking application, which stakes the ether while issuing the holder a transferable token in exchange. Such liquid staking applications pose centralization concerns, and a single liquid staking application has reportedly controlled around or in excess of 33% of the total staked ether on the Ethereum Network. In this regard, see also “Liquid staking applications pose centralization concerns, and a single liquid staking application has reportedly controlled around or in excess of 33% of the total staked Ether on the Ethereum Network.”

The attack of a malicious actor may have an adverse effect on the Digital Asset Networks and, therefore, on the value of an investment in the Fund.

The Index Constituents are subject to cybersecurity risks.

As digital assets, the Index Constituents are subject to cybersecurity risks, including the risk that malicious actors will exploit flaws in its code or structure that will allow them to, among other things, steal tokens held by others, control the blockchain, steal personally identifying information, or issue significant amounts of assets in contravention of their protocols. The occurrence of any of these events is likely to have a significant adverse impact on the price and liquidity of the Index Constituents and therefore the value of an investment in the Fund. Additionally, the Digital Asset Networks’ functionality relies on the Internet. A significant disruption of Internet connectivity affecting large numbers of users or geographic areas could impede the functionality of the Index Constituents. Any technical disruptions or regulatory limitations that affect Internet access may have an adverse effect on the Digital Asset Networks, the price of the Index Constituents, and the value of an investment in the Fund.

The Index Constituents may be exposed to risks of flawed or ineffective source code.

If the source code or cryptography underlying an Index Constituent held by the Fund proves to be flawed or ineffective, malicious actors may be able to steal the Fund’s assets. In the past, flaws in the source code for Digital Assets have been exposed and exploited, including those that exposed users’ personal information and/or resulted in the theft of users’ Digital Assets. Several errors and defects have been publicly found and corrected, including those that disabled some functionality for users and exposed users’ personal information. Discovery of flaws in, or exploitations of, the source code that allow malicious actors to take or create money in contravention of known network rules have occurred. In addition, the cryptography underlying a crypto asset could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, if the crypto asset held by the Fund is affected, a malicious actor may be able to steal the Fund’s Digital Assets, which would adversely affect an investment in the Shares. Even if the Fund did not hold the affected crypto asset, any reduction in confidence in the source code or cryptography underlying asset generally could negatively affect the demand for the Index Constituents and therefore adversely affect an investment in the Shares.

Index Constituents may be exposed to risks from other parts of the digital assets market, including “stablecoins”.

The price of the Index Constituents may be adversely impacted by developments in other parts of the crypto asset markets including, but not limited to, industry wide. The acceptance of the Index Constituents and Digital Assets generally depends on several factors, including adverse developments in the crypto asset markets that could impact investor confidence.

One example of a different part of the crypto asset markets that could pose risks to the Index Constituents, and therefore to the Fund and its Shareholders is from “stablecoins.” “Stablecoins” are digital assets designed to have a stable value over time as compared to typically volatile digital assets and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar, at a certain value. Although the prices of stablecoins are intended to be stable, in many cases their prices fluctuate, sometimes significantly. This volatility has in the past impacted the prices of certain digital assets, and has at times caused certain stablecoins to lose their “peg” to the underlying fiat currency. Stablecoins are a relatively new phenomenon, and it is impossible to know all of the risks that they could pose to participants in the crypto asset markets. In addition, some have argued that some stablecoins, particularly Tether, are issued without sufficient backing in a way that could cause artificial rather than genuine demand for digital assets, raising their prices. On February 17, 2021, the New York Attorney General entered into an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.

USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in crypto asset markets, including the Ethereum market. The issuer of USDC uses the Circle Reserve Fund to hold cash, U.S. Treasury bills, notes and other obligations issued or guaranteed as to principal and interest by the U.S. Treasury, and repurchase agreements secured by such obligations or cash, which serve as reserves backing USDC stablecoins. While USDC is designed to maintain a stable value at 1 U.S. dollar at all times, on March 10, 2023, the value of USDC fell below $1.00 (and remained below for multiple days) after Circle Internet Financial disclosed that $3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered Federal Deposit Insurance Corporation (“FDIC”) receivership earlier that day. Popular stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins or lead to outsized redemption requests, and therefore could adversely affect the value of the Shares.

Some stablecoins have been asserted to be securities under the federal securities laws. For example, on June 5, 2023, the SEC alleged in a complaint that the stablecoin BUSD, a U.S. dollar stablecoin issued by Binance, was a “crypto asset security” and that Binance “offered and sold to U.S. investors as part of a profit-earning scheme within the Binance ecosystem.” In another example, the District Court for the Southern District of New York denied defendants’ motion to dismiss an SEC complaint asserting that the stablecoin UST, a U.S. dollar stablecoin issued by Terra, is a security. Further public concern about the possible security status of stablecoins manifested in November 2023, when the financial technology company PayPal disclosed in a filing that it had received a subpoena from the SEC relating to the PayPal USD stablecoin that requested the production of documents. More recently, on September 24, 2024, the SEC announced settled charges against TrueCoin LLC and FundToken Inc. for their fraudulent and unregistered sales of investment contracts involving TrueUSD, a purported stablecoin. The SEC’s complaint alleges that from November 2020 until April 2023, TrueCoin and FundToken engaged in the unregistered offer and sale of investment contracts in the form of the crypto asset TUSD and profit-making opportunities with respect to TrueUSD on TrueFi. The complaint further alleges that TrueCoin and FundToken falsely marketed the investment opportunity as safe and trustworthy by claiming that TUSD was fully backed by U.S. dollars or their equivalent, when in fact a substantial portion of the assets purportedly backing TUSD had been invested in a speculative and risky offshore investment fund to earn additional returns for the defendants.

While stablecoins will not be Digital Assets, a determination that a popular stablecoin is a security could lead to outsized redemption requests, and therefore could adversely affect the broader value of the Shares. On April 4, 2025, the SEC announced that certain stablecoins are not considered securities. These include crypto assets that are designed to maintain a stable value relative to the US Dollar (USD) on a one-for-one basis, can be redeemed for USD on a one-for-one basis, and are backed by low-risk and readily liquid assets held in a reserve, with a USD value that, at a minimum, meets the redemption value of the stablecoins in circulation. Stablecoins outside of this definition are not currently covered by the SEC guidance. As previously noted, the Fund does not invest in stablecoins. However, the Fund may nonetheless be exposed to these and other risks that stablecoins pose for the market for Bitcoin, Ether and other Digital Assets.

Competition from central bank digital currencies (“CBDCs”) and emerging payments initiatives involving financial institutions could adversely affect the price of other Digital Assets.

Central banks in various countries have introduced digital forms of legal tender (CBDCs). Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, the Index Constituents as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, the Index Constituents. As a result of any of the foregoing factors, the value of the Index Constituents could decrease, which could adversely affect an investment in the Fund.

Digital assets are subject to the hacking risk of theft of private keys, which may affect the price of the Fund’s Shares.

Due to the nature of private keys, the Index Constituents transactions are irrevocable and incorrectly transferred or stolen Digital Assets may be irretrievable, and as a result, any incorrectly executed transaction could adversely affect the price and liquidity of the Index Constituents, which may indirectly affect the price of the Fund’s Shares.

The risk of loss of access to private keys could adversely affect an investment in the Shares.

The loss or destruction of a private key required to access the Fund’s Digital Assets may be irreversible. The loss of access to the private keys associated with the Fund’s Digital Assets could adversely affect an investment in the Shares. The Index Constituents are controllable only by the possessor of both the unique public key and private key or keys relating to the “digital wallet” in which the currency is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the Digital Assets while held in such wallet. To the extent a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, the Fund will be unable to access the assets held in the related digital wallet. Any loss of private keys relating to digital wallets used to store the Fund’s Digital Assets could adversely affect an investment in the Shares.

The lack of full insurance and Shareholders’ limited rights of legal recourse against the Fund, Trustee, Sponsor, Administrator, Cash Custodian and Crypto Custodian expose the Fund and its Shareholders to the risk of loss of the Fund’s Digital Assets included in the Index for which no person or entity is liable.

The Fund’s Digital Assets are not covered by any specific insurance maintained by the Fund or its Sponsor. Instead, the Crypto Custodian maintain commercial crime insurance policies, which provide coverage for risks such as employee fraud, theft, damage to key materials, and security breaches. These insurance policies are shared among all of the Crypto Custodian’ clients and are not specific to the Fund or to any particular assets held by the Fund. Consequently, the availability of insurance proceeds to the Fund may be reduced if multiple claims are made by other customers.

In addition, the aggregate insurance coverage provided by the Crypto Custodian may not be sufficient to cover all potential losses. The total coverage amount may be significantly lower than the value of the Digital Assets under custody, exposing the Fund to the risk that, in the event of a loss, the insurance policy will not cover the full extent of the Fund’s assets. Furthermore, the types of risks covered by the Crypto Custodian’ insurance may not include all risks faced by the Fund, and losses could arise from other sources for which there is no insurance coverage.

Lastly, even though the Crypto Custodian maintain capital reserve requirements depending on the assets under custody, there is no assurance that these reserves will be sufficient to cover potential losses or that insurance proceeds will be available in a timely manner in the event of a claim. Therefore, the Fund and its Shareholders remain exposed to risks of loss that may not be fully mitigated by insurance or other financial safeguards.

Crypto assets were only introduced within the past two decades, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of crypto assets.

Crypto assets were only introduced within the past two decades, and some of the Index Constituents were developed even more recently, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies, such as the recentness of their development, their dependence on the internet and other technologies, their dependence on the role played by users, developers and miners, or validators, and the potential for malicious activity. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	Index Constituents Networks and related protocols are in the early stages of development. Given the recency of the development of Index Constituents Networks and related protocols, crypto assets and the underlying Index Constituents Networks and related protocols may not function as intended and parties may be unwilling to use crypto assets, which would dampen the growth, if any, of Index Constituents Networks and related protocols.

●	The loss of access to a private key required to access a crypto asset may be irreversible. If a private key is lost and no backup of the private key is accessible, or if the private key is otherwise compromised, the owner would be unable to access the crypto assets held in the crypto asset account corresponding to that private key.

●	For Index Constituents that operate on a proof-of-work consensus model, crypto asset mining operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for mining operations. Additionally, miners may be forced to cease operations during an electricity shortage or power outage, or otherwise when the cost of electricity used in mining as compared to relevant crypto asset prices makes mining that crypto asset uneconomical.

●	Index Constituents Networks and related protocols are dependent upon the internet. A disruption of the internet or an Index Constituent Network or related protocol, would affect the ability to transfer crypto assets, and, consequently, their value.

●	The acceptance of software patches or upgrades to an Index Constituent Network by a significant, but not overwhelming, percentage of the users, validators or miners in an Index Constituent Network, as applicable, could result in a “fork” in such Index Constituent Network’s blockchain, resulting in the operation of multiple separate blockchain networks.

●	Upgrades and other changes to an Index Constituent Network or related protocol may not be successful. For example, the Ethereum Network has implemented and is in the process of implementing a series of software upgrades and other changes to its source code, including material portions of the source code. These upgrades have and will result in new iterations of the Ethereum Network. Although some upgrades to the Ethereum Network and other Digital Asset Networks and related protocols have been successfully implemented, previously successful upgrades do not guarantee that future upgrades will be successful or be implemented as currently contemplated, and any failure to successfully implement future changes, or implement them as currently intended, could have a material adverse effect on the value of Ether and other current or future Digital Assets, as applicable, and therefore have a material adverse effect on the value of the Shares.

●	Developers and other users of Index Constituents Networks and related protocols are in the process of developing and making significant decisions that will affect the supply, issuance and rights of such network’s or protocol’s crypto assets, and in some cases other protocols that use or rely on that Index Constituent Network. For example, certain DeFi protocols built on Index Constituents Networks depend on a process known as “liquidity mining” to operate. Users who engage in liquidity mining contribute tokens to a DeFi protocol’s crypto asset pools, or otherwise interact with the DeFi protocol, and receive tokens in proportion to their transaction activity. Decisions regarding liquidity mining in a DeFi protocol or among DeFi protocols, including decisions regarding liquidity mining reward amounts and distribution decisions, could lead to a decline in the support and price of such crypto asset as well as the crypto asset native to the underlying Index Constituent Network on which the DeFi protocol operates.

●	Moreover, in the past, flaws in the source code for Index Constituent Networks and related protocols have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ crypto assets. The cryptography underlying the Index Constituents Networks and related protocols on which the Index Constituents exist and rely could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to take over an Index Constituent, which would adversely affect the value of the Shares. Moreover, the functionality of the Index Constituent Network or protocol underlying an Index Constituent may be negatively affected by such an exploit such that it is no longer attractive to users, thereby dampening demand for the relevant Index Constituent. In addition, any reduction in confidence in the source code or cryptography underlying Index Constituents Networks and related protocols generally could negatively affect the demand for crypto assets, including the Index Constituents, and therefore adversely affect the value of the Shares.

●	The open-source structure of many Index Constituents Networks and related protocols, such as the Ethereum network, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such Index Constituent Network or protocols. As a result, the developers of and other contributors to a particular Index Constituent Network or protocol may lack a financial incentive to maintain or develop the Index Constituent Network or protocol, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by entities whose interests are at odds with other participants in a particular Index Constituent Network or protocol. If an Index Constituent Network or protocol does not have attractive policies on supply and issuance of its related crypto asset, there may not be sufficient support for such Index Constituent Network or protocol, which could lead to a decline in the support and price of such crypto asset.

Moreover, because crypto assets have existed for a short period of time and are continuing to be developed, there may be additional risks to Index Constituents Networks and related protocols, and therefore to crypto assets that are Index Constituents, that are impossible to predict as of the date of this prospectus.

Some Index Constituent Networks and protocols, including several of the Index Constituents’ underlying Index Constituent Networks and protocols, are supported by foundations and/or founding teams that may influence the development of the Index Constituent Networks or protocols and could adversely affect the value of the Index Constituent.

Many Index Constituent Networks and protocols, including certain of the Index Constituents’ Index Constituent Networks and protocols, are supported by foundations and/or founding teams. In contrast to Index Constituent Networks and protocols where governance decisions are largely made by a decentralized group of individuals, the development of such Index Constituent Network or protocol may be disproportionately influenced by these foundations and/or founding teams. For example, Solana Labs, Inc. (“Solana Labs”) and the Solana Foundation support the Solana project and intend to advance the overall growth and development of the ecosystem. Therefore, Solana Labs and the Solana Foundation will generally be in control of proposing amendments to, and the development of the Solana network’s source code. To the extent Solana Labs and/or the Solana Foundation propose any amendments to the Solana network’s source code that are adopted by users of the Solana network, the Solana network will be subject to new source code that may adversely affect the value of SOL. Ripple Labs holds a large portion of the XRP supply, which has led to concerns about centralization. Despite escrow mechanisms that gradually release XRP into the market, Ripple Labs still retains control over a significant portion of XRP, which can impact market dynamics if large amounts are sold. The concentration of XRP in the hands of Ripple Labs and early stakeholders has sometimes led to perceptions of centralization, which could affect the market’s confidence in XRP as a decentralized asset. In addition to SOL and XRP, certain of the other Index Constituents may also have foundations and/or founding teams that support the development of the Index Constituents’ Networks or protocols and may have interests that are different than a shareholder’s and the decisions made by such foundations and/or founding teams could have an adverse effect on the value of the Index Constituent.

Certain crypto assets are operated by a series of complex smart contracts that interact with each other, and such technology can be vulnerable to technical or economic exploitation that can negatively impact the functioning of the crypto asset and therefore its price.

Certain crypto assets are vulnerable to technical and economic exploitation of any weaknesses in their systems, and any such exploitation could have a negative effect on the crypto asset’s value. These crypto assets are operated by a series of complex smart contracts that interact with each other. Smart contracts are comprised of a variety of complex pieces of software code, and this software code may not be fully or professionally tested before being deployed for use by the users of a particular crypto asset. As a result, users of a crypto asset can, intentionally or unintentionally, trigger malfunctioning behavior on the network, which can have a negative impact on the price of its crypto asset and can also result in the complete loss or theft of the crypto asset.

The smart contracts that underlie certain crypto assets are subject to a wide range of exploitation, including both technical exploitation, which can utilize flaws in the computer code that underlies the smart contract, and economic exploitation, which can occur if network participants use the network in a way that was not expected by its designers. Such exploitation can take place even on networks that have gone through extensive security audits by specialized firms; such firms may not be able to anticipate all the potential threats such complex systems can face in the real world. Any of these issues could have a material adverse effect on a crypto asset’s business, operations, and financial position, which could have a negative impact on the price of the crypto asset. If the price of a crypto asset included in the Index declines, that could result in a negative impact on the Trust’s Portfolio.

Changes in the governance of the Index Constituents Networks may not receive sufficient support from users, validators and/or miners, which may negatively affect that Index Constituent’s network ability to grow and respond to challenges.

The governance of decentralized networks, such as the Bitcoin network, is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of any particular decentralized Index Constituent Network, which may stymie such network’s utility and ability to grow and face challenges. The foregoing notwithstanding, the protocols for some decentralized Index Constituent Networks, such as the Bitcoin network, are informally managed by a group of core developers that propose amendments to the relevant network’s source code. Core developers’ roles evolve over time, largely based on self-determined participation. If a significant majority of users and validators or miners adopt amendments to a decentralized network based on the proposals of such core developers, such network will be subject to new protocols that may adversely affect the value of the relevant Index Constituent. As a result of the foregoing, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems, especially long-term problems, on Index Constituent Network. This could, in turn, have a materially negative effect on the value of the Index Constituents and the Shares.

Technological advances or errors in theoretical assumptions could undermine the cryptographic foundations and consensus mechanisms underpinning blockchain technologies, negatively impacting the Index Constituents and the Trust.

Blockchain technologies and the cryptographic consensus mechanisms that underpin them rely on the premise that certain cryptographic puzzles and mathematical problems cannot be solved quickly with current computing capabilities. While this premise is widely accepted, it remains unproven and could be invalidated by advances in mathematics, cryptography, or technology. For example, the development of quantum computing or other technologies with significantly greater computational power than currently available could compromise the security and functionality of blockchain networks, including those supporting the Index Constituents. Such advances could undermine or vitiate the cryptographic consensus mechanisms, resulting in significant disruptions to blockchain networks and, in extreme cases, the collapse of markets relying on blockchain technologies. These disruptions could adversely affect the value of the Index Constituents and, consequently, an investment in the Trust.

In addition, legislatures or regulatory agencies could prohibit the use of current or future cryptographic protocols, further limiting the functionality or adoption of blockchain networks and the Index Constituents. Such prohibitions could result in significant loss of value for the Shares.

Potential amendments to the Index Constituents’ protocols and software could adversely affect an investment in the Trust.

The development and maintenance of the source code for each Index Constituent’s blockchain are primarily managed by communities of developers and contributors. These communities may include key organizations, independent foundations, and influential contributors who guide the network’s development, propose updates, and maintain its ongoing functionality. While such structures are intended to promote transparency, inclusivity, and decentralization, the governance frameworks and influence of these entities vary across the Index Constituents.

As open-source projects, many Index Constituents permit contributions from independent developers and other stakeholders. Proposed amendments to the source code, if accepted by validators, miners, or users, could alter the protocols, software, or properties of the Index Constituents. These amendments, implemented through software upgrades, could impact transaction mechanisms, consensus models, supply structures, or other critical features, potentially undermining the functionality, appeal, or market value of the Index Constituents.

Moreover, software upgrades or protocol changes could fail to operate as intended or introduce bugs, coding defects, or security vulnerabilities, negatively impacting the usability, security, or value of the respective blockchain or Index Constituent. Consequently, any changes to the protocols or software of the Index Constituents may adversely affect the Trust’s investments and the value of its Shares.

Risks Related to Bitcoin and the Bitcoin Network

Subsidies for mining bitcoin are designed to decline over time, which may lessen the incentive for miners to process and confirm transactions on the Bitcoin Network.

Transactions in bitcoin are processed by miners who are primarily compensated by receiving newly issued bitcoins (“Mining Subsidy”) as a compensation for successfully solving a cryptographic problem. Mining Subsidies follow an issuance schedule that declines over time. Miners might also be compensated through voluntary fees paid by Bitcoin network participants, which alongside Mining Subsidies constitute total mining rewards.

Mining Subsidies are subject to so-called halvings, events in which the issuance of new bitcoins per mined block is cut in half. These events take place in multiples of 210,000 blocks starting from Bitcoin’s block number (or block height) 0, referred to as the genesis block, which was mined on January 3rd, 2009. With the time interval between two consecutive blocks being targeted at 10 minutes on average, halving events should happen approximately every four years.

The bitcoin Mining Subsidy was equal to 50 bitcoins per mined block between heights 0 and 209,999. The first halving took place on November 28, 2012 as of height 210,000, dropping the Mining Subsidy to 25 bitcoins per block between heights 210,000 and 419,999. The second halving occurred on July 9, 2016, setting the Mining Subsidy per block to 12.5 bitcoins between heights 420,000 and 629,999. The third halving took place on May 11, 2020, setting the Mining Subsidy per block to 6.25 bitcoins between heights 630,000 and 839,999. The most recent halving happened on April 20, 2024, as of height 840,000. This is the halving epoch we are in, with the current Mining Subsidy per block equal to 3.125 bitcoins and remaining the same until height 1,049,999.

The height in the bitcoin blockchain as of September 27, 2024, 13:10 UTC, is 863,075. Assuming the average block time is equal to 10 minutes from now until height 1,049,999, the next halving event is scheduled to occur approximately on March 29, 2028, when the Mining Subsidy will be dropped to 1.5625 bitcoins per mined block between heights 1,050,000 and 1,259,999.

Halvings will continue until the maximum possible 21 million bitcoins have been mined and released into circulation. Given bitcoin’s average block time of 10 minutes and the halving occurring every 210,000 blocks, it is estimated that the maximum of 21 million bitcoins will be reached around the year 2137. Currently, there are approximately 19.75 million bitcoins that have been mined and are in circulation (as of September 5, 2024).

Once new bitcoin tokens are no longer awarded for adding a new block, miners will only have transaction fees to incentivize them, and as a result, it is expected that miners will need to be better compensated with higher transaction fees to ensure that there is adequate incentive for them to continue mining.

If transaction confirmation fees become too high, the marketplace may be reluctant to use bitcoin. This may result in decreased usage and limit expansion of the Bitcoin Network in the retail, commercial and payments space, adversely impacting investment in the Fund. Conversely, if the Mining Subsidy or the value of the transaction fees is insufficient to motivate miners, they may cease expending processing power to solve blocks and confirm transactions.

Ultimately, if the rewards of new bitcoin for solving blocks declines and transaction fees for recording transactions are not sufficiently high to incentivize miners, or if the costs of validating transactions grow disproportionately, miners may operate at a loss, transition to other networks, or cease operations altogether. Each of these outcomes could, in turn, slow transaction validation and usage, which could have a negative impact on the Bitcoin Network and could adversely affect the value of the bitcoin held by the Fund.

An acute cessation of mining operations would reduce the collective processing power on the Bitcoin Network, which would adversely affect the transaction verification process by temporarily decreasing the speed at which blocks are added to the blockchain and make the blockchain more vulnerable to a malicious actor obtaining control in excess of 50% of the processing power on the blockchain. Reductions in processing power could result in material, though temporary, delays in transaction confirmation time. Any reduction in confidence in the transaction verification process or mining processing power may adversely impact the value of Shares of the Fund or the ability of the Sponsor to operate.

Bitcoin ownership is concentrated in a small number of holders referred to as ‘Whales.’

A significant portion of bitcoin is held by a small number of holders who have the ability to affect the price of bitcoin and who are sometimes referred to as “whales.” Because bitcoin is lightly regulated, bitcoin whales have the ability, alone or in coordination, to manipulate the price of bitcoin by restricting or expanding the supply of bitcoin. Activities of bitcoin whales that reduce user confidence in bitcoin, the Bitcoin Network or the fairness of bitcoin trading venues, or that affect the price of bitcoin, could have a negative impact on the value of an investment in the Fund.

Increased transaction fees may adversely affect the usage of the Bitcoin Network.

Bitcoin miners collect fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. Miners have historically accepted relatively low transaction confirmation fees, because miners have a very low marginal cost of validating unconfirmed transactions. If miners collude in an anticompetitive manner to reject low transaction fees, then bitcoin users could be forced to pay higher fees, thus reducing the attractiveness of the Bitcoin Network. Bitcoin mining occurs globally, and it may be difficult for authorities to apply antitrust regulations across multiple jurisdictions. Any collusion among miners may adversely impact an investment in the Fund or the ability of the Fund to operate.

Sales of new bitcoin may cause the price of bitcoin to decline, which could negatively affect an investment in the Fund.

Newly created bitcoin (“newly mined bitcoin”) are generated through a process referred to as “mining”. If entities engaged in bitcoin mining choose not to hold the newly mined bitcoin, and, instead, make them available for sale, there can be downward pressure on the price of bitcoin. A bitcoin mining operation may be more likely to sell a higher percentage of its newly created bitcoin, and more rapidly so, if it is operating at a low profit margin, thus reducing the price of bitcoin. Lower bitcoin prices may result in further tightening of profit margins for miners and decreasing profitability, thereby potentially causing even further selling pressure. Diminishing profit margins and increasing sales of newly mined bitcoin could result in a reduction in the price of bitcoin, which could adversely impact an investment in the Shares.

New competing Digital Assets may pose a challenge to bitcoin’s current market dominance, resulting in a reduction in demand for bitcoin, which could have a negative impact on the price of bitcoin.

The Bitcoin Network and bitcoin, as an asset, hold a “first-to-market” advantage over other Digital Assets. This first-to-market advantage has resulted in the Bitcoin Network evolving into the most well-developed network of any crypto asset. The Bitcoin Network enjoys the largest user base and has more mining power in use to secure its blockchain than any other crypto asset. Having a large mining network provides users confidence regarding the security and long-term stability of the Bitcoin Network. This in turn creates a domino effect that inures to the benefit of the Bitcoin Network — namely, the advantage of more users and miners makes a crypto asset more secure, which potentially makes it more attractive to new users and miners, resulting in a network effect that potentially strengthens the first-to-market advantage. However, despite the marked first-mover advantage of the Bitcoin Network over other Digital Assets, it is possible that real or perceived shortcomings in the Bitcoin Network, or technological, regulatory or other developments, could result in a decline in popularity and acceptance of bitcoin and the Bitcoin Network, and other digital currencies and trading systems could become more widely accepted and used than the Bitcoin Network.

As of September 27, 2024, bitcoin was the largest crypto asset by market capitalization and had the largest user base and largest combined mining power. Despite this first to market advantage, as of September 27, 2024, there were over 10,000 alternative digital assets tracked by CoinMarketCap.com, having a total market capitalization of approximately 2.1 trillion (including the approximately $1.2 trillion market capitalization of bitcoin), as calculated using market prices and total available supply of each crypto asset. In addition, many consortiums and financial institutions are also researching and investing resources into private or permissioned smart contract platforms rather than open platforms like the Bitcoin Network. Competition from the emergence or growth of alternative digital assets and smart contracts platforms, such as Solana, Avalanche, Polkadot, or Cardano, could have a negative impact on the demand for, and price of, bitcoin and thereby adversely affect the value of the Shares.

In addition, some crypto asset networks, including the Bitcoin Network, may be the target of ill will from users of other crypto asset networks. For example, Bitcoin Cash is the result of a hard fork of bitcoin. Some users of the Bitcoin network may harbor ill will toward the Bitcoin Cash network, and vice versa. These users may attempt to negatively impact the use or adoption of the Bitcoin Network.

Investors may invest in Digital Assets through means other than the Shares, including through direct investments in Digital Assets and other potential financial vehicles, possibly including securities backed by or linked to crypto asset financial vehicles similar to the Fund, or crypto asset futures-based products. In addition, to the extent crypto asset financial vehicles other than the Fund tracking the price of bitcoin are formed and represent a significant proportion of the demand for bitcoin, large purchases or redemptions of the securities of these crypto asset financial vehicles, or private Funds holding Digital Assets, could negatively affect the Index, the Fund’s bitcoin holdings, the price of the Shares, the net asset value of the Fund and the NAV.

The limited adoption and ability to use bitcoin to purchase goods could adversely affect the Fund’s Shares.

Currently, there is relatively limited use of bitcoin in the retail and commercial marketplace in comparison to relatively extensive use as a store of value, thus contributing to price volatility that could adversely affect the Fund’s Shares. Banks and other established financial institutions may refuse to process funds for bitcoin transactions; process wire transfers to or from bitcoin trading venues, bitcoin-related companies or service providers; or maintain accounts for persons or entities transacting in bitcoin or providing bitcoin-related services.

Environmental risks from Bitcoin mining could adversely affect the value of the Shares.

Bitcoin mining currently requires computing hardware that consumes large amounts of electricity. By way of electrical power generation, many bitcoin miners rely on fossil fuels to power their operations. Public perception of the impact of bitcoin mining on climate change may reduce demand for bitcoin and increase the likelihood of regulation that limits bitcoin mining or restricts energy usage by bitcoin miners, which could result in a significant reduction in mining activity and adversely affect the security of the Bitcoin network and could adversely affect the price of bitcoin and the value of the Shares.

The “proof of work” validation mechanism used to verify transactions on the Bitcoin Network necessitates that bitcoin miners maintain high levels of computing power, which can require extremely high energy usage. Although measuring the electricity consumed by this process is difficult because these operations are performed by various machines with varying levels of efficiency, the process consumes a significant amount of energy. Further, in addition to the direct energy costs of performing these calculations, there are indirect costs that impact the Bitcoin Network’s total energy consumption, including the costs of cooling the machines that perform these calculations. A significant decrease in the computational resources dedicated to the Bitcoin Network’s validation protocol could reduce the security of the network which may erode bitcoin’s viability as a store of value or means of exchange.

Several alternative mechanisms to proof-of-work have emerged in recent years, aiming to offer more energy-efficient validation processes for blockchain networks and High costs of electricity may incentivize miners to redirect their capital and efforts to other validation protocols, such as proof-of-stake blockchains, in which rather than using computational power to add new blocks of transactions to the blockchain, users pledge capital denominated in the network’s native currency as a guarantee of action in good faith when producing blocks. Alternatively, miners can abandon their validation activities altogether.

Due to concerns around energy consumption and associated environmental concerns, particularly as such concerns relate to public utilities companies, various countries, states and cities have implemented, or are considering implementing, moratoriums on bitcoin mining in their jurisdictions. Such moratoriums would impede bitcoin mining and/or bitcoin use more broadly. For example, in November 2022, New York imposed a two-year moratorium on new proof-of-work mining permits at fossil fuel plants in the state and, on May 26, 2021, Iran placed a temporary ban on bitcoin mining in an attempt to decrease energy usage and help alleviate blackouts.

Depending on how future regulations are formulated and applied, such policies could have the potential to negatively affect the price of bitcoin, and, in turn, the value of the Shares. Increased regulation and the corresponding compliance cost of these regulations could additionally result in higher barriers to entry for bitcoin miners, which could increase the concentration of the hash rate, potentially having a negative impact on the price of bitcoin.

Risks Related to Ether and the Ethereum Network

The activation of new upgrades may have a negative impact on the Fund’s NAV.

In September 2022, the Ethereum Network moved from a proof-of-work to a proof-of-stake mechanism during an upgrade known as The Merge. Unlike proof-of-work, in which miners expend computational resources to compete to propose blocks of transactions and be rewarded coins in proportion to the number of computational resources expended, in proof-of-stake, validators pledge or “stake” coins to compete to be randomly selected to validate transactions and be rewarded coins in proportion to the total amount of coins staked. Any malicious activity, such as proposing multiple blocks at the same validation time, voting on two different versions of the consensual chain or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked coins.

Due to the absence of employed computation resources, proof-of-stake is viewed as more energy efficient than proof-of-work. In addition, proof-of-stake allows for the implementation of scaling solutions such as sharding, which parallelizes transaction registry and code execution in the network and aims to increase speeds and reduce fees.

Since the transition to proof-of-stake, Ethereum experienced the successful activation of two other upgrades: (i) the Shanghai/Capella (“Shapella”) upgrade, activated in April 2023, which enabled ether withdrawals for validators participating in the network’s consensus and (ii) the Cancun/Deneb (“Dencun”) upgrade, activated in March 2024, which activated proto-danksharding, a new technology that reduces the costs for second layer solutions known as rollups to post data on Ethereum and thus significantly decreases transaction fees paid by users using these upper layers to access the Ethereum ecosystem.

As continuation to the Ethereum 2.0 transition, Ethereum is expected to undergo a third upgrade called Prague/Electra (“Pectra”) between late 2024 and early 2025. As of its current list of changes, Pectra is planned to activate new technology aiming to ease user experience through account abstraction, enhance consensus operation for validators, and improve overall network performance and security.

While the activations of the first three upgrades in the Ethereum 2.0 roadmap have been successful and widely accepted by the Ethereum community, the possibility exists that the full implementation of Ethereum 2.0 may never be achieved, or may never achieve its goals. There is no guarantee that the Ethereum community will fully embrace forthcoming upgrades planned for Ethereum 2.0, and the new protocol may never fully scale, which may have a negative impact on the market value of ether, and consequently the NAV of the Fund.

Limits on ether supply may adversely affect the Fund’s Shares.

The rate at which new ether are issued and put into circulation is expected to vary. The Ethereum Network has no formal cap on the total supply of ether. The Ethereum Network does, however, feature several mechanisms that, individually and in aggregate, have the effect of limiting the total supply of ether outstanding. These mechanisms are sometimes referred to collectively as the “Ethereum Triple Halving.”

As a result of the Merge, where the Ethereum Network moved from a proof-of-work to a proof-of-stake mechanism under Ethereum 2.0, the rate of issuance is greatly reduced. Under proof-of-work, miners expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, which resulted in comparably more new tokens rewarded. By contrast, under proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked, which results in comparably fewer new tokens rewarded. Following the Merge, approximately 1,700 ether are issued per day, though the issuance rate varies based on the number of validators on the network.

The change from proof-of-work to proof-of-stake also limits the total supply of ether in circulation by effectively locking staked, certain period of time, making it temporarily unavailable for trading or selling.

Additionally, the supply of ether is limited as a result of the deflationary gas fee burning mechanism introduced by EIP 1559 in August 2021 to reform the Ethereum gas fee market. EIP 1559 split of fees into two components: the base fee (calculated depending on the network activity involved) and the tip. When ether is issued to pay the base fee, it is removed from circulation, or “burnt,” and the tip is paid to validators. As a result of this fee burning mechanism, the overall supply of ether decreases as more ether are destroyed through the fee burn. Since the fee burning depends on the network activity, the more the transactions on the Ethereum Network, the more ether is burned and the lower the issuance. This also has the effect of reducing the incentives for validators to validate transactions with higher gas fees, since those validators would only receive the tip and not base fees. Frequently, the ether supply has been deflationary over a 24-hour period as a result of the burn mechanism.

Smart contracts, including those relating to decentralized finance (“DeFi”) applications, are a new technology and their ongoing development and operation may result in problems, which could reduce the demand for ether or cause a wider loss of confidence in the Ethereum Network, either of which could have an adverse impact on the value of ether.

Smart contracts are programs that run on the Ethereum Network and execute automatically when certain conditions are met. Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming can have damaging effects. For example, in April 2016, a blockchain solutions company known as Slock.it announced the launch of a decentralized autonomous organization, known as “The DAO” on the Ethereum network. In June 2016, a vulnerability in the smart contracts underlying The DAO allowed an attack by a hacker to syphon approximately $60 million worth of ether from The DAO’s accounts into a segregated account. In the aftermath of the theft, certain core developers and contributors pursued a “hard fork” of the Ethereum Network in order to erase any record of the theft. Despite these efforts, the price of ether reportedly dropped approximately 35% in the aftermath of the attack and subsequent hard fork. In addition, in July 2017, a vulnerability in a smart contract for a multi-signature wallet software developed by Parity led to a reportedly $30 million theft of ether, and in November 2017, a new vulnerability in Parity’s wallet software reportedly led to roughly $160 million worth of ether being indefinitely frozen in an account. Furthermore, in April 2018, a batch overflow bug was found in many Ethereum-based ERC20-compatible smart contract tokens that allows hackers to create a large number of smart contract tokens, causing multiple crypto platforms worldwide to shut down ERC20-compatible token trading. Similarly, in March 2020, a design flaw in the MakerDAO smart contract caused forced liquidations of Digital Assets at significantly discounted prices, resulting in millions of dollars of losses to users who had deposited Digital Assets into the smart contract. Other smart contracts, such as bridges between blockchain networks and DeFi protocols have also been manipulated, exploited or used in ways that were not intended or envisioned by their creators such that attackers syphoned over $3.8 billion worth of Digital Assets from smart contracts in 2022. Problems with the development, deployment, and operation of smart contracts may have an adverse effect on the value of ether.

In some cases, smart contracts can be controlled by one or more “admin keys” or users with special privileges, or “super users.” These users may have the ability to unilaterally make changes to the smart contract, enable or disable features on the smart contract, change how the smart contract receives external inputs and data or transmits ether or other Digital Assets, and make other changes to the smart contract. Furthermore, in some cases inadequate public information may be available about certain smart contracts or applications, and information asymmetries may exist, even with respect to open-source smart contracts or applications; certain participants may have hidden informational or technological advantages, making for an uneven playing field. There may be opportunities for bad actors to perpetrate fraudulent schemes and engage in illicit activities and other misconduct, such as exit scams and rug pulls (orchestrated by developers and/or influencers who promote a smart contract or application and, ultimately, escape with the money at an agreed time), or Ponzi or similar fraud schemes.

Many DeFi applications are currently deployed on the Ethereum Network, and smart contracts relating to DeFi applications currently represent a significant source of demand for ether. DeFi applications may achieve their investment purposes through self-executing smart contracts that may allow users, for example, to invest Digital Assets in a pool from which other users can borrow without requiring an intermediate party to facilitate these transactions. These investments may earn interest to the investor based on the rates at which borrowers repay the loan, and can generally be withdrawn by the investor. For smart contracts that hold a pool of crypto asset reserves, smart contract super users or admin key holders may be able to extract funds from the pool, liquidate assets held in the pool, or take other actions that decrease the value of the Digital Assets held by the smart contract in reserves. Even for Digital Assets that have adopted a decentralized governance mechanism, such as smart contracts that are governed by the holders of a governance token, such governance tokens can be concentrated in the hands of a small group of core community members, who would be able to make similar changes unilaterally to the smart contract. If any such super user or group of core members unilaterally make adverse changes to a smart contract, the design, functionality, features and value of the smart contract, its related Digital Assets may be harmed. In addition, assets held by the smart contract in reserves may be stolen, misused, burnt, locked up or otherwise become unusable and irrecoverable. Super users can also become targets of hackers and malicious attackers. If an attacker is able to access or obtain the super user privileges of a smart contract, or if a smart contract’s super users or core community members take actions that adversely affect the smart contract, users who transact with the smart contract may experience decreased functionality of the smart contract or may suffer a partial or total loss of any Digital Assets they have used to transact with the smart contract. Furthermore, the underlying smart contracts may be insecure, contain bugs or other vulnerabilities, or otherwise may not work as intended. Any of the foregoing could cause users of the DeFi application to be negatively affected, or could cause the DeFi application to be the subject of negative publicity. Because DeFi applications may be built on the Ethereum Network and represent a significant source of demand for ether, public confidence in the Ethereum Network itself could be negatively affected, such sources of demand could diminish, and the value of ether could decrease. Similar risks apply to any smart contract or decentralized application, not just DeFi applications.

Validators may suffer losses due to staking, which could make the Ethereum Network less attractive.

Validation on the Ethereum Network requires ether to be transferred into smart contracts on the underlying blockchain networks not under the Fund’s or anyone else’s control. If the Ethereum Network source code or protocol fail to behave as expected, suffer cybersecurity attacks or hacks, experience security issues, or encounter other problems, such assets may be irretrievably lost. In addition, the Ethereum Networks dictate requirements for participation in validation activity, and may impose penalties, or “slashing,” if the relevant activities are not performed correctly, such as if the staker acts maliciously on the network, “double signs” any transactions, or experience extended downtimes. If validators’ staked ether is slashed by the Ethereum Network, their assets may be confiscated, withdrawn, or burnt by the network, resulting in losses to them. Furthermore, the Ethereum Network requires the payment of base fees and the practice of paying tips is common, and such fees can become significant as the amount and complexity of the transaction grows, depending on the degree of network congestion and the price of ether. Any cybersecurity attacks, security issues, hacks, penalties, slashing events, or other problems could damage validators’ willingness to participate in validation, discourage existing and future validators from serving as such, and adversely impact the Ethereum Network’s adoption or the price of ether. Any disruption of validation on the Ethereum Network could interfere with network operations and cause the Ethereum Network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of ether to decrease.

Proof-of-stake blockchains are a relatively recent innovation, and have not been subject to as widespread use or adoption over as long of a period of time as traditional proof-of-work blockchains.

Certain Digital Assets, such as bitcoin, use a “proof-of-work” consensus algorithm. The genesis block on the Bitcoin blockchain was mined in 2009, and Bitcoin’s blockchain has been in operation since then. Many newer blockchains enabling smart contract functionality, including the current Ethereum Network following the completion of the Merge in 2022, use a newer consensus algorithm known as “proof-of-stake.” While their proponents believe that they may have certain advantages, the “proof-of-stake” consensus mechanisms and governance systems underlying many newer blockchain protocols, including the Ethereum Network following the Merge, and their associated Digital Assets — including the ether held by the Fund — have not been tested at scale over as long of a period of time or subject to as widespread use or adoption as, for example, bitcoin’s proof-of-work consensus mechanism has. This could lead to these blockchains, and their associated Digital Assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for network participants (e.g., validators), technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended, lead to outright failure to function entirely causing a total outage or disruption of network activity, or to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated Digital Assets, including the Fund’s assets. Over the long term, there can be no assurance that the proof-of-stake blockchain on which the Fund’s assets rely will achieve widespread scale or adoption or perform successfully; any failure to do so could negatively impact the value of the Fund’s assets.

The Fund will not stake the ether it holds, so an investment in the Fund’s Shares will not realize the economic benefits of staking

Staking on the Ethereum Network refers to using ether, or permitting ether to be used, directly or indirectly, through an agent or otherwise, in the Ethereum Network’s proof-of-stake validation protocol, in exchange for the receipt of consideration, including, but not limited to, staking rewards paid in fiat currency or paid in kind (collectively, “Staking”). At this time, neither the Fund, nor the Sponsor, nor any other person associated with the Fund may, directly or indirectly, engage in Staking, meaning no action will be taken pursuant to which any portion of the Fund’s ether becomes subject to Ethereum Network’s proof-of-stake validation or is used to earn additional ether or generate income or other earnings, and there can be no assurance that the Fund, the Sponsor or any other person associated with the Fund will ever be permitted to engage in Staking or such activity in the future.

The Fund will not participate in the proof-of-stake validation mechanism of the Ethereum Network to receive rewards comprising additional ether in respect of its ether holdings. The current inability of the Fund to participate in Staking and receive such rewards could place the Shares at a comparative disadvantage relative to an investment in ether directly or through a vehicle that is not subject to such a prohibition, which could negatively affect the value of the Shares.

If the crypto asset reward or transaction fees for recording transactions on the Ethereum Network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expanding validating power or demand high transaction fees, which could negatively impact the value of ether and the value of the Shares.

In 2021, the Ethereum Network implemented the EIP-1559 upgrade. EIP-1559 changed the methodology used to calculate transaction fees paid to ether validators in such a manner that reduced the total net issuance of ether fees paid to validators. If the crypto asset awards for validating blocks or the transaction fees for recording transactions on the Ethereum Network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expending validating power to validate blocks and confirmations of transactions on the Ethereum Network could be slowed. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	A reduction in staked ether on the Ethereum Network could increase the likelihood of a malicious actor obtaining control of the network.

●	Validators have historically accepted relatively low transaction confirmation fees on most crypto asset networks. If validators demand higher transaction fees for recording transactions in the Ethereum blockchain or a software upgrade automatically charges fees for all transactions on the Ethereum Network, the cost of using ether may increase and the marketplace may be reluctant to accept ether as a means of payment. Alternatively, validators could collude in an anti-competitive manner to reject low transaction fees on the Ethereum Network and force users to pay higher fees, thus reducing the attractiveness of the Ethereum Network. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the Ethereum Network, the value of ether and the value of the Shares.

●	To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Ethereum blockchain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the Ethereum Network and could prevent the Fund from completing transactions associated with the day-to-day operations of the Fund, including creations and redemptions of the Shares in exchange for ether with Authorized Participants.

●	During the course of the block validation processes, validators exercise the discretion to select which transactions to include within a block and in what order to include these transactions. Beyond the standard block reward and transaction fees, validators have the ability to extract what is known as Maximal Extractable Value (“MEV”) by strategically choosing, reordering, or excluding certain transactions during block production in return for increased transaction fees or other forms of profit for such validators. In blockchain networks that facilitate DeFi protocols in particular, such as the Ethereum Network, users may attempt to gain an advantage over other users by offering additional fees to validators for effecting the order or inclusions of transactions within a block. Certain software solutions, such as MEV Boost by Flashbots, have been developed which facilitate validators and other parties in the ecosystem in capturing MEV. The presence of MEV may incentivize associated practices such as sandwich attacks or front running that can have negative repercussions on DeFi users. A “sandwich attack” is executed by placing two transactions around a large, detected transaction to capitalize on the expected price impact. For instance, a market participant might identify a sizable transaction within the mempool that will significantly alter an asset’s price on a decentralized exchange. The participant could then for example orchestrate a transaction bundle: one transaction to acquire the asset prior to the detected transaction, followed by the large transaction itself, and a final transaction to sell the asset after the market price has increased due to the large transaction’s execution. Such transaction bundles can be submitted to validators through mechanisms like MEV-Boost, with validators receiving a share of the profits as an incentive to include the specific transaction bundle in the block. In the context of MEV, “front running” is said to occur when a user spots a transaction in the publicly visible so-called memory pool (“mempool”) of pending but unexecuted transactions awaiting validation, and then pays a high transaction fee to a validator to have their transaction executed on a priority basis in a manner designed to profit from the pending but unexecuted transaction that is still in the mempool. MEV may also compromise the predictability of transaction execution, which may deter usage of the network as a whole. Although based on widely available information given that transactions in the mempool are publicly visible, any potential perception of MEV as unfair manipulation may also discourage users and other stakeholders from engaging with DeFi protocols or the Ethereum Network in general. In addition, it’s possible regulators or legislators could enact rules which restrict practices associated with MEV, which could diminish the popularity of the Ethereum Network among users and validators. Any of these or other outcomes related to MEV may adversely affect the value of ether and the value of the Shares.

Competition from the emergence or growth of other Digital Assets or methods of investing in ether could have a negative impact on the price of ether and adversely affect the value of the Shares.

As of September 27, 2024, ether was the second largest crypto asset by market capitalization as tracked by CoinGecko.com. As of September 27, 2024, there were over 10,000 alternative Digital Assets tracked by CoinGecko.com, having a total market capitalization of approximately $2.1 trillion (including the approximately $284 billion market capitalization of ether), as calculated using market prices and total available supply of each crypto asset, excluding tokens pegged to other assets. In addition, many consortiums and financial institutions are also researching and investing resources into private or permissioned smart contracts platforms rather than open platforms like the Ethereum Network. Competition from the emergence or growth of alternative Digital Assets and smart contract platforms, such as Solana, Avalanche, Polkadot, or Cardano, could have a negative impact on the demand for, and price of, ether and thereby adversely affect the value of the Shares.

In addition, some crypto asset networks, including the Ethereum Network, may be the target of ill will from users of other crypto asset networks. For example, in July 2016, the Ethereum Network underwent a contentious hard fork that resulted in the creation of a new crypto asset network called Ethereum Classic. As a result, some users of the Ethereum Classic network may harbor ill will toward the Ethereum network. These users may attempt to negatively impact the use or adoption of the Ethereum network. For additional information on the hard fork that resulted in the creation of Ethereum Classic, see “Overview of the Ethereum Industry — Introduction to ether and the Ethereum network — The DAO and Ethereum Classic.”

Investors may invest in ether through means other than the Shares, including through direct investments in ether and other potential financial vehicles, possibly including securities backed by or linked to ether and crypto asset financial vehicles similar to the Fund, or ether futures-based products. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in ether directly, which could limit the market for, and reduce the liquidity of, the Shares. In addition, to the extent crypto asset financial vehicles other than the Fund tracking the price of ether are formed and represent a significant proportion of the demand for ether, large purchases or redemptions of the securities of these crypto asset financial vehicles, or private funds holding ether, could negatively affect the Index, the Fund’s ether holdings, the price of the Shares, the net asset value of the Fund and the NAV.

Additionally, the Fund and the Sponsor face competition with respect to the creation of competing exchange-traded ether products. The Fund’s competitors may also charge a substantially lower fee than the Sponsor’s Fee in order to achieve initial market acceptance and scale. Accordingly, the Sponsor’s competitors may commercialize a competing product more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position and the likelihood that the Fund will achieve initial market acceptance, and could have a detrimental effect on the scale and sustainability of the Fund. If the Fund fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Fund and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Fund to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. In addition, the Fund may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Fund’s failure to reflect the performance of the price of ether.

Layer 2 solutions underlying certain of the Index Constituents were only recently conceived and may not function on their underlying, base-layer smart contract platforms as intended, which could have an adverse impact on the value of the Index Constituents and an investment in the Shares.

So-called “Layer 2” solutions are protocols built on top of an underlying smart contract platform blockchain, and intended to provide scalability to the underlying blockchain by increasing transaction efficiency. For example, Polygon is a smart contract platform protocol built on top of the Ethereum blockchain; it is intended to provide scalability to Ethereum by allowing users to transact on a variety of blockchains deployed on the Ethereum network. Under this model, Ethereum functions as the base layer, or “Layer 1” blockchain. As an example, the Polygon protocol offers developers a sidechain, roll-ups and other Layer 2 solutions which can be tailored to an individual developer’s intended use case. Such solutions are intended to improve upon the transaction speed, cost and efficiency of transactions on their respective Layer 1. However, Layer 2 solutions have only been recently developed and may not function as intended.

For example, smart contracts deployed on one Layer 2 solution may not be interoperable with smart contracts deployed on other Layer 2 solutions. In particular, the advent of Layer 2 solutions presents the possibility of fracturing liquidity of DeFi DApps on a smart contract platform’s mainchain by splitting such liquidity among multiple, non-interoperable Layer 2 solutions, which could limit their use case or reduce efficiency. Layer 2 solutions also rely, to various degrees, on the functionality of the underlying Layer 1 blockchain. It is possible that a disruption on the Ethereum blockchain, for example, could have a material adverse effect on the functioning of the Polygon network and the value of the Index Constituents and an investment in the shares.

ERC-20 tokens rely on the ERC-20 standard and the Ethereum blockchain to function, and any adverse impact on the ERC-20 standard and/or the Ethereum blockchain could have an adverse impact on the value of certain crypto assets held by the Fund and the value of the Shares.

Certain Index Constituents were created using Ethereum Request for Comment 20 (“ERC-20”), a type of smart contract protocol standard on the Ethereum blockchain that allows users to create new crypto assets. ERC-20 tokens are distinct from Ether because they can have their own unique set of features. However, because ERC-20 tokens are created on the Ethereum blockchain, they rely on the Ethereum blockchain for key functionalities such as storage, transfer, and usage. As a result, vulnerabilities or attacks on the ERC-20 standard and/or the Ethereum blockchain more generally can cause vulnerabilities or attacks on ERC-20 tokens. For example, in February 2018, a vulnerability in the transfer of ERC-20 tokens was discovered that led to the loss of certain ERC-20 tokens, such as EOS, QTUM and Golem. In addition, in April 2018, many crypto asset trading platforms halted trading of all ERC-20 tokens because of newly discovered vulnerabilities in the ERC-20 standard. Any future similar adverse impacts on the ERC-20 standard and/or the Ethereum blockchain could have an adverse impact on the value of ERC-20 tokens and/or the crypto assets held by the Fund, which could in turn have an adverse impact on the value of an investment in the Shares.

Correlation Risk

Changes in the Fund’s NAV may not correlate well with changes in the price of the Index. If this were to occur, you may not be able to effectively use the Fund to hedge against crypto related losses or as a way to indirectly invest in the crypto asset market.

The Sponsor endeavors to invest the Fund’s assets as fully as possible in the Index Constituents so that the changes in the NAV closely correlate with the changes in the Index. However, changes in the Fund’s NAV may not correlate with the changes in the Index for various reasons, including those set forth below.

The Fund incurs certain expenses in connection with its operations and holds most of its assets in income producing, short-term financial instruments for margin and other liquidity purposes and to meet redemptions that may be necessary on an ongoing basis. To the extent these expenses are not covered by the Sponsor Fee, and income from short-term financial instruments may cause imperfect correlation between changes in the Fund’s NAV and changes in the Index. Weak correlation between the Fund’s NAV and the spot price of the Index Constituents may result from fluctuations in the Index Constituents prices discussed above. The price of Shares may not accurately track the spot price of the Index Constituents and you may not be able to effectively use the Fund as a way to hedge the risk of losses in your crypto-related transactions or as a way to indirectly invest in the Index Constituents.

There may be significant volatility in the market for the Index Constituents. This volatility, in turn, may make it more difficult for Authorized Participants and other market purchasers to be able to identify a reliable price for the Index Constituents. Without reliable prices, Authorized Participants and other market purchasers may reduce their role in the market arbitrage process or “step away” from these activities. This, in turn, might inhibit the effectiveness of the arbitrage process in maintaining the relationship between the underlying value of the Fund’s assets and the Fund’s market price. This reduced effectiveness could result in Fund Shares trading at a price which differs materially from NAV and also in greater than normal intraday bid/ask spreads for Fund Shares.

In addition, in case additional digital assets other than Index Constituents are added to the Index and the Fund is unable to hold these components for any reason, there could be a divergence between the performance of the Fund and the Index. This divergence may result in discrepancies between the Fund’s NAV and the Index’s price movements, potentially impacting the Fund’s ability to accurately track the Index and meet its investment objective. Investors should be aware that such correlation risks could affect the Fund’s effectiveness in providing the desired exposure to the Index.

An investment in the Fund may provide you with little or no diversification benefits. Thus, in a declining market, the Fund may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Fund at the same time you incur losses with respect to other asset classes.

It cannot be predicted to what extent the performance of the Index Constituents will or will not correlate to the performance of other broader asset classes such as stocks and bonds. If the Fund’s performance were to move more directly with the financial markets, you will obtain little or no diversification benefits from an investment in the Shares. In such a case, the Fund may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Fund at the same time you incur losses with respect to other investments.

Variables such as cost of electricity, regulation, market disruptions, cyber-attacks and political events may have a larger impact on the Index Constituents and the Index Constituents interest prices than on traditional securities and broader financial markets. These additional variables may create additional investment risks that subject the Fund’s investments to greater volatility than investments in traditional securities.

Lower correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. There is no historic evidence that the spot price of the Index Constituents and prices of other financial assets, such as stocks and bonds, are negatively correlated. In the absence of negative correlation, the Fund cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa.

If changes in the Fund’s NAV do not correlate with changes in the Index, then investing in the Fund may not be an effective way to hedge against crypto-related losses or indirectly invest in the Index Constituents.

Cash creations and redemptions may impact the efficiency of the arbitrage mechanism compared to in-kind creations and redemptions.

The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, could cause delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves greater operational steps (and therefore execution risk) than an in-kind creation and redemption model. Such delays could cause the execution price associated with such trades to materially deviate from the Benchmark price. Even though the Authorized Participant is responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Fund, or such potential risks and costs could lead Authorized Participants, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying portfolio holdings, to elect to not participate in the Fund’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the price of the Fund’s portfolio holdings, and as a result, the price of the Shares may fall or otherwise diverge from NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them buy Shares at a price higher than the value of the underlying portfolio holdings held by the Fund or sell Shares at a price lower than the value of the underlying portfolio holdings held by the Fund, causing Shareholders to suffer losses. Further, if and when in-kind regulatory approval is obtained, the Fund may not be able to successfully implement in-kind creation and redemption transactions, which could put the Fund at a disadvantage compared to other crypto asset ETPs that are able to implement in-kind creations and redemptions.

The performance of the Fund may diverge significantly from the performance of the Index.

The Fund’s investment objective is to track the performance of the Index, but various factors may cause its performance to deviate from the Index, resulting in tracking error. It is not possible to invest directly in an index, and while the Fund seeks to closely replicate the composition and weightings of the Index, it may not be able to or may not desire to track the Index exactly. For example, the Sponsor will exclude certain Index Constituents from the Fund’s portfolio due to regulatory or compliance requirements. In addition, the Index may include a crypto asset that the Crypto Custodian cannot custody, preventing its inclusion in the Fund’s portfolio. These exclusions or adjustments may cause the Fund’s portfolio to diverge from the Index, potentially affecting its ability to meet its investment objective.

Other factors contributing to tracking error include imperfect correlation between the Fund’s Digital Assets and the Index composition due to high portfolio turnover rates, rounding of prices, timing differences associated with additions to and deletions from the Index, and transaction costs incurred during portfolio rebalancing. The Fund’s portfolio is rebalanced quarterly to align with changes in the Index’s composition and weightings. However, the lag between daily tracking of the Index and the quarterly rebalancing of the Fund’s portfolio may result in discrepancies, particularly during periods of significant market volatility or sudden changes in the value of Index Constituents. During such periods, the value of the Fund’s portfolio may diverge from the Index due to the timing of rebalancing, and transaction costs, such as brokerage fees and market impact costs, may further impact the Fund’s performance relative to the Index. This divergence could result in the Fund’s performance not fully reflecting the changes in the Index between rebalancing periods, particularly if the prices of the Index Constituents experience significant shifts.

The Fund may also incur losses, liabilities, and expenses that offset its income and gains, resulting in performance below that of the Index.

Investors should be aware that tracking error could adversely impact on the Fund’s performance and the value of the Shares. During periods of significant market movement or volatility, the Fund may underperform or outperform the Index, making it less effective as a tool for indirectly investing in the Index or hedging against crypto-related losses.

Risks Associated with the Fund’s Holdings in Cash and Cash Equivalents

The Fund may experience a loss if it is required to sell cash equivalents at a price lower than the price at which they were acquired.

Under limited circumstances, the Fund will hold cash to bear its expenses. If the Fund is required to sell its cash equivalents at a price lower than the price at which they were acquired, the Fund will experience a loss. This loss may adversely impact the price of the Shares and may decrease the correlation between the price of the Shares, the Index, and the spot price of the Index Constituents. The value of cash equivalents held by the Fund generally moves inversely with movements in interest rates. The prices of longer maturity securities are subject to greater market fluctuations as a result of changes in interest rates. While the short-term nature of the Fund’s investments in cash equivalents should minimize the interest rate risk to which the Fund is subject, it is possible that the cash equivalents held by the Fund will decline in value.

Risk Related to Lack of Liquidity

Certain of the Fund’s investments could be illiquid, which could cause large losses to investors at any time or from time to time.

If the Fund’s ability to obtain exposure to the Index Constituents in accordance with its investment objective is disrupted for any reason including, because of limited liquidity in crypto asset markets, or a disruption to the crypto asset markets, the Fund may not be able to achieve its investment objective and may experience significant losses. Any disruption in the Fund’s ability to obtain exposure to the Index Constituents will cause the Fund’s performance to deviate from the performance of the Index.

A market disruption, such as a government taking regulatory or other actions that disrupt the crypto asset market, can also make it difficult to liquidate a position. Unexpected market illiquidity may cause major losses to investors at any time or from time to time. In addition, the Fund does not intend at this time to establish a credit facility, which would provide an additional source of liquidity, but instead will rely only on the cash and cash equivalents that it holds to meet its liquidity needs. The anticipated value of the positions in the Index Constituents that the Sponsor will acquire or enter into for the Fund increases the risk of illiquidity. Because the Index Constituents may be illiquid, the Fund’s holdings may be more difficult to liquidate at favorable prices in periods of illiquid markets and losses may be incurred during the period in which positions are being liquidated.

Buying and selling activity associated with the purchase and redemption may adversely affect an investment in the Shares.

The Sponsor’s purchase of assets in connection with basket creation orders may cause the price of the Index Constituents to increase, which will result in higher prices for the Shares. Increases in the Index Constituents’ prices may also occur as a result of purchases by other market participants who attempt to benefit from an increase in the market price of Digital Assets when baskets are created. The market price of Index Constituents may therefore decline immediately after baskets are created.

Selling activity associated with sales of assets by the Sponsor in connection with redemption orders may decrease the Index Constituents’ prices, which will result in lower prices for the Shares. Decreases in the Index Constituents’ prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of the Index Constituents by the Sponsor and other market participants may have on the price of the Index Constituents, other exchange-traded products or large private investment vehicles with similar investment vehicles (if developed) could represent a substantial portion of demand for the Index Constituents at any given time and the sales and purchases by such investments may impact the price of the Index Constituents. If the price of the Index Constituents declines, the trading price of the Shares will generally also decline.

The inability of Authorized Participants and market makers to hedge their crypto exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with basket creation and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient liquidity in the market, inability to locate an appropriate hedge counterparty, extreme volatility in the price of the Index Constituents, wide spreads between prices quotes on different crypto platforms, etc.), such conditions may make it difficult to create or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to the Index Constituents may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of Shares and the spread at which Shares trade on the open market. To the extent Authorized Participants wish to use futures to hedge their exposure, note that while growing in recent years, the market for exchange-traded crypto futures contracts has a limited trading history and operational experience and may be less liquid, more volatile and more vulnerable to economic, market and industry changes than more established futures markets. The liquidity of the market will depend on, among other things, the adoption of Digital Assets and the commercial and speculative interest in the market.

Arbitrage transactions intended to keep the price of Shares closely linked to the price of the Index Constituents may be problematic if the process for the creation and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of the Shares encounter any unanticipated difficulties, potential market participants who would otherwise be willing to purchase or redeem baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying assets may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Shares may decline, and the price of the Shares may fluctuate independently of the price of the Index Constituents and may fall.

Examples of such unanticipated difficulties in the creation and redemption process might include, but are not limited to, operational failures such as technological malfunctions in the trade execution or settlement systems, delays or inaccuracies in data feeds, or disruptions in the communication channels used to transmit creation and redemption orders. Regulatory changes or legal challenges could also impose unforeseen hurdles, potentially leading to delays or restrictions in the processing of creation and redemption orders. Furthermore, liquidity issues in the crypto asset market itself could impede the ability to acquire or dispose of the Index Constituents efficiently, thereby affecting the creation and redemption of baskets.

Loss of a critical banking relationship for, or the failure of a bank used by, the Fund could adversely impact the Fund’s ability to create or redeem Baskets or could cause losses to the Fund.

To the extent that the Fund faces difficulty establishing or maintaining banking relationships, the loss of the Fund’s banking partners, the imposition of operational restrictions by these banking partners and the inability for the Fund to utilize other financial institutions may result in a disruption of creation and redemption activity of the Fund or cause other operational disruptions or adverse effects for the Fund. In the future, it is possible that the Fund could be unable to establish accounts at new banking partners or establish new banking relationships, or that the banks with which the Fund is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Fund could also suffer losses in the event that a bank in which the Fund holds assets fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. For example, on March 8, 2023, the California Department of Financial Protection and Innovation (“DFPI”) announced that Silvergate Bank had entered voluntary liquidation, and on March 10, 2023, Silicon Valley Bank, (“SVB”), was closed by the DFPI, which appointed the FDIC, as receiver. Similarly, on March 12, 2023, the New York Department of Financial Services took possession of Signature Bank and appointed the FDIC as receiver. On May 1, 2023, First Republic Bank was closed by the California Department of Financial Protection and Innovation, which appointed the FDIC as receiver. The future failure of a bank at which the Fund maintains assets, could result in losses to the Fund to the extent the cash balances are not subject to deposit insurance.

The Fund and other Funds with similar investment strategies may try to exit positions at the same time.

If the Fund and other Funds with similar investment strategies try to sell the Index Constituents at the same time, such a mass exit could have detrimental effect on price and liquidity, and you could incur losses in your investment in Shares of the Fund.

Regulatory Risk

Crypto asset markets in the U.S. exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of the Index Constituents or the Shares.

There is a lack of consensus regarding the regulation of digital assets, including the Index Constituents, and their markets. As a result of the growth in the size of the crypto asset market, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, OCC, CFTC, FINRA, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, state financial institution regulators, and others) have been examining the operations of crypto asset networks, crypto asset users and the crypto asset markets. Many of these state and federal agencies have brought enforcement actions or issued consumer advisories regarding the risks posed by digital assets to investors. Ongoing and future regulatory actions with respect to digital assets generally or each of the Index Constituents in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Fund to continue to operate. Regulatory developments such as by banning, restricting or imposing onerous conditions or prohibitions on the use of digital assets, mining activity, digital wallets, the provision of services related to trading and custodying digital assets, the operation of the digital asset networks, or the crypto asset markets generally may adversely impact the value of the Index Constituents and, therefore, of the Fund.

The bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the crypto asset markets, have resulted in calls for heightened scrutiny and regulation of the crypto asset industry, with a specific focus on intermediaries such as crypto platforms and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as crypto platforms and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the digital assets industry, may amplify and/or accelerate these trends. On January 3, 2023, the federal banking agencies issued a joint statement on crypto-asset risks to banking organizations following events which exposed vulnerabilities in the crypto-asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from crypto asset related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in crypto asset related activities or have concentrated exposures to the crypto asset sector.

U.S. federal and state regulators, as well as the White House, have issued reports and releases concerning digital assets, including the Index Constituents and crypto asset markets. Further, in 2023 the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning digital assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the crypto industry. In 2023, Congress continued to consider several stand-alone crypto asset bills, including a formal process to determine when digital assets will be treated as either securities to be regulated by the SEC or commodities under the purview of the CFTC, what type of federal/state regulatory regime will exist for payment stablecoins and the how the BSA will apply to cryptocurrency providers. On May 21, 2024, the Financial Innovation and Technology for the 21st Century Act (“FIT21”) advanced through the United States House of Representatives in a vote along bipartisan lines. On February 4, 2025, Sen. Bill Hagerty introduced the Guiding and Establishing National Innovation for U.S. Stablecoins of 2025 Act — the GENIUS Act — cosponsored by Senate Banking Chair Tim Scott and Sens. Kirsten Gillibrand and Cynthia Lummis, which would establish a U.S. regulatory framework for payment stablecoins. On June 18, 2025, the Senate passed the bill. However, the extent and content of further laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. A divided Congress makes any prediction difficult. We cannot predict how these and other related events will affect us or the crypto asset business.

On January 23, 2025, President Trump issued an executive order titled “Executive Order on Strengthening American Leadership in Digital Financial Technology” that outlined the administration’s commitment to strengthening U.S. leadership in the digital asset space and established an inter-agency working group for artificial intelligence and crypto that is tasked with proposing a regulatory framework governing the issuance and operation of digital assets, including stablecoins, in the United States.

It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how additional legislation and/or regulatory oversight might impact the ability of crypto asset markets to function or how any new regulations or changes to existing regulations might impact the value of Digital Assets held by the Fund. The consequences of increased federal regulation of digital assets and crypto asset activities could have a material adverse effect on the Fund and the Shares.

FinCEN requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. Entities which fail to comply with such regulations are subject to fines, may be required to cease operations, and could have potential criminal liability. For example, in 2015, FinCEN assessed a $700,000 fine against a sponsor of a crypto asset for violating several requirements of the Bank Secrecy Act by acting as an MSB and selling the crypto asset without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In 2017, FinCEN assessed a $110 million fine against BTC-e, a now defunct digital asset trading platform, for similar violations. The requirement that exchangers that do business in the U.S. register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling Digital Assets and therefore may adversely affect the price of the Index Constituents and an investment in the Shares.

The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury has added digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether digital assets that have been associated with such addresses in the past can be easily sold. Reduced fungibility in the crypto asset markets may reduce the liquidity of the Index Constituents and therefore adversely affect their price.

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in crypto asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in certain crypto asset business activities. Other states have considered or approved crypto asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain crypto asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of digital assets and its pricing. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

Law enforcement agencies have often relied on the transparency of blockchains to facilitate investigations. However, certain privacy-enhancing features have been, or are expected to be, introduced to a number of crypto asset networks. If the digital assets networks were to adopt any of these features, these features may provide law enforcement agencies with less visibility into transaction-level data. Europol, the European Union’s law enforcement agency, released a report in October 2017 noting the increased use of privacy-enhancing digital assets like Zcash and Monero in criminal activity on the internet. Although no regulatory action has been taken to treat privacy enhancing digital assets differently, this may change in the future.

Legal Status of the Index Constituents.

The legal status of digital assets varies substantially across jurisdictions. In many countries, the Index Constituents legal status is still undefined or changing. Some countries have banned digital assets or securities or derivatives in respect to them (including for certain categories of investor), banned the local banks from working with digital assets or restricted the use of digital assets in other ways. Furthermore, in other countries the status of the Index Constituents remains undefined and there is uncertainty as to whether some digital assets are a security, money, a commodity or property. In some countries, such as the United States, different government agencies define digital assets differently, leading to regulatory conflict and uncertainty. This uncertainty is compounded by the rapid evolution of regulations. Countries may, in the future, explicitly restrict, outlaw or curtail the acquisition, use, trade or redemption of the Index Constituents. In such a scenario, there may be adverse effects on the value of the Index Constituents and the Fund’s Shares, including the termination of the Fund.

A determination that the Index Constituents or any other crypto asset is a “security” may adversely affect the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Fund.

Depending on its characteristics, a crypto asset may be considered a “security” under the federal securities laws. The test for determining whether a particular crypto asset is a “security” is complex and difficult to apply, and the outcome is difficult to predict. Public statements by senior officials at the SEC indicate that the SEC does not consider many of the Index Constituents to be securities, at least currently. On the other hand, the SEC has brought enforcement actions against the promoters of several other digital assets on the basis that the digital assets in question are securities, and certain courts have agreed with the SEC in those cases.

Whether a crypto asset is a security under the federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in the 1933 Act, the Exchange Act and the Investment Company Act. Digital assets as such do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has often analyzed whether a particular crypto asset is a security by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the Howey and Reves tests, respectively. For many digital assets, whether or not the Howey or Reves tests is met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular crypto asset qualifying as a security under one or both of the Howey and Reves tests. Adding to the complexity, the SEC staff has indicated that the security status of a particular crypto asset can change over time as the relevant facts evolve.

Any enforcement action by the SEC or a state securities regulator asserting that any of the Index Constituents is a security, or a court decision, to that effect would be expected to have an immediate material adverse impact on the trading value of such crypto asset, as well as the Shares. This is because the business models behind most digital assets are incompatible with regulations applying to transactions in securities. If a crypto asset is determined or asserted to be a security, it is likely to become difficult or impossible for the crypto asset to be traded, cleared or custodied in the United States through the same channels used by non-security digital assets, which in addition to materially and adversely affecting the trading value of the crypto asset is likely to significantly impact its liquidity and market participants’ ability to convert the crypto asset into U.S. dollars.

Lack of regulation of the crypto asset market.

The Index Constituents, the digital asset networks and the crypto platforms are relatively new and, in many cases, either unregulated or not in compliance with some or all of the applicable laws and regulations. As a result of this lack of regulation, individuals, or groups may engage in insider trading, fraud or market manipulation with respect to the Index Constituents. Such manipulation could cause investors in the Index Constituents to lose money, possibly the entire value of their investments. Over the past several years, a number of crypto platforms have been closed due to fraud, failure or security breaches. The nature of the assets held at crypto platforms make them appealing targets for hackers and a number of crypto platforms have been victims of cybercrimes and other fraudulent activity. These activities have caused significant, in some cases total, losses for crypto asset investors. Investors in digital assets may have little or no recourse should such theft, fraud or manipulation occur. There is no central registry showing which individuals or entities own digital assets or the quantity of digital assets that is owned by any particular person or entity. There are no regulations in place that would prevent a large holder of digital assets or a group of holders from selling their digital assets, which could depress the price of such assets, or otherwise attempting to manipulate the price of such digital assets or their networks. Events that reduce user confidence in the Index Constituents, the digital asset networks and the fairness of crypto platforms could have a negative impact on the price of the Index Constituents and the value of an investment in the Fund.

The risk of illicit activities and the imposition of stricter governmental regulation of the crypto asset market may adversely impact the Fund’s activities.

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including the FinCEN, SEC, CFTC, the FINRA, the CFPB, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, and state financial institution regulators) have been examining the crypto networks and the crypto asset users, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or Fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service providers that hold tokens for users. The imposition of stricter governmental regulation of the crypto asset market may adversely impact the activities of the Fund, for example, by reducing the liquidity of the Index Constituents markets.

Competing industries may have more influence with policymakers than the crypto asset industry, which could lead to the adoption of laws and regulations that are harmful to the crypto asset industry.

The crypto asset industry is relatively new and may not have the same access to policymakers and lobbying organizations in many jurisdictions compared to industries with which digital assets may be seen to compete, such as banking, payments and consumer finance. Competitors from other, more established industries may have greater access to and influence with governmental officials and regulators and may be successful in persuading these policymakers that digital assets require heightened levels of regulation compared to the regulation of traditional financial services. As a result, new laws and regulations may be proposed and adopted in the United States and elsewhere, or existing laws and regulations may be interpreted in new ways, that disfavor or impose compliance burdens on the crypto asset industry or crypto platforms, which could adversely impact the value of the Index Constituents and therefore the value of the Shares.

Regulatory changes or actions in foreign jurisdictions may affect the value of the Shares or restrict the use of one or more Digital Assets, mining activity or the operation of their networks in a manner that adversely affects the value of the Shares.

Various foreign jurisdictions have, and may continue to adopt laws, regulations or directives that affect crypto asset networks (including the Digital Asset Networks), the crypto asset markets, and their users, particularly crypto platforms and service providers that fall within such jurisdictions’ regulatory scope. Foreign laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of one or more digital assets by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the crypto asset economy in the European Union, China, Japan, Russia and the United States and globally, or otherwise negatively affect the value of the Index Constituents. The effect of any future regulatory change is impossible to predict, but such change could be substantial and adverse to the Fund and the value of the Shares.

Operating Risks

The Fund may change its investment objective, Index or investment strategies at any time without Shareholder approval or advance notice.

Consistent with applicable provisions of the Trust Agreement and Delaware law, the Sponsor has broad authority to make changes to the Fund’s operations. The Fund may change its investment objective, Index, or investment strategies and Shareholders of the Fund will not have any rights with respect to these changes. Changes are subject to applicable regulatory requirements, including, but not limited to, any requirement to amend applicable listing rules of the Exchange. The reasons for and circumstances that may trigger any such changes may vary widely and cannot be predicted. Shareholders may experience losses on their investments in the Fund as a result of such changes.

The Sponsor may change the Index at any time with prior notice.

The Sponsor, in its sole discretion, may cause the Fund to track an index other than the Index at any time, with prior notice to the investors, if investment conditions change or the Sponsor believes that another index or standard better aligns with the Fund’s investment objective and strategy. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance.

The Fund is not a registered investment company, so you do not have the protections of the Investment Company Act of 1940.

The Fund is not an investment company subject to the Investment Company Act of 1940. Accordingly, you do not have the protections expressly provided by that statute, including: provisions preventing Fund insiders from managing the Fund to their benefit and to the detriment of Shareholders; provisions preventing the Fund from issuing securities having inequitable or discriminatory provisions; provisions preventing Fund management by irresponsible persons; provisions preventing the use of unsound or misleading methods of computing Fund earnings and asset value; provisions prohibiting suspension of redemptions (except under limited circumstances); provisions limiting Fund leverage; provisions imposing a fiduciary duty on Fund managers with respect to receipt of compensation for services; and provisions preventing changes in the Fund’s character without the consent of Shareholders.

In addition, the Fund will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Fund is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Fund. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

There are technical risks inherent in the trading system the Sponsor intends to employ.

The Sponsor’s order management system is a broadly used and well-known computer-based system that utilizes external data feeds of market information. The Sponsor can experience business interruptions if its order management system or data feeds are disrupted or corrupted. For further discussion of technical and business continuity risks to the Fund’s and the Sponsor’s systems, see the discussion under the caption “Event Risk” below.

Several factors may affect the Fund’s ability to achieve its investment objective on a consistent basis.

There can be no assurance that the Fund will achieve its investment objective. Prospective investors should read this entire prospectus and consult with their own advisers before subscribing for Shares. Factors that may affect the Fund’s ability to meet its investment objective include: (1) Fund’s ability to purchase and sell Digital Assets in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with the Digital Asset Networks; (3) the crypto asset market becoming illiquid or disrupted; (4) the need to conform the Fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (5) early or unanticipated closings of the markets on which the Index Constituents trade, resulting in the inability of Fund to execute intended portfolio transactions; and (6) accounting standards.

You cannot be assured of the Sponsor’s continued services, and discontinuance may be detrimental to the Fund.

You cannot be assured that the Sponsor will be willing or able to continue to service the Fund for any length of time. If the Sponsor discontinues its activities on behalf of the Fund or other investment Fund complex, the Fund may be adversely affected.

The Fund could terminate at any time and cause the liquidation and potential loss of your investment and could upset the overall maturity and timing of your investment portfolio.

The Fund may terminate at any time, regardless of whether the Fund has incurred losses, subject to the terms of the Trust Agreement. For example, the dissolution or resignation of the Sponsor would cause the Fund to terminate unless Shareholders holding a majority of the outstanding Shares of the Fund, voting together as a single class, elect within 90 days of the event to continue the Fund and appoint a successor Sponsor. In addition, the Sponsor may terminate the Fund if it determines that the Fund’s aggregate net assets in relation to its operating expenses make the continued operation of the Fund unreasonable or imprudent. As of the date of this prospectus, the Sponsor pays the fees, costs, and expenses of the Fund. If the Sponsor and the Fund are unable to raise sufficient Funds so that the expenses are reasonable in relation to the Fund’s NAV, the Fund may be forced to terminate, and investors may lose all or part of their investment. The Sponsor estimates that costs could be deemed unreasonable in the case where the NAV of the Fund stays below $20 million. Any expenses related to the operation of the Fund would need to be paid by the Sponsor at the time of termination.

However, no level of losses will require the Sponsor to terminate the Fund. The Fund’s termination would result in the liquidation of its investments and the distribution of its remaining assets to the Shareholders on a pro rata basis in accordance with their Shares, and the Fund could incur losses in liquidating its investments in connection with a termination. Termination could also negatively affect the overall maturity and timing of your investment portfolio.

The Sponsor may manage a large number of assets, and this could affect the Fund’s ability to trade profitably.

Increases in assets under management may affect trading decisions. While the Fund’s assets are currently at manageable levels, the Sponsor does not intend to limit the amount of Fund assets. The more assets the Sponsor manages, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance and of managing risk associated with larger positions.

The Sponsor relies heavily on key personnel. The departure of any such key personnel could negatively impact the Fund’s operations and adversely impact an investment in the Fund.

The Sponsor relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Fund in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor.

Shareholders have no right or power to take part in the management of the Fund. Accordingly, no investor should purchase Shares unless such investor is willing to entrust all aspects of the management of the Fund to the Sponsor.

In addition, certain personnel performing services on behalf of the Sponsor will be shared with the affiliates of the Sponsor, including with respect to execution, Fund operations and legal, regulatory and tax oversight. Such individuals will devote a small percentage of their time to those activities.

Additionally, there can be no assurance that all of the personnel who provide services to the Fund will continue to be associated with the Fund for any length of time. The loss of the services of one or more such individuals could have an adverse impact on the Fund’s ability to realize its investment objective.

The liability of the Sponsor and the Trustee are limited, and the value of the Shares will be adversely affected if the Fund is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or Sponsor, as the case may be. That means the Sponsor may require the assets of the Fund to be sold in order to cover losses or liability suffered by the Sponsor or by the Trustee. Any sale of that kind would reduce the NAV of the Fund and the value of its Shares.

The Fund may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

The arrangements between clearing brokers and counterparties on the one hand and the Fund on the other generally are terminable by the clearing brokers or counterparty upon notice to the Fund. In addition, the agreements between the Fund and its third-party service providers, such as the Marketing Agent and the Custodians, are generally terminable at specified intervals. Upon termination, the Sponsor may be required to renegotiate or make other arrangements for obtaining similar services if the Fund intends to continue to operate. Comparable services from another party may not be available, or even if available, these services may not be available on the terms as favorable as those of the expired or terminated arrangements.

The Fund may experience a higher breakeven if interest rates decline.

The Fund seeks to earn interest on cash balances available for investment. If actual interest rates earned were lower than the current rate estimated, the breakeven estimated by the Fund in this prospectus could be higher.

The Fund is not actively managed.

The Fund is not actively managed, and the Sponsor does not have discretion in choosing the Fund’s investments. See “Use of Proceeds.” The Sponsor will employ a passive investment strategy that is intended to track the changes in the Index regardless of whether the Index goes up or goes down.

Investors may be adversely affected by an overstatement or understatement of the NAV calculation of the Fund due to the valuation method employed on the date of the NAV calculation.

In certain circumstances, the Fund’s investments may be valued using techniques other than reliance on the price established by the Index. The value established by using the Index may be different from what would be produced through the use of another methodology. The value of crypto asset investments valued using techniques other than those employed by the Index, may differ from the value of Ether determined by reference to the Index. See “Business of the Fund — The Fund’s Benchmark” and “Business of the Fund — Calculating NAV”.

Purchases or redemptions of creation units in cash may cause the Fund to incur certain costs or recognize gains or losses.

Purchases and redemptions of creation units will be transacted in cash rather than ‘in-kind’ where creation units are purchased and redeemed in exchange for underlying constituent securities. Purchases of creation Baskets with cash may cause the Fund to incur certain costs including brokerage commissions, and redemptions of creation Baskets with cash may result in the recognition of gains or losses that the Fund might not have incurred if it had made redemptions in-kind and non-redeeming Shareholders may bear the tax liability resulting from such gains or losses.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the NAV of the Fund.

If a substantial number of requests for redemption of redemption Baskets are received by the Fund during a relatively short period of time, the Fund may not be able to satisfy the requests from the Fund’s assets not committed to trading. As a consequence, it could be necessary to liquidate the Fund’s trading positions before the time that its trading strategies would otherwise call for liquidation, which may result in losses.

Fund assets may be depleted if investment performance does not exceed fees.

Over time, the Fund’s assets could be depleted if investment performance does not exceed fees paid by the Fund.

The Fund pays the Sponsor a Sponsor Fee, monthly in arrears, in an amount equal to [●]% per annum of the daily NAV of the Fund. The Sponsor Fee is paid in consideration of the Sponsor’s services related to the management of the Fund’s business and affairs. The Administrator will calculate the Sponsor Fee on a daily basis with respect to the NAV of the Fund, and the Sponsor Fee will be paid directly by the Fund to the Sponsor. The Sponsor Fee will accrue daily and be payable monthly in cash.

The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees, and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. The Sponsor has agreed to temporarily reduce its Sponsor Fee to [●]% per annum through [●]. After [●], the standard [●]% annual Sponsor Fee will apply.

Creations with cash may cause the Fund to incur certain costs including brokerage commissions and redemptions of creation units with cash may result in the recognition of gains or losses that the Fund might not have incurred if it had made redemptions in-kind. The Fund pays all of its respective brokerage commissions, including applicable exchange fees and give-up fees, and other transaction related fees and expenses charged in connection with trading activities. The Fund also pays all fees and commissions related to the sale and purchase of spot Digital Assets, including any transaction fees for on-chain transfers of it. The Sponsor pays all other routine operational, administrative and other ordinary expenses of the Fund, including but not limited to, fees and expenses of the Administrator, Trustee, Custodians, Marketing Agent, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses.

The Fund pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

In the event the Fund’s cash balance is insufficient to pay all fees and expenses, including the Sponsor Fee, the Fund may need to sell Digital Assets from time to time to pay for its fees and expenses, including up to $250,000 per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of $250,000 per annum and/or to assume any non-recurring and unusual fees and expenses of the Trust, if applicable. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust.

The Sponsor will bear the costs and expenses related to the initial offer and sale of Shares, including registration fees paid or to be paid to the SEC, FINRA or any other regulatory body or self-regulatory organization. None of the costs and expenses related to the initial offer and sale of Shares are chargeable to the Fund, and the Sponsor may not recover any of these costs and expenses from the Fund. Total fees to be paid by the Fund are currently estimated to be approximately [●]% of the daily net assets of the Fund for the 12-month period after issuance, though this amount may change in future years.

General expenses of the Trust will be allocated among the Fund and any future series of the Trust as determined by the Sponsor in its discretion, subject to the provisions of the Trust Agreement. The Fund may be required to indemnify the Sponsor, and the Fund and/or the Sponsor may be required to indemnify the Trust’s other service providers under certain circumstances. Unless such expenses are specifically attributable the Fund or arise out of the Fund’s operations, any such expenses will be allocated by the Sponsor using a pro rata methodology that allocates certain Fund expenses to the Fund. Expenses paid by Sponsor are not subject to any caps or limits.

The liquidity of the Shares may be affected by the withdrawal from participation of Authorized Participants, market makers, or other significant secondary-market purchasers which could adversely affect the market price of the Shares.

Only an Authorized Participant may engage in creation or redemption transactions directly with the Fund. The Fund has a limited number of institutions that act as Authorized Participants. To the extent that these institutions exit the business or are unable to proceed with creation and/or redemption orders with respect to the Fund and no other Authorized Participant is able to step forward to create or redeem creation units, Fund Shares may trade at a discount to NAV and possibly face trading halts and/or delisting. In addition, a decision by a market maker, lead market maker, or other large investor to cease activities for the Fund or a decision by a secondary market purchaser to sell a significant number of the Fund’s Shares could adversely affect liquidity, the spread between the bid and ask quotes, and potentially the price of the Shares. The Sponsor can make no guarantees that participation by Authorized Participants or market makers will continue.

There may be situations where an Authorized Participant is unable to proceed with a redemption order. To the extent the value of the Index Constituents decreases, these delays may result in a decrease in the value of the Shares and the corresponding cash distribution the Authorized Participant will receive when the redemption occurs, as well as a reduction in liquidity for all shareholders in the secondary market.

Although Shares surrendered by Authorized Participants in basket-size aggregations are redeemable in exchange for cash, redemptions may be suspended during periods of the Exchange trading suspension or restriction, or during emergencies that make it reasonably impracticable to deliver, dispose of, or evaluate the Index Constituents. If any of these events occurs at a time when an Authorized Participant intends to redeem Shares, and the price of the Index Constituents decreases before such Authorized Participant can request for redemption and the redemption distribution is determined, such Authorized Participant will sustain a loss. This loss pertains to the amount of cash received from the Fund upon the redemption of its Shares, had the redemption taken place when such Authorized Participant originally intended it to occur. Consequently, Authorized Participants may reduce their trading in Shares during suspension or restriction periods, decreasing the number of potential buyers of Shares in the secondary market and, therefore, decreasing the price a Shareholder may receive upon sale.

If a minimum number of Shares is outstanding, market makers may be less willing to purchase Shares in the secondary market which may limit your ability to sell Shares.

There is a minimum number of Baskets and associated Shares specified for the Fund, namely [40,000] Shares, or the equivalent of [four] Baskets. Although the Fund has never halted redemptions due to the number of Shares outstanding, if the Fund experienced redemptions that caused the number of Shares outstanding to decrease to the minimum level of Shares required to be outstanding, until the minimum number of Shares is again exceeded through the purchase of a new creation Basket, there can be no more redemptions by an Authorized Participant. In such case, market makers may be less willing to purchase Shares from investors in the secondary market, which may in turn limit the ability of Shareholders of the Fund to sell their Shares in the secondary market. These minimum levels for the Fund are [40,000] Shares representing [four] Baskets. The minimum level of Shares specified for the Fund is subject to change. The current number of Shares outstanding will be posted daily on the Fund’s website.

The postponement, suspension or rejection of purchase or redemption orders could adversely affect a Shareholder redeeming their Shares in the Fund.

The postponement, suspension or rejection of creation or redemption orders may adversely affect an investment in the Shares of the Fund. To the extent orders are suspended or rejected, the arbitrage mechanism resulting from the process through which Authorized Participants create and redeem Shares directly with the Fund may fail to closely link the price of the Shares to the value of the Index Constituents. If this is the case, the liquidity of the Shares may decline, and the price of the Shares may fluctuate independently of the Index and may fall.

There are no limitations on the Sponsor’s discretion to postpone, suspend or reject purchase or redemption orders under the 1933 Act or SEC listing orders permitting the listing and trading of the Fund’s Shares on the Exchange. In addition, Shareholders of the Fund will not have the protections provided in this regard that are applicable to Funds regulated under the Investment Company Act of 1940.

Investors may not be able to buy or sell Shares of the Fund through their current brokerages.

Because of volatility and other risks associated with crypto-related investments, brokerage firms may limit or not permit trading in such investments. Because of current or future brokerage policies regarding crypto-linked securities, investors could have difficulty selling Shares through their brokerage and potentially face restrictions when or how they could trade their Shares.

The Fund may be subject to risks associate with buying or selling Digital Assets.

The Fund may transact with crypto platforms and over-the-counter crypto market makers. The Fund will take on credit risk every time it purchases or sells Digital Assets, and its contractual rights with respect to such transactions may be limited. It is possible that, through computer or human error, or through theft or criminal action, the Fund’s assets could be transferred in incorrect amounts or to unauthorized third parties. To the extent that the Fund is unable to seek a corrective transaction with such third party or is incapable of identifying the third party which has received the Fund’s Digital Assets (through error or theft), the Fund will be unable to recover incorrectly transferred assets, and such losses will negatively impact the Fund. In the event the Fund is unable to recover any incorrectly transferred assets, the Fund will not be liable to the Shareholders for any such losses.

If a custodial agreement or an Authorized Participant agreement is terminated or a Custodian or an Authorized Participant becomes insolvent or fails to provide services as required, the Sponsor may need to find and appoint a replacement custodian or Authorized Participant, which could pose a challenge to the safekeeping of the Fund’s assets, the Fund’s ability to create and redeem shares and the Fund’s ability to continue to operate may be adversely affected.

The Fund is dependent on the Crypto Custodian to operate. The Crypto Custodian perform essential functions in terms of safekeeping the Fund’s Digital Assets in the custodial wallets. If a Crypto Custodian fails to perform the functions it performs for the Fund, the Fund may be unable to operate or create or redeem Baskets, which could force the Fund to liquidate or adversely affect the price of the Shares.

Transferring maintenance responsibilities of the Fund’s account at one or more of the Crypto Custodian to one or more other custodians will likely be complex and could subject the Fund’s assets to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Fund’s assets. Also, the Trustee may not be able to find a party willing to serve as the custodian of the Fund’s assets or as the Fund’s agent on the same terms as the Coinbase PBA (the PBA has been agreed in principle and upon execution will reflect the following terms, as defined below) or at all. To the extent that the Trustee is not able to find a suitable party willing to serve as the custodian or agent, the Trustee may be required to terminate the Fund and liquidate the Fund’s Digital Assets. In addition, to the extent that the Trustee finds a suitable party but must enter into a modified Coinbase PBA that is less favorable for the Fund or Trustee, the value of the Shares could be adversely affected. If the Fund is unable to find a replacement agent, its operations could be adversely affected.

Moreover, the legal rights of customers with respect to Digital Assets held on their behalf by a third-party custodian, such as the Crypto Custodian, in insolvency proceedings are currently uncertain. The Prime Execution Agent agreement shall include an agreement by the parties to treat the Digital Assets credited to the Fund’s Vault balance and Trading balance as ‘financial assets’ under Article 8 of the New York Uniform Commercial Code in addition to stating that Coinbase will serve as securities intermediary and custodian on the Fund’s behalf with respect to the Fund’s Digital Assets held in the Vault Balance, and that any crypto asset credited to the Trading Balance will be treated as custodial assets. (See also “Coinbase PBA” below.)

Also, if a Crypto Custodian becomes insolvent, suffers business failure, ceases business operations, defaults on or fails to perform their obligations under their contractual agreements with the Fund, or abruptly discontinues the services they provide to the Fund for any reason, the Fund’s operations including its creation and redemption processes would be adversely affected.

The Sponsor may not be able to find a party willing to serve as the custodian of the Fund’s Digital Assets under the same terms as the current custody agreements or at all. To the extent that the Sponsor is not able to find a suitable party willing to serve as the custodian, the Sponsor may be required to terminate the Fund and liquidate the Fund’s assets. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified custody agreement that is less favorable for the Sponsor or the Fund, the value of the Shares could be adversely affected.

Part of the Fund’s assets are held in cash and cash equivalents with the Cash Custodian and other financial institutions, if applicable. The insolvency of the Cash Custodian and any financial institution in which the Fund holds cash and cash equivalents could result in a substantial loss of the Fund’s cash and cash equivalents.

Similarly, if an Authorized Participant suffers insolvency, business failure or interruption, default, failure to perform, security breach or if an Authorized Participant chooses not to participate in the creation and redemption process of the Fund, and the Fund is unable to engage replacement Authorized Participants on commercially acceptable terms or at all, then the creation and redemption process of the Fund, the arbitrage mechanism used to keep the Shares in line with the NAV and the Fund’s operations generally could be negatively affected.

Service providers do not owe fiduciary duties to the Fund or the shareholders.

Service providers to the Fund, including Custodians and security vendors, owe no fiduciary duties to the Fund or the shareholders, are not required to act in their best interest and could resign or be removed by Sponsor. The service providers, including custodians and security vendors, that the Fund employs or may employ in the future are not trustees for, and owe no fiduciary duties to, the Fund or the Shareholders. In addition, service providers employed by the Fund have no duty to continue to act as the custodians of the Digital Assets held by the Fund. Current or future service providers, including Custodians and security vendors, can terminate their role as Custodian or security vendor for any reason whatsoever upon the notice period provided under the relevant custody agreement. A service provider may also be terminated.

The recourse of the Fund to the Crypto Custodian may be limited.

The Crypto Custodian have limited liability, impairing the ability of the Fund to recover losses relating to its Digital Assets and any recovery may be limited. In addition, the Crypto Custodian may not be liable for any delay in performance of any of its custodial obligations by reason of any cause beyond its reasonable control, including force majeure events, war or terrorism, and may not be liable for any system failure or third-party penetration of its systems. As a result, the recourse of the Fund to the Crypto Custodian may be limited. See “Custody of Digital Assets” section for more details on the limitation of liability of the Crypto Custodian.

Under the Trust Agreement, the Trustee and the Sponsor will not be liable for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as they case may be. As a result, the recourse of the Fund or the Shareholders to Trustee or the Sponsor may be limited.

The Index Provider has limited liability relating to the use of the Index, impairing the ability of the Fund to recover losses relating to its use of the Index. The Index Provider does not guarantee the accuracy, completeness, or performance of the Index or the data included therein and shall have no liability in connection with the Index or index calculation, errors, omissions or interruptions of the Index or any data included therein. The Index could be calculated now or in the future in a way that adversely affects an investment in the Fund.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs, litigation, and diverted attention of Sponsor’s management.

Third parties may assert that the Sponsor has infringed or otherwise violated their intellectual property rights. Third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Sponsor and claim that the Sponsor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the Sponsor may have to litigate in the future to determine the validity and scope of other parties’ proprietary rights or defend itself against claims that it has infringed or otherwise violated other parties’ rights. Any litigation of this type, even if the Sponsor is successful and regardless of the merits, may result in significant costs, divert resources from the Fund, or require the Sponsor to change its proprietary software and other technology or enter into royalty or licensing agreements.

The Fund may experience substantial losses on transactions if the computer or communications system fails.

The Fund’s trading activities depend on the integrity and performance of the computer and communications systems supporting them. Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disaster, cyber-attack or other catastrophe could cause the computer systems to operate at an unacceptably slow speed or even fail. Any significant degradation or failure of the systems that the Sponsor uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damages to the Sponsor’s and Fund’s reputations, increased operational expenses and diversion of technical resources.

If the computer and communications systems are not upgraded when necessary, the Fund’s financial condition could be harmed.

The development of complex computer and communications systems and new technologies may render the existing computer and communications systems supporting the Fund’s trading activities obsolete. In addition, these computer and communications systems must be compatible with those of third parties, such as the systems of exchanges, clearing brokers and the executing brokers. As a result, if these third parties upgrade their systems, the Sponsor will need to make corresponding upgrades to effectively continue its trading activities. The Sponsor may have limited financial resources for these upgrades or other technological changes. The Fund’s future success may depend on the Sponsor’s ability to respond to changing technologies on a timely and cost-effective basis.

The Fund depends on the reliable performance of the computer and communications systems of third parties, such as brokers, and may experience substantial losses on transactions if they fail.

The Fund depends on the proper and timely function of complex computer and communications systems maintained and operated by crypto asset market makers, exchanges and Custodians, brokers and other data providers that the Sponsor uses to conduct trading activities. Failure or inadequate performance of any of these systems could adversely affect the Sponsor’s ability to complete transactions, including its ability to close out positions, and result in lost profit opportunities and significant losses. This could have a material adverse effect on revenues and materially reduce the Fund’s available capital. For example, unavailability of price quotations from third parties may make it difficult or impossible for the Sponsor to conduct trading activities so that the Fund will closely track the Index. Unavailability of records from brokerage firms may make it difficult or impossible for the Sponsor to accurately determine which transactions have been executed or the details, including price and time, of any transaction executed. This unavailability of information also may make it difficult or impossible for the Sponsor to reconcile its records of transactions with those of another party or to accomplish settlement of executed transactions.

An investment in the Fund faces numerous risks from its Shares being traded in the secondary market, any of which may lead to the Fund’s Shares trading at a premium or discount to NAV.

Although the Fund’s Shares are listed for trading on the Exchange, there can be no assurance that an active trading market for such Shares will develop or be maintained. Trading in the Fund’s Shares may be halted due to market conditions or for reasons that, in the view of the Exchange, make trading in Shares inadvisable. There can be no assurance that the requirements of the Exchange necessary to maintain the listing of the Fund will continue to be met or will remain unchanged or that the Shares will trade with any volume, or at all. The NAV of the Fund’s Shares will generally fluctuate with changes in the market value of the Fund’s portfolio holdings. The market prices of Shares will generally fluctuate in accordance with changes in the Fund’s NAV and supply and demand of Shares on the Exchange. It cannot be predicted whether the Fund’s Shares will trade below at or above their NAV. Investors who buy the Fund’s Shares at a market price that is a premium to NAV face a risk of loss if the market price of their Shares subsequently converges with NAV per Share. Investors buying or selling Fund Shares in the secondary market will pay brokerage commissions or other charges imposed by brokers as determined by that broker. Brokerage commissions are often a fixed amount and may be a significant proportional cost for investors seeking to buy or sell relatively small amounts of Shares.

The Exchange may halt trading in the Shares which would adversely impact your ability to sell Shares.

Trading in Shares of the Fund may be halted by the Exchange due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in view of the Exchange, make trading in Shares inadvisable. These may include: (1) the extent to which trading is not occurring in the Index Constituents underlying the Shares; or (2) whether other unusual conditions or circumstances detrimental to the maintenance of a fair and orderly market are present. In addition, market conditions that would result in trading halts may also include extraordinary market volatility that trigger rules requiring trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. The Fund will be terminated if its Shares are delisted.

The lack of active trading markets for the Shares of the Fund may result in losses on your investment in the Fund at the time of disposition of your Shares.

Although the Shares of the Fund will be listed and traded on the Exchange, there can be no guarantee that an active trading market for the Shares of the Fund will be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than what you would receive if an active market did exist.

The Fund is newly formed and may not be successful in implementing its investment objective or attracting sufficient assets.

There can be no assurance that the Fund will grow to or maintain a viable size, which the Sponsor estimates to be a NAV of $50 million. Due to the Fund’s small asset base, the Fund’s portfolio transaction costs and any costs that are not paid by the Sponsor pursuant to the Sponsor Fee, may be relatively higher than those of a Fund with a larger asset base. To the extent that the Fund does not grow to or maintain a viable size, it may be liquidated, and the expenses, timing and tax consequences of such liquidation may not be favorable to some Shareholders.

As the Sponsor and its management have limited history of operating investment vehicles like the Fund, their experience may be inadequate or unsuitable to manage the Fund. Sponsoring the Fund will be the Sponsor’s first experience in operating an exchange traded product in the United States.

The Sponsor and its management team have a limited track record in operating investment vehicles in the United States. This limited experience poses several potential risks to the effective management and operation of the Fund. Digital Assets, such as the Index Constituents, are known for their high volatility, unique technical, legal and regulatory challenges, and rapidly evolving market dynamics. The Sponsor’s limited experience may not fully equip them to navigate these complexities effectively.

The past performances of the Sponsor’s management in other countries are no indication of their ability to manage an investment vehicle such as the Fund. The unique nature of Digital Assets makes past performance an unreliable indicator of future success in this area. The crypto asset market is technology-driven and requires a deep understanding of the underlying blockchain technology and security considerations. The Sponsor’s limited experience may not fully encompass the technical expertise required to mitigate risks such as cyber threats, technological failures, or operational errors related to crypto asset transactions and custody.

Should the Sponsor and its management team’s experience prove inadequate or unsuitable for managing a crypto asset-based investment vehicle in the U.S. like the Fund, it could result in suboptimal decision-making, increased operational risks, and potential legal or regulatory non-compliance. These factors could adversely affect the Fund’s operations, leading to potential losses for investors or a decrease in the Fund’s overall value.

In addition, there are risks related to the Sponsor’s lack of experience in operating an exchange traded product that invests in Digital Assets, particularly with respect to marketing the Fund. To the extent that the Fund does not grow to or maintain a viable size, it may be liquidated, and the expenses, timing and tax consequences of such liquidation may not be favorable to some Shareholders.

Furthermore, the Sponsor is currently engaged in the management of other investment vehicles which could divert their attention and resources. If the Sponsor were to experience difficulties in the management of such other investment vehicles that damaged the Sponsor or its reputation, it could have an adverse impact on the Sponsor’s ability to continue to serve as Sponsor for the Fund.

An investment in the Fund may be adversely affected by competition from other investment vehicles focused on Digital Assets.

The Fund will compete with direct investments in Digital Assets and other potential financial vehicles, possibly including securities backed by or linked to cryptocurrency and other investment vehicles that focus on other Digital Assets. Market and financial conditions, and other conditions beyond the Fund’s control, such as the timing of reaching the market and the Fund’s fee structure relative to other crypto exchange-trade products, may make it more attractive to invest in other vehicles. The competition from other investment vehicles focused on Digital Assets could have a detrimental effect on the scale and sustainability of the Fund.

Existing or future crypto ETFs may have significantly lower management fees, which may impede the growth of the Fund.

Existing and future crypto ETFs may have fees that are significantly lower than the Fund’s. To the extent that the Fund has relatively higher fees than other such Funds, this could impede growth of the Fund, possibly result in a lower NAV per Share, and otherwise pose a material risk to investors.

The risk of anonymity and illicit financing may give rise to an increased risk of manipulation and fraud and could result in losses to the shareholders or negatively affect the Fund’s ability to operate.

Although transaction details of peer-to-peer transactions are recorded on the Digital Assets blockchain, a buyer or seller of Digital Assets on a peer-to-peer basis directly on the network may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies may obscure the origin or chain of custody of Digital Assets. The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump and dump schemes.

Digital Assets have in the past been used to facilitate illicit activities. If a crypto asset was used to facilitate illicit activities, businesses that facilitate transactions in such Digital Assets could be at increased risk of potential criminal or civil liability or lawsuits, or of having banking or other services cut off, and such crypto asset could be removed from crypto platforms. Any of the aforementioned occurrences could adversely affect the price of the relevant crypto asset, the attractiveness of the respective blockchain network and an investment in the Shares. If the Fund, the Sponsor or the Trustee were to transact with a sanctioned entity, the Fund, the Sponsor or the Trustee would be at risk of potential criminal or civil lawsuits or liability.

The Fund takes measures with the objective of reducing illicit financing risks in connection with the Fund’s activities. However, illicit financing risks are present in the crypto asset markets. There can be no assurance that the measures employed by the Fund will prove successful in reducing illicit financing risks, and the Fund is subject to the complex illicit financing risks and vulnerabilities present in the crypto asset markets. If such risks eventuate, the Fund, the Sponsor or the Trustee or their affiliates could face civil or criminal liability, fines, penalties, or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Fund’s ability to operate or cause losses in value of the Shares.

The Fund, the Sponsor and its affiliates have adopted and implemented policies and procedures that are designed to comply with applicable anti-money laundering laws and sanctions laws and regulations, including applicable know your customer (“KYC”) laws and regulations. The Sponsor and the Fund will only interact with known third-party service providers with respect to whom the Sponsor or its affiliates have engaged in a due diligence process to ensure a thorough KYC process, such as the Authorized Participants, market makers, and Crypto Custodian. Each Authorized Participant and market maker must undergo onboarding by the Sponsor prior to placing creation or redemption orders with respect to the Fund. As a result, the Sponsor and the Fund have instituted procedures designed to ensure that a situation would not arise where the Fund would engage in transactions with a counterparty whose identity the Sponsor and the Fund did not know.

Furthermore, Authorized Participants, as broker-dealers, and Crypto Custodian, as an entity licensed to conduct virtual currency business activity by the New York Department of Financial Services and a limited purpose trust company subject to New York Banking Law, respectively, are “financial institutions” subject to the U.S. Bank Secrecy Act, as amended (“BSA”), and U.S. economic sanctions laws. The Fund will only accept creation and redemption requests from Authorized Participants, LPs, and market makers who have represented to the Fund that they have implemented compliance programs that are designed to ensure compliance with applicable sanctions and anti-money laundering laws. The Custodians have adopted and implemented anti-money laundering and sanctions compliance programs, which provides additional protections to ensure that the Sponsor and the Fund do not transact with a sanctioned party.

However, there is no guarantee that such procedures will always prove to be effective or that the Fund’s service providers will always perform their obligations. If the Authorized Participants, LPs, or market makers have inadequate policies, procedures and controls for complying with applicable anti-money laundering and applicable sanctions laws or the Fund’s procedures or diligence prove to be ineffective, violations of such laws could result, which could result in regulatory liability for the Fund, the Sponsor, the Trustee or their affiliates under such laws, including governmental fines, penalties, and other punishments, as well as potential liability to or cessation of services by the Fund’s service providers. Any of the foregoing could result in losses to the shareholders or negatively affect the Fund’s ability to operate.

The Fund’s Authorized Participants act in similar or identical capacities for several competing exchange-traded crypto products which may impact the ability or willingness of one or more Authorized Participants to participate in the creation and redemption process, adversely affect the Fund’s operations and ultimately the value of the Shares.

Currently, the number of potential Authorized Participants willing and capable of serving as Authorized Participants to the Fund or other competing products is limited. If these Authorized Participants also serve in the same capacity for several competing products, there is a risk that they may prioritize their resources and trading focus towards other products, particularly during periods of market stress or heightened volatility, potentially reducing the liquidity and market efficiency of the Fund’s Shares. Such prioritization could lead to the Shares trading at a greater premium or discount to NAV, especially if the Fund fails to attract enough Authorized Participants willing to maintain a market in the Shares.

Additionally, in the event of a failure or significant disruption in a competing product for which one or more of Fund’s Authorized Participants also carry out similar activities, there is a risk that these entities may reallocate their focus or resources away from the Fund, or in more severe cases, cease their operations with the Fund. Such an occurrence could be due to a variety of reasons, including reputational concerns, financial distress, or strategic business decisions following a failure in a competing product. This withdrawal could adversely impact the liquidity of the Shares, potentially leading to increased volatility, wider bid-ask spreads, and a deviation of the Share price from its NAV.

Furthermore, if creations or redemptions are unavailable due to the inability or unwillingness of one or more of the Fund’s Authorized Participants to submit creation or redemption orders with the Fund (or do so in a limited capacity), the arbitrage mechanism may fail to function as efficiently as it otherwise would or be unavailable. This could result in impaired liquidity for the Shares, wider bid/ask spreads in the secondary trading of the Shares and greater costs to investors and other market participants, all of which could cause the Sponsor to halt or suspend the creation or redemption of Shares during such times, among other consequences. To the extent Authorized Participants exit the business or otherwise become unable to process creation and/or redemption orders and no other Authorized Participants step forward to perform these services, Shares may trade at a material discount to NAV and possibly face delisting.

The Crypto Custodian and the Prime Execution Agent act in the same capacity for several competing products.

The Crypto Custodian serve as the custodians, and the Prime Execution Agent acts as the prime execution agent for several competing products, including exchange-traded crypto funds, which could adversely impact the Fund’s operations and the value of the Shares.

The Crypto Custodian and the Prime Execution Agent hold significant positions among the limited number of institutional-grade providers of crypto asset services, playing a critical role in supporting the U.S. exchange-traded crypto products ecosystem. This concentration of services introduces the risk that the Crypto Custodian and the Prime Execution Agent may fail to allocate sufficient resources to adequately support all products relying on their services.

Any prioritization by the Crypto Custodian and the Prime Execution Agent of the interests of certain products over others could result in inadequate attention, delays, or comparatively unfavorable commercial terms for the Fund. Such actions could harm the Fund’s operations, reduce the efficiency of its trading activities, and negatively affect the value of the Shares.

The Prime Execution Agent, an affiliate of the Crypto Custodian, may facilitate sales of the Trust’s crypto assets, which could create conflicts of interest.

The Trust may execute transactions through the Prime Execution Agent, which is an affiliate of one of the Trust’s Crypto Custodian. This arrangement may create potential conflicts of interest when executing trades on behalf of the Trust. These conflicts may include routing orders to its trading platform (Coinbase Exchange), executing orders against other clients of the Prime Execution Agent or of its affiliates or for its own inventory or that of its affiliates, and acting in a principal capacity when filling residual orders below minimum thresholds accepted by other venues. The Prime Execution Agent may execute trades for its own account or affiliates while aware of the Trust’s orders or imminent orders. These conflicts may affect the price received by the Trust during the execution of crypto asset sales, particularly if the Prime Execution Agent prioritizes its own interests or those of its affiliates over the Trust’s. Additionally, the beneficial identity of the counterparty in these trades may remain unknown, potentially leading to transactions with other clients of the Prime Execution Agent or of its affiliates. To mitigate these risks, the Prime Execution Agent maintains policies and procedures designed to address such conflicts, including segregation of duties, information barriers, and internal controls. However, these measures may not eliminate all conflicts, and there is no guarantee that the Trust will always receive the most favorable execution terms. Additionally, the Prime Execution Agent may route orders to its own platform under specific circumstances, such as temporary connectivity issues or funding constraints.

Crypto Market Saturation Risk

The market for crypto-based ETFs like the Fund may reach a point where there is little or no additional investor demand. If this happens, there can be no assurance that the Fund will grow to or maintain a viable size. Due to the Fund’s small asset base, certain of the Fund’s expenses and its portfolio transaction costs may be higher than those of a Fund with a larger asset base. To the extent that the Fund does not grow to or maintain a viable size, it may be liquidated, and the expenses, timing and tax consequences of such liquidation may not be favorable to some Shareholders.

The development and commercialization of the Fund is subject to competitive pressures.

The Fund and the Sponsor face competition with respect to the creation of competing products, such as exchange-traded products offering exposure to the Digital Assets market.

The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. These competitors may also compete with the Sponsor. Smaller or early-stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. In addition, the timing of the Fund in reaching the market and the fee structure of the Fund relative to similar products may be affected by the crypto market cycles. For example, if the timing of the Fund’s commencement of operations coincides with the onset of a prolonged crypto price decline, it could have a detrimental effect on the scale and sustainability of the Fund. Accordingly, the Sponsor’s competitors may commercialize a product involving Digital Assets more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, the likelihood that the Fund will achieve initial market acceptance and the Sponsor’s ability to generate meaningful revenues from the Fund, which in turn could cause the Sponsor to dissolve and terminate the Fund.

The Fund may struggle to attract new investors given the substantial number of existing Index Constituents U.S. exchange-traded products in the market. Investors might prefer to allocate funds to one of the eleven spot Bitcoin U.S. exchange-traded products or nine spot Ether U.S. exchange-traded products already available, which collectively hold significant market share. As of September 2024, such spot Bitcoin products hold approximately $53.3 billion, and such spot Ether products hold around $6.4 billion. The Fund will face competition from direct investments in bitcoin, bitcoin spot and futures-based products, Ether, Ether spot and futures-based products, other Digital Assets, and other potential financial instruments, including securities tied to or backed by Digital Assets, as well as other investment vehicles focused on other Digital Assets. Market conditions, financial factors, and other external circumstances could make these alternatives more attractive, potentially impacting the Fund’s performance.

There can be no assurance that the Fund will grow to or maintain an economically viable size. There is no guarantee that the Sponsor will maintain a commercial advantage relative to competitors offering similar products. Whether or not the Fund and the Sponsor are successful in achieving the intended scale for the Fund may be impacted by a range of factors, such as the Fund’s timing in entering the market and its fee structure relative to those of competitive products.

If the SEC were to approve many or all of the currently pending applications for such exchange-traded crypto products, many or all of such products, including the Fund, could fail to acquire substantial assets, initially or at all. The Fund’s competitors may also charge a substantially lower fee than the Fund’s fee in order to achieve initial market acceptance and scale. If the Fund fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Fund and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Fund to minimize the risk of operating events, errors, or other forms of losses to the Shareholders.

In addition, the Fund may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Fund’s failure to reflect the performance of the price of the Index Constituents.

Conflict of Interest Risks

The Fund and the Sponsor may have conflicts of interest, which may cause them to favor their own interests to your detriment.

The Fund and the Sponsor may have inherent conflicts to the extent the Sponsor attempts to maintain the Fund’s asset size in order to preserve its fee income and this may not always be consistent with the Fund’s objective of having the value of its Shares’ NAV track changes in the Index. The Sponsor’s officers and employees do not devote their time exclusively to the Fund. These persons may be directors, trustees, officers or employees of other entities. They could have a conflict between their responsibilities to the Fund and to those other entities.

The Sponsor serves as the sponsor, investment manager, or investment adviser to investment vehicles other than the Fund. As of March 31, 2025, the Sponsor serves as sponsor, investment manager, or investment adviser to over 30 pooled investment vehicles across multiple jurisdictions, including investment strategies relating to crypto asset markets. As of March 31, 2025, the Sponsor is responsible for approximately US$ 8.6 billion in assets under management. As a result, conflicts of interest may arise between the Sponsor’s responsibilities to the Fund on the one hand and, on the other, the responsibilities the Sponsor owes to those other pooled investment vehicles for which it serves as sponsor, investment manager, or investment adviser. Such conflicts may include, but are not limited to, the allocation of investment opportunities. If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Fund, it shall have no duty to offer such opportunity to the Fund, and the Sponsor will not be liable to the Fund or the Shareholders for breach of any fiduciary or other duty if the Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Fund and is not required to share income or profits derived from such business ventures with the Fund.

The Sponsor and its affiliates and their principals, officers or employees may trade Digital Assets, securities and futures and related contracts for their own accounts.

In addition, the Sponsor and its affiliates (including the Administrator) and their principals, officers or employees may trade Digital Assets, securities and futures and related contracts for their own accounts. A conflict of interest may exist if their trades are in the same markets and occur at the same time as the Fund trades using the clearing broker to be used by the Fund. A potential conflict also may occur if the Sponsor and its affiliates and their principals, officers or employees trade their accounts more aggressively or take positions in their accounts that are opposite, or ahead of, the positions taken by the Fund.

The Sponsor has sole current authority to manage the investments and operations of the Fund, and this may allow it to act in a way that furthers its own interests and in conflict with your best interests, including the authority of the Sponsor to allocate expenses to and between the Funds of the Fund. Shareholders have very limited voting rights, which will limit the ability to influence matters such as amendment of the Trust Agreement, changes in the Fund’s basic investment policies, dissolution of the Fund, or the sale or distribution of the Fund’s assets.

The parties involved in calculating the Index and the Fund’s NAV are subject to a conflict of interest.

An affiliate of the Index Provider (“Pricing Agent”) provides the pricing data underlying the calculation of the Index and the calculation of the Fund’s NAV. The Index Provider and Pricing Agent are proponents of digital assets and are building key lines of business around digital assets. Accordingly, they may benefit from any increase in the value of digital assets. As a result, they may have a conflict of interest in developing the pricing methodology for digital assets and in providing prices for Index Constituents and Digital Assets.

Shareholder Voting Rights and Liability

Shareholders have only very limited voting rights and generally will not have the power to replace the Sponsor. Shareholders will not participate in the management of the Fund and do not control the Sponsor so they will not have influence over basic matters that affect the Fund.

Shareholders will have very limited voting rights with respect to the Fund’s affairs. Shareholders may elect a replacement sponsor only if the current Sponsor resigns voluntarily or loses its corporate charter. Shareholders will not be permitted to participate in the management or control of the Fund or the conduct of its business. Shareholders must therefore rely upon the duties and judgment of the Sponsor to manage the Fund’s affairs.

Although the Shares of the Fund are limited liability investments, certain circumstances such as bankruptcy could increase a Shareholder’s liability.

The Shares of the Fund are limited liability investments. Shareholders may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or that was made in violation of its Trust Agreement.

As a Shareholder, you will not have the rights enjoyed by investors in certain other types of entities.

As interests in separate series of a Delaware statutory trust, the Shares do not involve the rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring Shareholder oppression and derivative actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors, as the Fund does not have a board of directors, and generally will not receive regular distributions of the net income and capital gains earned by the Fund). The Fund is also not subject to certain investor protection provisions of the Sarbanes Oxley Act of 2002 and Exchange governance rules (for example, audit committee requirements).

The Fund does not expect to make cash distributions.

The Sponsor intends to re-invest any income and realized gains of the Fund in Index Constituents rather than distributing cash to Shareholders. Therefore, unlike mutual Funds, commodity pools or other investment pools that generally distribute income and gains to their investors, the Fund generally will not distribute cash to Shareholders. You should not invest in the Fund if you will need cash distributions from the Fund to pay taxes on your Share of income and gains of the Fund, if any, or for any other reason. Although the Fund does not intend to make cash distributions, it reserves the right to do so in the Sponsor’s sole discretion, in certain situations, including for example, if the income earned from its investments held directly or posted as margin may reach levels that merit distribution, e.g., at levels where such income is not necessary to support its investments in the Index Constituents and investors adversely react to being taxed on such income without receiving distributions that could be used to pay such tax. Cash distributions may be made in these and similar instances.

The Sponsor may amend the Trust Agreement without the consent of the Shareholders.

Except as specifically provided herein, the Sponsor, in its sole discretion and without Shareholder consent, may amend or otherwise supplement the Trust Agreement. If an amendment materially adversely affects the interests of the Shareholders, it will not become effective for outstanding Shares any earlier than twenty (20) days after receipt by the affected Shareholders of a notice provided by the Sponsor with respect to such amendment.

Moreover, the Sponsor shall not be permitted to make any such amendment, or otherwise supplement the Trust Agreement, if such amendment or supplement would adversely affect the status of the Fund as a partnership for U.S. federal income tax purposes.

Event Risk

The occurrence of a severe weather event, natural disaster, terrorist attack, outbreak or public health emergency as declared by the World Health Organization, the continuation or expansion of war or other hostilities, or a prolonged government shutdown may have significant adverse effects on the Fund and its investments and alter current assumptions and expectations.

The operations of the Fund, the exchanges, brokers and counterparties with which the Fund does business, and the markets in which the Fund does business could be severely disrupted in the event of a severe weather event, natural disaster, major terrorist attack, cyber-attack, data breach, outbreak or public health emergency as declared by the World Health Organization (such as the recent pandemic spread of the novel coronavirus known as COVID-19), or the continuation or expansion of war or other hostilities. Global terrorist attacks, anti-terrorism initiatives, war and other geopolitical events and political unrest, as well as the adverse impact the COVID-19 pandemic will have on the global and U.S. markets and economy, continue to fuel this concern. For example, events in Eastern Europe, the Middle East, and Asia, including but not limited to the war in Ukraine, the armed conflict between Israel and Hamas, or actions by China and North Korea, may cause volatility in crypto asset markets or the COVID-19 pandemic may adversely impact the level of services currently provided by the U.S. government, could weaken the U.S. economy, interfere with the commodities markets that rely upon data published by U.S. federal government agencies, and prevent the Fund from receiving necessary regulatory review or approvals. The types of events discussed above, including the COVID-19 pandemic, are highly disruptive to economies and markets and have recently led, and may continue to lead, to increased market volatility and significant market losses.

More generally, a climate of uncertainty and panic, including the contagion of the COVID-19 virus and other infectious viruses or diseases, may adversely affect global, regional, and local economies and reduce the availability of potential investment opportunities, and increases the difficulty of performing due diligence and modeling market conditions, potentially reducing the accuracy of financial projections. Under these circumstances, the Fund may have difficulty achieving its investment objective which may adversely impact performance. Further, such events can be highly disruptive to economies and markets, significantly disrupt the operations of individual companies (including, but not limited to, the Fund’s Sponsor and third- party service providers), sectors, industries, markets, securities and commodity exchanges, currencies, interest and inflation rates, credit ratings, investor sentiment, and other factors affecting the value of the Fund’s investments. These factors could cause substantial market volatility, exchange trading suspensions and closures that could impact the ability of the Fund to complete redemptions and otherwise affect Fund performance and Fund trading in the secondary market. A widespread crisis may also affect the global economy in ways that cannot necessarily be foreseen at the current time. How long such events will last and whether they will continue or recur cannot be predicted. Impacts from these events could have significant impact on the Fund’s performance, resulting in losses to your investment. The past, current and future global economic impact may cause the underlying assumptions and expectations of the Fund to become outdated quickly or inaccurate, resulting in significant losses.

Failures or breaches of electronic systems could disrupt the Fund’s trading activity and materially affect the Fund’s profitability.

Failures or breaches of the electronic systems of the Fund, the Sponsor, the Custodians or other financial institutions in which the Fund invests, or the Fund’s other service providers, market makers, Authorized Participants, the Exchange, Crypto Platforms, or counterparties have the ability to cause disruptions and negatively impact the Fund’s business operations, potentially resulting in financial losses to the Fund and its Shareholders. Such failures or breaches may include intentional cyber-attacks that may result in an unauthorized party gaining access to electronic systems in order to misappropriate the Fund’s assets or sensitive information. While the Fund has established business continuity plans and risk management systems seeking to address system breaches or failures, there are inherent limitations in such plans and systems. Furthermore, the Fund cannot control the cyber security plans and systems of the Custodians or other financial institutions in which the Fund invests, or the Fund’s other service providers, market makers, Authorized Participants, the Exchange, Crypto Platforms on which the Index Constituents are traded, or counterparties.

Tax Risk

Please refer to “U.S. Federal Income Tax Considerations” for information regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of Shares.

The Fund could be treated as a corporation for U.S. federal income tax purposes, which may substantially reduce the value of your Shares.

The Fund expects to be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, provided that, among other things, (i) at least 90 percent of the Fund’s annual gross income consists of “qualifying income” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the Fund is organized and operated in accordance with its governing agreements and applicable law, and (iii) the Fund does not elect to be taxed as a corporation for U.S. federal income tax purposes. No assurance can be given that the IRS or a court will agree with this expectation. Although the Sponsor anticipates that the Fund will satisfy the “qualifying income” requirement for all of its taxable years, that result cannot be assured. There is very limited authority on the U.S. federal income tax treatment of Digital Assets. The Fund has not requested and will not request any ruling from the IRS with respect to its classification as a partnership not taxable as a corporation for U.S. federal income tax purposes. If the IRS were to successfully assert that the Fund is taxable as a corporation for U.S. federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to Shareholders, the Fund would be subject to tax on its net income for the year at corporate tax rates. In addition, although the Sponsor does not currently intend to make distributions with respect to Shares, any such distributions would be taxable to Shareholders as dividend income to the extent of the Fund’s current and accumulated earnings and profits, then treated as a tax-free return of capital to the extent of a Shareholder’s basis in the Shares (thus reducing the Shareholder´s basis), and thereafter, to the extent such distributions exceed the Shareholder’s basis in such Shares, as capital gain for Shareholders who hold their Shares as capital assets. Taxation of the Fund as a corporation could materially reduce the after-tax return on an investment in Shares and could substantially reduce the value of your Shares.

Your tax liability from holding Shares may exceed the amount of distributions, if any, on your Shares.

Cash or property will be distributed by the Fund at the sole discretion of the Sponsor, and the Sponsor currently does not intend to make cash or other distributions with respect to Shares. Assuming the Fund qualifies to be taxed as a partnership for U.S. federal income tax purposes, you will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax, on your allocable share of the Fund’s taxable income, without regard to whether you receive distributions or the amount of any distributions. Therefore, the tax liability resulting from your ownership of Shares may exceed the amount of cash or value of property (if any) distributed.

Your allocable share of income or loss for U.S. federal income tax purposes may differ from your economic income or loss on your Shares.

Due to the application of the assumptions and conventions applied by the Fund in making allocations for U.S. federal income tax purposes and other factors, your allocable share of the Fund’s income, gain, deduction, loss or credit may be different than your economic profit or loss from your Shares for a taxable year. This difference could be temporary or permanent and, if permanent, could result in your being taxed on amounts in excess of your economic income.

Items of income, gain, deduction, loss and credit with respect to Shares could be reallocated and the Fund itself could be liable for U.S. federal income tax along with any interest or penalties if the IRS does not accept the assumptions and conventions applied by the Fund in allocating those items, with potential adverse consequences for you.

The Fund intends to be treated as a partnership for U.S. federal income tax purposes. The U.S. tax rules pertaining to entities taxed as partnerships are complex and their application to publicly traded partnerships such as the Fund, is in many respects uncertain. The Fund will apply certain assumptions and conventions in an attempt to comply with the intent of the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that properly reflects Shareholders’ economic gains and losses. These assumptions and conventions may not fully comply with all aspects of the Code, and applicable Treasury Regulations, however, and it is possible that the IRS will successfully challenge our allocation methods and require us to reallocate items of income, gain, deduction, loss or credit in a manner that adversely affects you.

The Fund may be liable for U.S. federal income tax on any “imputed underpayment” of tax resulting from an adjustment as a result of an IRS audit. The amount of the imputed underpayment generally includes increases in allocations of items of income or gains to any investor and decreases in allocations of items of deduction, loss, or credit to any investor without any offset for any corresponding reductions in allocations of items of income or gain to any investor or increases in allocations of items of deduction, loss, or credit to any investor. If the Fund is required to pay any U.S. federal income tax on any imputed underpayment, the resulting tax liability would reduce the net assets of the Fund and would likely have an adverse impact on the value of the Shares. In such a case, the tax liability would in effect be borne by Shareholders that own Shares at the time of such assessment, which may be different persons, or persons with different ownership percentages, than persons owning Shares for the tax year under audit. Under certain circumstances, the Fund may be eligible to make an election to cause Shareholders to take into account the amount of any imputed underpayment, including any interest and penalties. The ability of a publicly traded partnership such as the Fund to make this election is uncertain. If the election is made, the Fund would be required to provide Shareholders who owned beneficial interests in the Shares in the year to which the adjusted allocations relate with a statement setting forth their proportionate shares of the adjustment (“Adjusted K-1s”). The investors would be required to take the adjustment into account in the taxable year in which the Adjusted K-1s are issued. For an additional discussion please see “U.S. Federal Income Tax Considerations — Other Tax Matters.”

If the Fund is required to withhold tax with respect to any Non-U.S. Shareholders, all Shareholders may bear the cost of such withholding.

Under certain circumstances, the Fund may be required to pay withholding tax with respect to allocations to Non-U.S. Shareholders. Although the Trust Agreement provides that any such withholding will be treated as being distributed to the Non-U.S. Shareholder, the Fund may not be able to cause the economic cost of such withholding to be borne by the Non-U.S. Shareholder on whose behalf such amounts were withheld since the Fund does not intend to make any distributions. Under such circumstances, all Shareholders may bear the economic cost of the withholding, not just the Shareholders on whose behalf such amounts were withheld. This could have a material impact on the value of your Shares.

Shareholders will receive partner information tax returns on Schedule K-1, which could increase the complexity of tax returns.

The partner information tax returns on Schedule K-1, which the Fund will distribute to Shareholders, will contain information regarding the income items and expense items of the Fund. If you have not received Schedule K-1s from other investments, you may find that preparing your income tax returns may require additional time, or it may be necessary for you to retain an accountant or other tax preparer, at an additional expense to you, to assist you in the preparation of your returns.

Shareholders of the Fund may recognize significant amounts of ordinary income and short-term capital gain.

Due to the investment strategy of the Fund, the Fund may realize and pass through to Shareholders significant amounts of ordinary income and short-term capital gains as opposed to long-term capital gains. Ordinary income and short-term capital gains are generally taxed at higher U.S. federal income tax rates than the preferential U.S. federal income rates applicable to long-term capital gains.

Tax legislation that has been or could be enacted may affect you with respect to your investment in the Fund.

Legislative, regulatory or administrative changes could be enacted or promulgated at any time, either prospectively or with retroactive effect, and may adversely affect the Fund and its Shareholders. Please consult a tax advisor regarding the implications of an investment in Shares of the Fund, including without limitation the federal, state, local and foreign tax consequences.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN SHARES; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

USE OF PROCEEDS

Proceeds received by the Fund from the issuance and sale of Creation Baskets will consist of cash deposits. Such cash deposits are held by the Cash Custodian on behalf of the Fund until (i) transferred in connection with the purchase of the Digital Assets, (ii) delivered to Authorized Participants in connection with a redemption of Baskets or (iii) transferred to pay the Sponsor’s Fee and Fund expenses or liabilities not assumed by the Sponsor.

OVERVIEW OF THE INDEX CONSTITUENTS’ INDUSTRY

The Index Constituents as of the date of this prospectus are, in order of weight in the Index the following:

Index Constituent	% Weight in Index (as of June 2, 2025)
Bitcoin (BTC)	42.93
Ethereum (ETH)	20.38
XRP (XRP)	14.14
Solana (SOL)	11.39
Dogecoin (DOGE)	3.58
Cardano (ADA)	3.51
SUI (SUI)	1.49
Chainlink (LINK)	1.06
Stellar Lumens (XLM)	0.81
Hedera (HBAR)	0.70

As of the date of this prospectus, the only Index Constituents that the Fund is regulatorily permitted to hold are Bitcoin, Ether, XRP, Solana, Dogecoin, Cardano and Hedera. Thus, as an initial matter, the only Digital Assets in the Fund’s portfolio will be Bitcoin, Ether, XRP, Solana, Dogecoin, Cardano and Hedera. When the SEC permits the Fund to hold additional Index Constituents, they, too, will become Digital Assets in the Fund’s portfolio. All Digital Asset Networks are, and will be, decentralized peer-to-peer computer systems that rely on public key cryptography for security, and their values are primarily influenced by market supply and demand.

In this section, the Sponsor provides descriptions of the Index Constituents. The Sponsor may update this section periodically; however, there is no obligation to amend the Registration Statement in the event of changes to the list of Digital Assets.

Bitcoin

This section of the prospectus provides a more detailed description of bitcoin. In this section, Bitcoin with an upper case “B” is used to describe the Bitcoin System as a whole that is involved in maintaining the ledger of bitcoin ownership and facilitating the transfer of bitcoin among parties, as well as its components, such as the Bitcoin Network, the Bitcoin Blockchain, the Bitcoin Protocol and Bitcoin Clients (together, the “Bitcoin System”). When referring to the crypto asset within the bitcoin network, bitcoin is written with a lower case “b” (except, of course, at the beginning of sentences or paragraph sections). For clarification purposes, bitcoin is written with a lower case “b” when used to describe the crypto asset native to the Bitcoin System, whose ownership registry and full transfer history is made by the Bitcoin System.

Bitcoin is a crypto asset that serves as the unit of account on an open-source, permissionless, decentralized, peer-to-peer computer network (known as the Bitcoin Network). Every bitcoin is fractionable to the eighth decimal place, with its smallest fraction equal to 0.00000001 bitcoin and called a “Satoshi”. It may be used to pay for goods and services, stored for future use, or converted to government-backed currency such as the U.S. dollar. As of the date of this prospectus, the adoption of bitcoin for these purposes has been limited. The value of bitcoin is not backed by any government, corporation, or other identified body.

Bitcoin Blockchain and Consensus Mechanism

Transactions in bitcoin are broadcasted over the Bitcoin Network and registered in bundles called blocks, which are set to occur on average every 10 minutes and collectively track the full transaction history and ownership of bitcoins in circulation. Every block is cryptographically tied to its predecessor, creating a chain of blocks called the “Bitcoin Blockchain”. Blocks are identified by a block height as if they were progressively piled up starting from a height of zero. The first block of the Bitcoin Blockchain is known as the Genesis block, assigned a height of 0 (zero), and was created on January 3, 2009.

Whilst in traditional financial ledgers, a central authority is responsible for updating users’ balances and preventing the same balance to be spent twice, the Bitcoin System introduces a cost for network participants to add new blocks of transactions to the Bitcoin Blockchain. This consists of creating a proof-of-work by solving a highly costly cryptographic problem by trial and error and broadcasting the obtained solution to other network participants for verification. A key feature of proof-of-work is its asymmetry: the proof generator needs to expend large amounts of computational power to generate it, whereas others can easily verify that the proof is valid at a negligible cost.

The solution to the proof-of-work problem creates a cryptographic hash that sets a unique identifier for every block and includes an imprint of all the transactions included in the block as well as the identifier of the block’s immediate predecessor. This generates a strong cryptographic tie among the blocks in the Bitcoin Blockchain and implies that rebuilding the transaction history from a height smaller than or equal to the current one would demand regenerating all the cumulative proof-of-work from that point until the current block. Given the necessary computational cost, the bigger the pile of blocks stacked above a specific block, the smaller the likelihood for the information included in it to be changed, effectively making it immutable after enough proof-of-work is generated on top of it, granted that there is no dramatic decrease in mining nodes such that a 51% attack is economically feasible. At any height, if two diverging versions of the Bitcoin Blockchain exist, a bifurcation referred to as a blockchain fork, the consensual version of the Bitcoin Blockchain is defined as the chain with the largest cumulative proof-of-work, establishing Bitcoin’s so-called fork choice rule. These rules establish a mechanism for the Bitcoin Blockchain to be appended over time and for the Bitcoin Network to reach consensus on bitcoin ownership and transaction history. Therefore, proof-of-work is generally referred to as the consensus mechanism of the Bitcoin System.

The built-in incentive element of the Bitcoin System is bitcoin, which is issued over time as a subsidy that rewards network participants responsible for generating proof-of-work and, thus, adding new blocks to the Bitcoin Blockchain. Since they invest in computational equipment and expend electricity in exchange for newly-issued coins, there exists a clear similarity between this activity and the mining of precious metals such as gold or silver.

The creation of proof-of-work is thus popularly referred to as bitcoin mining, and network participants engaging in the activity are called bitcoin miners. Users of the Bitcoin Network might also pay transaction fees in bitcoin to gain priority over others in having their transactions included in a new block. The fees paid by all transactions in a mined block are reverted to the successful miner alongside the mining subsidy.

To make sure that the creation of blocks and thus the issuance of new bitcoin occur on average every 10 minutes, the Bitcoin System has a built-in difficulty adjustment that tunes the cost of generating a valid proof-of-work every interval of 2,016 blocks — approximately every two weeks — starting from the Genesis block. If the number of mining nodes increases, or current miners get more specialized and are able to mine blocks faster than 10 minutes on average, the difficulty is increased when the next cycle of 2,016 blocks starts. On the other hand, if some miners have to shut down operations and blocks start being appended to the blockchain with an average interval exceeding 10 minutes, difficulty is decreased as of the beginning of the next cycle of 2,016 blocks. The computational power of a miner is measured by its capacity to compute cryptographic hashes in the attempt to generate a valid proof-of-work. The collective computational power of the Bitcoin Network is known as the network’s hash rate.

Bitcoin Supply

The value of bitcoin depends on its supply (which is limited), and demand for bitcoin in the markets for exchange that have been organized to facilitate the trading of bitcoin. The supply of bitcoin follows a predefined issuance schedule since Bitcoin’s conception. In every multiple of 210,000 blocks following height 0 (210,000, 420,000, 630,000, etc.), the issuance of bitcoin per block is reduced in half. These events are referred to as “halvings”. Bitcoin’s mining subsidy started at 50 bitcoin per mined block and remained constant between heights 0 and 209,999. The first halving took place on November 28, 2012 at height 210,000, dropping the mining subsidy to 25 bitcoin until height 419,999. The second halving occurred on July 9, 2016 at height 420,000, setting the subsidy per block to 12.5 bitcoin until height 629,999. The third halving took place on May 11, 2020 at height 630,000, setting the subsidy per block to 6.25 bitcoin until height 839,999. The most recent halving happened on April 20, 2024 at height 840,000, setting the current subsidy per block to 3.125 bitcoin until height 1,049,999.

By design, the supply of bitcoin is intentionally limited to 21 million units, making bitcoin a disinflationary asset, that is, with a rate of supply growth that decreases over time until reaching zero when the last satoshi is issued. The maximum cap and the disinflationary nature of bitcoin makes it a potential candidate for digital store of value, an investment thesis that is still gaining traction among investors worldwide. As of the date of this prospectus, there are approximately 19.85 million bitcoins in circulation.

Bitcoin Network, Protocol, Clients and Network Upgrades

Bitcoin is maintained on the decentralized, open source, peer-to-peer computer network, the Bitcoin Network. No single entity owns or operates the Bitcoin Network. The Bitcoin Network is accessed through software and governs bitcoin’s creation and movement. The source code for the Bitcoin Network, often referred to as the Bitcoin Protocol, is open-source, and anyone can contribute to its development.

Proof-of-work, the fork choice rule, the difficulty adjustment and the supply schedule of bitcoin comprise the Bitcoin Protocol, the full set rules that users of the Bitcoin System must agree on in order to participate in the Bitcoin Network. Implementations of the Bitcoin Protocol are called “Bitcoin Clients”. These are open-source codes that can be maintained by anyone and used by any individual wishing to join the Bitcoin Network. Every computer running an instance of a Bitcoin Client is called a node.

The infrastructure of the Bitcoin Network is collectively maintained by its participants, which include miners, developers, and users. Miners register transactions and provide security to the Bitcoin Network. Developers maintain and contribute updates to the Bitcoin Clients. Users access the Bitcoin Network either running their own node or communicating with the node run by a third-party server. Anyone can be a user, developer, or miner, but not all Bitcoin Network participants need to run a node.

Bitcoin is “stored” on a digital transaction ledger commonly known as a “blockchain.” A blockchain is a distributed database that is continuously updated and reconciled among certain users and is protected by cryptography. The bitcoin blockchain contains a complete record and history for each bitcoin transaction.

New bitcoins are created through a process called “mining.” Miners use specialized computer software and hardware to solve a highly complex mathematical problem presented by the Bitcoin Protocol. The first miner to successfully solve the problem is permitted to add a block of transactions to the bitcoin blockchain. The new block is then independently verified by each full node, with individual transactions generally being considered “confirmed” once they are 6 blocks deep. Miners that successfully add a block to the bitcoin blockchain are automatically rewarded with a fixed amount of bitcoin for their effort plus any transaction fees paid by transferors whose transactions are recorded in the block. This reward system is how new bitcoin enter circulation and is the mechanism by which versions of the blockchain held by users on a decentralized network are kept in consensus.

The Bitcoin Protocol is thus an open-source project with no official company or group in control, and anyone can review the underlying code for its clients. There are, however, a number of individual developers that regularly contribute to a specific Bitcoin Client known as the “bitcoin core” (“Bitcoin Core”). Developers of the Bitcoin Core loosely oversee the development of the source code. There are many other compatible versions of the Bitcoin Protocol, but Bitcoin Core is the most widely adopted and currently provides the de facto standard for the Bitcoin Protocol. Bitcoin Core developers are able to access, and can alter, the client’s source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Bitcoin Core. Upgrade proposals to the Bitcoin protocol can be created by any individual as a Bitcoin Improvement Proposal (“BIP”).

However, because Bitcoin has no central authority, the release of updates to the Bitcoin Core or other Bitcoin Clients by their developers does not guarantee that the updates will be automatically adopted by the other network participants. Users and miners must accept any changes made to the source code by downloading the proposed modification and that modification is effective only with respect to those Bitcoin users and miners who choose to download it and run. As a practical matter, a modification to the source code becomes part of the Bitcoin Network only if it is accepted by individuals that collectively form a majority of the Bitcoin Network. If a modification is accepted by only a small percentage of users and miners, a division will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “hard fork.” To avoid network splits, the Bitcoin community chooses to implement BIPs via soft forks, which are backward-compatible updates and thus optional in nature, meaning multiple versions of the same Bitcoin Client can coexist in the Bitcoin Network.

Development of Bitcoin Clients has increasingly focused on amendments to the Bitcoin Protocol to enhance speed and scalability. For example, in August 2017, a BIP known as “segregated witness” was adopted in a Bitcoin soft fork. Among other things, it enables so-called second layer solutions, such as the “Lightning Network”, or payment channels, which could potentially allow greater speed and a greater number of transactions that the Bitcoin Network can process in a given time interval (i.e., transaction throughput). The Lightning Network is an open-source decentralized network that enables the instant off-blockchain transfer of bitcoin without requiring a trusted third party. The Lightning Network uses bidirectional payment channels, which work as follows: an on-blockchain transaction is required to open a channel, which can later be closed through another on-blockchain transaction. Once a channel is open, value can be transferred instantly between counterparties engaging in bitcoin transactions without such transactions being broadcasted to the Bitcoin Network. This enables increased transaction throughput and reduces the computational burden on the Bitcoin Network. The Lightning Network is currently a subject of ongoing research and development and does not yet have material adoption as of August 2024, with approximately 5,200 bitcoins in total liquidity deposited in its payment channels.

Other uses of segregated witness include smart contracts (which are programs that automatically execute on a blockchain) and distributed registers built into, built atop, or pegged alongside the Bitcoin Blockchain. For example, one white paper published by the blockchain technology company Blockstream Corporation Inc. calls for the use of “pegged sidechains” to develop programming environments built within blockchain ledgers that can interact with and rely on the security of the Bitcoin Network and blockchain while remaining independent thereof. Applications of this concept include open-source projects such as RSK (Rootstock), which seeks to create novel open-source smart contract platforms built on the Bitcoin Blockchain to allow automated, condition-based payments with increased speed and scalability.

Such research and development projects may utilize bitcoin as tokens for the facilitation of their non-financial uses, thereby potentially increasing demand for bitcoin and the utility of the Bitcoin Network as a whole. Conversely, to the extent that such projects operate on the Bitcoin Blockchain, they may increase the data flow on the Bitcoin Network and could either “bloat” the size of the blockchain or result in slower confirmation times. At this time, such projects remain in early stages and have not been materially integrated into the blockchain or Bitcoin Network.

One of the latest Bitcoin soft forks known as “Taproot” was activated in November 2021, introducing a new scheme for digital signatures, enhancing the privacy of more complex Bitcoin scripts and optimizing block space usage for multi-signature transactions. Taproot has become more prominent since late 2022 with the launch of Bitcoin inscriptions, which uses Taproot functionality to assign pieces of information to distinct satoshis. Also, Taproot is being used in the implementation of Taproot Assets, a novel programmability layer built on top of Bitcoin that allows users to create other Digital Assets on the Bitcoin Blockchain, while using them at fast speeds and low costs over the Lightning Network. Similar to the adoption of the Lightning Network, inscriptions and Taproot Assets are still experimental technologies and might be subject to significant risks.

Bitcoin Wallets and Transactions

Users of the Bitcoin Network can run a Bitcoin Client or use a Bitcoin wallet. To initiate a Bitcoin transaction, users generate one or more unique pairs of private and public keys, the latter being used to receive funds, and the former to authenticate transactions and send bitcoin. These pairs can be hierarchically derived from a single set of words known as a seed phrase. As their names suggest, public keys can be safely shared with anyone in the network, whereas private keys should be kept secret. This is analogous to the use of a bank account, with a public key similar to the bank identifier and branch number, and the private key the analogue to the account’s transaction password.

A private-public key pair is generated using asymmetric cryptography, meaning that deriving a public key from its corresponding private key is easy, whereas guessing a private key from a known public key is virtually impossible. The generation of the pair and the signing of transactions is securely carried out using a device disconnected from the internet, maintaining the secrecy of the private key and the custody of bitcoins in a so-called cold wallet. If a private key is at least once exposed to the internet, it turns the corresponding wallet into a so-called hot wallet, exposing the user to the risk of theft of funds by a malicious actor that might gain access to the device during the time of internet exposure. Therefore, security and ownership of bitcoins rely heavily on the proper management of private keys, as these keys are the only way to authorize transactions. This property guarantees the possibility of secure custody of bitcoins without counterparty risk and the ability for a user to be the only network participant knowing the private key to its wallet. On the other hand, losing a private key means losing access to the associated funds permanently, similar to a bearer asset like cash, and exposing it to the internet creates the risk of a malicious actor becoming able to drain funds from the wallet.

Bitcoin Markets

In the Bitcoin market, participants range from individual end-users who utilize bitcoin for peer-to-peer transactions, to merchants who accept bitcoin as payment for goods and services. Despite its potential, bitcoin has not yet achieved widespread adoption as a mainstream payment method. Investors also represent a significant portion of market participants, purchasing bitcoin as a speculative asset or as part of a diversified investment portfolio. These transactions occur both on bitcoin spot markets and over-the-counter (OTC) markets, with the former being more accessible to retail investors and the latter catering to institutional entities handling large volumes of bitcoin.

In addition to using bitcoin to purchase goods and services, investors may purchase and sell bitcoin to speculate as to the value of bitcoin in the bitcoin market, or as a long-term investment to diversify their portfolio. The value of bitcoin within the market is determined, in part, by the supply of and demand for bitcoin in the global bitcoin market, market expectations for the adoption of bitcoin as a store of value, the number of merchants that accept bitcoin as a form of payment, and the volume of peer-to-peer transactions, among other factors.

Bitcoin spot markets typically permit investors to open accounts with the market and then purchase and sell bitcoin via websites or through mobile applications on a prefunded basis. Prices for trades on bitcoin spot markets are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the spot market, or a previously acquired crypto asset, before they can purchase or sell assets on the spot market. The process of establishing an account with a bitcoin market and trading bitcoin is different from, and should not be confused with, the process of users sending bitcoin from one bitcoin address to another bitcoin address on the Bitcoin Blockchain. This latter process is an activity that occurs on the Bitcoin Network, while the former is an activity that occurs entirely within the order book operated by the spot market. The spot market typically records the investor’s ownership of bitcoin in its internal books and records, rather than on the Bitcoin Blockchain. The spot market ordinarily does not transfer bitcoin to the investor on the Bitcoin Blockchain unless the investor makes a request to the exchange to withdraw the bitcoin in his or her exchange account to an off-exchange bitcoin wallet.

In addition, bitcoin futures and options trading occur on exchanges in the U.S. regulated by the CFTC. The market for CFTC-regulated trading of bitcoin derivatives has developed substantially. Data aggregated by The Block shows that, in August 2024, total regulated bitcoin futures had $158.4 billion in aggregate notional trading volume on the Chicago Mercantile Exchange (“CME”), up 279% in comparison to $41.8 billion in August 2023. Furthermore, average open interest in August 2024 was equal to $8.9 billion, up 305% in comparison to $2.2 billion in the same month one year prior. As of September 2024, the bitcoin market capitalization had reached approximately $1.18 trillion and represented approximately 56% of the entire crypto asset market.

Although bitcoin was the first crypto asset, in the ensuing years, the number of Digital Assets, market participants and companies in the space has increased dramatically. In addition to Bitcoin, other well-known Digital Assets include Ether, Solana, Bitcoin Cash, and Litecoin. The category and protocols are still being defined and evolving.

Bitcoin has generally exhibited high price volatility relative to more traditional asset classes. One volatility measure, standard deviation, is based on the variability of historical price returns. A higher standard deviation indicates a wider dispersion of past price returns and thus greater historical volatility.

Ethereum

This section of the prospectus provides a more detailed description of Ethereum. In this section, Ethereum with an uppercase “E” denotes the entire system responsible for maintaining the ledger of ether ownership and enabling the transfer of ether among parties, as well as the components of the Ethereum system such as the Ethereum Network, the Ethereum Blockchain, the Ethereum Protocol and the Ethereum Clients (together, the “Ethereum System”). When referring to the crypto asset native to the Ethereum Network, whose ownership registry and full transfer history is made by the latter, ether is written with a lowercase “e” (except at the beginning of sentences or paragraph sections).

Ethereum is a permissionless, decentralized and peer-to-peer computer network of nodes that enables developers to build and deploy the so-called smart contracts and DApps on a global scale. The Ethereum Network improves on the capabilities of the Bitcoin Network by allowing, in addition to simple ether transfers, the creation of the smart contracts (software that are automatically executed when predetermined conditions are met). Smart contracts permit the creation of Digital Assets with various properties and the deployment of decentralized applications on Ethereum.

Ether, the native cryptocurrency of the Ethereum Network, serves as a unit of account, allowing for peer-to-peer transactions and incentivizing network participants. Every ether is fractionable to the eighteenth decimal place, with its smallest fraction equal to 0.000000000000000001 ether and called a wei.

The computational environment of the Ethereum Network is known as the Ethereum Virtual Machine (“EVM”), and computational cycles in the EVM consume so-called gas units which are denominated in fractions of ether and expressed in Gwei (short for “gigawei” or one billion wei or one billionth of one ether). The EVM is similar to an engine, while ether is the fuel that propels it. Ether is therefore known as the “gas” token of the Ethereum Network. Ether may also be used to pay for goods and services, stored for future use, or converted to government-backed currency such as the dollar. The value of ether is not backed by any government, corporation, or other identified body.

Ethereum Blockchain and Consensus Mechanism

Similar to Bitcoin, transactions on Ethereum are broadcast over the Ethereum Network and registered in blocks, which are set to occur approximately every 12 seconds. Ethereum blocks collectively track the full transaction history, the accounts and balances of users and contracts in the “Ethereum System”, and other blockchain data that collectively are referred to as the state of Ethereum. Ethereum ensures that its state transition is deterministic, meaning that given the same initial state and set of transactions, all nodes in the Ethereum Network are able to compute the same final state. Blocks are organized in a chain forming the “Ethereum Blockchain”, starting from the “genesis block” at height 0 (zero), which was created on July 30, 2015.

Unlike Bitcoin, which relies on proof-of-work, Ethereum operates on a proof-of-stake consensus mechanism where users must lock a certain amount of ether to engage with transaction validation and code execution. In contrast to proof-of-work, in which miners expend hardware and electricity to become eligible to append new blocks to the blockchain, in proof-of-stake, users known as validators pledge capital denominated in ether as a “stake,” providing a guarantee of action in good faith towards the honest operation of the network. If Ethereum Network participants detect a malicious activity by a validator, such as proposing two different blocks at the same height or attesting to two different versions of the consensual Ethereum Blockchain, they can cast a slashing alert that subtracts part of the malicious actor’s stake. As such, proof-of-stake substitutes the computational cost to cheat on proof-of-work by the risk of losing part of a validator’s stake, aligning the incentives for consensus participants to remain honest over time. Ethereum’s implementation of proof-of-stake also has a fork choice rule, which uses validators’ votes on the chain with the most accumulated validator activity to select the consensual chain at any point in time.

Actors running Ethereum validators range from individual enthusiasts to professional operations with dedicated hardware and data centers. Users activate a validator by running consensus software on Ethereum and depositing 32 ether on a staking contract deployed on the Ethereum Network. They are rewarded with newly issued ether as a subsidy and transaction fees paid by users to gain priority in having their transactions executed first. The Ethereum Network’s complexity and reliance on staking attract a specific type of participant, one who is often deeply involved in the ecosystem, increasing the likelihood for committed entities to take on the responsibilities of a validator.

Smart Contracts, Digital Assets and Decentralized Applications

The Ethereum Network allows users to write and implement smart contracts — that is, general-purpose code that executes on every node in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can leverage the EVM through its built-in programming language, Solidity, to create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create Digital Assets other than ether.

Development on the Ethereum Network involves building more complex tools on top of smart contracts, such as decentralized apps (DApps), organizations that are autonomous, known as decentralized autonomous organizations (DAOs), and entirely new decentralized governance systems. For example, a company that distributes charitable donations on behalf of users could hold donated funds in smart contracts that are paid to charities only if the charity satisfies certain predefined conditions.

Ethereum is also a platform for creating new Digital Assets and conducting their associated initial coin offerings. It has a suite of standards that allow for the creation of fungible Digital Assets, such as governance tokens that confer voting power in DAOs or stablecoins pegged to government-backed currencies like the dollar; non-fungible tokens (NFTs) allowing for the creation of unique representations of value, such as digital collectibles, digital art, decentralized identity systems and digital characters and items in metaverses and videogames; and more versatile tokens that bring new utility to DApps by integrating decentralized data provision and indexing. As of the data of this prospectus, a majority of Digital Assets in the crypto market were built on the Ethereum Network, with such assets representing a significant amount of the total market value of all Digital Assets.

An important set of DApps on the Ethereum Network exists within the sector known as decentralized finance (DeFi) or open finance platforms, which seek to democratize access to financial services, such as borrowing, lending, custody, trading, derivatives, and insurance, by removing third party intermediaries. DeFi can allow users to lend and earn interest on their Digital Assets, exchange one crypto asset for another, and create derivative Digital Assets such as stablecoins. As of the date of this prospectus, $46 billion worth of Digital Assets are deposited on DeFi applications on the Ethereum Network. Ethereum is also used to create decentralized naming systems, decentralized social networks, and the registry and commercialization of digital art. More recently, companies and asset managers have started to use Ethereum to tokenize traditional assets such as money-market funds. While experiencing a significant rise in total value secured by the Ethereum Network since inception, most applications in the Ethereum ecosystem are still incipient and/or in experimental phase.

Since smart contracts are general purpose software, they can be naturally used to create highly complex DApps, which can be further combined among themselves in a composable manner to create even more complex applications. On the other hand, given the nascent nature of the EVM and Solidity, there might be significant architectural risks and unseen bugs in Ethereum’s current technological stack. This may pose relevant security risks on DApps running on the platform, lead to the drain, loss or indefinite lock of value deposited on them, and potentially harm users interacting with such applications or having participation in the total value deposited in a DApp.

Ether Supply

Unlike bitcoin, the supply schedule of ether has changed a number of times since the inception of the Ethereum Network. The initial creation of ether involved the issuance of 72.0 million tokens. Of these, 60.0 million ether (83.33% of the supply) were sold to the public in a crowd sale in 2014, raising approximately $18 million. Another 6.0 million ether (8.33% of the supply) went to the Ethereum Foundation for operational costs, while 6.0 million ether (4.17% of the supply) were distributed to individuals who contributed to the network for purchasing at the initial crowd sale price.

While currently operating under a proof-of-stake consensus mechanism, the Ethereum Network started operation under a proof-of-work consensus mechanism similar to Bitcoin, migrating to its current proof-of-stake consensus mechanism in September 2022 during an upgrade known as “The Merge”. Over time, new ether was put into circulation by miners creating blocks on the Ethereum blockchain.

From the Genesis block to late 2017, the mining subsidy on the Ethereum Network was equal to 5 ether per block. In October 2017, the Byzantium upgrade was activated, decreasing the mining subsidy to 3 ether and aiming to prepare Ethereum for future scaling solutions. In February 2019, the Constantinople upgrade further reduced the mining subsidy to 2 ether per block. In December 2020, Ethereum’s new proof-of-stake consensus layer called the Beacon Chain was launched in preparation for The Merge in September 2022, introducing a deterministic supply curve that issues new ether to validators based on the total amount of ether staked. In August 2021, the London upgrade introduced the concept of a base fee burn. This means that a portion of the transaction fees paid by users on the network started being burned, effectively working as an ether supply reduction mechanism. This base fee is algorithmically adjusted based on network demand, and ether burn is more intense in periods of high network activity. The latest change in ether monetary policy took place during the Merge, in which mining was deprecated and mining subsidies ceased. Unlike bitcoin, ether’s supply is uncapped and can be inflationary — that is, with a positive supply growth rate — if issuance is bigger than burns or deflationary — that is, with a negative supply growth rate — if issuance is smaller than burns.

As of the date of this prospectus, 72 million ether were pre-mined, 50.4 million ether were issued by miners before the switch to proof-of-stake, 2.9 million ether were issued to validators staking ether and 4.6 million ether were burned in base fees, leading to a circulating supply of 120.7 million ether. There is no guarantee that the ether issuance policy will remain unchanged over time, and future modifications to monetary policy might create splits in the Ethereum community and lead to two or more conflicting Ethereum networks.

Ethereum Protocol, Clients and Network Upgrades

Proof-of-stake, the fork choice rule, the EVM architecture and the monetary policy of ether comprise the “Ethereum Protocol”, the full set rules that users of the Ethereum System have to agree on in order to participate in the network. Implementations of the Ethereum Protocol are called “Ethereum Clients”. These are open-source codes that can be maintained by anyone and used by any individual wishing to join the Ethereum Network. Every computer running an instance of an Ethereum Client is called a node. The infrastructure of the Ethereum Network is collectively maintained by various participants, which includes validators, developers, and users. Validators register transactions inside blocks and provide security to the Ethereum Network. Developers maintain and contribute updates to Ethereum Clients. Users can access the Ethereum Network either running their own node or communicating with nodes run by a third party server. Anyone can be a user, developer, or validator, but not all network participants need to run a node.

Similar to BIPs, Ethereum upgrade proposals are known as Ethereum Improvement Proposals (“EIPs”). However, Ethereum upgrades are generally made through hard forks, which are not backward-compatible and thus demand Ethereum users to update their clients to continue having access to the Ethereum Network. The Merge introduced the Beacon Chain as the new consensus layer of Ethereum, responsible for block production and finalization, whereas the original Ethereum chain remained as the network’s execution layer, in which code execution takes place. This transition was expected since the network’s launch in mid-2015, and aimed at reducing Ethereum’s overall energy consumption while paving the way for higher scalability and increased transaction throughput. Since the Merge, all upgrades on Ethereum consist of new releases for both consensus and execution software of all clients implementing the Ethereum Protocol.

While the Ethereum Protocol is an open-source project with no official company or group in control, there is one entity called the Ethereum Foundation which supports the development, growth, and research on Ethereum. It plays a role in stewarding the Ethereum ecosystem, but it does not control or manage the network. Instead, the Foundation provides resources, grants, and coordination to help maintain the Ethereum protocol and its infrastructure.

Unlike Bitcoin, which has Bitcoin Core as its dominant client, the Ethereum Network is operated by a more diverse list of clients. As of the date of this prospectus, 57.5% of execution layer Ethereum nodes run the geth client, 20.6% the nethermind client, and the remaining nodes are split among several others. Core developers of Ethereum clients are able to access, and can alter, the client’s source code and, as a result, they are responsible for official releases of updates and other changes to Ethereum Clients.

Since the Merge, Ethereum experienced the successful activation of two other upgrades. First, the Shapella upgrade, activated in April 2023, which enabled ether withdrawals for validators participating in the network’s consensus layer. Second, the Dencun upgrade, activated in March 2024, which introduced proto-danksharding (or EIP-4844), a new technology that reduces the costs for second layer solutions known as rollups to post data on Ethereum and thus significantly decreases transaction fees paid by users using these upper layers to access the Ethereum ecosystem.

Particularly, following the Dencun upgrade, most second layers that had properly prepared for the activation of EIP-4844 experienced, as expected, reduced transaction fees when batching transactions to the main Ethereum Network. In turn, the upgrade lowered the transaction costs for executing transactions on such networks and significantly reduced activity on Ethereum’s base layer. However, some second layer solutions reportedly experienced outages and other disruptions in the aftermath of the upgrade, which in the case of “Blast”, one of Ethereum’s rollups, led to a halt in block production for a period of time. Blast normal operation was reportedly restored afterward. As with any change to open-source software code and client overhaul, planned forks such as the ones activated since the Merge could introduce bugs, coding defects, unanticipated or undiscovered problems, flaws, security risks, problematic incentive structures, or otherwise fail to work as intended or achieve the expected benefits that proponents hope for in the short term or the long term.

Because Ethereum has no central authority, the release of updates to Ethereum Clients by their developers does not guarantee that the updates will be automatically adopted by the other network participants. Users and validators must accept any changes made to the source code by downloading the proposed modification and that modification is effective only with respect to those Ethereum users and validators who choose to download and run it. As a practical matter, a modification to the source code becomes part of the Ethereum Network only if it is accepted by individuals that collectively have a majority of the Ethereum Network. If a modification is accepted by only a percentage of users and validators, a division will occur such that one network will run the pre-modification source code and the other network will run the modified source code.

As a continuation to the Ethereum 2.0 transition, Ethereum is expected to undergo a third upgrade called Pectra between late 2024 and early 2025. As of its current list of improvements, Pectra is planned to activate new technology aiming to ease user experience through account abstraction, enhance consensus operation for validators, and improve overall network performance and security.

Ethereum Wallets and Transactions

Similar to Bitcoin, users of the Ethereum Network can run an Ethereum Client or use an Ethereum wallet. To initiate an Ethereum transaction, users generate a pair of private and public keys, the latter being used to receive funds, and the former to authenticate transactions, send funds and interact with DApps on the platform. The same careful management of private keys must be carried out in the case of Ethereum, allowing a user to securely custody ether and other Digital Assets living on the Ethereum Network. Nonetheless, in contrast to Bitcoin, where multiple private-public key pairs can be derived from a single seed phrase, Ethereum operates on an account-based model. This means that instead of tracking multiple individual key pairs, a single account is used to manage the balance of ether and Digital Assets. Each account has an associated public address and private key, and the entire balance is tied to the account rather than to individual key pairs. To execute any transaction on Ethereum, including sending ether and other Digital Assets, and interacting with DApps, a user must hold enough ether on its balance to pay for the gas costs of the corresponding code execution.

Ether Markets

The Ethereum market includes a wide array of participants in the investment, retail, and service sectors. The investment sector, similar to Bitcoin, includes both private and professional investors who trade ether for speculative purposes. The retail sector involves users who buy ether to transfer it or to pay for transaction fees when transferring other Digital Assets and interacting with DApps on the Ethereum Network. Retail users can also buy ether to pay for goods and services, though its adoption as a payment method is still in its infancy. The service sector, on the other hand, is expanding rapidly, with companies like Coinbase, Kraken, and Gemini providing essential services such as trading, payment processing, custodial solutions and staking. As Ethereum continues to evolve, the service sector is expected to grow, offering more sophisticated and varied services to accommodate the network’s increasing user base and its unique functionalities like smart contracts.

In addition to using ether to engage in transactions, investors may purchase and sell ether to speculate as to the value of ether in the market, or as a long-term investment to diversify their portfolio. The value of ether within the market is determined, in part, by the supply of and demand for ether in the global ether market, market expectations for the adoption of ether as a store of value, the number of merchants that accept ether as a form of payment, and the volume of peer-to-peer transactions, among other factors.

Centralized spot ether markets typically permit investors to open accounts with the trading platform and then purchase and sell ether via websites or through mobile applications. Prices for trades on centralized spot ether markets are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the spot market, or a previously acquired crypto asset, before they can purchase or sell assets on the spot market. The process of establishing an account with a centralized ether market and trading ether is different from, and should not be confused with, the process of users sending ether from one Ethereum address to another Ethereum address on the Ethereum Blockchain or decentralized on-chain trading platforms. This latter process is an activity that occurs on the Ethereum Network, while the former is an activity that occurs entirely within the order book operated by the centralized spot market. The centralized spot market typically records the investor’s ownership of ether in its internal books and records, rather than on the Ethereum Blockchain. The centralized spot market ordinarily does not transfer ether to the investor on the Ethereum Blockchain unless the investor makes a request to the crypto asset trading platform to withdraw the ether in their account to an off-exchange ether wallet.

Outside of the spot markets, ether can be traded OTC. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer ether-sided liquidity for ether, investment managers, proprietary trading firms, high-net-worth individuals that trade ether on a proprietary basis, entities with sizable ether holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of ether. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price — often via phone or email — and then one of the two parties will initiate the transaction. For example, a seller of ether could initiate the transaction by sending the ether to the buyer’s ether address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on ether spot markets.

In addition, ether futures and options trading occur on exchanges in the U.S. regulated by the CFTC. The market for CFTC-regulated trading of ether derivatives has developed substantially. Data aggregated by The Block shows that, in August, 2024, regulated ether futures represented approximately $20.8 billion in aggregate notional trading volume on the Chicago Mercantile Exchange (“CME”), up 117% in comparison to $9.6 billion in August 2023. Furthermore, average open interest in August 2024 was equal to $917 million, up 187% in comparison to $319 in the same month one year prior. Through the common membership of NYSE Arca and the CME Ethereum Futures market in the Intermarket Surveillance Group (“ISG”), NYSE Arca may obtain information regarding trading in the Shares and listed ether derivatives from the CME Ethereum Futures market via the ISG and from other exchanges who are members or affiliates of the ISG. Such an arrangement with the ISG and the CME Ethereum Futures market allows for the surveillance of ether futures market conditions and price movements on a real-time and ongoing basis in order to detect and prevent price distortions, including price distortions caused by manipulative efforts. The sharing of surveillance information between NYSE Arca and the CME Ethereum Futures market regarding market trading activity, clearing activity and customer identity assists in detecting, investigating and deterring fraudulent and manipulative misconduct, as well as violations of NYSE Arca’s rules and the applicable federal securities laws and rules. NYSE Arca has also implemented surveillance procedures to monitor the trading of the Shares on NYSE Arca during all trading sessions and to deter and detect violations of NYSE Arca rules and the applicable federal securities laws.

XRP

XRP Ledger (XRPL) is an open-source, decentralized blockchain created in 2012 by Ripple co-founder and CEO Chris Larsen, designed to facilitate rapid and cost-effective global payments. Its system comprises the XRPL Blockchain, the XRPL Protocol and XRPL Clients. XRPL can process nearly 1,000 transactions per second, making it suitable for cross-border payments with very low transaction fees. It supports a variety of transaction types, including payments, escrows, trust sets, order book transactions, and payment channel transactions.

XRP Blockchain and Consensus Mechanism

The XRP Ledger uses a unique consensus protocol that ensures all users can agree on the ledger’s current state and the order of transactions. This protocol, known as the XRP Ledger Consensus Protocol, processes valid transactions without relying on a central operator, avoiding single points of failure. The network remains functional even if participants join, leave, or misbehave. If too many participants are unreachable or acting maliciously, progress halts instead of confirming invalid transactions. This consensus method avoids the resource-intensive competition seen in most other blockchain systems. The XRP Ledger Consensus Protocol aims to agree on a set of transactions for the next ledger version, apply them in order, and confirm that all participants reach the same result. Once this process is complete, the ledger version is considered validated and final.

XRP Supply

The native token of the XRPL is XRP, and it serves as a bridge currency for financial transactions between different currencies and assets, granting access to the XRPL, which is designed to support a wide range of uses, including asset tokenization solutions and the issuance of digital currencies. XRP tokens function both as a crypto asset and as a security measure to prevent spam and malicious activity. Every XRP is fractionable to the smallest unit called Drop, and it has the same precision as a 64-bit unsigned integer where each unit is equivalent to 0.000001 XRP. It uses integer math, so that any amount less than a full drop is rounded down. XRP has a burning mechanism where a small fee is levied on each transaction, and this fee is permanently removed from the total supply. This explains why the total supply of XRP slightly differs from the maximum supply of 100 billion, with the current total at 99.98 billion.

XRP possesses a maximum supply cap of 100 billion coins, and there was no ICO for XRP. Instead, XRP was created and distributed through a private sale, with Ripple Labs, the company behind the XRP Ledger, initially holding a significant portion of the total supply. XRP’s distribution was structured differently from typical ICOs, and no public token sale occurred at the time of its launch. The initial distribution of the pre-mined XRP tokens was allocated among Ripple, the company behind the XRP Ledger, its co-founders, and the core team. Out of the 100 billion tokens, Ripple received 80 billion, while the remaining 20 billion were assigned to the co-founders and core team. To maintain control over the supply, Ripple locked 55 billion of the 80 billion tokens it received. These locked tokens are periodically unlocked through monthly escrows. As of now, approximately 58 billion XRP are in circulation, with the remaining 42 billion held by Ripple Labs and its founders.

XRP protocol, clients and network upgrades

Unlike other blockchains that are considered more permissionless and decentralized, the XRP Ledger does not have much client diversity. Ripple Labs is the primary developer for the XRP Ledger’s main client, “Rippled.”

Modifications to the XRP Ledger protocol involve a structured process. The first step is identifying a need or improvement that could benefit the XRP Ledger. This might be related to performance, security, new features or other enhancements. The proposer drafts a formal proposal outlining the suggested change. This proposal typically includes technical details, rationale, potential benefits and any drawbacks or risks.

The proposal is shared with the XRP Ledger community, typically through forums such as the XRP Ledger GitHub repository or community discussion platforms. This allows for initial feedback, questions, and suggestions from developers, validators and other stakeholders. During this phase, the proposer may refine the proposal based on community input. Open dialogue is crucial to ensure the proposal addresses the community’s needs and concerns.

If the proposal is generally well-received, the next step involves writing the necessary code to implement the change. This is often done by the proposer or a group of developers with expertise in the XRP Ledger’s codebase. The new code is rigorously tested in various environments. This might include test networks (such as the XRP Ledger Testnet) to ensure that the change does not introduce bugs or vulnerabilities and works as intended under different scenarios. The code is then reviewed by other developers, especially those with a deep understanding of the XRP Ledger. This peer review process is critical to maintaining the integrity and security of the ledger.

Once the code is developed and tested, it is proposed as an “amendment” to the XRP Ledger. The amendment process is a governance mechanism that allows validators to vote on whether to adopt the proposed changes. Validators on the network signal their approval or disapproval of the amendment by updating their validator configuration. For the amendment to be activated, it must receive approval from at least 80% of the validators on the network for two weeks continuously. If the amendment meets the required threshold, it is automatically activated on the XRP Ledger, and the new functionality or modification becomes part of the ledger’s protocol.

Once activated, the changes are deployed across the XRP Ledger. All nodes running the XRP Ledger software must update to the latest version to remain compatible with the network. Even after deployment, the change is monitored to ensure it behaves as expected in the live environment. If any issues arise, the community may need to address them through additional updates or modifications.

After the change is implemented, the relevant documentation (such as the XRP Ledger technical documentation, API references, etc.) is updated to reflect the new features or modifications. The community is informed of the successful implementation through official channels, including developer blogs, forums, and updates to the GitHub repository.

XRP Wallets and Transactions

From what it regards block creation, any changes affecting transaction processing or consensus must be approved by at least 80% of the network of validators. While Ripple Labs contributes to the network, its rights are the same as any other contributor. The XRP Ledger has over 150 validators, with more than 35 on the default Unique Node List (UNL) maintained by Ripple Labs, and Ripple operates only one of these nodes.

Transactions are validated on the XRP Ledger by a network of independent validator nodes. These nodes do not mine new blocks but participate in a consensus process to ensure that transactions are valid and correctly ordered on the XRP Ledger. Any node can be a validator, but for practical purposes, the XRP Ledger depends on a list of trusted validators known as the Unique Node List or “UNL.” Validators are entities (which can be individuals, institutions, or other organizations) that run nodes to participate in the consensus process. These validators ensure the integrity and accuracy of the ledger. Each node in the network maintains a Unique Node List – a list of other validators that the node trusts to reliably validate transactions. The XRP Ledger’s decentralized architecture means that different nodes may maintain different UNLs, but there needs to be some overlap in the UNLs for the consensus mechanism to work effectively. Similar to the Bitcoin network, anyone can join and start using the XRP Ledger; however, unlike the Bitcoin network, which operates on a fully permissionless blockchain, the XRP Ledger is maintained by a network of trusted nodes that accept or reject transactions on the XRP Ledger.

A transaction on the XRP Ledger begins when a user submits a transaction to the XRP Ledger network. The submitted transaction is broadcast to all validator nodes. Validators do not immediately confirm transactions as final; instead, they go through a process of reaching consensus on which transactions should be included in the next ledger version. Each validator collects incoming transactions into a proposed ledger, called a candidate ledger, and then exchanges their proposed candidate ledgers (also known as proposals) with other validators. The actual consensus process happens over several rounds. In each round, validators attempt to come to an agreement on which transactions should be included in the next ledger version. In each round, validators examine the transactions in the proposed ledger from the previous round and compare it to the proposals from other validators in their UNL. If the validator sees that a supermajority (typically 80% of validators) of trusted validators have proposed the same set of transactions, the validator updates its proposal to align with the majority. After a few rounds of exchanging proposals, when a supermajority (typically 80%) of validators have agreed on the same set of transactions, that version of the ledger is considered valid. All participating validators then update their copy of the ledger with the new, agreed-upon transactions. The final ledger version is broadcast to all nodes, and it becomes the new “official” state of the ledger.

Prior to engaging in XRP transactions directly on the XRP Ledger, a user generally must first install on its computer or mobile device an XRP Ledger software program that will allow the user to generate a private and public key pair associated with an XRP address. The XRP Ledger software program and the XRP address also enable the user to connect to the XRP Ledger and transfer XRP to, and receive XRP from, other users.

Each XRP Ledger address, or wallet, is associated with a unique “public key” and “private key” pair. To receive XRP, the XRP recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from where the payor is transferring the XRP. The recipient, however, does not make public or provide to the sender its related private key.

XRP can be held in different types of wallets, including hardware wallets, software wallets and custodial wallets provided by digital asset trading platforms. The wallet essentially holds the private keys that control the account on the XRP Ledger. The private key is crucial for signing transactions on the ledger. Whoever possesses the private key associated with an XRP Ledger account effectively controls the XRP held by that account. While XRP is the native asset, the XRP Ledger also supports the holding and transferring of other assets (like USD, EUR, or other digital assets) through a system of trust lines. However, these other assets are not XRP itself; they are IOUs issued by institutions or individuals on the ledger.

Neither the recipient nor the sender reveal their private keys in a transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses his or her private key, the user may permanently lose access to the XRP contained in the associated address. Likewise, XRP is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending XRP, a user’s XRP Ledger software program must validate the transaction with the associated private key. In addition, since every computation on the XRP Ledger requires processing power, there is a transaction fee involved with the transfer that is paid by the payor. The resulting digitally validated transaction is sent by the user’s XRP Ledger software program to the XRP Ledger validators to allow transaction confirmation.

Some XRP transactions are conducted “off-blockchain” (i.e., through centralized book-entries) and are therefore not recorded on the XRP Ledger. These “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding XRP or the reallocation of ownership of certain XRP in a pooled-ownership digital wallet, such as a digital wallet owned by a digital asset trading platforms. In contrast to on-blockchain transactions, which are publicly recorded on the XRP Ledger, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not truly XRP Ledger transactions in that they do not involve the transfer of transaction data on the XRP Ledger and do not reflect a movement of XRP between addresses recorded in the XRP Ledger. For these reasons, off-blockchain transactions are subject to risks as any such transfer of XRP ownership is not protected by the protocol behind the XRP Ledger or recorded in, and validated through, the ledger mechanism.

XRP can also be held in escrow on the XRP Ledger, meaning the XRP is locked up and released only when certain conditions are met (e.g., at a specific time or when a particular event occurs). This is a native feature of the ledger, providing flexibility for complex financial contracts. XRP can also be held in payment channels, which allow for off-ledger transactions to occur between two parties, with the final balance being settled on the ledger later. Each XRP Ledger account must also hold a minimum reserve of XRP (currently 1 XRP) which cannot be spent. This ensures that only legitimate accounts are created and maintained. The XRP Ledger supports multi-signature accounts, where multiple keys can be required to authorize transactions. This adds an extra layer of security for holding and transferring large amounts of XRP.

XRP Markets

XRP can be transferred in direct peer-to-peer transactions through the direct sending of XRP over the XRP Ledger from one XRP address to another. While XRP was originally intended to be used primarily as a means to conduct cross-border payments, XRP can also be used to pay other users of the XRP Ledger for goods and services under what resembles a barter system. Consumers can also pay merchants and other commercial businesses for goods or services through direct peer-to-peer transactions on the XRP Ledger or through third-party service providers.

In addition to using XRP to engage in cross-border transactions or payment for goods and services, investors may purchase and sell XRP to speculate as to the price of XRP in the XRP market, or as a long-term investment to diversify their portfolio. The price of XRP within the market is determined, in part, by the supply of and demand for XRP in the global XRP market, market expectations for the adoption of XRP as a store of value or as a viable cross-border payments facilitator, the number of merchants that accept XRP as a form of payment, the regulatory challenges faced by Ripple Labs and XRP, and the volume of peer-to-peer transactions, among other factors.

XRP spot markets typically permit investors to open accounts with the market and then purchase and sell XRP via websites or through mobile applications. Prices for trades on XRP spot markets are typically reported publicly. An investor opening a trading account on a digital asset trading platform must deposit an accepted government-issued currency into its account with the trading platform, or a previously acquired digital asset, before they can purchase or sell assets on the trading platform. The process of establishing an account with a digital asset trading platform and trading XRP is different from, and should not be confused with, the process of users sending XRP from one XRP address to another XRP address on the XRP Ledger. This latter process is an activity that occurs on the XRP Ledger, while the former is an activity that occurs entirely within the order book operated by the digital asset trading platform. The digital asset trading platform typically records the investor’s ownership of XRP in its internal books and records, rather than on the XRP Ledger. The digital asset trading platform ordinarily does not transfer XRP to the investor on the XRP Ledger unless the investor makes a request to the exchange to withdraw the XRP in its platform trading account to an off-platform XRP wallet.

Outside of the spot markets, XRP can be traded OTC. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for XRP, investment managers, proprietary trading firms, high-net-worth individuals that trade XRP on a proprietary basis, entities with sizeable XRP holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of XRP. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price—often via phone or email—and then one of the two parties will then initiate the transaction. For example, a seller of XRP could initiate the transaction by sending the XRP to the buyer’s XRP address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on digital asset trading platforms.

The XRP Ledger can be seen as a direct competitor to Bitcoin in the crypto asset space, as it seeks to improve upon Bitcoin by offering faster transaction confirmation times and a more diverse ecosystem of applications, though it is not as complex as traditional smart contract platforms like Ethereum. Recent advancements in programmability, coupled with successes in legal battles, have enhanced XRP’s public perception. However, the value of XRP is primarily influenced by factors such as demand in the global crypto market, market expectations for the adoption of the XRP Ledger as a novel payment network, the number of merchants accepting XRP, and the volume of peer-to-peer transactions involving the asset, among others.

Solana

Solana is a high-performance smart contract platform designed for efficiency, enabling the creation of decentralized applications (dApps) such as decentralized finance (DeFi), digital collectibles (NFTs), and blockchain games. Its system comprises the Solana Network, the Solana Blockchain, the Solana Protocol and Solana Clients.

Solana Blockchain and Consensus Mechanism

Solana uses Proof-of-Stake (PoS) for network consensus but integrates Proof-of-History (PoH) into its PoS mechanism to enable continuous block production. This allows Solana to skip over slow or unresponsive slot leaders without waiting for a full consensus round. Proof-of-History (PoH), despite common misconceptions, is not a standalone consensus algorithm. While Solana’s current consensus integrates PoH, the network could theoretically function without it by making minor adjustments to its implementation. PoH ensures consistent block production, with each validator independently verifying the PoH sequence, eliminating the need for external time synchronization.

Solana’s consensus algorithm, Tower BFT, leverages PoH’s synchronized clock computations to enhance performance and efficiency. This creates a universal clock across the network, allowing it to skip slots assigned to slow or unresponsive leaders. Validators can produce blocks continuously without waiting for previous blocks or undergoing a synchronous consensus round for each slot.

Smart Contracts, Digital Assets and Decentralized Applications

Smart contracts are programs that run on a blockchain that can execute automatically when certain conditions are met. Smart contracts facilitate the exchange of anything representative of value, such as money, information, property, or voting rights.

Using smart contracts, users can send or receive digital assets, create markets, store registries of debts or promises, represent ownership of property or a company, move funds in accordance with conditional instructions and create new digital assets.

Development on the Solana Network involves building more complex tools on top of smart contracts, such as decentralized apps (“DApps”) and organizations that are autonomous, known as decentralized autonomous organizations (“DAOs”). For example, a company that distributes charitable donations on behalf of users could hold donated funds in smart contracts that are paid to charities only if the charity satisfies certain pre-defined conditions.

In total, as of November 1, 2024, more than 400 DApps were built on the Solana Network, including DApps in the collectible non-fungible token, gaming, music streaming, and decentralized finance categories.

Additionally, the Solana Network has been used for decentralized finance (“DeFi”), or open finance platforms, which seek to democratize access to financial services, such as borrowing, lending, custody, trading, derivatives and insurance, by removing third-party intermediaries. DeFi can allow users to lend and earn interest on their digital assets, exchange one digital asset for another and create derivative digital assets such as stablecoins, which are digital assets pegged to a reserve asset such as fiat currency.

In addition, the Solana Network and other smart contract platforms have been used for creating non-fungible tokens (“NFTs”).

Unlike digital assets native to smart contract platforms which are fungible and enable the payment of fees for smart contract execution. Instead, NFTs allow for digital ownership of assets that convey certain rights to other digital or real world assets. This new paradigm allows users to own rights to other assets through NFTs, which enable users to trade them with others on the Solana Network. For example, an NFT may convey rights to a digital asset that exists in an online game or a DApp, and users can trade their NFT in the DApp or game, and carry them to other digital experiences, creating an entirely new free-market internet-native economy that can be monetized in the physical world.

Solana Supply

SOL is the native crypto asset for the Solana System, SOL has a total supply of about 587 million tokens with no fixed cap, while the circulating supply is roughly 518 million tokens. It serves multiple purposes: (i) existing tokens are deposited as collateral (or stake) for users to join the network’s validation set and provide security, (ii) newly issued tokens are issued as rewards for validators operating the network, and (iii) existing tokens are the medium of exchange with which users pay for code execution on the platform, allowing them to interact with different applications and send assets from one place to another. Every SOL is fractionable to the smallest unit called Lamports, with its smallest fraction equal to 0.000000001 SOL each, named in honor of Leslie Lamport.

Solana Protocol, Clients and Network Upgrades

Historically the Solana Network’s development has been overseen by Solana Labs, the Solana Foundation and other core developers. The Solana Foundation and core developers are able to access and alter the Solana Network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Solana Network’s source code.

For example, in March 2020, the Solana Network launched the Mainnet Beta version of the Solana Network, one month after launching the testnet, Tour de SOL. Solana Labs led the development of these reference implementations.

The release of updates to the Solana Network’s source code does not guarantee that the updates will be automatically adopted. Users and nodes must accept any changes made to the Solana source code by downloading the proposed modification of the Solana Network’s source code. A modification of the Solana Network’s source code is only effective with respect to the Solana users that download it. If a modification is accepted only by a percentage of users and validators, a division in the Solana Network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” [See “RISK FACTORS—Risks Associated with Solana and the Solana Network — A temporary or permanent “fork” or a “clone” of the Solana Network could adversely affect the value of the Shares.”] Consequently, as a practical matter, a modification to the source code become part of the Solana Network only if accepted by participants collectively having a majority of the processing power on the Solana Network.

Core development of the Solana source code has increasingly focused on modifications of the Solana protocol to increase speed and scalability and also allow for financial and non-financial next generation uses. The Trust’s activities will not directly relate to such projects, though such projects may utilize Solana as tokens for the facilitation of their non-financial uses, thereby potentially increasing demand for Solana and the utility of the Solana Network as a whole. Conversely, projects that operate and are built within the Solana blockchain may increase the data flow on the Solana Network and could either “bloat” the size of the Solana blockchain or slow confirmation times.

Solana Wallets and Transactions

Prior to engaging in Solana transactions directly on the Solana Network, a user generally must first install on its computer or mobile device a Solana Network software program that will allow the user to generate a private and public key pair associated with a Solana address. The Solana Network software program and the Solana address also enable the user to connect to the Solana Network and transfer Solana to, and receive Solana from, other users.

Each Solana Network address, or wallet, is associated with a unique “public key” and “private key” pair. To receive Solana, the Solana recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from where the payor is transferring the Solana. The recipient, however, does not make public or provide to the sender its related private key.

Neither the recipient nor the sender reveal their private keys in a transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses his or her private key, the user may permanently lose access to the Solana contained in the associated address. Likewise, Solana is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending Solana, a user’s Solana Network software program must validate the transaction with the associated private key. In addition, since every computation on the Solana Network requires processing power, there is a transaction fee involved with the transfer that is paid by the payor the resulting digitally validated transaction is sent by the user’s Solana Network software program to the Solana Network validators to allow transaction confirmation.

Solana Network validators record and confirm transactions when they validate and add blocks of information to the Solana blockchain. When a validator is selected to validate a block, it creates that block, which includes data relating to (i) the verification of newly submitted and accepted transactions and (ii) a reference to the prior block in the Solana blockchain to which the new block is being added. The validator becomes aware of outstanding, unrecorded transactions through the data packet transmission and distribution discussed above.

Upon the addition of a block of Solana transactions, the Solana Network software program of both the spending party and the receiving party will show confirmation of the transaction on the Solana blockchain and reflect an adjustment to the Solana balance in each party’s Solana Network public key, completing the Solana transaction. Once a transaction is confirmed on the Solana blockchain, it is functionally irreversible.

Some Solana transactions are conducted “off-blockchain” and are therefore not recorded in the Solana blockchain. These “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding Solana or the reallocation of ownership of certain Solana in a pooled-ownership digital wallet, such as a digital wallet owned by a digital asset trading platform. In contrast to on-blockchain transactions, which are publicly recorded on the Solana blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not truly Solana transactions in that they do not involve the transfer of transaction data on the Solana Network and do not reflect a movement of Solana between addresses recorded in the Solana blockchain. For these reasons, off-blockchain transactions are subject to risks as any such transfer of Solana ownership is not protected by the protocol behind the Solana Network or recorded in, and validated through, the blockchain mechanism.

The Solana blockchain relies on two types of globally distributed nodes: Validators and Remote Procedure Call (RPC) nodes. Validators are voting consensus nodes, while RPC nodes are non-voting nodes. Validators vote to determine the validity of transactions until consensus is reached. Once validated, the on-chain state changes are applied, and the transactions are recorded in the Solana ledger for permanent storage. The RPC node then sends the response back to the client application. Solana’s governance relies on Solana Improvement Proposals (SIPs), which outline suggested network changes. Anyone can submit a SIP, but community support is crucial. Validators, developers, and stakeholders review proposals to reach consensus on updates that shape the blockchain’s future.

Solana Markets

Solana offers faster and cheaper transactions compared to Ethereum, leading the space of alternative infrastructure platforms in crypto. As a general purpose smart contracts platform, Solana allows for the creation of diverse applications, including blockchain games, minting and transfer of dollar stablecoins and crypto payments through traditional methods.

In addition to using Solana to engage in transactions, investors may purchase and sell Solana to speculate as to the value of Solana in the Solana market, or as a long-term investment to diversify their portfolio. The value of Solana within the market is determined, in part, by the supply of and demand for Solana in the global Solana market, market expectations for the adoption of Solana as a store of value, the number of merchants that accept Solana as a form of payment, and the volume of peer-to-peer transactions, among other factors.

Solana spot markets provide investors with a website that permits investors to open accounts with the spot market and then purchase and sell Solana. Prices for trades on Solana spot markets are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the spot market, or a previously acquired digital asset, before they can purchase or sell assets on the spot market. The process of establishing an account with a Solana spot market and trading Solana is different from, and should not be confused with, the process of users sending Solana from one Solana address to another Solana address on the Solana blockchain. This latter process is an activity that occurs on the Solana Network, while the former is an activity that occurs entirely on the private website operated by the spot market. The spot market typically records the investor’s ownership of Solana in its internal books and records, rather than on the Solana blockchain. The spot market ordinarily does not transfer Solana to the investor on the Solana blockchain unless the investor makes a request to the spot market to withdraw the Solana in their exchange account to an off-exchange Solana wallet.

Outside of spot markets, Solana can be traded OTC in transactions that are not publicly reported. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for Solana, investment managers, proprietary trading firms, high-net-worth individuals that trade Solana on a proprietary basis, entities with sizeable Solana holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of Solana. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price—often via phone or email—and then one of the two parties will then initiate the transaction. For example, a seller of Solana could initiate the transaction by sending the Solana to the buyer’s Solana address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on Solana spot markets.

Dogecoin

Dogecoin, or DOGE, is a digital asset that is created and transmitted through the operations of the peer-to-peer Dogecoin Network, a decentralized network of computers that operates on cryptographic protocols. No single entity owns or operates the Dogecoin Network, the infrastructure of which is collectively maintained by a decentralized user base. The Dogecoin Network allows people to exchange tokens of value, called DOGE, which are recorded on a public transaction ledger known as a blockchain. DOGE can be used to pay for goods and services, including computational power on the Dogecoin Network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on Digital Asset Trading Platforms or in individual end-user-to-end-user transactions under a barter system.

Dogecoin Blockchain and Consensus Mechanism

The initial creation of DOGE was in 2013 connection with a fork of the Litecoin protocol, which in turn is a fork of the Bitcoin protocol. All additional DOGE have been created through the mining process.

The Dogecoin Network is kept running by computers all over the world. In order to incentivize those who incur the computational costs of securing the network by validating transactions, there is a reward that is given to the computer that was able to create the latest block on the chain. Every minute, on average, a new block is added to the Dogecoin Blockchain with the latest transactions processed by the network, and the computer that generated this block is currently awarded 10,000 DOGE. Due to the nature of the algorithm for block generation, this process (generating a “proof-of-work”) is guaranteed to be random. Over time, rewards are expected to be proportionate to the computational power of each machine.

The process by which DOGE is “mined” results in new blocks being added to the Dogecoin Blockchain and new DOGE tokens being issued to the miners. Computers on the Dogecoin Network engage in a set of prescribed complex mathematical calculations in order to add a block to the Dogecoin Blockchain and thereby confirm DOGE transactions included in that block’s data.

To begin mining, a user can download and run Dogecoin Network mining software, which turns the user’s computer into a “node” on the Dogecoin Network that validates blocks. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, as well as a record of the award of DOGE to the miner who added the new block. Each unique block can be solved and added to the Dogecoin Blockchain by only one miner. Therefore, all individual miners and mining pools on the Dogecoin Network are engaged in a competitive process of constantly increasing their computing power to improve their likelihood of solving for new blocks. As more miners join the Dogecoin Network and its processing power increases, the Dogecoin Network adjusts the complexity of the block-solving equation to maintain a predetermined pace of adding a new block to the Dogecoin Blockchain approximately every minute. A miner’s proposed block is added to the Dogecoin Blockchain once enough nodes consisting of a majority of the hash power on the Dogecoin Network confirms the miner’s work. Miners that are successful in adding a block to the Dogecoin Blockchain are automatically awarded DOGE for their effort and may also receive transaction fees paid by transferors whose transactions are recorded in the block. This reward system is the method by which new DOGE enter into circulation to the public.

The Dogecoin Network is designed in such a way that the reward for adding new blocks to the Dogecoin Blockchain remains static over time.

Dogecoin Supply

Dogecoin Network miners record and confirm transactions when they mine and add blocks of information to the Dogecoin Blockchain. When a miner mines a block, it creates that block, which includes data relating to (i) newly submitted and accepted transactions; (ii) a reference to the prior block in the Dogecoin Blockchain; and (iii) the satisfaction of the consensus mechanism to mine the block. The miner becomes aware of outstanding, unrecorded transactions through the data packet transmission and distribution discussed above.

Upon the addition of a block included in the Dogecoin Blockchain, the Dogecoin Network software program of both the spending party and the receiving party will show confirmation of the transaction on the Dogecoin Blockchain and reflect an adjustment to the DOGE balance in each party’s Dogecoin Network public key, completing the DOGE transaction. Once a transaction is confirmed on the Dogecoin Blockchain, it is irreversible.

Some DOGE transactions are conducted “off-blockchain” and are therefore not recorded in the Dogecoin Blockchain. Some “off-blockchain” transactions involve the transfer of control over, or ownership of, a specific digital wallet holding DOGE or the reallocation of ownership of certain DOGE in a pooled-ownership digital wallet, such as a digital wallet owned by a Digital Asset Trading Platform. In contrast to on-blockchain transactions, which are publicly recorded on the Dogecoin Blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not truly DOGE transactions in that they do not involve the transfer of transaction data on the Dogecoin Network and do not reflect a movement of DOGE between addresses recorded in the Dogecoin Blockchain. For these reasons, off-blockchain transactions are subject to risks as any such transfer of DOGE ownership is not protected by the protocol behind the Dogecoin Network or recorded in, and validated through, the blockchain mechanism.

Dogecoin Protocol, Clients and Network Upgrades

The Dogecoin protocol is a fork of the Litecoin protocol which, in turn, is a fork of the Bitcoin protocol. The Dogecoin Network was created in late 2013 by Jackson Palmer, an Adobe employee, and Billy Markus, an IBM employee, who thought the crypto-asset industry had become too serious and established an alternative crypto-asset as a joke based off the popular “Doge” internet meme featuring a Japanese female Shiba Inu dog called “Kabosu.” Since then, the number of core contributors to the Dogecoin Network has grown to over 300. Over 2,500 merchants and retailers accept DOGE for goods and services, including the Dallas Mavericks and AMC, and DOGE has been donated for various charitable purposes, including to build a well in Kenya. Further, DOGE has been used as a means for social media users to tip other users, as a medium of exchange to purchase tickets for some National Basketball Association games, and as a means of payment to launch a satellite to the moon via SpaceX.

Ultimately, the Dogecoin protocol shares many similarities with the Litecoin and Bitcoin protocols, with the Dogecoin protocol and Litecoin protocol sharing the same hashing algorithm. Although the Dogecoin protocol is very similar to the Litecoin and Bitcoin protocols, there are several key differences between the Dogecoin protocol and the Bitcoin and Litecoin protocols. These differences include a block generation time of approximately one minute for the Dogecoin protocol as compared to two and a half minutes for the Litecoin protocol and ten minutes for the Bitcoin protocol, and no cap on the number of DOGE tokens that will be created, as compared to caps of 84 million for LTC and 21 million for Bitcoin. As a result of these differences, transactions using the Dogecoin Network occur significantly faster than transactions using the Litecoin and Bitcoin Networks and at a lower cost. The Dogecoin and Litecoin protocols also implemented “crypt,” a distinct hashing algorithm different from the Bitcoin protocol's SHA-256 hashing algorithm.

The Dogecoin Network is decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of DOGE. Rather, DOGE is created and allocated by the Dogecoin Network protocol through a “mining” process. The value of DOGE is determined by the supply of and demand for DOGE on the Digital Asset Trading Platforms or in private end-user-to-end-user transactions.

Similar to the Bitcoin and Litecoin Networks, the Dogecoin Network operates on a proof-of-work model. New DOGE is created and awarded to the miners of a block in the Dogecoin Blockchain for verifying transactions. The Dogecoin Blockchain is effectively a decentralized database that includes all blocks that have been mined by miners and it is updated to include new blocks as they are solved. Each DOGE transaction is broadcast to the Dogecoin Network and, when included in a block, recorded in the Dogecoin Blockchain. As each new block records outstanding DOGE transactions, and outstanding transactions are settled and validated through such recording, the Dogecoin Blockchain represents a complete, transparent and unbroken history of all transactions of the Dogecoin Network. While the Dogecoin Network initially halved mining rewards every 69 days, the core developers have since implemented a flat miner reward of 10,000 DOGE per block that is expected to remain for the foreseeable future. As of the date of this prospectus, approximately 149.1 billion DOGE were issued.

Similar to Bitcoin and Litecoin, DOGE can be used to pay for goods and services or can be converted to fiat currencies, such as the U.S. dollar, at rates determined on Digital Asset Trading Platforms or in individual end-user-to-end-user transactions under a barter system. Additionally, DOGE is used to pay for transaction fees to miners for verifying transactions on the Dogecoin Network.

The Dogecoin Network is an open source project with no official developer or group of developers that controls it. However, the Dogecoin Network’s development has historically been overseen by a core group of developers. The core developers are able to access, and can alter, the Dogecoin Network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Dogecoin Network’s source code.

The release of updates to the Dogecoin Network’s source code does not guarantee that the updates will be automatically adopted. Users and miners must accept any changes made to the Dogecoin source code by downloading the proposed modification of the Dogecoin Network’s source code. A modification of the Dogecoin Network’s source code is effective only with respect to the Dogecoin users and miners that download it. If a modification is accepted by only a percentage of users and miners, a division in the Dogecoin Network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” Consequently, as a practical matter, a modification to the source code becomes part of the Dogecoin Network only if accepted by participants collectively having most of the processing power on the Dogecoin Network.

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Dogecoin Network contains certain flaws. For example, the Dogecoin Network is currently vulnerable to a “51% attack” where, if a mining pool were to gain control of more than 50% of the hash power of the network, a malicious actor would be able to gain full control of the network and the ability to manipulate the Dogecoin Blockchain. As of the date of this prospectus, there are many mining pools, but with no control of a majority of the hash power of the Dogecoin Network.

In addition, many digital asset networks have been subjected to a number of denial of service attacks, which has led to temporary delays in block creation and in the transfer of DOGE. Any similar attacks on the Dogecoin Network that impact the ability to transfer DOGE could have a material adverse effect on the price of DOGE and the value of the Shares.

Dogecoin Wallets and Transactions

In order to own, transfer or use DOGE directly on the Dogecoin Network (as opposed to through an intermediary, such as a custodian), a person generally must have internet access to connect to the Dogecoin Network. DOGE transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending DOGE, a user must notify the Dogecoin Network of the transaction by broadcasting the transaction data to its network peers. The Dogecoin Network provides confirmation against double-spending by memorializing every transaction in the Dogecoin Blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending is accomplished through the Dogecoin Network mining process, which adds “blocks” of data, including recent transaction information, to the Dogecoin Blockchain.

Prior to engaging in DOGE transactions directly on the Dogecoin Network, a user generally must first install on its computer or mobile device a Dogecoin Network software program that will allow the user to generate a private and public key pair associated with a DOGE address, commonly referred to as a “wallet.” The Dogecoin Network software program and the DOGE address also enable the user to connect to the Dogecoin Network and transfer DOGE to, and receive DOGE from, other users.

Each Dogecoin Network address, or wallet, is associated with a unique “public key” and “private key” pair. To receive DOGE, the DOGE recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from where the payor is transferring the DOGE. The recipient, however, does not make public or provide to the sender its related private key.

Neither the recipient nor the sender reveal their private keys in a transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses his private key, the user may permanently lose access to the DOGE contained in the associated address. Likewise, DOGE is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending DOGE, a user’s Dogecoin Network software program must validate the transaction with the associated private key. In addition, since every computation on the Dogecoin Network requires processing power, there is a transaction fee involved with the transfer that is paid by the payor. The resulting digitally validated transaction is sent by the user’s Dogecoin Network software program to the Dogecoin Network miners to allow transaction confirmation.

Dogecoin Markets

The Dogecoin Network is structured so that there is no limit on the amount of DOGE to be created, which are mined over time with the creation of each new block. The supply of new DOGE is mathematically controlled so that the number of DOGE grows at a limited rate pursuant to a fixed schedule. Approximately 5.2 billion DOGE are created each year.

As of the date of this prospectus, approximately 149.1 billion DOGE have been issued.

Based on publicly available data, as of the date hereof, such DOGE are distributed across approximately 7.59 million addresses, with the top 100 largest addresses holding approximately 64% of the circulating supply. These addresses may be owned by exchanges, custodians or other omnibus accounts and therefore may represent many individuals.

As discussed above, DOGE is used within the Dogecoin Network to pay gas fees and reward miners for their work securing the Dogecoin Network blockchain. According to the directory linked on the official DOGE website, over 2,500 merchants and retailers now accept DOGE. For example, from 2014 to as late as 2021, Twitch, a live-streaming platform, accepted DOGE as payment for their subscription services. In February 2024, Twitch began accepting DOGE for their Turbo Subscriptions. In March 2021, the Dallas Mavericks began accepting DOGE as payment for tickets and merchandise. From October 2021 to April 2022, AMC Theaters accepted DOGE for digital gift cards up to $200 per day through BitPay Wallet. Since April 2022, AMC has also been accepting DOGE for tickets and concessions through the AMC mobile app. DOGE can also be donated to certain entities for charitable purposes. For example, using BitPay, DOGE holders can also donate to a wide variety of charitable organizations, including American Cancer Society, American Red Cross, The Met, Sea-Watch and Against Malaria Foundation. The Dogecoin community has also donated DOGE to various charitable and other causes. For example, in January 2014, the Dogecoin community donated 27 million DOGE, worth approximately $30,000 at the time, to fund the Jamaican bobsled team’s trip to the Sochi Winter Olympics.

The value of DOGE is determined by the value that various market participants place on DOGE through their transactions. The most common means of determining the value of a DOGE is by surveying one or more Digital Asset Trading Platforms where DOGE is traded publicly and transparently (e.g., Coinbase, Crypto.com, and Kraken).

On each online Digital Asset Trading Platform, DOGE is traded with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar or euro or by the widely used cryptocurrency Bitcoin. Over-the-counter dealers or market makers do not typically disclose their trade data.

Cardano

ADA is a digital asset that is created and transmitted through the operations of the peer-to-peer Cardano network, a decentralized network of computers that operates on cryptographic protocols. No single entity owns or operates the Cardano network, the infrastructure of which is collectively maintained by a decentralized user base. The Cardano network allows people to exchange tokens of value, called ADA, which are recorded on a public transaction ledger known as a blockchain. ADA can be used to pay for goods and services, including computational power on the Cardano network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on Digital Asset Exchanges or in individual end-user-to-end-user transactions under a barter system.

The Cardano network was designed to allow users to write and implement smart contracts—that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than ADA on the Cardano network. When operational, smart contract operations are executed on the Cardano blockchain in exchange for payment of ADA. Like the Ethereum network, the Cardano network is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money system.

Cardano was founded by Charles Hoskinson, an early contributor of the Ethereum Network, as a proof-of-stake alternative to blockchains relying on proof-of-work. The proof-of-stake consensus mechanism is intended to provide lower energy consumption in the validation of the network and potentially faster transaction times. The Cardano Foundation, a Swiss non-profit organization that administered the original network launch and token distribution, contributes to the development of the Cardano network. The Cardano Foundation has contracted Input-Output Global (“IOHK”), a company founded by Hoskinson, to continue building and maintaining the Cardano network, as well as Emurgo Pte. Ltd. (“Emurgo”), a for-profit company responsible for building partnerships with developers of the Cardano Network. Additionally, 20% of Cardano transaction fees are currently allocated to the Cardano’s treasury (the “Cardano Treasury”) (with the rest of the fees being used for staking rewards). The Cardano Treasury allocates resources to develop the Cardano network and create new applications in the Cardano ecosystem.

The Cardano Network is decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of ADA. Rather, ADA is created and allocated by the Cardano Network protocol through a “mining” process. The value of ADA is determined by the supply of and demand for ADA on the Digital Asset Trading Platforms or in private end-user-to-end-user transactions.

Similar to the Ethereum Network, new ADA are created and rewarded to the validators of a block in the Cardano Blockchain for verifying transactions. The Cardano Blockchain is effectively a decentralized database that includes all blocks that have been validated, and it is updated to include new blocks as they are validated. Each ADA transaction is broadcast to the Cardano Network and, when included in a block, recorded in the Cardano Blockchain. As each new block records outstanding ADA transactions, and outstanding transactions are settled and validated through such recording, the Cardano Blockchain represents a complete, transparent and unbroken history of all transactions of the Cardano Network. Among other things, ADA is used to pay for transaction fees and computational services (i.e., smart contracts) on the Cardano Network; users of the Cardano Network pay for the computational power of the machines executing the requested operations with ADA. Requiring payment in ADA on the Cardano Network incentivizes developers to write quality applications and increases the efficiency of the Cardano Network while ensuring that the Cardano Network remains economically viable by compensating for contributed computational resources.

Smart Contracts and Development on the Cardano Network

Smart contracts are programs that run on a blockchain that can execute automatically when certain conditions are met. Smart contracts facilitate the exchange of anything representative of value, such as money, information, property, or voting rights. Using smart contracts, users can send or receive digital assets, create markets, store registries of debts or promises, represent ownership of property or a company, move funds in accordance with conditional instructions and create new digital assets. Development on the Cardano Network involves building more complex tools on top of smart contracts, such as decentralized apps (“DApps”); organizations that are autonomous, known as decentralized autonomous organizations (“DAOs”); and entirely new decentralized networks. For example, a company that distributes charitable donations on behalf of users could hold donated funds in smart contracts that are paid to charities only if the charity satisfies certain pre-defined conditions.

Moreover, like the Ethereum network, the Cardano Network can also be used as a platform for creating new digital assets and conducting their associated initial coin offerings. However, a majority of digital assets are built on the Ethereum network, with such assets representing a significant amount of the total market value of all digital assets.

Like the Ethereum network, the Cardano Network is also used for decentralized finance (“DeFi”) or open finance platforms, which seek to democratize access to financial services, such as borrowing, lending, custody, trading, derivatives and insurance, by removing third-party intermediaries. DeFi can allow users to lend and earn interest on their digital assets, exchange one digital asset for another and create derivative digital assets such as stablecoins, which are digital assets pegged to a reserve asset such as fiat currency. As of the date hereof, approximately $384 million worth of digital assets were locked up as collateral on DeFi platforms on the Cardano Network.[14]

IOHK has also partnered with several entities to apply Cardano products and ADA to real-world use cases, at various stages of development and maturity. For example, IOHK announced partnerships and launched projects with: The Ethiopian Ministry of Science and Technology (2018); The Georgia Ministry of Education (2019); [15] The Ethiopian Ministry of Education (2021) to use Cardano’s technology for agricultural and student educational applications, respectively; [16] Dish Network (2021) to provide digital identity services to Dish customers; [17] and Samsung, as part of the Cardano-based project Veritree to track and verify tree plantings and reforestation efforts.[18]

Overview of the Cardano Network’s Operations

In order to own, transfer or use ADA directly on the Cardano Network (as opposed to through an intermediary, such as a custodian), a person generally must have internet access to connect to the Cardano Network. ADA transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending ADA, a user must notify the Cardano Network of the transaction by broadcasting the transaction data to its network peers. The Cardano Network provides confirmation against double-spending by memorializing every transaction in the Cardano Blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending is accomplished through the Cardano Network validating process, which adds “blocks” of data, including recent transaction information, to the Cardano Blockchain.

Summary of an ADA Transaction

Prior to engaging in ADA transactions directly on the Cardano Network, a user generally must first install on its computer or mobile device a Cardano Network software program that will allow the user to generate a private and public key pair associated with a ADA address. Each Cardano Network address, or wallet, is associated with a unique “public key” and “private key” pair. To receive ADA, the ADA recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from where the payor is transferring the ADA. The recipient, however, does not make public or provide to the sender its related private key.

Neither the recipient nor the sender reveals their private keys in a transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses his or her private key, the user may permanently lose access to the ADA contained in the associated address. Likewise, ADA is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending ADA, a user’s Cardano Network software program must validate the transaction with the associated private key. In addition, since every computation on the Cardano Network requires processing power, there is a transaction fee involved with the transfer that is paid by the payor. The resulting digitally validated transaction is sent by the user’s Cardano Network software program to the Cardano Network validators to allow transaction confirmation.

Cardano Network validators record and confirm transactions when they validate and add blocks of information to the Cardano Blockchain. In proof-of-stake, validators compete to be randomly selected to validate transactions. When a validator is selected to validate a block, it creates that block, which includes data relating to (i) the verification of newly submitted and accepted transactions and (ii) a reference to the prior block in the Cardano Blockchain to which the new block is being added. The validator becomes aware of outstanding, unrecorded transactions through the data packet transmission and distribution discussed above.

Upon the addition of a block of ADA transactions, the Cardano Network software program of both the spending party and the receiving party will show confirmation of the transaction on the Cardano Blockchain and reflect an adjustment to the ADA balance in each party’s Cardano Network public key, completing the ADA transaction. Once a transaction is confirmed on the Cardano Blockchain, it is irreversible.

Some ADA transactions are conducted “off-blockchain” and are therefore not recorded in the Cardano Blockchain. These “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding ADA or the reallocation of ownership of certain ADA in a pooled-ownership digital wallet, such as a digital wallet owned by a Digital Asset Trading Platform. In contrast to on-blockchain transactions, which are publicly recorded on the Cardano Blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not truly ADA transactions in that they do not involve the transfer of transaction data on the Cardano Network and do not reflect a movement of ADA between addresses recorded in the Cardano Blockchain. For these reasons, off-blockchain transactions are subject to risks as any such transfer of ADA ownership is not protected by the protocol behind the Cardano Network or recorded in, and validated through, the blockchain mechanism.

Initial Creation of ADA

Unlike other digital assets such as Bitcoin, which are solely created through a progressive mining process, 31.11 million ADA were created in connection with the launch of the Cardano Network in a series of public token sales that occurred between September 2015 and January 2017 to non-U.S. citizens. The initial 31.11 million ADA were distributed as follows:

Tranche 1: 1,255,160,024 ADA sold, raising $2.66M (9.08K BTC).

Tranche 2: 7,729,842,852 ADA sold, raising $16.49M (40.20K BTC).

Tranche 3: 5,923,771,020 ADA sold, raising $14.32M (24.28K BTC).

Tranche 3.5: 721,948,412 ADA sold, raising $19.36M (32.82K BTC).

Tranche 4: 10,296,348,230 ADA sold, raising $26.36M (32.82K BTC).

The remaining 5,185,414,108 ADA were received by the three legal entities that govern the Cardano network as follows:

648,176,761 ADA to the Cardano Foundation;

2,074,165,644 ADA to Emurgo;

2,463,071,701 ADA to IOHK, which voluntarily adopted the following vesting schedule:

○	a third of the holdings were made available to IOHK immediately;

○	a third were made available to IOHK on June 1, 2018; and

○	a third were made available to IOHK on June 1, 2019.

In total, the Cardano Foundation, Emurgo and IOHK received 16.67% of the initial ADA distributed, and the public received 83.33% of the initial ADA distributed. Neither the Cardano Foundation nor Emurgo adopted a vesting schedule. The remaining 13.89 billion ADA tokens are scheduled to be issued over time, in the form of staking rewards.

Proof-of-Stake Process

Unlike proof-of-work, in which miners expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in proof-of-stake, miners (sometimes called validators) risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked. Any malicious activity, such as validating multiple blocks, disagreeing with the eventual consensus, or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked coins. Proof-of-stake is viewed as more energy efficient and scalable than proof-of-work and is sometimes referred to as “virtual mining.” As of December 31, 2024, every 12 seconds, approximately, a new block is added to the Cardano Blockchain with the latest transactions processed by the network, and the validator that generated this block is awarded ADA.

Limits on ADA Supply

The Cardano Network is structured to allow a maximum of 45 billion ADA to be created, which are mined over time with the creation of each new block. The supply of new ADA is mathematically controlled so that the number of ADA grows at a limited rate pursuant to a pre-set schedule. This deliberately controlled rate of ADA creation means that the number of ADA in existence will increase at a controlled rate until the number of ADA in existence reaches 45 billion ADA.

As of the date hereof, approximately 35 billion ADA were outstanding, which are scheduled to be issued over time, in the form of staking rewards.

Modifications to the ADA Protocol

Historically, the Cardano Network’s development has historically been overseen by a core group of developers from the Cardano Foundation, IOHK and Emmurgo. The core developers are able to access, and can alter, the Cardano Network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Cardano Network’s source code.

The Cardano Network’s development has been taking place in five phases. The first phase, known as Byron, began in 2015 and set the foundation of the Cardano Network for transitions in connection with the initial distribution and staking pools. The second phase, known as Shelley, began in 2019 introduced decentralization and saw the transition from staking pools being managed by IOHK and Emurgo to being community-owned. The third phase, known as Gougen, began in 2021 and introduced smart contract capabilities, enabling developers to build DApps and users to create new digital assets on the Cardano Network. The fourth phase, known as Basho, began in 2022 and seeks to improve scalability and interoperability of the Cardano Network through the introduction of sidechains. The fifth and final phase, known as Voltaire, will transfer governance of the Cardano Network to the community of ADA holders. Specifically, Voltaire is expected to introduce a formal process for ADA holders to propose and vote on “Cardano Improvement Proposals.” Additionally, Voltaire phase is expected to provide more formal voting rights for ADA holders with respect to distributions of the Cardano Treasury. The release of updates to the Cardano Network’s source code does not guarantee that the updates will be automatically adopted. Users and validators must accept any changes made to the Cardano source code by downloading the proposed modification of the Cardano Network’s source code. A modification of the Cardano Network’s source code is effective only with respect to the Cardano users and validators that download it. If a modification is accepted by only a percentage of users and validators, a division in the Cardano Network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” Consequently, as a practical matter, a modification to the source code becomes part of the Cardano Network only if accepted by participants collectively having most of the processing power on the Cardano Network.

Forms of Attack Against the Cardano Network

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Cardano Network contains certain flaws. For example, the Cardano Network is currently vulnerable to a “51% attack” where, if a party or group were to gain control of more than 50% of the staked ADA, a malicious actor would be able to gain full control of the network and the ability to manipulate the Cardano Blockchain. As of the date of filing, the top three largest staking pools controlled approximately 1.3% of the ADA staked on the Cardano Network.

In addition, many digital asset networks have been subjected to a number of denial of service attacks, which has led to temporary delays in block creation and in the transfer of ADA. Any similar attacks on the Cardano Network that impact the ability to transfer ADA could have a material adverse effect on the price of ADA and the value of the Shares.

HBAR and the Hedera Network

The Hedera Network (the “Hedera Network”) is a public distributed ledger technology (“DLT”) network that enables people to interact and transact online efficiently and securely without the need for third-party companies, which often collect and sell their users’ personal information. The purpose of the Hedera Network is to provide a stable, trustworthy network for a wide variety of decentralized, enterprise-grade applications. Although the primary purpose of the Hedera Network is not to operate a payments system or store of value, like most public DLT networks, the Hedera Network requires a cryptocurrency to properly operate and incentivize consensus and behavior on the DLT network. HBAR is the native cryptocurrency of the Hedera Network. HBAR are used to power decentralized applications, build peer-to-peer transactional models, and protect the network from malicious actors.

Hedera Technology

The Hedera Network works through a type of distributed consensus technology based on the “hashgraph” consensus algorithm. The combination of the consensus algorithm and corresponding data structure of the Hedera Network is different from most other prominent DLT networks that are based on blockchain technology.

Like blockchains and other DLTs, the Hedera Network allows online communities to create a shared, trustworthy database without the need for a third-party intermediaries. Other DLT networks face trade-offs between performance and security (if they are faster, they are less secure; if they are more secure, they are forced to slow down). In contrast, the Hedera Network technology utilizes a different system that Hedera believes provides superior levels of performance and security. According to Hedera, hashgraph based transactions are processed at speeds that can be orders of magnitude faster than on a blockchain, and offers higher levels of security needed for distributed networks.

The Sponsor has not independently and statistically verified the improved performance and security of the Hedera Network, but believes it to be a superior technology for DLT networks. The Sponsor believes that the Hedera Network’s potential for dramatically faster and more secure network transactions, compared to blockchains, enables a whole range of new applications, use cases, and business models not currently possible on other DLT networks.

According to Hedera, developers and enterprises can use the Hedera Network’s services (cryptocurrency, smart contracts, file, and Hedera Consensus Service) to create applications that run on top of the network. The Hedera Network supports the potential for an exceptionally wide range of applications — from music-streaming services to pharmaceutical supply chain management to energy microgrids to multi-player online games.

Hashgraph Distributed Consensus

The Hedera Network is built on the hashgraph distributed consensus algorithm, invented by Dr. Leemon Baird and subsequently patented by Swirlds, Inc. in 2016. Swirlds has granted to Hedera an exclusive non-transferable, perpetual right and license to using hashgraph technology for the limited and sole purpose of making the Hedera Network. The hashgraph data structure and consensus algorithm provides a novel platform for distributed consensus.

One central difference between hashgraphs and blockchains is the way that they add transactions to their respective distributed ledgers. Generally on a blockchain, blocks with records of transactions are added to the data-chain one after the other to create a history of the network’s data. If two miners create blocks simultaneously, the blockchain will momentarily fork and the network’s nodes will choose to continue adding to the longest chain, abandoning the shorter chain. The sequential order must be maintained for the network to function and to ensure the ledger consists of just one chain of blocks.

Hashgraphs also package transactions into blocks, but unlike on a blockchain, all hashgraph blocks are added to the distributed ledger, regardless of their order or circumstance – none are discarded. Instead of a winner-takes-all race to confirm the blockchain data, the hashgraphs are all used to create a more complete picture of the network’s transactional data. The resulting structure is called a Directed Acyclic Graph (“DAG”). One of the primary advantages of DAGs over blockchains is that they can reduce the data size per transaction, thereby lowering costs, increasing speed, and ultimately achieving higher levels of scalability.

To achieve consensus on the network’s transactional data, hashgraph functions to calculate a fair order of transactions in a decentralized environment. One of the major differentiators is the degree to which individuals or small groups are prevented from manipulating the order, ensuring fairness.

Hashgraph uses “gossip about gossip” and virtual voting in order to bring the network to consensus on the timestamp of any event with efficiency of bandwidth usage without centralizing around any entity or group of entities. Nodes continuously communicate all the information they hold about transactions to other nodes at random via gossip protocol. Every time two nodes come in sync, each node marks the completion of the sync with an “event.” An event is a data structure that is stored in the network’s memory and comprises a timestamp, transactions, two hashes of the last of each node’s events, and a cryptographic signature. Hashgraph calculates timestamps via automated virtual voting such that consensus is collectively arrived at by all nodes.

The native cryptocurrency of the Hedera public network is HBAR, which enable any holder of the coin to pay for utility provided by the network, and also ensures security of the network through the process of staking (tying influence within virtual voting to the amount of coin held). This also protects the network from malicious actors through a staking mechanism similar to Proof-of-Stake (“PoS”), by using the networks native cryptocurrency as a scarce resource.

Gossip between the network nodes is the same speed regardless of which node submitted the transaction and cannot be increased by paying more for a given transaction. This differs from other public network models which allow applications to pay more for their transactions to be processed first. Similarly, because there is no concept of leaders in the consensus, no small subset of nodes can collude to unduly influence the consensus order in their own favor. This helps the hashgraph consensus algorithm achieve asynchronous Byzantine Fault Tolerance (“aBFT”).

Transactions are propagated to the network and come to final consensus in a matter of seconds. If an application is worried about a single node holding back from sending the transaction to the rest of the network then they can submit to multiple nodes. In this scenario then only the first transaction to reach consensus would be kept and the others would be ignored.

Hedera Governing Council

The Hedera Network is governed by the Hedera Governing Council (“Hedera Council”), a rotating group of global organizations that span across multiple industries and geographies. The primary responsibilities of Hedera Council members are to: (i) participate in the governance of the Hedera Network; and (ii) host and maintain a node on the Hedera Network. Hedera Council members contribute their expertise and experience in Hedera Council deliberations and decision-making relating to software updates, Hedera Treasury management, network pricing, regulatory compliance, and other key governance matters.

Each Hedera Council member holds an equal ownership interest in the Hedera Network and has equal voting rights on governance matters. The Hedera Council membership does not confer any economic interest in Hedera, such as rights to dividends or a share of profits. Other than Swirlds, Inc. (which has a permanent Hedera Council seat), each Hedera Council member is term-limited to two consecutive three-year terms, and members will accordingly rotate on and off the Hedera Council.

The Hedera Council also votes on proposals to upgrade the Hedera Network software and other features, although the source code and protocols for the Hedera Network are capable of being developed in an open- or closed-source environment for distributed applications.

In these ways, the Hedera Council is intended to promote decentralized, transparent, stable, and effective governance on behalf of the long-term interests of the network. In contrast to public blockchain networks, the Hedera Network is not governed by small and/or relatively unknown groups of miners and developers. The Sponsor believes the enterprise-led structure reduces the risk of ideological or personal disputes that have affected governance of other public DLT networks and therefore promotes the potential long-term development of the network and its applications. Such development, if successful, promotes the potential for wide scale public and enterprise adoption of the Hedera Network and HBAR.

Hedera’s “HBAR” Cryptocurrency

The Hedera Network’s native cryptocurrency, HBAR, serves two vital purposes. First, it is used as a mechanism to secure the network against cyberattacks through the Hedera Network’s distributed consensus process. Additionally, it provides the “fuel” that incentivizes and pays for the computing resources necessary to enable the Hedera Network.

The Hedera Network was launched in August 2018. At that time, the network’s total fixed supply of HBAR—50 billion HBAR—was minted and placed into a Hedera Treasury account. The Hedera Treasury consists of multiple cryptographically secure, multi-signature accounts. HBAR can be transferred out of a Hedera Treasury account only after a transaction is cryptographically signed by a majority of the Hedera Council members. This ensures that control over the network’s cryptocurrency remains decentralized and vested in large, trustworthy entities.

For more than a year after the network launched, almost all HBAR remained in the Hedera Treasury account, aside from a small amount of HBAR (6.7 million HBAR) distributed to early users to test the network as part of its community testing program. Then, after more than a year of testing, the Hedera Network opened to the public on September 16, 2019, so that anyone could create an account on the Hedera Network, and any developer could build and deploy applications on the network. A few hours after that transition to “open access,” the Hedera Treasury began distributing HBAR to parties that purchased tokens through a simple agreement for future tokens (“SAFT”), with some additional HBAR distributed to employees, advisors, vendors, and others in the subsequent days. Additionally, HBAR appeared on some digital asset trading platforms, so developers and users could begin purchasing them to use on the network.

Hedera’s HBAR release plan calls for a slow, measured release of HBAR out of the Hedera Treasury. Hedera’s strategy behind this schedule is to release HBAR from the Hedera Treasury such that the growth of circulating supply is commensurate with the adoption and use of the Hedera Network.

Hedera’s strategy regarding the number of HBAR in circulation may change depending on several factors, including (but not limited to) accelerated or diminished demand for services on the network, network security considerations, efforts to provide incentives or support to developers and others who will encourage use of the network, and as may be needed based on regulatory considerations.

Only [71]% of the total HBAR supply were circulating at the end of 2024. The release schedule is one of the mechanisms designed to reduce the likelihood that would-be attackers will be able to disrupt the network. It is also designed to ensure that the price of HBAR is determined primarily through market forces, rather than by the Hedera Council.

Summary of a HBAR Transaction

On the Hedera Network, HBAR is used as a “fuel” to pay for network services and to reward nodes for providing their computing resources (bandwidth, processing power, memory) to the network. Prior to engaging in HBAR transactions directly on the Hedera Network, a user generally must first create a Hedera account ID, a unique account stored and accessible on the Hedera Network. Wallets are a software program that will allow the user to generate a private and public key pair, which provide credentials needed to control a unique Hedera account ID. The wallet and the Hedera account ID enables the user to connect to the Hedera Network and transfer HBAR to, and receive HBAR from, other users.

To receive HBAR, the recipient must provide its Hedera account ID initiating the transfer. This activity is analogous to a recipient for a transaction in USD providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the account from where the payor is transferring the HBAR. The recipient, however, does not make public or provide to the sender its related private key.

Neither the recipient nor the sender reveal their private keys in a transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses their private key, the user may permanently lose access to the HBAR contained in the associated address. Likewise, HBAR is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending HBAR, a user’s wallet must validate the transaction with the associated private key. The resulting digitally validated transaction is sent by the user’s wallet and ultimately to the Hedera Network allowing for the transaction to be confirmed.

In addition, since every transaction on the Hedera Network requires computation and processing power, there is a transaction fee involved with the transfer that is paid by the payor and data added to the ledger. The fees for a particular action will depend on the type of network services used (cryptocurrency, smart contracts, file service, Hedera Consensus Service) and the degree and duration of network resources consumed in processing the transaction. The overall fee for an action on the network is called a “Transaction Fee”, which is composed of three distinct fees—a Node Fee, a Network Fee, and a Service Fee. Each of these fees relate to how the transaction is submitted to and validated by the network, and the amounts of these fees are set by Hedera’s Council. In addition, developers offering applications on the Hedera Network may also charge their users an Application Fee.

Development on the Hedera Network

The Hedera Network provides application programming interface (API) access to the network for developers to build software. Hedera’s system development kits (SDKs) allow developers to use leading software development programming languages such as JavaScript, Java and Go. Hedera Network services include: cryptocurrency (i.e., HBAR), file storage, consensus, smart contract and token. Although the current network is functional, Hedera has noted its intentions to add additional features and services in the future.

One of the leading services are smart contracts, which are programs that run on a DLT that can execute automatically when certain conditions are met. Smart contracts facilitate the exchange of anything representative of value, such as money, information, property, or voting rights. Using smart contracts, users can send or receive digital assets, create markets, store registries of debts or promises, represent ownership of property or a company, move funds in accordance with conditional instructions and create new digital assets. Solidity is one of the most popular programming languages with extensive code libraries designed for building smart contracts, which Hedera’s smart contract services supports.

Development on the Hedera Network involves building more complex tools on top of smart contracts, such as decentralized apps (dApps) and organizations that are autonomous, known as decentralized autonomous organizations (DAOs). For example, a company that distributes charitable donations on behalf of users could hold donated funds in smart contracts that are paid to charities only if the charity satisfies certain pre-defined conditions.

Moreover, the Hedera Network may also been used as a platform for creating new digital assets, although such uses are more prominent on the Hedera Network. More recently, the Hedera Network has been used for decentralized finance (“DeFi”) or open finance platforms, which seek to democratize access to financial services, such as borrowing, lending, custody, trading, derivatives and insurance, by removing third-party intermediaries. DeFi can allow users to lend and earn interest on their digital assets, exchange one digital asset for another and create derivative digital assets such as stablecoins, which are digital assets pegged to a reserve asset such as fiat currency. To the extent that Hedera demonstrates scalability, reliability and security, and is adopted by the public and enterprise actors, DeFi activities may also become material on Hedera.

Forms of Attack Against the Hedera Network

All networked systems are vulnerable to various kinds of attacks, including majority-controlled attacks, distributed denial-of-service strikes, botnet attacks, Sybil attacks, and malignant partition firewall coordinated assaults. As with any computer network, the Hedera Network could be subject to certain flaws, which could be exploited by attackers.

For example, the Hedera Network relies on a staking mechanism similar to PoS to protect the network from malicious actors. However, PoS is susceptible to Sybil attacks in which if an excess of 33% of nodes on the network act maliciously, they can disrupt or halt consensus. And if an excess of 66% of nodes become malicious, consensus can become corrupted. The development of software on and consensus around the Hedera Network could be temporarily or more permanently impacted.

In addition, many digital asset networks have been subjected to a number of denial of service attacks, which has led to temporary delays in transaction recording and in the transfer of digital assets. Any similar attacks on the Hedera Network that impact the ability to transfer HBAR could have a material adverse effect on the price of HBAR and the value of the Shares.

HBAR Market and Digital Asset Trading Platforms

Users are required to hold HBAR in order to engage in transactions on the Hedera Network. In addition, investors may purchase and sell HBAR to speculate as to the value of HBAR in the HBAR market, or as a long-term investment to diversify their portfolio. The value of HBAR within the HBAR market is determined, in part, by the supply of and demand for HBAR, market expectations for the adoption of HBAR and the Hedera Network by individuals, the volume of commercial and private end-user-to-end-user transactions.

The most common means of determining a reference value is by surveying trading platforms where secondary markets for HBAR exist. The most prominent digital asset trading platforms are often referred to as “exchanges,” although they are not regulated and do not report trade information in the same way as a national securities exchange. As such, there is some difference in the form, transparency and reliability of trading data from digital asset trading platforms. Generally speaking, HBAR data is available from these digital asset trading platforms with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the USD or Euro or another digital asset such as HBAR or tether. In addition, HBAR and Hedera-based tokens (and the cryptocurrency and crypto tokens transiting other smart contract networks) are often traded through decentralized smart contract platforms referred to as “decentralized exchanges.” OTC dealers or market makers do not typically disclose their trade data.

Currently, there are several digital asset trading platforms operating worldwide and trading platforms represent a substantial percentage of HBAR buying and selling activity and provide the most data with respect to prevailing valuations of HBAR. HBAR is currently listed for trading on a limited number of U.S. based digital asset trading platform, including Coinbase, Binance.US and Bittrex. Most of HBAR trading activity takes place on overseas platforms including Binance, KuCoin, Huobi and OKEx. A digital asset trading platform provides investors with a way to purchase and sell HBAR, similar to stock exchanges like the New York Stock Exchange or NASDAQ, which provide ways for investors to buy stocks and bonds in the so-called “secondary market.” Unlike stock exchanges regulated to monitor securities trading activity, digital asset trading platforms are largely regulated as money services business (or a foreign regulatory equivalent) that monitor against money-laundering and other illicit financing. digital asset trading platforms operate websites designed to permit investors to open accounts with the trading platform and then purchase and sell HBAR and other digital assets.

Although bitcoin was the first cryptocurrency, since 2009, the number of digital assets, market participants and companies in the space has increased dramatically. In addition to HBAR, other well-known digital assets include ether, XRP, bitcoin cash, and litecoin. The digital asset marketplace is still being defined and evolving, including the practices of exchanges, behavior of investors, and the protocols and prominence of particular digital assets. Prior to 2017, bitcoin accounted for approximately 85% or more of the total market capitalization of all digital assets. By January 2025, this figure had dropped to around 54% as other digital assets such as ether launched and/or grew faster than bitcoin.

Shareholders creating Shares will have the option of acquiring HBAR to be deposited with the Trust either on digital asset trading platforms, in the OTC markets or in direct bilateral transactions. OTC trading and direct transactions of HBAR are generally accomplished via bilateral agreements on a principal-to-principal basis. All risks and issues related to creditworthiness are between the parties directly involved in the transaction.

This is not intended as an exhaustive list of all forms of attack against the Hedera Network. For additional information, see the “Risk Factors” section of this Prospectus.

Market Participants

Nodes

This sector represents operators of computers connected to the Hedera Network for purposes of maintaining the distributed system. The primary network nodes represent consensus nodes (“Consensus nodes”) who broadcast transactions and valid consensus. Initially, only Hedera Council members will run permissioned Consensus nodes. Some Hedera Council members are running their nodes independently while, for a transition period, some members will run their nodes with assistance from Hedera’s developer operations team. Hedera is currently in the process of transitioning full operation of the nodes to the Hedera Council members.

In the future, Hedera has noted it plan is to expand the ability to host Consensus nodes over time, starting with other trusted organizations and, eventually permissionless to node operator who can meet basic requirements for bandwidth, CPU, and storage. Hedera has stated it hope to eventually have a huge diversity of nodes around the world, run by ordinary people.

Additionally, mirror nodes (“Mirror nodes”) represent a type of “read-only” network nodes. Operators of these set of nodes maintain all the same requirements and most functionality of the Consensus nodes. However, Mirror nodes cannot submit transactions for consensus or record data into the network’s ledger. Anyone is eligible to operate a Mirror node.

Professional Investors and Speculators

This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change and large corporations, financial institutions and investment firms are taking positions providing exposure to HBAR and other digital assets.

Retail Investors

The retail sector includes users transacting in direct peer-to-peer HBAR transactions through the direct sending of HBAR over the Hedera Network. The retail sector also includes transactions in which consumers pay for goods or services from commercial or service businesses through direct transactions or third-party service providers.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of HBAR. Bitfinex, Bitstamp, Coinbase Pro, Gemini, Kraken and FTX are some of the largest trading platforms by volume traded. The Custodians for the Trust are digital asset custodians that provides custodial accounts that store HBAR for users. As the Hedera Network continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for the Hedera Network.

[Disclosure re other Index Constituents that become Digital Assets to be added here]

Regulation and Government Oversight of the Index Constituents

As crypto assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the CFPB, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Federal Reserve and state financial institution and securities regulators) have been examining the operations of crypto asset networks, crypto asset users and the crypto asset markets, with particular focus on the extent to which crypto assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of trading platforms and other service providers that hold or custody crypto assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by crypto assets to investors. A number of reports have focused on various risks related to the crypto asset ecosystem and have recommended additional legislation and regulatory oversight. In addition, federal and state agencies, and other countries and international bodies have issued rules or guidance about the treatment of crypto asset transactions or requirements for businesses engaged in crypto asset activity. Moreover, the failure of FTX in November 2022 and the resulting market turmoil substantially increased regulatory scrutiny in the United States and globally and led to SEC and criminal investigations, enforcement actions and other regulatory activity across the crypto asset ecosystem.

The CFTC has regulatory jurisdiction over the crypto assets futures markets in the U.S. the SEC and CFTC has determined that bitcoin, Dogecoin and certain other virtual currencies are not “securities” under the federal securities laws and, therefore, are “commodities” under the CEA and the rules thereunder. The CFTC, therefore, has jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for them. The CFTC has pursued enforcement actions relating to fraud and manipulation involving crypto assets and crypto markets. Beyond instances of fraud or manipulation, however, the CFTC generally does not oversee cash or spot market exchanges or transactions involving crypto assets that do not use leverage, margining or financing.

In February 2021, certain designated contract markets (“DCMs”) registered with the CFTC, including the CME, launched new contracts for ether futures products. Since then, contracts for additional futures products for digital assets, such as Bitcoin, XRP and Solana, have been launched. DCMs are boards of trades (commonly referred to as exchanges) that operate under the regulatory oversight of the CFTC, pursuant to Section 5 of the CEA. To obtain and maintain designation as a DCM, an exchange must comply on an initial and ongoing basis with twenty-three Core Principles established under Section 5(d) of the CEA. Among other things, DCMs are required to establish self-regulatory programs designed to enforce the DCM’s rules, prevent market manipulation and customer and market abuses, and ensure the recording and safe storage of trade information. The CFTC engaged in a “heightened review” of the self-certification of ether futures, which required DCMs to enter direct or indirect information sharing agreements with spot market platforms to allow access to trade and trader data; monitor data from cash markets with respect to price settlements and other ether prices more broadly, and identify anomalies and disproportionate moves in the cash markets compared to the futures markets; engage in inquiries, including at the trade settlement level when necessary; and agree to regular coordination with CFTC surveillance staff on trade activities, including providing the CFTC surveillance team with trade settlement data upon request. In March 2025, the CFTC withdrew its heightened review advisory for virtual currencies, citing additional staff experience with virtual currency derivative product listings and increasing market growth and maturity.

Various foreign jurisdictions have adopted, and may continue to, in the near future, adopt laws, regulations or directives that affect the Digital Asset Networks and their users, particularly spot markets and service providers that fall within such jurisdictions’ regulatory scope. Foreign jurisdictions including Australia, Brazil, Canada, Germany, Dubai, Netherlands, and Sweden have also approved exchange-traded crypto products.

Crypto regulations are relatively new for all governments and jurisdictions; therefore, they need to be comprehensively studied. If regulation is developed by groups lacking the necessary expertise on the subject, it may fall short of protecting investors or become impractical for investors to implement within the crypto market. This, in turn, could hinder the evolution of effective regulation.

The absence of clear and secure legislation can significantly impact the healthy and regulated growth of the crypto market. Without a well-defined legal framework, the market may face increased risks of fraud, manipulation, and illicit activities, which could undermine investor confidence and lead to reduced market participation. Unclear regulations may also create barriers for legitimate businesses, stifling innovation and limiting the potential for economic growth within the crypto asset space. Moreover, inconsistent or overly restrictive regulations could push crypto-related activities into unregulated or less regulated jurisdictions, further complicating the enforcement of investor protections and the stability of the financial system. Therefore, a balanced and informed regulatory approach is crucial to fostering a sustainable and secure environment for both market participants and regulators.

In addition, the SEC, U.S. state securities regulators and several foreign governments have issued warnings and instituted legal proceedings in which they argue that certain Digital Assets may be classified as securities and that both those Digital Assets and any related initial coin offerings or other primary and secondary market transactions may be subject to securities regulations. Therefore, it is possible that the SEC or other regulatory authorities may determine that certain Index Constituents or Digital Assets are “securities” under federal securities laws. Such determinations could subject the Trust and its Sponsor to additional regulatory requirements, including compliance with the Investment Company Act. These requirements may impose significant compliance burdens, operational restrictions, and additional costs, potentially affecting the Trust’s and Fund’s ability to operate as intended. For example, the classification of any Digital Asset as a security could necessitate registration, increased regulatory obligations, and higher operational and compliance costs. Furthermore, heightened regulatory scrutiny of transactions involving crypto assets deemed to be securities could impact the Trust’s and Fund’s ability to rebalance its portfolio or engage in ongoing trading activities. Restrictions on such transactions may lead to reduced liquidity or valuation challenges for affected assets, which could adversely impact the Fund’s performance and the value of the Shares.

For example, U.S. state and federal, and foreign regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from virtual currency activity.

●	On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for crypto assets. The task force also seeks to establish a practical and achievable process for registration of crypto assets and design clearly defined disclosure requirements and frameworks.

●	On February 27, 2025, the SEC released a statement announcing the SEC’s view on “meme coins”. The SEC defined meme coins as a type of crypto asset inspired by internet memes, characters, current events, or trends for which the promoter seeks to attract an enthusiastic online community to purchase the meme coin and engage in its trading. As “meme coins”, Dogecoin would not be classified as securities and would not fall under the regulatory purview of the SEC.

●	On March 20, 2025, the SEC released a statement regarding the SEC’s view that certain “Mining Activities” do not involve the offer and sale of securities within the meaning of Section 2(a)(1) of the 1933 Act and Section 3(a)(10) of the Securities Exchange Act of 1934 (the “Exchange Act”). The SEC statement applied to the mining of Covered Digital Assets on a proof-of-work (“PoW”) network by either self-mining or through a mining pool. The SEC defined “Covered Digital Assets” as “crypto assets that are intrinsically linked to the programmatic functioning of a public, permissionless network, and are used to participate in and/or earned for participating in such network’s consensus mechanism or otherwise used to maintain and/or earned for maintaining the technological operation and security of such network.”

●	SEC Chairman, Paul Atkins has stated that one of his top priorities as chairman will be to provide a firm regulatory foundation for crypto assets. If confirmed, his leadership could result in the development of regulations that affect crypto assets.

●	The SEC has also recently proposed amendments to the custody rules under Rule 406(4)-2 of the Investment Advisers Act of 1940 (the “Advisers Act”). The proposed rule changes would amend the definition of a “qualified custodian” under Rule 206(4)-2(d)(6) and expand the current custody rule under Rule 406(4)-2 to cover crypto assets and related advisory activities. If enacted as proposed, these rules would likely impose additional regulatory requirements with respect to the custody and storage of crypto assets and could lead to additional regulatory oversight of the crypto asset ecosystem more broadly.

Similarly, various foreign jurisdictions have adopted and may continue in the near future to adopt laws, regulations or directives that affect a digital asset network, the digital asset markets, and their users, particularly digital asset exchanges and service providers that fall within such jurisdictions’ regulatory scope. For example:

●	China has made transacting in cryptocurrencies illegal for Chinese citizens in mainland China, and additional restrictions may follow. China has banned initial coin offerings and there have been reports that Chinese regulators have taken action to shut down a number of China-based digital asset exchanges.

●	South Korea determined to amend its Financial Information Act in March 2020 to require crypto asset service providers to register and comply with its AML and counter-terrorism funding framework. These measures also provide the government with the authority to close digital asset exchanges that do not comply with specified processes. South Korea has also banned initial coin offerings.

●	The Reserve Bank of India in April 2018 banned the entities it regulates from providing services to any individuals or business entities dealing with or selling crypto assets. In March 2020, this ban was overturned in the Indian Supreme Court, although the Reserve Bank of India is currently challenging this ruling.

●	The United Kingdom’s Financial Conduct Authority published final rules in October 2020 banning the sale of derivatives and exchange-traded notes that reference certain types of crypto assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. A new bill, the Financial Services and Markets Bill (the “FSMB”), has made its way through the House of Commons and is expected to work through the House of Lords and become law in 2023. The FSMB would bring crypto asset activities within the scope of existing laws governing financial institutions, markets and assets.

●	The European Council of the European Union approved the text of the Markets in Crypto-Assets Regulation (“MiCA”) in October 2022, establishing a regulatory framework for digital asset services across the European Union. MiCA is intended to serve as a comprehensive regulation of digital asset markets and imposes various obligations on digital asset issuers and service providers. The main aims of MiCA are industry regulation, consumer protection, prevention of market abuse and upholding the integrity of digital asset markets. MiCA was ratified by the European Parliament on April 20, 2023, and will take begin to take effect in June 2024.

There remains significant uncertainty regarding foreign governments’ future actions with respect to the regulation of digital assets and digital asset trading platforms. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of Solana by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the Solana ecosystem in the United States and globally, or otherwise negatively affect the value of Solana held by the Trust. The effect of any future regulatory change on the Trust and Fund or the Solana held by the Trust and Fund is impossible to predict, but such change could be substantial and adverse to the Trust and Fund and the value of the Shares.

The effect of any future regulatory change on the Trust, Fund or Digital Assets is impossible to predict, but such change could be substantial and adverse to the Trust, Fund and the value of the Shares. New laws and regulations may be proposed and adopted in the United States and elsewhere, or existing laws and regulations may be interpreted in new ways, that disfavor or impose compliance burdens on the on the cryptocurrency industry.

BUSINESS OF THE TRUST

The activities of the Fund are limited to (1) issuing Baskets in exchange for the cash deposited with the Cash Custodian as consideration, (2) selling Digital Assets as necessary to cover the Sponsor’s Fee, Fund expenses not assumed by the Sponsor and other liabilities and (3) buying and selling Digital Assets through the Trading Counterparties, as applicable, in exchange for Baskets in connection with creation and redemption.

The Fund is not actively managed. It does not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the price of the Index Constituents.

The Fund’s Investment Objective

The Fund’s investment objective is for daily changes in the Shares’ NAV to reflect daily changes of the price of the Index, minus operational expenses and liabilities. The Index is comprised of [●] digital assets, of which only [●] are permitted by the SEC to be held by an exchange-traded fund and, as a result, are held by the Fund. Where an Index Constituent is not permitted by the SEC, the Fund will use sampling strategy instead of replication. To the extent that SEC regulation evolves to permit the Fund to hold additional Index Constituents, such Index Constituents will become Digital Assets in the Fund’s portfolio. The Index Constituents represented approximately [●]% of the entire digital asset universe as of [●], 2025. As of the same date, Digital Assets represent approximately [●]% of such universe.

Shares provide investment exposure to the crypto market through public securities, rather than through direct acquisition, holding, and trading of spot Digital Assets, whether peer-to-peer or via a Crypto Platform. The Shares are intended to reduce the complexities and operational burdens of direct crypto asset investments, while maintaining an intrinsic value that reflects the Fund’s assets, less the Fund’s expenses and liabilities. Accordingly, the Shares offer investors an alternative method for gaining exposure to the crypto asset markets through the public securities market.

The Fund’s Investment Strategy

The Fund will gain exposure to the Index by investing in the Digital Assets. It will maintain cash balances as necessary to cover currently due Fund-payable expenses. Absent any Share redemption orders or due expenses, the Fund’s portfolio will consist solely of cash and Digital Assets, that initially comprise only Bitcoin, Ether, XRP, Solana, Dogecoin, Cardano and Hedera. The Fund will not invest in any crypto assets outside the Index Constituents. The Digital Assets only include Index Constituents that are in conformance with prevailing capital markets regulations of major financial jurisdictions, including the United States (including that the SEC has approved or permitted an exchange-traded product/fund registered under the 1933 Act holding such digital asset to list and launch). If any Index Constituent other than Bitcoin, Ether, XRP, Solana, Dogecoin, Cardano and Hedera becomes in conformance with prevailing capital markets regulations of major financial jurisdictions, including the United States (including that the SEC has approved or permitted an exchange-traded product/fund registered under the 1933 Act holding such digital asset to list and launch), the Sponsor will employ a sample replication strategy, holding all Digital Assets in proportion relative to the Index until such time that the Fund and Exchange receive any regulatory approval required for the Fund to hold all Index Constituents. In the event that the Fund is permitted to hold all Index Constituents, the Fund will change to a full replication strategy, subject to a rule filing under Rule 19b-4 of the Exchange Act filed with, and accepted by, the SEC to amend the Exchange’s listing rules to permit the Fund to hold all Index Constituents.

The ratio of Fund’s investments in the Index Constituents, representing proportionally Bitcoin, Ether, XRP, Solana, Dogecoin, Cardano and Hedera per Share, changes quarterly as described below in “The Fund’s Index.” As of June 2, 2025, the Index Constituents that are permissible for the Fund (and thus the Digital Assets to be held in its portfolio), and their weightings in the Index and their approximate proportional weightings in the Fund were as follows:

Constituents	Index Weight	Proportional Fund Weight
Bitcoin (BTC)	42.93%	[●	]%
Ethereum (ETH)	20.38%	[●	]%
XRP (XRP)	14.14%	[●	]%
Solana (SOL)	11.39%	[●	]%
Dogecoin (DOGE)	3.58%	[●	]%
Cardano (ADA)	3.51%	[●	]%
Hedera (HBAR)	0.70%	[●	]%
	96.63%	[●	]%

Each Digital Asset’s proportional weight in the Fund is established by [allocating the weight of the Other Assets (as defined in the table above) equally to the Digital Assets in the table above, except if adding such amount to a Digital Asset’s weight will cause its total weight in the portfolio to exceed 50%, the Fund will only increase its weight up to 50% and hold the remainder of the Other Asset’s value in the Index in cash.]

The Sponsor will employ a passive investment strategy intended to track the Index, regardless of its direction. The Sponsor will not attempt to outperform the Index. This strategy aims to allow investors to buy and sell Shares to hedge against losses in Index-related transactions or to gain price exposure to the Index. Consistent with its investment objective, the Fund will not use its investments to enhance leverage or seek performance multiples or inverse multiples of the Index. However, the Sponsor will exclude or limit the weight of one or more Digital Assets in the Fund’s portfolio and the weightings of the remaining Digital Assets held by the Fund will generally be proportional to their weights in the Index when:

●	The inclusion or projected weighting of a crypto asset could, in the Sponsor’s sole judgment, result in the Trust or Fund being required to register as an investment company under the Investment Company Act or require the Sponsor to register as an investment adviser under the Advisers Act;

●	None or few of the Authorized Participants or service providers have the ability to trade or otherwise support the asset in a way that impacts the Trust operations;

●	The Sponsor determines, based on available guidance, that the use or trading of the crypto asset raises, or is likely to raise, significant governmental, policy, or regulatory concerns or is subject to, or likely to become subject to, a specialized regulatory regime, such as U.S. federal securities or commodities laws or similar laws in other significant jurisdictions;

●	The crypto asset’s underlying code contains, or may contain, material flaws or vulnerabilities; or

●	Holding the crypto asset would cause the Trust’s holdings to be inconsistent with applicable listing rules of the Exchange, which require that at least 90% of the Trust’s portfolio consist of commodities and/or crypto assets for which the Exchange can obtain information via the Intermarket Surveillance Group (ISG) or through a comprehensive surveillance sharing agreement (CSSA).

While these constraints are designed to ensure compliance with applicable laws and rules, they may result in deviations between the performance of the Fund and the performance of the Index.

The Fund’s portfolio is reconstituted and rebalanced quarterly, on the first Business Day in March, June, September, and December, to proportionally align the portfolio with the Index’s composition and weightings. The rebalancing process involves adjusting the quantities of Digital Assets held by the Fund to reflect changes in the Index Constituents’ relative weights. This rebalancing is executed by purchasing or selling the necessary quantities of Digital Assets to match the new weightings of the Index. The Fund will bear all transaction costs associated with rebalancing, including brokerage (and similar) commissions, transaction fees, and any potential market impact costs. These rebalancing costs may slightly reduce the Fund’s performance, as such expenses will be deducted from the Fund’s assets. However, these costs are expected to be limited to the standard fees for digital asset transactions and are not anticipated to impact the Fund’s ability to track the Index materially.

Neither the Fund, Sponsor, any Crypto Custodian nor any affiliated party will engage in activities where a Digital Asset of the Fund becomes subject to PoS validation or is used to earn additional crypto assets or generate income. Any incidental rights to acquire other crypto assets arising from ownership of Digital Assets, such as due to a fork or airdrop, will be permanently and irrevocably abandoned by the Sponsor.

The Fund’s Index

The Index is designed to measure the performance of a portion of the overall digital asset market. More specifically, the Index is designed to measure the value of a diversified portfolio of the largest 95% of investible crypto assets (“Investible Universe”) and includes the following as Index Constituents in the following weights:

Index Constituent	% Weight in Index (as of 6/2/2025)
Bitcoin (BTC)	42.93
Ethereum (ETH)	20.38
XRP (XRP)	14.14
Solana (SOL)	11.39
Dogecoin (DOGE)	3.58
Cardano (ADA)	3.51
SUI (SUI)	1.49
Chainlink (LINK)	1.06
Stellar Lumens (XLM)	0.81
Hedera (HBAR)	0.70

Certain of these Index Constituents may not be held by the Fund at this time for regulatory reasons and therefore are not Digital Assets. As of the date of this prospectus, the Index Constituents in which the Fund will invest will be limited to Bitcoin, Ether, XRP, Solana, Dogecoin, Cardano and Hedera. The Fund will hold such Digital Assets in the weights as reflected in the pie chart below:

[INSERT PIE CHART WITH PORTFOLIO WEIGHTS]

Stablecoins and other digital assets that are pegged to the value of any asset are not eligible for inclusion in the Index. The Index does not track the overall performance of all digital assets generally, nor the performance of any particular digital asset.

The essence of the Index is to be a diversified portfolio of the largest 95% of investible crypto assets whose weights are determined by diversified market capitalization, a modified form of free float market capitalization. The diversified market capitalization weight is applied by modifying each Index Constituent’s free-float market capitalization such that each additional increment of market cap (the “Increment Parameter”) within the index market capitalization is discounted increasingly using an inverse step function. The first increment is not discounted, the next increment is divided by 2, and the next is divided by 3, and so on. Where index constituents or subsets of index constituents are to be weighted to diversified market capitalization weight these shall be applied at each reconstitution and rebalance. The Index is calculated and published once a day at 4:00 p.m. ET, which includes the Index Constituents and their weightings and the daily settlement value of the Index (Bloomberg ticker: CFDLDCUU), which is effectively the Index’s closing value.

The Index is owned, administered and calculated by the Index Provider based on Index Rules, which are overseen by the Index Provider. The Index Provider seeks to ensure the investability of the Index by applying, on a quarterly basis, three screens to the universe of digital assets – a liquidity screen, an asset turnover screen and a custody screen – to determine which digital assets are eligible to enter the Investible Universe, from which assets are selected as Index Constituents. The three screens are as follows:

Custody: Digital Assets must be able to be custodied by an entity that has regulatory permission to safekeep digital assets on behalf of third parties and that publishes the list of digital assets for which it provides safekeeping services under its regulatory permission (“Eligible Custodian”). As of May 1, 2025, the Eligible Custodians are [●], Coinbase Custody, Fidelity Digital Assets, Gemini Custody, Kraken Custody. The list of Eligible Custodians may change from time to time.

Asset Turnover: Digital assets must have a significant percentage of their outstanding value traded – or “turned over” – as measured by the trading on certain digital asset exchanges whose market for that specific asset’s trading against the U.S. Dollar is available to users based and located in the major financial jurisdictions, including the U.S. The exchanges are selected by the Index Provider (“Eligible Exchanges”) in accordance with its published criteria (“CF Constituent Exchange Criteria”). As of May 1, 2025, the Eligible Exchanges are Coinbase, Bitstamp, Kraken, LMAX Digital, itBit, Crypto.com, Bullish Exchange and Gemini, but may change from time to time. The process for determining a digital asset’s turnover ratio occurs on the 31st day following the 1st business day of March, June, September, and December, which is known as the “Liquidity and Turnover Determination Date.” To determine an asset’s turnover ratio, its total volume traded on Eligible Exchanges during the months of March, June, September, and December is divided by the concurrent total supply. The resulting ratio is the “Asset Turnover Ratio.” Only digital assets with an Asset Turnover Ratio of 2% or more are eligible for initial inclusion in the Investible Universe and the Index; however, to mitigate against undue churn in Index Constituents, each Index Constituent’s Asset Turnover Ratio may fall to 1.5% or less before it is removed from the Investible Universe.

Liquidity: The Index Provider conducts a liquidity screening process on all assets in the digital asset universe on the Liquidity and Turnover Determination Date. For each asset, the daily volume traded on Eligible Exchanges against U.S. dollars is calculated for the 30 days preceding the Liquidity and Turnover Determination Date. The median daily traded value for the previous 30 days is then calculated to determine the “Median Daily Traded Value” of each digital asset. All digital assets are then ranked by the Median Daily Traded Value. The Median Daily Traded Value for each digital asset is then divided by the Median Daily Traded Value of the digital asset ranked first in the previous step. The resultant value is the “Relative Liquidity Ratio” of each digital asset. Only digital assets with a Relative Liquidity Ratio of 0.05% or higher are eligible for inclusion in the Investible Universe, and hence potential inclusion in the Index; however, to mitigate against undue churn in Index Constituents, each Index Constituent’s Relative Liquidity Ratio may fall to 0.025% before it is removed from the Investible Universe.

The Index Provider reserves the right to exclude a digital asset based on certain factors, such as changes in the asset’s legal status or operation as a digital asset. Together, all digital assets that satisfy these screens and are not removed by the Index Provider are in the Investible Universe.

The Index Provider applies the Index Rules to the Investible Universe on a quarterly basis, the first business day of February, May, August and October (“Reconstitution Determination Date”) with Index reconstitution and rebalance following on the first business day of March, June, September and December (“Reconstitution and Rebalance Implementation Date”). The Index Rules apply as follows for each Index reconstitution:

1.	After the Investible Universe is determined (as per the above description) the Full Market Capitalization of each digital asset within the Investible Universe is calculated. The Full Market Capitalization of each asset is determined by multiplying the total number of units than be spent or moved from one deposit address to another (“Fungible Supply”) of each asset within the Investible Universe by the CF Reference Rate (“Prevailing Price”) for each asset (the below is a selection of the Reference Rates used)

Digital Asset	CF Reference Rate
Bitcoin	CME CF Bitcoin Reference Rate – New York Variant for the bitcoin – U.S. Dollar trading pair (the “CF Bitcoin Reference Rate”)
Ether	CME CF Ether – Dollar Reference Rate – New York Variant for the ether-U.S. Dollar trading pair (the “CF Ether Reference Rate”)
XRP	CME CF XRP – Dollar Reference Rate – New York Variant for the ether-U.S. Dollar trading pair (the “CF XRP Reference Rate”)
Solana	CME CF Solana – Dollar Reference Rate – New York Variant for the ether-U.S. Dollar trading pair (the “CF Solana Reference Rate”)
Dogecoin	CF Dogecoin – Dollar US Settlement Price (the “CF Dogecoin Reference Rate”)
Cardano	CME CF Cardano – Dollar Reference Rate – New York Variant “CF Cardano Reference Rate”
SUI	CME CF SUI – Dollar Reference Rate – New York Variant “CF SUI Reference Rate”
Chainlink	CME CF Chainlink – Dollar Reference Rate – New York Variant “CF Chainlink Reference Rate”
Hedera	CME CF – Hedera Hashgraph Dollar Reference Rate – New York Variant “CF Hedera Hashgraph Reference Rate”
XLM	CME CF – Stellar Lumens Dollar Reference Rate – New York Variant “CF Stellar Lumens Reference Rate”

2.	All assets within the 95th percentile of Full Market Capitalization of the Investible Universe become Index Constituents. For example, assume the Investible Universe for a hypothetical index were digital assets A through J, each with the Full Market Capitalization (USD billions) shown in row (i) of its column. Those digital assets within the Investible Universe whose Full Market Capitalization start within the 95th percentile of the Total Full Market Capitalization of the entire Investible Universe would become Index Constituents.

	A	B	C	D	E	F	G	H	I	J	Total
(i)	1.3		.2	.1	.08	.06	.05	.01	.005	.001	.806
(ii)	1	1.3	1.5	1.6	1.68	1.74	1.79	1.80	1.805	1.806	1.806

In this hypothetical, row (ii) in each column shows the Full Market Capitalization of all digital assets in the Investible Universe, from the largest digital asset in the Investible Universe (i.e., column A) through the digital asset in each column. Row (ii) in column J thus reflects the Full Market Capitalization of all digital assets in the Investible Universe.

To determine which digital assets are included in the index, the index methodology determines what 95% of the total in row (ii) is (i.e., 95% of 1.806 or 1.716), and the largest digital assets whose market capitalizations comprise 1.716 of all the digital assets in the Investible Universe (here, digital assets A through F) become index constituents.

Applying this methodology to the Investible Universe, as of June 2, 2025 the Index Constituents were:

Digital Assets
Bitcoin Ether Solana XRP Cardano Dogecoin SUI Stellar Lumens Hedera Chainlink

3.	To derive constituent weights, the Free Float Market Capitalization of each Index Constituent must be determined. In this context, an Index Constituent’s “Free Float Supply” is the number of units of the Total Supply that are likely to be available for trading at the Reconstitution Determination Date. The Free Float Supply of each Index Constituent is calculated as follows:

a.	First Full Market Capitalization of each Index Constituent is determined by multiplying the total number of units outstanding Fungible Supply by the Prevailing Price.

b.	The Index Provider determines the “native” blockchain for each Universe Constituent. The Index Rules define the native blockchain as the one most supported by Eligible Exchanges. Where multiple chains are supported by multiple Eligible Exchanges, chain liquidity will be considered and the Index Provider may apply its expert judgment.

c.	The Index Provider determines whether an Index Constituent is “coin-centric” or “account-centric” and calculates each Digital Asset’s Free Float Supply. Coin-centric digital assets are native to networks that generate certain data outputs (“UTXO Outputs”) each time a coin is spent. Account-centric digital assets, by contrast, are native to networks that center the messaging of that network around the accounts that are native to that network, as opposed to units of the digital asset; stated differently, they do not leave footprints when they are moved.

Coin-Centric Digital Assets	Account-Centric Digital Assets
Bitcoin Dogecoin Cardano	Ether XRP Solana Stellar Lumens Hedera Chainlink SUI

i.	To calculate the Free Float Supply of coin-centric Index Constituent, the Index Rules identify assets that have not been spent for a prolonged period and infer (from the absence of UTXO outputs) that they are likely not available for spending or trading. Reasons why certain digital assets may not be available for trading vary, but could include: they reside in wallets where the private keys have been lost, stolen, or become inaccessible; or they may be being held for long term strategic investment. In any case, in calculating an Index Constituent’s Free Float Supply, the Index Rules remove from the Total Supply assets not having UTXO Outputs during the last seven years.

ii.	To calculate the Free Float Supply of account-centric Index Constituent, the Index Rules similarly attempt to identify portions of the Total Supply that are not likely to be spent or available for trading. In this context, the Index Rules seek to identify accounts of long-term holders – often founders or non-profit organizations closely tied to the founders – and apply a discount of between 20% and 100% to the amount of the Index Constituent in such accounts. The Index Rules do not apply any discounting to service provider accounts, which are similar to omnibus brokerage accounts. Index Provider applies deposit and withdrawal threshold metrics to determine the nature of the accounts and whether the digital assets held by in the accounts should be considered as Free-Float Supply and thus exempt from discounting.

iii.	To mitigate against large swings in the Free Float Supply and in the weight of Index Constituents from quarter to quarter, the Index Provider applies a 5% cap to the degree of change recorded in any Index Constituent’s Free Float Supply since the prior Index reconstitution.

The Index Provider calculates the “Free Float Market Capitalization” of each Index Constituent by multiplying its Free Float Supply by its Prevailing Price. The “Prevailing Price” of each Digital Asset is the CF Reference Rate for that specific Digital Asset.

d.	Last, the Index Rules modify the Free Float Market Capitalization weighting of Index Constituents by applying the Index Provider’s “Diversified Weight” rule set. Such rule set is designed to address the common desire for diversified exposure to digital assets by recognizing the wide disparity that typically exists in the Free Float Market Capitalizations of the largest and smallest Index Constituents and mitigating the concentration of the Index in the largest Index Constituents.

Pursuant to the Index Provider’s Diversified Weight rules, the weight of the largest components is reduced by increments of four (as shown in the table) (the “Increment Parameter”) to reach the weights shown in the last row of the table below. When the Increment Parameter is applied to each Index Constituent’s Free Float Market Capitalization, its Free Float Market Capitalization for purposes of the Index is increasingly discounted. More specifically, the first increment (of 4) is not discounted, but the next increment is divided by 2, the next is divided by 3, the next is divided by 4, and so on. Diversified market capitalization weight rules are applied at each Index reconstitution and rebalance.

For example, assume a hypothetical index has three Index Constituents, K thru M, and that those three digital assets have the Free Float Market Capitalizations ($ thousands) shown in the table below:

K	L	M
100	10	1
4	4	N/A
(4/2) = 2	(4/2) = 2
(4/3) = 1.33	(2/3) = .66
(4/4) = 1
(4/5) = .8
(4/6) = .66
(4/7) = .57
(4/8) = .5
(4/9) = .44
(4/10) = .4
(4/11) = .36
(4/12) = .33
(4/13) = .31
(4/14) = .29
(4/15) = .27
(4/16) = .25
(4/17) = .24
(4/18) = .22
(4/19) = .21
(4/20) = .2
(4/21) = .19
(4/22) = .18
(4/23) = .17
(4/24) = .17
(4/25) = .16
15.25	6.66	N/A
66.56	29.07	100 - (66.56+29.07) = 4.36

4.	The Sponsor then eliminates any digital asset determined not to be in conformance with prevailing capital markets regulations of major financial jurisdictions including the United States (including that the SEC has approved or permitted an exchange-traded product/fund registered under the 1933 Act holding such digital asset to list and launch). The remaining digital assets are the “Digital Assets.”

Digital Assets
Bitcoin Ether XRP Solana Dogecoin Cardano Hedera

Rebalances and Reconstitutions of the Index and Fund

The Index is rebalanced and reconstituted quarterly on the first business day of March, June, September and December. The Fund will be reconstituted and rebalanced in accordance with the Index, though there may be small delays between when the Index is rebalanced and/or reconstituted and when the Fund is able to rebalance or reconstitute its holdings. The Fund bears transaction costs, including any Digital Asset network fees or other similar transaction fees, in connection with any purchases or sales of Digital Assets to adjust the Fund’s investments to correspond with a rebalancing and/or reconstitution of the Index.

Rebalancing and reconstitution costs may slightly reduce the Fund’s performance and its ability to track the Index (also known as tracking error), as such expenses will be borne by the Fund. However, these costs are expected to be limited to the standard fees for Index Constituents transactions and are not anticipated to impact the Fund’s ability to track the Index materially. The Sponsor aims to minimize the Fund’s tracking error relative to the Index by seeking to limit such transaction costs. The Fund seeks to conduct the purchases and sales of Digital Assets, including in connection with cash creation or redemption transactions, in a manner that tracks their proportional weighting in the Index.

In executing trades corresponding with a rebalancing or reconstitution of the Index, the Sponsor will seek, in its sole discretion, to enter into a transaction with a Digital Asset Trading Counterparty or the Prime Execution Agent to buy or sell Digital Assets to rebalance or reconstitute the Fund’s portfolio through a bidding process involving contact with multiple potential trading counterparties. When placing a rebalancing or reconstitution transaction, the Sponsor seeks to obtain "best execution"—the best combination of high-quality transaction execution services, taking into account the services and products to be provided by the Prime Execution Agent or Digital Asset Trading Counterparty, and low relative commission rates with the view of maximizing value for the Fund and the Sponsor’s other clients. Each purchase or sale of Digital Assets for purposes of rebalancing or reconstituting the Fund’s portfolio to track the Index will be a taxable event for Shareholders.

During periods of significant market movement or volatility, the value of the Fund’s portfolio may diverge from the Index due to a lag or disruption in rebalancing or reconstituting the Fund’s portfolio. This divergence could result in the Fund’s performance not fully reflecting the changes in the Index, particularly if the prices of Digital Assets experience significant, rapid changes. Investors should be aware that short-term differences between the Fund’s portfolio and the Index may occur, potentially adversely impacting the value of the Shares.

Neither the Trust or the Fund, nor the Sponsor, Digital Asset Custodian, or any other person associated with the Trust or Fund have control over the Index Rules or administration of the Index; changes to the Index rules may result in adverse effects to the Fund and/or in the ability of the Sponsor to implement the Fund’s investment objective.

In seeking to ensure that the Index is administered through the Index Provider’s codified policies for Index integrity, the Index is subject to oversight by the CME CF Oversight Committee (as defined below), whose Founding Charter and quarterly meeting minutes are publicly available.

CF Reference Rates

The Sponsor believes that the use of the CF Reference Rates is reflective of a reasonable valuation of the spot price of Index Constituents and that resistance to manipulation is a priority aim of its design methodology. The selection of platforms for use in the CF Reference Rates is approved by the Oversight Organs of the Index Provider either the CME CF Oversight Committee or CF Oversight Function (the “Oversight Organs”). A trading platform is eligible as a “Constituent Platform” in any of the CF Reference Rates if it offers a market that facilitates the spot trading of the relevant cryptocurrency base asset against the corresponding quote asset, including markets where the quote asset is made fungible with accepted assets (the “Relevant Pair”) and makes trade data and order data available through an API with sufficient reliability, detail and timeliness. The Oversight Organs considers a trading venue to offer sufficiently reliable, detailed and timely trade data and order data through an API when: (i) the API for the “Constituent Platform” does not fall or become unavailable to a degree that impacts the integrity of the CF Reference Rates given the frequency of calculation; (ii) the data published is at the resolution required so that the benchmark can be calculated, with the frequency and dissemination precision required; and (iii) the data is broadcast and available for retrieval at the required frequency (and not negatively impacted by latency) to allow the methodologies to be applied as intended.

Furthermore, it must, in the opinion of the Oversight Organs, fulfill the following criteria:

1.	The platform’s Relevant Pair spot trading volume for an Index Constituent must meet the minimum thresholds as detailed below for it to be admitted as a constituent platform: The average daily volume the venue would have contributed during the observation window for the [Index Constituent] of the Relevant Pair exceeds 3% for no less than 45 consecutive days.

2.	The platform has policies to ensure fair and transparent market conditions at all times and has processes in place to identify and impede illegal, unfair or manipulative trading practices.

3.	The platform does not impose undue barriers to entry or restrictions on market participants, and utilizing the venue does not expose market participants to undue credit risk, operational risk, legal risk or other risks.

4.	The platform complies with applicable law and regulations, including, but not limited to capital markets regulations, money transmission regulations, client money custody regulations, KYC regulations and anti-money-laundering regulations.

5.	The venue cooperates with inquiries and investigations of regulators and CF Benchmarks upon request and execute data sharing agreements with CF Benchmarks.

Once admitted, a Constituent Platform must demonstrate that it continues to fulfil the criteria 2 - 5. Should the average daily contribution of a Constituent Platform fall below 3% for any CF Reference Rate then the continued inclusion of the venue as a Constituent Platform to the Relevant Pair shall be assessed by the Oversight Organs.

As of May 1, 2025, the Constituent Platforms that are eligible to contribute data to the Digital Assets’ CF Reference Rates are Coinbase, Bitstamp, iBit, Kraken, Gemini, Bullish Exchange, Crypto.com Exchange and LMAX Digital. Each Constituent Platform must satisfy all the above criteria for each individual CF Reference Rate to be eligible to contribute data to such CF Reference Rate, hence not all Constituent Platforms contribute data to all CF Reference Rates. The domicile, regulation and legal compliance of the Constituent Platforms varies. Further information regarding each platform may be found, where available, on the websites for such trading platforms and public registers for compliance with local regulations, among other places.

Constituent Platform	Description	Location	Licenses
Bitstamp USA, Inc.	Bitstamp is a European crypto exchange founded in 2011, with presence in the USA since 2019 licensed under NY DFS Bitlicense.	New York, NY	NYDFS Bitlicense, FinCen MSB

Coinbase, Inc.	Coinbase is a publicly traded company, listed on Nasdaq, founded in 2012, and licensed under NYDFS bitlicense since 2017	San Francisco, CA	NYDFS Bitlicense, FinCen MSB

Gemini	New York trust company regulated by the New York State Department of Financial Services (NYSDFS) since 2015	New York, NY	NYFDS Bitlicense, FinCen MSB

itBit (f/k/a Paxos)	ItBit is the exchange product name of the Paxos Fund Company, a New York-based financial institution and technology company specializing in blockchain, regulated by the New York State Department of Financial Services (NYSDFS) since 2015	New York, NY	NYFDS Bitlicense, FinCen MSB

Kraken	Kraken is the product name of Payward Inc, a United States — based cryptocurrency exchange, founded in 2011	San Francisco, CA	FinCen MSB

LMAX Digital	LMAX Digital is a Gibraltar-based platform regulated by the Gibraltar Financial Services Commission (‟GFSCˮ) as a DLT provider for execution and custody services. It does not hold a BitLicense but is part of LMAX Group, a U.K-based operator of an FCA regulated Multilateral Trading Facility and Broker-Dealer.	Gibraltar	GFSC

Bullish Exchange	Bullish Exchange is operated jointly by Bullish HK Markets, registered in Hong Kong and regulated by the Hong Kong SFC under its VASP regime, and Bullish (GI) Ltd, registered in Gibraltar and regulated by the Gibraltar Financial Services Commission (‟GFSCˮ) as a DLT provider for execution and custody services.	Hong Kong SAR, Gibraltar	GFSC HK SFC MSB FinCEN

Crypto.com Exchange	Crypto.com Exchange is the product name of FORIS DAX, a Singapore based company that is licensed as a Major Payment Institution by the Monetary Authority of Singapore.		MAS, Singapore MSB FinCEN

The tables below list the Constituent Platforms that contribute transaction data for the Index Constituents to the Index. It includes the aggregate volumes traded on their respective platforms of each Index Constituent — US Dollar markets during the period they contributed data to the respective CF Reference Rate over the preceding four calendar quarters.

Aggregate Trading Volume on the Constituent Platforms of Bitcoin (US$)
Period	itBit	Bitstamp	Coinbase	Gemini	Bullish	Crypto.com	Kraken	LMAX Digital
2024 Q2	1,103,291,739	12,745,481,874	90,691,419,596	4,117,487,659	Not a Constituent Platform during this period	Not a Constituent Platform during this period	17,217,440,706	18,606,590,980
2024 Q3	742,961,240	11,788,598,149	81,871,129,923	4,460,975,011			15,942,525,422	11,280,822,955
2024 Q4	1,196,003,201	19,041,512,220	58,463,571,028	3,343,922,945	171,943,974[1]		10,944,408,968	7,674,154,200
2025 Q1	1,101,275,922	14,477,591,026	106,998,253,547	7,762,251,106	15,621,692,912	437,288,895[2]	19,039,509,976	15,679,729,421

[1]	Bullish.com was admitted as a Constituent Platform on December 30, 2024.
[2]	Crypto.com was admitted as a Constituent Platform on March 31, 2025.

Aggregate Trading Volume on the Constituent Platforms of Ether (US$)
Period	itBit	Bitstamp	Coinbase	Gemini	Crypto.com	Kraken	LMAX Digital
2024 Q2	567,917,703	2,112,253,362	34,626,781,420	1,395,882,194	Not a Constituent Platform during this period	6,463,687,792	7,948,163,457
2024 Q3	340,547,919	1,245,202,337	22,706,157,083	829,080,147		3,139,689,527	3,656,528,706
2024 Q4	433,526,871	2,800,137,146	36,200,630,438	2,454,757,498		5,403,870,216	4,174,811,375
2025 Q1	443,530,412	2,675,817,473	36,568,524,172	2,554,135,858	368,564,044	4,896,094,186	3,780,719,230

Aggregate Trading Volume on the Constituent Platforms of Solana (US$)
Period	Coinbase	Gemini	Kraken	LMAX Digital
2024 Q2	13,062,938,470	280,812,656	5,094,514,247	Not a Constituent Platform at this time
2024 Q3	11,993,591,726	295,569,951	4,348,575,865	656,030,998
2024 Q4	16,699,619,420	406,981,486	5,557,503,818	875,801,250
2025 Q1	24,655,638,012	627,260,015	5,317,551,702	212,661,978

Aggregate Trading Volume on the Constituent Platforms of XRP (US$)
Period	Bitstamp	Coinbase	LMAX Digital	Kraken
2024 Q2	445,741,907	2,591,791,388	430,131,665	491,364,823
2024 Q3	554,495,617	3,870,278,701	473,457,074	753,486,055
2024 Q4	3,041,430,171	31,368,749,105	2,394,271,308	6,391,528,706
2025 Q1	4,065,856,175	41,673,973,223	3,367,171,133	9,319,490,767

Aggregate Trading Volume on the Constituent Platforms of Dogecoin (US$)
Period	Coinbase	Gemini	Kraken
2024 Q2	6,510,574,591	77,043,262	1,613,810,897
2024 Q3	2,527,319,647	38,962,468	535,220,317
2024 Q4	21,870,411,060	507,029,613	4,577,144,873
2025 Q1	9,055,529,283	131,576,675	1,709,297,483

Aggregate Trading Volume on the Constituent Platforms of Cardano (US$)
Period	itBit	Bitstamp	Coinbase	Gemini	Kraken
2024 Q2	Not a Constituent Platform during this period	Not a Constituent Platform during this period	833,834,769	Not a Constituent Platform during this period	275,059,032
2024 Q3			584,149,847		164,814,340
2024 Q4			5,399,037,092		1,268,083,220
2025 Q1			6,414,223,419		1,453,900,412

Aggregate Trading Volume on the Constituent Platforms of Hedera (US$)
Period	itBit	Bitstamp	Coinbase	Gemini	Kraken
2024 Q2	Not a Constituent Platform during this period	23,799,444	1,103,944,165	Not a Constituent Platform during this period	Not a Constituent Platform during this period
2024 Q3		6,697,062	494,392,414
2024 Q4		143,099,299	7,666,882,394
2025 Q1		195,443,762	6,835,703,181

Source: CF Benchmarks

The Index Provider may make changes to the Constituent Platforms from time to time. Once it has actual knowledge of material changes to the Constituent Platforms used to calculate a Digital Asset’s CF Reference Rate, the Fund will notify Shareholders in a prospectus supplement, in its periodic reports, and/or on the Fund’s website. For additional information on auditing and regulation of the CF Reference Rates, see the below sub-section titled “Oversight of Index Provider, Index and CF Reference Rates.”

NEITHER CF BENCHMARKS LTD NOR ITS LICENSORS OR AGENTS HAS ANY OTHER CONNECTION TO THE FUND OR THE SPONSOR’S PRODUCTS AND SERVICES AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY OF THE FUND OR THE SPONSOR’S PRODUCTS OR SERVICES. CF BENCHMARKS, ITS LICENSORS AND ITS AGENTS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE FUND OR THE SPONSOR’S PRODUCTS AND SERVICES. CF BENCHMARKS, ITS LICENSORS AND ITS AGENTS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY INDEX LICENSED TO THE FUND OR THE SPONSOR AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.

Oversight of Index Provider, Index and CF Reference Rates

The CF Reference Rate methodology: (i) takes an observation period and divides it into equal partitions of time; (ii) then calculates the volume-weighted median of all transactions within each partition; and (iii) the value is determined from the arithmetic mean of the volume-weighted medians, equally weighted. By employing the foregoing steps and specifically doing so over a one hour period, the CF Reference Rates thereby seeks to ensure that transactions in Index Constituents conducted at outlying prices do not have an undue effect on the index value, large trades or clusters of trades transacted over a short period of time will not have an undue influence on the index value, and the effect of large trades at prices that deviate from the prevailing price are mitigated from having an undue influence on the benchmark level.

The CF Reference Rates and the Index are administered under the CF Benchmarks Control Framework to ensure compliance with UK BMR. Specifically, provisions within the following the policies in combination are designed to ensure the integrity of its benchmarks and rates, including the CF Reference Rates and the Index:

●	CF Benchmarks Input Data Policy - Governs CF Benchmarks use of input data, input data sources, the determination of data sufficiency and relevant controls that are applied to ensure the integrity of its benchmarks.

●	CF Benchmarks Surveillance Policy - Governs the aims, design, potential susceptibility and implementation of the measures CF Benchmarks has in place in impede, detect and report on potential and actual benchmark manipulation and ensure the integrity of its benchmarks.

●	CF Benchmarks Conflict of Interest Policy and CME CF Conflicts of Interest Policy - Governs the measures by which CF Benchmarks identifies, records, mitigates and escalates potential and actual conflicts of interest that might impact the integrity of its benchmarks.

●	CF Benchmarks Governance & Oversight Framework - Lays out the measures by which CF Benchmarks manages the benchmark life cycle including the relevant junctures where Oversight Committee notification, escalation, review and resolution is relevant and required including the manner in which CF Benchmarks identifies risks to benchmark integrity and the processes and procedures it follows to mitigate and eliminate such risks.

In addition, the Sponsor notes that to ensure their integrity, the Index and the CF Reference Rates are subject to the UK BMR regulations, compliance with which regulations has been subject to a Limited Assurance Audit under the ISAE 3000 standard, the latest of which was a Type 2, reasonable assurance, audit conducted by KPMG for the period ended September 12, 2024. The Index and CF Reference Rates were within scope of this audit, which is publicly available www.cfbenchmarks.com.

The integrity of the Index is ensured through a number of mechanisms. Firstly, to ensure the only input data of the highest integrity is utilized the Index Provider enforces the CME CF Constituent Exchange Criteria, without exception. These criteria define which digital asset trading platforms the Index Provider draws transaction data from to calculate the pricing of the constituent assets of the Index, to support the goal of minimizing the possibility of data that is a result of market manipulation being included in the calculation of the Index. Furthermore, the Index Provider enforces a Benchmark Surveillance Policy, actively surveilling its benchmarks for any potential manipulation.

According to the Index methodology, any deviations from the Index methodology are made in the sole judgment and discretion of the Index Provider so that the Index continues to achieve its objective. The Index Provider will provide transparency over the decisions affecting the compilation of the reference rate and any related determination process, including contingency measures in the event of absence of or insufficient inputs, market stress or disruption, failure of critical infrastructure, or other relevant factors.

The Sponsor, in its sole discretion, may cause the Fund to track an index other than the Index at any time, with prior notice to investors. The Sponsor may change the Fund’s index if investment conditions change, or the Sponsor believes that another index or standard better aligns with the Fund’s investment objective and strategy. The Sponsor, however, is under no obligation whatsoever to make such a change in any circumstance.

Shareholders will be duly notified of any material changes to the Index, including changes in the methodology or its complete replacement. Replacement or material modification of the Index would prompt the issuance of a press release describing the change and date of its implementation. The Sponsor will provide at least 60 days’ notice to the Fund’s Shareholders before making any changes to the Fund’s index and will file a press release describing the changes and the date of implementation. Shareholder approval is not required, and Shareholders will not receive notification in the event of any non-material alterations to the Index.

The Index Settlement Price is calculated once a day, 365 days a year.

Custody of Digital Assets

The Fund’s investment strategy consists in direct investments in Digital Assets, commonly referred to as “spot” investments. The Fund’s position in Digital Assets is held by the Crypto Custodian on behalf of the Fund.

The Digital Assets exist and are stored on the blockchain, which serves as the decentralized transaction ledger for the Digital Asset Networks. All transactions are recorded on the blockchain, ensuring the verification of each asset’s location in specific digital wallets (“Crypto Accounts”).

The responsibility for safekeeping the Digital Assets owned by the Fund lies with the Crypto Custodian. The digital wallets can be accessed using their respective private keys, which are generally held by the Crypto Custodian in offline storage at various vaulting locations. The locations of these vaulting premises are kept confidential to enhance security.

The Crypto Custodian are authorized to accept Digital Assets on behalf of the Fund, transferring them to the Crypto Accounts, and then depositing them into digital wallets with existing keys in offline storage. The Digital Assets may be transferred first to trading balances within omnibus accounts and subsequently to offline storage in segregated vault accounts. When the Fund needs to withdraw Digital Assets for sale, the Crypto Custodian will ensure that the private keys associated with those assets sign the withdrawal transaction. Assets used for trading may be held temporarily in online omnibus wallets, not exclusively in offline storage, to meet liquidity needs. Additionally, trade-related withdrawals and deposits may be routed through omnibus accounts that aggregate assets for multiple customers rather than solely through offline storage where wallets are segregated to the individual customer.

The Crypto Custodian may utilize similar or more secure technology to safekeep the Fund’s Digital Assets as advancements in digital assets custody technology emerge. Given the evolving nature of crypto services, it is anticipated that more secure or efficient solutions may be developed in the coming years. If a consensus within the industry determines that another form of service offers superior security or efficiency, the Fund reserves the right to adopt such a service.

“Offline storage” refers to a safeguarding method where private keys associated with Digital Assets are kept offline, away from internet-connected devices. This could involve storing the private keys on a non-networked computer or electronic device. The Crypto Custodian can receive deposits of Digital Assets without the need to use a wallet private key but cannot send Digital Assets without use of the wallets’ corresponding private keys.

In order to send a crypto asset when the private keys are kept in offline storage, either the private key materials must be retrieved from offline storage and entered into a software program to sign the transaction, or the unsigned transaction must be sent to the “offline” server in which the private keys are held for signature by the private keys. Such private keys are stored in secure storage facilities the exact locations of which are not disclosed for security reasons. This procedure mitigates the risks of cyber-attacks by hackers, as it adds several layers of manual checks and confirmations and makes it unlikely for private keys to be stolen through internet attacks. For any transaction involving the transfer of Digital Assets, multiple distinct participants must reach a cryptographic quorum to sign the transaction, with human participants residing in geographically dispersed locations. This multi-layered quorum approach ensures that even if one signing participant is compromised, the Digital Assets can still be secured and accessed by secure participants with minimal disruption. By contrast, in online storage, the private keys are held online, making them more accessible for immediate liquidity needs, but potentially more vulnerable to a compromise.

Digital Assets held in trading accounts may be partially stored in online wallets for quick access, especially to fulfill liquidity needs for trades. These assets, held in omnibus accounts, may not require multi-party checks for each transaction, unlike those in offline storage. The percentage of assets maintained in offline versus online storage is determined by ongoing risk analysis and market dynamics, in which Coinbase, Inc. (an affiliate of Coinbase Custody) seeks to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of offline storage.

Any decisions or actions related to forks, airdrops or derivative protocols involving the Fund’s assets will align with the guidelines set forth by the Crypto Custodian. This means that any decisions or actions related to airdrops or forks involving the Fund’s assets will align with the guidelines set forth by the Crypto Custodian, by which the Crypto Custodian may not support forks and airdrops and assumes no liability in respect of an unsupported branch of a forked protocol or its determination whether or not to support a forked protocol. The Fund is committed to maintaining transparency and ensuring that its approach aligns with industry best practices in managing these events. However, unforeseen circumstances may arise, and there is no guarantee that it will be possible to support the protocol under all possible scenarios. In the event of a fork, airdrop or similar occurrence, the Sponsor will cause the Fund to irrevocably abandon the Incidental Rights and any IR Virtual Currency associated with such event and the assets to be held by the Fund will be the Index Constituents.

The Sponsor will periodically check the existence of the Digital Assets held by the Fund by analyzing the blockchain.

The Crypto Custodian

The “Crypto Custodian” for the Fund’s crypto holdings is Coinbase Custody Trust Company, LLC (“Coinbase Custody”). The Sponsor may, in its sole discretion, add or terminate agreements with the Crypto Custodian at any time.

In designating a custodian as a Crypto Custodian for the Fund, the Sponsor considers whether the custodian provides protection against theft and loss and ensures that the transactions and trades are secure.

A custodian may lose its eligibility as a Crypto Custodian if it fails to comply with the above requirements, but the Sponsor has no obligation whatsoever to change the Crypto Custodian for the Fund’s holdings.

The Crypto Custodian may also employ advanced blockchain monitoring tools and services to promote the security and compliance of incoming transactions, such as:

●	Transaction Validation: When a transaction is initiated, these monitoring tools validate it against predefined criteria, including sender addresses, transaction amounts, and transaction details, to confirm they comply with the Crypto Custodian’s policies and regulatory requirements.

●	Alerts: These monitoring tools offer alerting capabilities, using advanced algorithms to detect activity that may be indicative of money laundering, fraud, or other illicit activities.

●	AML/KYC Compliance: The Crypto Custodian implement these monitoring tools and solutions as a part of their efforts to comply with Anti-Money Laundering (AML) and Know Your Customer (KYC) regulations, using these solutions to help assess the risks associated with the parties involved in the transactions.

Coinbase PBA

Coinbase Custody is a trust company incorporated under the laws of the State of New York and authorized under New York law to provide custody services for the Fund’s Index Constituents holdings. It is a regulated, qualified custodian under New York Banking Law and operates as one of the Crypto Custodian for the Fund (as of the date of this prospectus). Coinbase Custody will maintain custody of part of the Fund’s Digital Assets, handling their receipt, safekeeping, and maintenance, in accordance with its Prime Execution Agent agreement with the Sponsor. This agreement includes the Coinbase custody services agreement and the master trading agreement (collectively, the “Coinbase PBA”). The Coinbase PBA has been agreed in principle.

[The Sponsor also intends to enter into a trade financing agreement with Coinbase, which may be acting as a trade credit lender, once the Fund qualifies as an Eligible Contract Participant (“ECP”) under the Commodity Exchange Act. However, executing a trade financing agreement is not necessary for the commencement of the Fund operations and Sponsor has not done so at this time.]

The private key materials associated with the Fund’s Index Constituents held by Coinbase Custody are stored in segregated accounts (the “Vault Balance”) in geographically dispersed offline storage facilities, separate from assets held by Coinbase Custody as principal and from other customer assets. The Vault Balance is held at specific Digital Asset blockchain addresses where only the Fund’s assets reside. Coinbase Custody is prohibited from withdrawing the Fund’s Digital Assets from the Vault Balance or encumbering the assets without the Fund’s consent.

From time to time, the Fund’s Index Constituents holdings may be held with Coinbase, Inc. in a trading account (the “Trading Balance”). This occurs in connection with the creation and redemption of Baskets, the sale of Digital Assets to pay the Sponsor’s Fee and other Fund expenses not assumed by the Sponsor, or in extraordinary circumstances, during the liquidation of the Fund’s Digital Assets. The Fund’s Trading Balance represents an entitlement to a pro rata share of the Digital Assets held by Coinbase, Inc. on behalf of multiple customers, pooled within omnibus accounts. This balance is maintained across a combination of omnibus offline wallets, online wallets (with private keys stored online), or trading venue accounts, and while the majority of assets are stored in offline wallets, exact percentages are not disclosed for security reasons.

Coinbase Custody may receive deposits of Digital Assets but cannot transfer these assets without using the corresponding private keys, which are stored in undisclosed secure offline storage facilities which are geographically dispersed. A limited number of Coinbase Custody employees are involved in private key management with proper segregation of duties, and no single individual has access to the complete private keys. Periodic internal audits and SOC (System and Organizational Controls) attestations over private key management are conducted by Coinbase Custody’s internal audit team and external providers.

Coinbase Global the parent company of Coinbase Custody and Coinbase, Inc. (collectively, “Coinbase”), maintains a commercial crime insurance policy, covering potential losses from events such as employee collusion, fraud, theft, damage of key material, or security breaches. This insurance policy applies across all assets held on behalf of Coinbase’s clients, and coverage is allocated on a shared basis, which means the full policy amount may not be exclusively available to the Fund. Consequently, the coverage may not be sufficient to fully cover losses for the Fund in the event of a large-scale or simultaneous incident affecting multiple Coinbase clients. This insurance policy is subject to certain deductibles and exclusions as outlined by Coinbase, and it may be modified or renewed at Coinbase’s discretion, with coverage limits and terms potentially changing over time.

In the event of a fork, the Coinbase PBA permits Coinbase Custody to temporarily suspend services and decide, at its discretion, whether or not to support either branch of the forked protocol. Coinbase may notify the Fund of its decision regarding support for a forked protocol branch. The Fund assumes any associated risks if Coinbase chooses not to support a specific protocol or branch, as Coinbase Custody has the discretion to determine whether or not to support any branch of a forked protocol and is not obligated to support even the original asset branch. The Fund will not receive any Incidental Rights or IR Virtual Currency, and Coinbase Custody has no authority to obtain or hold such assets on behalf of the Fund.

The Coinbase PBA is governed by New York law and provides that disputes arising under it are subject to arbitration under the rules of JAMS in New York, in accordance with the Federal Arbitration Act.

Additionally, Coinbase Custody is not responsible for delays or service interruptions caused by factors beyond its control unless it fails to maintain commercially reasonable policies and controls.

Coinbase Custody may terminate the Coinbase PBA by providing notice to the Fund or immediately for cause, including breaches of the Coinbase PBA, or bankruptcy. Coinbase Custody may terminate the Coinbase PBA for any reason with 30 days’ notice. The Coinbase PBA shall remain in force until terminated by one of the parties. The termination provisions are further described in the Coinbase PBA in the Term, Termination and Suspension section.

Master Trading Agreement

Coinbase, Inc. (the “Prime Execution Agent”), an affiliate of Coinbase Custody is responsible for managing the execution of trades in Index Constituents on behalf of the Fund. This role is governed by the Coinbase PBA, a material agreement which outlines the responsibilities and operating terms under which Coinbase facilitates trade execution and temporary holding of assets in the Trading Balance. Coinbase has extensive experience in digital asset markets and has operated as a trusted entity in crypto asset services since its establishment in 2012.

Digital Assets may be temporarily held with Coinbase, Inc. in the Trading Balance for limited purposes, including Basket creations and redemptions, the sale of Digital Assets to cover the Sponsor’s Fee and other Fund expenses, and, in exceptional cases, during the liquidation of Fund assets. The Coinbase PBA specifies that the Fund does not hold a direct claim to specific assets within the Trading Balance; instead, it maintains a pro rata entitlement to the assets held on behalf of multiple customers, pooled within omnibus accounts. While exact proportions of assets in online versus offline storage are undisclosed for security reasons, Coinbase, Inc. maintains the majority of assets in offline storage and allocates online storage as needed to facilitate liquidity. This approach is based on Coinbase, Inc.’s security protocols, which prioritize asset protection while maintaining operational liquidity.

Under the Coinbase PBA, the Prime Execution Agent is compensated based on trade execution fees incurred as part of the trading services provided. Transaction fees associated with transfers between the Authorized Participants and Coinbase are generally borne by the Fund, except where otherwise agreed.

The amount of the Fund’s assets held in the Trading Balance with the Prime Execution Agent varies based on trading needs and may fluctuate in connection with trading activities. Although there are no explicit limits within the Coinbase PBA restricting the percentage or amount of the Fund’s assets that may be held temporarily in the Trading Balance, the Sponsor may employ a regular end-of-day sweep process to move assets from the Trading Balance back to the Vault Balance, helping to minimize exposure to pooled trading accounts. Additionally, policies are in place to limit the duration for which the Fund’s assets are held in the Trading Balance.

Cash associated with the Fund’s trading activities may be temporarily held by the Prime Execution Agent in FBO (For Benefit Of) accounts at insured financial institutions or in Money Market Funds. The Fund’s orders for the sale of Digital Assets are executed on approved Connected Trading Venues, determined through Coinbase, Inc.’s due diligence and risk assessments. The Prime Execution Agent may route orders to its own platform or third-party venues as necessary to optimize execution terms for the Fund, with factors like liquidity and transaction costs taken into account. However, the Prime Execution Agent may act as principal in certain trades to fill residual order size, creating potential conflicts of interest. These are mitigated by established policies, with fair execution practices and asset protection as priorities.

Termination of the Coinbase PBA may occur for various reasons, including material breach, insolvency, or regulatory changes. The Prime Execution Agent also maintains a commercial crime insurance policy shared across its client base, covering potential losses such as theft, fraud, or security breaches, though this coverage may not fully protect the Fund from all potential losses.

Calculating NAV

The Fund’s NAV per Share will be calculated by taking the current market value of its total assets, subtracting any liabilities, and dividing that total by the number of Shares. The assets of the Fund will consist of the Digital Assets, cash and cash equivalents. The Sponsor has the exclusive authority to determine the Fund’s NAV, which it has delegated to the Administrator.

The Administrator of the Fund will calculate the NAV once each Business Day, as of the earlier of the close of the Nasdaq or 4:00 p.m. New York time. For purposes of making these calculations, a “Business Day” means any day other than a day when Nasdaq is closed for regular trading.

In determining the Fund’s holdings, the Administrator will value the Index Constituents held by the Fund based on the Index Constituent Settlement Price, unless the prices are not available or the Administrator, in its sole discretion, determines that the Index Constituent Settlement Price is unreliable (“Fair Value Event”).

In the instance of a Fair Value Event, the Fund’s holdings may be fair valued on a temporary basis in accordance with the fair value policies approved by the Administrator. In the instance of a Fair Value Event and pursuant to the Administrator’s fair valuation policies and procedures, VWAP or Volume Weighted Median Prices (“VWMP”) from another index administrator (“Secondary Index”) will be utilized.

For financial reporting purposes only, the Sponsor utilizes the following methodology for valuing the Fund’s assets and for determining the principal market (or in the absence of a principal market, the most advantageous market) in accordance with ASC 820-10. The Sponsor (or its delegate) will determine the Fund’s principal market (or in the absence of a principal market the most advantageous market) at least quarterly to determine whether any changes have occurred in Digital Asset markets and the Fund’s operations that would require a change in the Sponsor’s determination of the Fund’s principal market.

The Sponsor identifies and determines the Fund’s principal market (or in the absence of a principal market, the most advantageous market) for Digital Assets consistent with the application of fair value measurement framework in FASB ASC 820-10. The principal market is the market where the reporting entity would normally enter into a transaction to sell the asset or transfer the liability. The principal market must be available to and be accessible to the reporting entity. The reporting entity is the Trust, on behalf of the Fund.

Under ASC 820-10, a principal market is generally the market with the greatest volume and activity level for the asset or liability. The determination of the principal market will generally be based on the market with the greatest volume and level of activity that can be accessed.

ASC 820-10 determines fair value to be the price that would be received for Digital Assets in a current sale, which assumes an exit price resulting from an orderly transaction between market participants on the measurement date. ASC 820-10 requires the assumption that Index Constituents are sold in its principal market to market participants (or in the absence of a principal market, the most advantageous market). Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact.

The Fund expects to transact in an exchange market, when necessary, to buy and sell Digital Assets in association with cash creations and redemptions and to sell Digital Assets to satisfy the Fund’s operating liabilities. As such, the Fund expects to use an exchange market (as defined by ASC 820-10) as the principal market. Although Authorized Participants (and their liquidity providers) may transact in other Digital Asset markets, their market accessibility is not considered because they are not part of the reporting entity.

The Sponsor intends to engage a third-party vendor to obtain a price from the Fund’s principal market for Digital Assets. The third-party vendor is expected to follow the Sponsor’s valuation policies and obtain relevant reliable volume and relevant activity information to identify the principal market. The information will be reviewed in the following order:

1.	First, a list of exchange markets operating in compliance with applicable laws and regulations are scoped into the principal market determination. Market accessibility and transactability are considered as part of this process.

2.	Second, the remaining exchange markets are sorted from high to low based on relevant reliable volume and activity information of Digital Assets traded on these exchange markets.

3.	Third, pricing fluctuations and the degree of variances in price on exchange markets are reviewed to identify any material notable variances that may impact the volume or price information of a particular exchange market.

4.	Fourth, an exchange market is selected as the principal market based on the highest relevant market-based volume, level of activity, and price stability in comparison to the other exchange markets on the list. In comparison to other markets, exchange markets have the greatest reliable volume and level of activity for Index Constituents. As a result, an exchange market will be the Trust’s principal market as opposed to a brokered market, a dealer market, and principal-to-principal market.

For purposes of the Fund’s periodic financial statements, it is expected that an exchange-traded price from the Fund’s principal market for Digital Assets will be utilized on the Fund’s financial statement measurement date.

If a Secondary Index is also not available or the Administrator in its sole discretion determines the Secondary Index is unreliable, the price set by the Fund’s principal market as of 4:00 p.m. ET, on the valuation date will be utilized. In the event the principal market price is not available or the Administrator in its sole discretion determines the principal market valuation is unreliable, the Administrator will use its best judgment to determine a good faith estimate of fair value. The Administrator identifies and determines the Fund’s principal market (or in the absence of a principal market, the most advantageous market) for Digital Assets consistent with the application of fair value measurement framework in FASB (Financial Accounting Standards Board) Accounting standards codification (ASC) 820-10. The principal market is the market where the reporting entity would normally enter into a transaction to sell the asset or transfer the liability. The principal market must be available to and be accessible by the reporting entity. The reporting entity is the Fund.

If the Index Constituent Settlement Price is not used to determine the Fund’s crypto asset holdings, Shareholders will be notified through a prospectus supplement, a current report on Form 8-K, the Fund’s periodic Exchange Act reports and/or on the Fund’s website and, if this index change is on a permanent basis, a filing with the Commission under Rule 19b-4 of the Act will be required.

A Fair Value Event value determination will be based upon all available factors that the Sponsor or the Administrator deems relevant at the time of the determination and may be based on analytical values determined by the Sponsor or Administrator using third party valuation models. Fair value policies approved by the Administrator will seek to determine the fair value price that the Fund might reasonably expect to receive from the current sale of that asset or liability in an arm’s-length transaction on the date on which the asset or liability is being valued consistent with Relevant Transactions. A “Relevant Transaction” is any Digital Asset versus U.S. dollar spot trade that occurs during the observation window between 3:00 p.m. and 4:00 p.m. ET on a Constituent Platform in the relevant Digital Asset pair that is reported and disseminated by a Constituent Platform through its publicly available application programming interface and observed by the Index Provider.

Intraday Indicative Value

In order to provide updated information relating to the Fund for use by Shareholders and market professionals, the Sponsor will engage an independent calculator to calculate an updated Intraday Indicative Value (or IIV). The IIV will be calculated by using the prior day’s closing NAV per Share of the Fund as a base and will be updated throughout the regular market session of 9:30 a.m. E.T. to 4:00 p.m. E.T. (the “Regular Market Session”) to reflect changes in the value of the Fund’s holdings during the trading day. For purposes of calculating the IIV, the Fund’s Digital Asset holdings will be priced using a real time version of the Index.

The IIV will be disseminated on a per Share basis every 15 seconds during the Regular Market Session and be widely disseminated by one or more major market data vendors during the Regular Market Session. Several major market data vendors display and/or make widely available IIVs taken from the Consolidated Tape Association (CTA) or other data feeds.

Secondary Market Transactions

While the Fund seeks to reflect generally the performance of the price of the Index before the payment of the Fund’s expenses and liabilities, Shares may trade at, above or below their NAV. The NAV will fluctuate with changes in the market value of the Fund’s assets. The trading prices of Shares will fluctuate in accordance with changes in their NAV as well as market supply and demand. The amount of the discount or premium in the trading price relative to the NAV may be influenced by non-concurrent trading hours between the major crypto asset markets and the Exchange. While the Shares will trade on the Exchange until 4:00 p.m. ET, liquidity in the market for Digital Assets may be reduced, negatively affecting the trading volume; alternatively, developments in crypto asset markets (which operate around the clock), including the price volatility, declines in trading volumes, and the closing of crypto platforms due to fraud, failures, security breaches or otherwise that occur outside of the Exchange trading hours will not be reflected in trading prices of the Shares until trading on the Exchange opens. As a result, during this time, trading spreads, and the resulting premium or discount, on Shares may widen. The Sponsor believes that the Basket size of 10,000 shares will enable Authorized Participants and crypto asset trading counterparties to manage inventory and facilitate an effective arbitrage mechanism for the Fund. The Sponsor believes that the arbitrage opportunities may provide a mechanism to mitigate the effect of such premium or discount.

The Fund is not registered as an investment company for purposes of U.S. federal securities laws and is not subject to regulation by the SEC as an investment company. Consequently, the owners of Shares do not have the regulatory protections provided to investors in registered investment companies. For example, the provisions of the Investment Company Act that limit transactions with affiliates, prohibit the suspension of redemptions (except under certain limited circumstances) or limit sales loads, among others, do not apply to the Fund. The Sponsor is not required to be registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Fund. Consequently, the owners of Shares do not have the regulatory protections provided to clients of SEC-registered investment advisers.

Litigation and Claims

Within the past five years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Fund or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

CREATION AND REDEMPTION OF SHARES

The Fund expects to create and redeem Shares on a continuous basis but only in Baskets of 10,000 Shares. Only Authorized Participants, which are registered broker-dealers who have entered into written agreements with the Sponsor and/or the Fund, can place orders to receive Baskets in exchange for cash.

The Sponsor and the Fund will engage in crypto asset transactions for converting cash into Digital Assets (in association with purchase orders) and Digital Assets into cash (in association with redemption orders). The Fund will conduct its transactions by choosing, in its sole discretion, either to trade directly with third parties, who are not registered broker-dealers, pursuant to written agreements between such counterparties and the Fund, and Coinbase, Inc. as the Prime Execution Agent (each, a “Crypto Trading Counterparty”). The Sponsor and the Fund expect to conduct these transactions by trading directly with Crypto Trading Counterparties. Crypto Trading Counterparties may be added at any time, subject to the discretion of the Sponsor. In the event the Sponsor engages any additional Crypto Trading Counterparties, shareholders will be notified of the addition of such Crypto Trading Counterparty through a prospectus supplement, a current report on Form 8-K, through the Fund’s annual or quarterly reports and/or through the Fund’s website.

The Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive Digital Assets as part of the creation or redemption process or otherwise direct the Sponsor and/or the Fund or a third party with respect to purchasing, holding, delivering, or receiving Digital Assets as part of the creation or redemption process.

The Fund will create Shares by receiving Digital Assets from a third party that is not the Authorized Participant and the Sponsor and/or the Fund — not the Authorized Participant — is responsible for selecting the third party to deliver Digital Assets. Further, the third party will not be acting as an agent of the Authorized Participant with respect to the delivery of the Digital Assets to the Fund or acting at the direction of the Authorized Participant with respect to the delivery of Digital Assets to the Fund. The Fund will redeem Shares by delivering Digital Assets to a third party that is not the Authorized Participant and the Sponsor and/or the Fund — not the Authorized Participant — is responsible for selecting the third party to receive Digital Assets. Further, the third party will not be acting as an agent of the Authorized Participant with respect to the receipt of Digital Assets from the Fund or acting at the direction of the Authorized Participant with respect to the receipt of Digital Assets from the Fund. The third party will be unaffiliated with the Fund and the Sponsor.

Creation and redemption orders will take place as follows, where “T” is the date of the order and each day in the sequence must be a Business Day:

Creation Order Date (T)	Settlement Date (T+1)

●

Authorized Participant places a creation order.

●

The Transfer Agent accepts (or rejects) the creation order.

●

The Fund will enter into a transaction with the Crypto Trading Counterparty or the Prime Execution Agent to purchase the corresponding Digital Assets.

●

As soon as practicable after 4:00 p.m. ET, the Sponsor determines the Basket cash component, including any dollar cost difference between the Digital Assets price utilized in calculating NAV per Share and the price at which the Fund acquires the Digital Assets.

●

The Authorized Participant delivers the Basket cash component to the Fund’s cash account that is maintained with the Cash Custodian.

●

The Crypto Trading Counterparty or the Prime Execution Agent deposits the Digital Assets into the Fund’s Trading Account related to the purchase transaction.

●

Once the Fund is in simultaneous possession of the Basket cash component and the Digital Assets, the Fund delivers the corresponding Shares to the Authorized Participant.

●

The Fund transfers the cash related to the purchase transaction from the Fund cash account maintained with the Cash Custodian to the Crypto Trading Counterparty or the Prime Execution Agent.

Creation Order Date (T)	Settlement Date (T+1)

●

Authorized Participant places a redemption order.

●

The Transfer Agent accepts (or rejects) the redemption order.

●

The Fund instructs the Crypto Custodian to prepare to move the corresponding Digital Assets from the Fund’s Custody Account to the Trading Account.

●

The Fund enters into a transaction with the Crypto Trading Counterparty or the Prime Execution Agent to sell the corresponding Digital Assets.

●

As soon as practicable after 4:00 p.m. ET, the Sponsor determines the Basket cash component, including any dollar cost difference between the Index Constituents price utilized in calculating NAV per Share and the price at which the Fund sells the Digital Assets.

●

The Authorized Participant delivers the Baskets of Shares to be redeemed to the Fund.

●

The Crypto Trading Counterparty or the Prime Execution Agent delivers cash to the Fund’s cash account that is maintained with the Cash Custodian related to the sell transaction.

●

Once the Fund is in simultaneous possession of the Basket of Shares and the respective Basket cash component, the Fund cancels the Shares comprising the number of Baskets redeemed by the Authorized Participant.

●

The Fund instructs the Crypto Custodian to transfer the corresponding Digital Assets agreed on the sell transaction from the Fund’s Trading Account to the Crypto Trading Counterparty or Prime Execution Agent.

●

The Fund transfers the Basket cash component from the cash account maintained with the Cash Custodian to the Authorized Participant.

Issuance of Baskets

A standard creation transaction fee is imposed to offset the transfer and other transaction costs associated with the issuance of Baskets. For a creation of Baskets, the Authorized Participant will be required to submit the purchase order by 2:00 p.m. ET, or the close of regular trading on the Exchange, whichever is earlier (the “Order Cutoff Time”). The Order Cutoff Time may be modified by the Sponsor in its sole discretion.

On the date of the Order Cutoff Time for a creation order, the Fund will enter into a transaction by choosing, in its sole discretion, to trade directly with a Crypto Trading Counterparty or the Prime Execution Agent, to buy Digital Assets in exchange for the cash proceeds from such creation order. The Authorized Participant is responsible for the dollar cost of the difference between the Digital Assets price utilized in calculating the NAV per Share on the creation order date and the price at which the Fund acquires the Digital Assets to the extent the price amount for buying the Digital Assets is higher than the price utilized in calculating the NAV. In the case the price amount for buying the Digital Assets is lower than the price utilized in calculating the NAV, the Authorized Participant shall keep the dollar impact of any such difference.

The Authorized Participant must submit a purchase order indicating the number of Baskets it intends to acquire. The Sponsor will acknowledge the purchase order and the date of acknowledgement will determine the estimated cash amount (the “Basket Cash Component”) the Authorized Participant needs to deposit and the quantity of each Digital Asset in a Basket (the “Basket Crypto Portfolio”) the Fund needs to purchase from the Crypto Trading Counterparty. The final cash amounts will be determined after the Fund’s net asset value is struck and the Fund’s crypto transactions have settled. However, orders received after the Order Cutoff Time on a Business Day will not be accepted and should be resubmitted on the following Business Day. Fractions of Digital Asset that are smaller than the smallest [unit] in which they are [recognized], such as for a bitcoin smaller than .00000001 (known as a “satoshi”) and for ether smaller than .000000000000000001 (known as a “Wei”), are disregarded for purposes of the computation of the Basket Crypto Portfolio.

If the purchase order is accepted, a copy of the purchase order endorsed “Accepted” (or an automated email indicating the acceptance of the purchase order) and indicating the Basket Cash Component that the Authorized Participant must deliver to the Cash Custodian or Prime Execution Agent in exchange for each Basket will be transmitted to the Authorized Participant, via electronic mail message or other electronic communication, no later than 8:00 p.m. ET on the date such purchase order is received, or deemed received. Prior to the acceptance as specified above, a purchase order will only represent the Authorized Participant’s unilateral offer to deposit cash in exchange for Baskets and will have no binding effect upon the Fund, Trustee, Administrator, Crypto Custodian or any other party.

The Basket Cash Component necessary for the creation of a Basket changes from day to day. As of the date of this prospectus, a Basket requires delivery of $[●]. On each day that the Exchange is open for regular trading, the Administrator will adjust the cash amount constituting the Basket Cash Component and the quantity of the Index Constituents constituting the Basket Crypto Portfolio as appropriate to reflect sales of Digital Assets, any loss of Digital Assets that may occur, and accrued expenses. The computation is made by the Sponsor as promptly as practicable after 4:00 p.m. ET. [See BUSINESS OF THE FUND — The Fund’s Benchmark and BUSINESS OF THE FUND — Calculating NAV for a description of how the Index is determined, and description of how the Sponsor determines the NAV.] The Sponsor will determine the Basket Cash Component for a given day by multiplying the NAV by the number of Shares in each Basket and determine the Basket Crypto Portfolio for a given day by multiplying the Basket Cash Component for that day by that day’s Digital Asset weights and divide by its price. The Basket Cash Component and the Basket Crypto Portfolio so determined will be made available to all Authorized Participants and Crypto Transaction Counterparties and will be made available on the Fund’s website for the Shares.

On the date of the Order Cutoff Time, the Sponsor will choose, in its sole discretion, which Crypto Trading Counterparty to buy the Digital Assets in exchange for the cash proceeds from such purchase order. For settlement of a creation, the Fund delivers Shares to the Authorized Participant in exchange for cash received from the Authorized Participant. Meanwhile, the Crypto Trading Counterparty delivers the required Digital Assets in exchange for cash. In the event the Fund has not been able to successfully execute and complete settlement of a crypto asset transaction by the settlement date of the purchase order, the Authorized Participant will be given the option to (1) cancel the purchase order, or (2) accept that the Fund will continue to attempt to complete the execution, which will delay the settlement date of the purchase order. With respect to a purchase order, as between the Fund and the Authorized Participant, the Authorized Participant is responsible for the dollar cost of the difference between the Digital Asset price utilized in calculating NAV on trade date and the price at which the Fund acquires the Digital Asset to the extent the price realized in buying the Digital Asset is higher than the price utilized in the NAV. To the extent the price realized in buying Digital Assets is lower than the price utilized in the NAV, the Authorized Participant shall keep the dollar impact of any such difference.

The “Fund’s Trading Balance” is a trading account at which the Fund’s holdings in Digital Assets and cash from time to time may be held in connection with the sale of Digital Assets to pay Fund expenses not assumed by the Sponsor. [Because the Fund’s Trading Balance may not be funded with cash on trade date for the purchase of the Digital Assets associated with the purchase order, the Fund may borrow trade credits “Trade Credits” in the form of cash from the “Trade Credit Lender” pursuant to a “Trade Financing Agreement” or may require the Authorized Participant to deliver the required cash for the purchase order on trade date. The extension of Trade Credits on trade date allows the Fund to purchase Digital Assets through the Prime Execution Agent on trade date, with such asset being deposited in the Fund’s Trading Balance. For settlement of a creation, the Fund delivers Shares to the Authorized Participant in exchange for cash received from the Authorized Participant. To the extent Trade Credits were utilized, the Fund uses the cash to repay the Trade Credits borrowed from the Trade Credit Lender. Any financing fee owed to the Trade Credit Lender is deemed part of trade execution costs and embedded in the trade price for each transaction.]

Upon the deposit by the Crypto Trading Counterparty of the corresponding amount of the Digital Assets with the Fund’s Trading Balance, and of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees), the Cash Custodian will deliver the appropriate number of Baskets to the DTC account of the depositing Authorized Participant. As of the date of this prospectus, the Authorized Participants are [●]. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor.

In connection with the paragraph above, when the Fund purchases the Digital Assets, the deposit of such Digital Assets will initially be credited to the Fund’s Trading Balance before being swept to the Fund’s balance with the Crypto Custodian pursuant to a regular end-of-day sweep process “Fund’s Vault Balance”. Transfers of Digital Assets into the Fund’s Trading Balance are off-chain transactions and transfers from the Fund’s Trading Balance to the Fund’s Vault Balance are “on-chain” transactions represented on the relevant blockchain. Any costs related to transactions and transfers from the Fund’s Trading Balance to the Fund’s Vault Balance are not borne by the Fund or its Shareholders. For creations, on-chain transaction fees are paid by the Crypto Trading Counterparty.

Because the Sponsor has assumed what are expected to be most of the Fund’s expenses, in the absence of any extraordinary expenses or liabilities, the amount of Digital Assets by which the Basket Crypto Portfolio will decrease each day will be predictable. The Trustee intends to have the Administrator make available on each Business Day an indicative Basket Crypto Portfolio for the next Business Day. Authorized Participants may use that indicative Basket Crypto Portfolio as guidance regarding the amount of cash that they may expect to have to deposit with the Administrator in respect of accepted purchase orders placed by them on such next Business Day.

The agreement entered into with each Authorized Participant provides, however, that once a purchase order has been accepted by the Trustee, the Authorized Participant will be required to deposit with the Administrator the Basket Cash Component as determined by the Trustee on the effective date of the purchase order.

No Shares will be issued until the Sponsor and/or the Fund are informed that the Fund’s account has been allocated the corresponding amount of Digital Assets. Disruption of Crypto Custodian or Crypto Trading Counterparty services would have the potential to delay settlement of the Digital Assets related to Share creations.

Digital Assets transactions that occur on the blockchain are susceptible to delays due to the Digital Asset Networks outages, congestion, spikes in transaction fees demanded by miners, or other problems or disruptions. To the extent that Digital Assets transfers from the Fund’s Trading Balance to the Fund’s Vault Balance are delayed due to congestion or other issues with the Digital Asset Networks, such Digital Assets will not be held in offline storage in the Vault Balance until such transfers can occur.

The Sponsor and/or the Fund may suspend the acceptance of purchase orders or the delivery or registration of transfers of or refuse a particular purchase order, delivery or registration of Shares (i) during any period when the transfer books are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason. The Sponsor and/or the Fund shall reject any purchase order or redemption order that is not in proper form.

Redemption of Baskets

Authorized Participants, acting on authority of the registered holder of Shares, may surrender Baskets in exchange for the corresponding Basket Cash Component. For a redemption of Baskets, the Authorized Participant will be required to submit a redemption order by an Order Cutoff Time. On the date of the Order Cutoff Time, the Sponsor and/or the Fund instructs the Crypto Custodian to prepare to move the associated Digital Assets from the Fund’s Vault Balance with the Crypto Custodian to the Fund’s Trading Balance.

With respect to a redemption order, between the Fund and the Authorized Participant, the Authorized Participant will bear the difference between the Digital Asset price utilized in calculating the NAV the redemption order date and the price realized in selling such Digital Asset to raise the cash needed for the cash redemption order to the extent the price realized in selling the Digital Asset is lower than the price utilized in the NAV. To the extent the price realized in selling the Digital Asset is higher than the price utilized in the NAV, the Fund will deliver the dollar impact of any such difference to the Authorized Participant.

The transfers of Digital Assets from the Fund’s Trading Balance to the Crypto Trading Counterparty’s account or to the Prime Execution Agent is an “off-chain” transaction that is recorded in the books and records.

[The Fund’s Trading Balance may not be funded with the Digital Assets on trade date in connection with redemption order, when the asset remains in the Fund’s Vault Balance with the Crypto Custodian at the point of intended execution of a sale of Digital Assets. In those circumstances the Fund may borrow Trade Credits in the form of Digital Assets from the Trade Credit Lender, which allows the Fund to sell Digital Assets on trade date, and the cash proceeds are deposited in the Fund’s Trading Balance. For settlement of a redemption where Trade Credits were utilized, the Fund delivers cash to the Authorized Participant in exchange for Shares received from the Authorized Participant. In the event Trade Credits were used, the Fund will use the Digital Assets moved from the Fund’s Vault Balance with the Crypto Custodian to the Trading Balance to repay the Trade Credits borrowed from the Trade Credit Lender.]

Transfers of Digital Assets from the Fund’s Vault Balance to the Fund’s Trading Balance are “on-chain” transactions represented on such crypto asset blockchain. For redemptions, the on-chain transaction fees are paid by the Fund and their dollar cost is borne by the Authorized Participant.

Digital Asset transactions that occur on the blockchain are susceptible to delays due to Digital Asset Networks outages, congestion, spikes in transaction fees demanded by miners, or other problems or disruptions. To the extent that Digital Asset transfers from the Fund’s Vault Balance to the Fund’s Trading Balance are delayed due to congestion or other issues with the networks or the Fund’s operations, redemptions in the Fund could be delayed.

Disruption of services at the Prime Execution Agent, Custodians or the Authorized Participant’s banks would have the potential to delay settlement of the Digital Asset related to Share redemptions.

Upon the surrender of Shares and the payment of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees) by the redeeming Authorized Participant, and the completion of the sale of Digital Assets for cash by the Fund, the Trustee will instruct the delivery of cash to the Authorized Participant. The Authorized Participant is responsible for the dollar cost of the difference between the value of the Digital Assets calculated by the Administrator for the applicable NAV per Share of the Fund and the price at which the Fund sells each asset to raise the cash needed for the cash redemption order to the extent the price realized in selling the asset is lower than the price utilized in the NAV. To the extent the price realized is selling the Digital Asset is higher than the price utilized in the NAV, the Authorized Participant shall get to keep the dollar impact of any such difference.

Shares can only be surrendered for redemption in Baskets of 10,000 Shares each.

An Authorized Participant must submit a redemption order indicating the number of Baskets it intends to redeem. The date the Fund receives that order determines the Basket Cash Component to be received in exchange. However, orders received after the Order Cutoff Time on a Business Day will not be accepted and should be resubmitted on the following Business Day.

All taxes incurred in connection with the delivery of Index Constituents to the Crypto Custodian or cash to the Cash Custodian in exchange for Baskets (including any applicable value added tax) will be the sole responsibility of the Authorized Participant making such delivery.

Redemptions may be suspended only (1) during any period in which regular trading on the Exchange is suspended or restricted or the Exchange is closed (other than scheduled holiday or weekend closings), or (2) during a period when the Sponsor determines that delivery, disposal or evaluation of the Digital Assets is not reasonably practicable (for example, as a result of an interruption in services or availability of the Custodians, Administrator, or other service providers to the Fund, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, Internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Digital Asset Networks, hacking, cybersecurity breach, or power, Internet, or the Digital Asset Networks outage, or similar event). The Sponsor and/or the Fund shall reject any purchase order or redemption order that is not in proper form. If the Sponsor and/or the Fund suspend redemptions, Shareholders will be notified through a prospectus supplement, a current report on Form 8-K, the Fund’s periodic Exchange Act reports and/or on the Fund’s website.

Crypto Trading Counterparties

As of the date of this prospectus, the Fund has reached agreements in principle and intends to execute definitive formal agreements with the following Crypto Trading Counterparties: [●] and such agreements will be filed as exhibits to the registration statement that this prospectus forms a part. The terms of these agreements will be described in a subsequent amendment to the registration statement that this prospectus forms a part. The material terms of these agreements may be updated from time to time. Except for serving as service providers to other products affiliated with or controlled by affiliates of the Sponsor, the Crypto Trading Counterparties are independent entities and are not affiliated with the Fund or the Sponsor.

Additional Crypto Trading Counterparties may be engaged at the Sponsor’s discretion based on the Fund’s operational and liquidity needs. If the Sponsor engages any additional Crypto Trading Counterparties, shareholders will be notified of such additions through a prospectus supplement, current report on Form 8-K, the Fund’s annual or quarterly reports, and/or updates on the Fund’s website.

In designating a Crypto Trading Counterparty, the Sponsor and the Fund evaluate and select service providers based on a defined set of criteria, as established in its internal compliance policies, including: (i) institutional-grade operational and compliance frameworks; (ii) demonstrated financial stability and creditworthiness; (iii) proven track record in handling cryptoasset transactions with sufficient liquidity and competitive pricing; and (iv) robust cybersecurity measures and adherence to regulatory standards.

The Sponsor also has an internal know your partner (“KYP”) procedure to ensure the Fund’s service providers, including Crypto Trading Counterparties, comply with risk management policies and regulatory obligations. This structured process requires the submission of key documents, such as proof of address, corporate records, financial statements, and legal guarantees, along with responses to a standard KYP form. The compliance team carefully reviews these submissions and conducts independent research using trusted platforms and proprietary tools to identify potential risks, such as adverse media mentions or reputational concerns. Following this review, the Sponsor compliance department assigns a risk profile to each service provider, determining their eligibility for engagement and the frequency of future KYP updates to ensure continuous compliance monitoring.

The Crypto Trading Counterparties will execute transactions for the purchase and sale of cryptoassets to fulfill cash orders for creations and redemptions. They are required to adhere to specific service-level standards to ensure timely and accurate execution of transactions. These standards include meeting settlement deadlines, maintaining transparency in pricing, and providing ongoing operational support. While the Crypto Trading Counterparties are expected to facilitate transactions for the Fund, there are no contractual obligations requiring their participation in every creation or redemption event. The Sponsor retains the discretion to trade with other third-party Crypto Trading Counterparties or the Prime Execution Agent as necessary.

ADDITIONAL INFORMATION ABOUT THE TRUST

The Fund

The Fund is a separate series of the Trust, which is a Delaware statutory trust. Trust was organized on February 3, 2025, pursuant to the Delaware Act, and the Fund was organized on May 7, 2025. The Fund continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Fund portfolio that may be purchased and sold on the Exchange. The Fund will operate pursuant to the Trust Agreement. CSC Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Fund. The Fund is managed and controlled by the Sponsor. The Sponsor is limited liability company formed under the laws of the State of Delaware on March 10, 2011.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Fund or the distribution by the Fund of the amount of cash equivalent to the amount of Digital Assets represented by the NAV of the Baskets being created or redeemed. The total amount of Digital Assets required for the creation of Baskets will be based on the combined net assets represented by the number of Baskets being created or redeemed.

The Fund has no operating history. The Fund and the Sponsor face competition with respect to the creation of competing products, such as exchange-traded products offering exposure to the spot and futures Digital Asset markets. There can be no assurance that the Fund will grow to or maintain an economically viable size. There is no guarantee that the Sponsor will obtain a commercial advantage relative to competitors offering similar products. Whether or not the Fund is successful in achieving its intended scale may be impacted by a range of factors, such as the Fund’s timing in entering the market and its fee structure relative to those of competitive products.

The Fund has no fixed termination date.

The Fund’s Fees and Expenses

The Fund pays the Sponsor a Sponsor Fee, monthly in arrears, in an amount equal to [●]% per annum of the daily NAV of the Fund. The Sponsor Fee is paid in consideration of the Sponsor’s services related to the management of the Fund’s business and affairs. The Administrator will calculate the Sponsor Fee on a daily basis with respect to the NAV of the Fund, and the Sponsor Fee will be paid directly by the Fund to the Sponsor. The Sponsor Fee will accrue daily and be payable monthly in cash.

The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees, and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. As of the date of this prospectus, the Sponsor has agreed to temporarily reduce its Sponsor Fee to [●]% per annum through [●]. After [●], the standard [●]% annual Sponsor Fee will apply.

In addition to the Sponsor Fee, the Fund pays all of its respective brokerage commissions, including applicable exchange fees and give-up fees, and other transaction related fees and expenses charged in connection with trading activities. The Fund also pays all fees and commissions related to any crypto transaction fees for on-chain transfers of assets. The Sponsor pays all other routine operational, administrative and other ordinary expenses of the Fund, including but not limited to, fees and expenses of the Administrator, Trustee, Custodians, Marketing Agent, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses. The Fund pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses. In the event the Fund’s cash balance is insufficient to pay all fees and expenses, including the Sponsor Fee, the Fund may need to sell Digital Assets from time to time to pay for its fees and expenses, including up to $250,000 per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Fund in excess of $250,000 per annum and/or to assume any non-recurring and unusual fees and expenses of the Fund, if applicable. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Fund.

The Sponsor will bear the costs and expenses related to the initial offer and sale of Shares, including registration fees paid or to be paid to the SEC, FINRA or any other regulatory body or self-regulatory organization. None of the costs and expenses related to the initial offer and sale of Shares are chargeable to the Fund, and the Sponsor may not recover any of these costs and expenses from the Fund. Total fees to be paid by the Fund are currently estimated to be approximately [●]% of the daily net assets of the Fund for the 12-month period after issuance, though this amount may change in future years.

Non-recurring, unusual or extraordinary expenses of the Trust will be allocated as determined by the Sponsor using a pro rata allocation methodology that allocates such Trust expenses to the Fund and other series of the Trust. Unusual or extraordinary expenses paid by Sponsor are not subject to any caps or limits. The Fund may be required to indemnify the Sponsor, and the Fund and/or the Sponsor may be required to indemnify the Trust’s other service providers under certain unusual or extraordinary circumstances. Any indemnification paid by the Fund and/or Sponsor generally would cover losses incurred by an indemnified party for (1) expenses incurred by a party when rendering services to the Fund or the Sponsor, (2) expenses arising from a breach of obligations or non-compliance with laws, or (3) expenses arising out of the formation, operation or termination of the Fund. Unless such expenses are specifically attributable to the Fund or arise out of the Fund’s operations, any such expenses will be allocated by the Sponsor using a pro rata methodology that allocates certain Trust expenses to the Fund. For further discussion of the situations in which the Fund, or the Sponsor may be responsible for indemnification expenses see — THE FUND’S SERVICE PROVIDERS — Contractual Arrangements with the Sponsor and Third-Party Service Providers.

Dissolution of Fund and Trust

The Sponsor may dissolve any Series or Class at any time for any reason in its sole discretion and, provided that all Series and Classes have been terminated or dissolved, may dissolve the Trust at any time for any reason in its sole discretion. Where practicable, the Sponsor will give written notice of the termination of the Fund, specifying the anticipated date of termination, to applicable Shareholders at least 30 days prior thereto. The Sponsor will, within a reasonable time after such termination, sell all of the Fund’s Digital Assets not already distributed to Authorized Participants redeeming Creation Units, if any, in such a manner so as to effectuate orderly sales and use commercially reasonable efforts to meet any outstanding obligations. The Sponsor shall not be liable for or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in this regard. The Sponsor may suspend its sales of the Fund’s Digital Assets upon the occurrence of unusual or unforeseen circumstances.

Amendments

The Trust Agreement can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a supplement thereto, or an amended and restated declaration of trust. Any such restatement, amendment and/or supplement hereto shall be effective on such date as designated by the Sponsor in its sole discretion. Shareholders will be notified in a prospectus supplement, in the Fund’s periodic reports, and/or on the Sponsor’s website for the Fund of a material amendment to the Trust Agreement. Any amendment to the Trust Agreement that affects the immunities, indemnities, privileges, duties, liabilities, rights or protections of the Trustee shall require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion.

Voting Rights

Under the Trust Agreement, unless required by Federal law or the rules and regulations of the Exchange, Shareholders have no voting rights, except as the Sponsor may consider desirable and so authorize in its sole discretion.

Governing Law

The Trust Agreement and the rights of the Sponsor, the Trustee, DTC (as registered owner of the Trust’s global certificates for Shares) and the Shareholders under the Trust Agreement are governed by the laws of the State of Delaware.

Venue Provision

The Trust Agreement provides that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware will be the non-exclusive jurisdiction for any claims, suits, actions or proceedings, provided that suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Waiver of Jury Trial Provision

The Trust Agreement waives the right to trial by jury in any such claim, suit, action or proceeding, including any claim under the U.S. federal securities laws, to the fullest extent permitted by applicable law.

Limitations on the Right to Bring Derivative Actions

Pursuant to the terms of the Trust Agreement, Shareholders’ statutory right under Delaware law to bring a derivative action is restricted. Under Delaware law, a shareholder may only bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue, and the Sponsor shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that the Sponsor receives remuneration for its service as the Sponsor of the Trust or an employee or officer of the Sponsor receives remuneration for his or her service as a trustee or director of one or more investment companies that are under common management with or otherwise affiliated with the Trust. Additionally, the Trust Agreement includes conditions that require (1) a Shareholder or Shareholders to make a pre-suit demand upon the Sponsor to bring the subject action unless an effort to cause the Sponsor to bring such an action is not likely to succeed (a demand on the Sponsor shall only be deemed not likely to succeed and therefore excused if the Sponsor has a personal financial interest in the transaction at issue) and (2) Shareholders eligible to bring a derivative action under the Delaware Statutory Trust Act who hold at least 10% of the outstanding Shares of the Trust, or 10% of the outstanding Shares of the Series or Class to which such action relates, must join in a request for the Sponsor to commence such action. This provision applies to any derivative actions brought in the name of the Trust other than claims under the federal securities laws to the extent its application is found to violate the federal securities laws.

Obligations and Liability of Sponsor and Trustee

The Sponsor has no liability to the Trust, the Trustee or any shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any Ether or other Digital Assets or other assets held in trust under the Trust Agreement; provided, however, that the Sponsor is not protected against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by any person for any matters arising thereunder.

The Trustee shall not be liable for the acts or omissions of the Sponsor, the Custodian, or any other Person, nor shall the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor, the Custodian, the Trust or any other Person under this Trust Agreement or any other agreement or document. The Trustee shall not be liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

(i)	the Trustee is not liable for any error of judgment made in good faith, except to the extent such error of judgment constitutes gross negligence on its part;

(ii)	the Trustee is not required to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers under the Trust Agreement, if the Trustee has reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(iii)	under no circumstances is the Trustee liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust or any Series;

(iv)	the Trustee will not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties;

(v)	in the exercise or administration of the Trust under the Trust Agreement, the Trustee (a) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee in good faith and with due care; and (b) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(vi)	the Trustee is not liable for punitive, exemplary, consequential, special or other similar damages for a breach of the Trust Agreement under any circumstances;

(vii)	the Trustee is not obligated to give any bond or other security for the performance of any of its duties under the Trust Agreement.

Liability of Shareholders

The Trust was formed and is operated in a manner such that a Series is liable only for obligations attributable to such Series. This means that Shareholders of the Fund are not subject to the losses or liabilities of any other series as may be created from time to time and shareholders of any such other series are not subject to the losses or liabilities of the Fund. Accordingly, the debts, liabilities, obligations and expenses (collectively, “Claims”) incurred, contracted for or otherwise existing solely with respect to the Fund are enforceable only against the assets of the Fund and not against any other series as may be established or the Trust generally. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series or the Trust generally. For the avoidance of doubt, the Inter-Series Limitation on Liability applies to each series of the Trust, including the Fund and any other series that may be established.

No Shareholder shall be liable for claims against, or debts of the Fund or the Trust in excess of his capital contribution and his share of the applicable Series property and undistributed profits. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust or the applicable Series shall not make a claim against a Shareholder with respect to amounts distributed to such Shareholder or amounts received by such Shareholder upon redemption unless, under Delaware law, such Shareholder is liable to repay such amount.

Litigation and Claims

Within the past five years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Fund, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

THE SECURITIES DEPOSITORY;
BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions in those securities among DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law.

Individual certificates will not be issued for the Shares. Instead, a global certificate will be signed by the Trustee on behalf of the Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificate represents all of the Shares outstanding at any time.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the number of Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Trustee and the DTC Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC, with respect to DTC Participants; the records of DTC Participants, with respect to Indirect Participants; and the records of Indirect Participants, with respect to beneficial owners that are not DTC Participants or Indirect Participants. Beneficial owners are expected to receive from or through a DTC Participant a written confirmation relating to their purchase of the Shares.

Investors may transfer Shares through DTC by instructing the DTC Participant or Indirect Participant through which they hold their Shares to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service for the Shares by giving notice to the Trustee and the Sponsor. Under these circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, deliver separate certificates for Shares to a successor authorized depositary identified by the Sponsor and available to act, or, if no successor is identified and able to act, the Trustee shall terminate the Fund.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC.

The Trust Agreement provides that, as long as the Shares are represented by a global certificate registered in the name of DTC or its nominee, the Trustee will be entitled to treat DTC as the holder of the Shares.

THE TRUST’S SERVICE PROVIDERS

Sponsor

The Sponsor is responsible for investing the assets of the Fund in accordance with the objectives and policies of the Fund. In addition, the Sponsor arranges for one or more third parties to provide administrative, custodial, accounting, transfer agency and other necessary services to the Fund. For these third-party services, the Fund pays the fees set forth in the table below entitled “Contractual Fees and Compensation Arrangements with the Sponsor and Third-Party Service Providers.” For the Sponsor’s services, the Fund is contractually obligated to pay a monthly management fee to the Sponsor, based on average daily net assets, at a rate equal to [●]% per annum. The Sponsor acts as the Fund’s sponsor pursuant to the terms of the [Trust] [Sponsor] Agreement. Under the Trust Agreement, the Sponsor acts as an agent of the Fund and is solely responsible for the conduct of the Fund’s business.

The Sponsor serves as the sponsor, investment manager or investment adviser to investment vehicles other than the Fund. As of [●], the Sponsor serves as sponsor, investment manager or investment adviser to over [●] pooled investment vehicles across multiple jurisdictions. As of [●], the Sponsor is responsible for approximately US$[●] in assets under management. As a result, conflicts of interest may arise between the Sponsor’s responsibilities to the Fund on the one hand and, on the other, the responsibilities the Sponsor owes to those other pooled investment. Such conflicts may include, but are not limited to, the allocation of investment opportunities. If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Fund, it shall have no duty to offer such opportunity to the Fund, and the Sponsor will not be liable to the Fund or the Shareholders for breach of any fiduciary or other duty if the Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Fund and is not required to share income or profits derived from such business ventures with the Fund.

Key Personnel

The Fund does not have any directors, officers or employees. The following persons, in their respective capacities as directors or executive officers of the Sponsor perform certain functions with respect to the Fund that, if the Fund had directors or executive officers, would typically be performed by them.

Jonathan Krane, born in 1968, is the Founder and Chief Executive Officer. In this role, he oversees the overall strategic direction, management, and operational aspects of the firm. Mr. Krane received an MBA from Columbia Business School and a BA from Connecticut College. He is on the board of Connecticut College and is a member of the Young Presidents Organization (YPO). Mr. Krane is also the author of The Wall Street Journal Best Seller, The China Dream.

Jonathan Shelon, born in 1974, is the Chief Operating Officer In this role, he oversees the firm’s operational activities and product development. Mr. Shelon joined Krane in 2015. Mr. Shelon has spent the majority of his career managing investment portfolios and diverse teams at leading asset management organizations. Prior to joining Krane, he was the Chief Investment Officer of a Specialized Strategies Team at J.P. Morgan with U.S. $40 billion AUM prior to which he spent ten years as a portfolio manager at Fidelity Investments. Mr. Shelon received a Bachelor of Business Administration degree in actuarial science from the Fox School of Business and Management at Temple University, and is a Fellow of the Society of Actuaries and Chartered Financial Analyst charter holder.

James Maund, born in 1980, is the Head of Capital Markets and a Portfolio Manager at the Sponsor. Mr. Maund joined Krane in 2020 and has over 18 years of experience in the investment management industry. Previously, he was a Vice President in the Institutional ETF Group and a member of the ETF Capital Markets Group at State Street Global Advisors (2010-2019); and an ETF trader at Goldman Sachs & Co (2005-2009). Mr. Maund graduated with a bachelor’s degree in economics from Wesleyan University.

Administrator

[State Street Bank and Trust Company, (“State Street”) serves as the Fund’s Administrator. State Street, a banking corporation organized under the laws of the Commonwealth of Massachusetts with trust powers, has an office at 1 Congress Street, Boston, MA 02114-2016. State Street is subject to supervision by the Federal Reserve Bank of Boston and the Massachusetts Division of Banks.]

Pursuant to the Administration Agreement, the Administrator performs or supervises the performance of services necessary for the operations and administration of the Fund. These services include receiving and processing orders from Authorized Participants to create and redeem Creation Units, net asset value calculations, accounting and other fund administrative services. The Administrator retains, separately for the Fund, certain financial books and records, including Creation Unit creation and redemption books and records; Fund accounting; ledgers with respect to assets, liabilities, capital, income and expenses; the registrar; transfer journals; and related details and trading and related documents received from custodians.

The term of the Administration Agreement is [one year] from its effective date and will automatically renew for additional [one-year] terms unless any party provides written notice of termination (with respect to the Fund) at least 90 days prior to the end of any one-year term or unless earlier terminated as provided therein, including in the event of bankruptcy or insolvency of a party (or similar proceeding or event) or a material breach that is not remedied or waived in accordance with the terms of the Administration Agreement.

The Fund has agreed to indemnify [State Street] and certain of its affiliates (referred to as “covered affiliates”) against any and all costs, expenses, damages, liabilities and claims, and reasonable attorneys’ and accountants’ fees relating thereto, which are sustained or incurred or which may be asserted against [State Street] or covered affiliates, by reason of or as a result of any action taken or omitted to be taken by [State Street] or a covered affiliate without bad faith, negligence, willful misconduct, reckless disregard of its duties under the Administration Agreement or in reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the Fund’s offering materials and documents (excluding information provided by [State Street]), (iii) instructions properly provided to [●] pursuant to the terms of the Administration Agreement, or (iv) any opinion of legal counsel for the Fund or [State Street], or arising out of transactions or other activities of such Fund which occurred prior to the commencement of the Administration Agreement; provided, that the Fund is not required to indemnify [State Street] nor any covered affiliate for costs, expenses, damages, liabilities or claims for which [State Street] or any covered affiliate is liable under the Administration Agreement due to a breach of the standard of care provided therein.

As a service provider to the Fund, [State Street] makes no representation or warranty as to the accuracy of any matter described in this prospectus except as specified in the Administration Agreement with respect to the Fund, including with respect to the suitability of an investment in the Fund, tax or other legal matters or interpretations of law and related risks, each as described herein.

The Administrator’s fees are paid by the Sponsor. The Administrator and any of its affiliates may from time to time purchase or sell Shares for their own accounts, as agents for their customers and for accounts over which they exercise investment discretion. The Administrator and any successor administrator must be a participant in DTC or such other securities depository as shall then be acting.

Trustee

The sole trustee of the Trust is CSC Delaware Trust Company. The Trustee’s principal offices are located at 251 Little Falls Drive, Wilmington, Delaware 19808 and its telephone number is 866-403-5272. The Trustee is unaffiliated with the Sponsor. The Trustee’s duties and liabilities with respect to the offering of Shares and the management of the Fund are limited to its express obligations under the Trust Agreement.

The Trustee will accept service of legal process on the Fund in the State of Delaware and will make certain filings under the Delaware Act. The Trustee does not owe any other duties to the Fund, the Sponsor or the Shareholders. The Trustee is permitted to resign upon at least thirty (30) days’ notice to the Sponsor. The Trust Agreement provides that the Trustee is entitled to reasonable compensation for its services from the Sponsor or an affiliate of the Sponsor (including the Fund), and is indemnified by the Sponsor against any expenses it incurs relating to or arising out of the formation, operation or termination of the Fund, or any action or inaction of the Trustee under the Trust Agreement, except to the extent that such expenses result from bad faith, the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

The Trustee has not signed the registration statement of which this prospectus is a part and is not subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares.

Under the Trust Agreement, the Trustee has delegated to the Sponsor the exclusive management and control of all aspects of the business of the Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor.

Cash Custodian, Transfer Agent, Accounting Agent

The Cash Custodian is [State Street]. The Cash Custodian’s services are governed under the Custody Agreement between v and the Trust. In performing its duties under the Custody Agreement, [State Street] is required to exercise the standard of care and diligence that a professional custodian for exchange-traded funds would observe in these affairs taking into account the prevailing rules, practices, procedures and circumstances in the relevant market and to perform its duties without negligence, fraud, bad faith, willful misconduct or reckless disregard of its duties under the Custody Agreement. Under the Custody Agreement, [State Street] is not liable for any all losses, damages, costs, charges, expenses or liabilities (including reasonable counsel fees and expenses) (collectively, “Losses”) except to the extent caused by [State Street]’s own bad faith, negligence, willful misconduct or reckless disregard of its duties under the Custody Agreement. The Trust, on behalf of the Fund, will indemnify and hold harmless [State Street] from and against all Losses, incurred by [State Street] arising out of or relating to [State Street]’s performance under the Custody Agreement, except to the extent resulting from [State Street]’s failure to perform its obligations under the Custody Agreement in accordance with the agreement’s standard of care. The Sponsor may, in its sole discretion, add or terminate cash custodians at any time.

As a service provider to the Fund, [State Street] makes no representation or warranty as to the accuracy of any matter described in this prospectus except as specified in the Custody Agreement with respect to the Fund, including with respect to the suitability of an investment in the Fund, tax or other legal matters or interpretations of law and related risks, each as described herein.

The Custody Agreement continues in effect until terminated in accordance with the provisions of the Custody Agreement. The Trust and [State Street] may terminate the Custody Agreement by giving to the non-terminating party a notice in writing specifying the date of such termination, which can be not less than ninety days after the date of such notice. Either party to the Custody Agreement may terminate the Agreement immediately by sending notice thereof to the other party upon the happening of any of the following: (i) a party commences as debtor any case or proceeding under any bankruptcy, insolvency or similar law, or there is commenced against such party any such case or proceeding; (ii) a party commences as debtor any case or proceeding seeking the appointment of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property or there is commenced against the party any such case or proceeding; or (iii) a party makes a general assignment for the benefit of creditors.

Crypto Custodian

Coinbase Custody Trust Company, LLC will keep custody of all of the Fund’s Index Constituents, on behalf of the Fund. The Crypto Custodian is responsible for safekeeping passwords, keys or phrases that allow transfers of Digital Assets (“Security Factors”) safe, secure and confidential. The Crypto Custodian will help establish accounts and any necessary subaccounts on the crypto asset networks solely for the Fund. The Crypto Custodian will follow valid instructions to use its security factors to effect transfers from the Crypto Accounts.

The custodial services agreements between the Crypto Custodian and the Fund, and the Prime Execution Agent agreement between the Fund and Coinbase Custody, will govern the use of custodial and wallet services provided by the Crypto Custodian. Under the agreements, the Crypto Custodian shall establish and maintain custody accounts for the client’s Digital Assets and fiat currency, offering both custodial and non-custodial wallet services.

The termination with the Crypto Custodian can occur under various conditions, including by either party’s decision with prior notice. The Crypto Custodian is also authorized to suspend or terminate services based on various conditions, including legal requirements and operational risks.

[Marketing Agent

The Fund employs [●] as the Marketing Agent for the Fund. The Marketing Agent Agreement among the Marketing Agent, the Sponsor, and the Fund calls for the Marketing Agent to work with the Cash Custodian in connection with the receipt and processing of orders for Creation Baskets and Redemption Baskets and the review and approval of all Fund sales literature and advertising material. The Marketing Agent’s principal business address is [●]. The Marketing Agent is a broker-dealer registered with the SEC and a member of FINRA.

Under the Marketing Agent Agreement, the Fund engaged the Marketing Agent to perform marketing services. The Marketing Agent is registered as a broker-dealer under the Securities Exchange Act of 1934 and a member of FINRA.

The Marketing Agent’s services include assisting with Authorized Participant Agreements, maintaining creation and redemption order confirmations, providing prospectuses to Authorized Participants, registering and overseeing supervisory activities of a certain number of FINRA licensed registered representatives of the Sponsor, assisting with and reviewing for compliance with SEC and FINRA advertising rules, and approving marketing materials. The Fund, in turn, is responsible for creating, issuing, and redeeming Creation Units, providing the Marketing Agent with necessary documentation, and ensuring the availability of prospectuses.

The Fund is obligated to indemnify the Marketing Agent against losses primarily arising from the Marketing Agent’s services, the Fund’s breach of obligations, non-compliance with laws, or inaccuracies in Fund materials, except for losses caused by the Marketing Agent’s willful misconduct, gross negligence, or bad faith. Conversely, the Marketing Agent will indemnify the Fund against losses caused by the Marketing Agent’s gross negligence, reckless disregard, or willful misconduct.

The agreement sets out that the Marketing Agent is not entitled to compensation or reimbursement of expenses from the Fund, with any such remuneration to be paid by the Sponsor, out of the management fee it receives for its services to the Fund. The term of the agreement is three years, with provisions for automatic renewal and termination options available to both parties.

Confidential information is protected under the agreement, with specific obligations for non-disclosure and non-use, along with provisions for regulatory disclosure and information security. The agreement is governed by Delaware law.]

AML/KYC

The Fund takes measures with the objective of reducing illicit financing risks in connection with the Fund’s activities. However, illicit financing risks are present in the crypto asset markets. There can be no assurance that the measures employed by the Fund will prove successful in reducing illicit financing risks, and the Fund is subject to the complex illicit financing risks and vulnerabilities present in the crypto asset markets. If such risks eventuate, the Fund, Sponsor or Trustee or their affiliates could face civil or criminal liability, fines, penalties, or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Fund’s ability to operate or cause losses in value of the Shares.

The Fund and the Sponsor and its affiliates have adopted and implemented policies and procedures that are designed to comply with applicable anti-money laundering laws and sanctions laws and regulations, including applicable know your customer (“KYC”) laws and regulations. The Sponsor and the Fund will only interact with known third-party service providers with respect to whom the Sponsor or its affiliates have engaged in a due diligence process to ensure a thorough KYC process, such as the Authorized Participants, market makers, and Crypto Custodian. Each service provider must undergo onboarding by the Sponsor prior to placing creation or redemption orders with respect to the Fund. As a result, the Sponsor and the Fund have instituted procedures designed to ensure that a situation would not arise where the Fund would engage in transactions with a counterparty whose identity the Sponsor and the Fund did not know.

Furthermore, Authorized Participants, as broker-dealers, and Crypto Custodian, as entities licensed to conduct virtual currency business activity by the New York Department of Financial Services and a limited purpose trust company subject to New York Banking Law, respectively, are “financial institutions” subject to the BSA, as amended (“BSA”), and U.S. economic sanctions laws. The Fund will only accept creation and redemption requests from Authorized Participants, and market makers who have represented to the Fund that they have implemented compliance programs that are designed to ensure compliance with applicable sanctions and anti-money laundering laws. The Custodians have adopted and implemented anti-money laundering and sanctions compliance programs, which provides additional protections to ensure that the Sponsor and the Fund do not transact with a sanctioned party.

Contractual Fees and Compensation Arrangements with the Sponsor and Third-Party Service Providers

Service Provider	Compensation Paid by the Fund
Krane Funds Advisors, LLC, Sponsor	[●]% of average net assets annually
CSC Delaware Trust Company, Trustee	$[●] annually for the Fund

*	The above table does not include compensation arrangements between the Sponsor and third-party service providers including the Administrator, Custodians, Marketing Agent, Transfer Agent, or Auditor.

Other Non-Contractual Payments by the Fund

The Fund pays the Sponsor a Sponsor Fee, monthly in arrears, in an amount equal to [●]% per annum of the daily NAV of the Fund. The Sponsor Fee is paid in consideration of the Sponsor’s services related to the management of the Fund’s business and affairs. The Administrator will calculate the Sponsor Fee on a daily basis with respect to the NAV of the Fund, and the Sponsor Fee will be paid directly by the Fund to the Sponsor. The Sponsor Fee will accrue daily and be payable monthly in cash.

The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees, and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. As of the date of this prospectus, the Sponsor has agreed to temporarily reduce its Sponsor Fee to [●]% per annum through [●]. After [●], the standard [●]% annual Sponsor Fee will apply.

In addition to the Sponsor Fee, the Fund pays all of its respective brokerage commissions, including applicable exchange fees and give-up fees, and other transaction related fees and expenses charged in connection with trading activities. The Fund also pays all fees and commissions related to any crypto transaction fees for on-chain transfers of assets. The Sponsor pays all other routine operational, administrative and other ordinary expenses of the Fund, including but not limited to, fees and expenses of the Administrator, Trustee, Custodians, Marketing Agent, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses. The Fund pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses. In the event the Fund’s cash balance is insufficient to pay all fees and expenses, including the Sponsor Fee, the Fund may need to sell Digital Assets from time to time to pay for its fees and expenses, including up to $250,000 per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Fund in excess of $250,000 per annum and/or to assume any non-recurring and unusual fees and expenses of the Fund, if applicable. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Fund.

The Sponsor will bear the costs and expenses related to the initial offer and sale of Shares, including registration fees paid or to be paid to the SEC, FINRA or any other regulatory body or self-regulatory organization. None of the costs and expenses related to the initial offer and sale of Shares are chargeable to the Fund, and the Sponsor may not recover any of these costs and expenses from the Fund. Total fees to be paid by the Fund are currently estimated to be approximately [●]% of the daily net assets of the Fund for the 12-month period after issuance, though this amount may change in future years.

Non-recurring, unusual or extraordinary expenses of the Trust will be allocated as determined by the Sponsor using a pro rata allocation methodology that allocates such Trust expenses to the Fund and other series of the Trust. Unusual or extraordinary expenses paid by Sponsor are not subject to any caps or limits. The Fund may be required to indemnify the Sponsor, and the Fund and/or the Sponsor may be required to indemnify the Trust’s other service providers under certain unusual or extraordinary circumstances. Any indemnification paid by the Fund and/or Sponsor generally would cover losses incurred by an indemnified party for (1) expenses incurred by a party when rendering services to the Fund or the Sponsor, (2) expenses arising from a breach of obligations or non-compliance with laws, or (3) expenses arising out of the formation, operation or termination of the Fund. Unless such expenses are specifically attributable to the Fund or arise out of the Fund’s operations, any such expenses will be allocated by the Sponsor using a pro rata methodology that allocates certain Trust expenses to the Fund. For further discussion of the situations in which the Fund, or the Sponsor may be responsible for indemnification expenses see — THE FUND’S SERVICE PROVIDERS — Contractual Arrangements with the Sponsor and Third-Party Service Providers.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of Shares of the Fund and the U.S. federal income tax treatment of the Fund. The discussion below is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this prospectus and all of which are subject to change either prospectively or retroactively. Except where noted otherwise, it deals only with the U.S. federal income tax consequences relating to Shares held as capital assets by U.S. Shareholders (as defined below) who are not subject to special tax treatment. For example, in general it does not address the tax consequences to, such as, but not limited to, dealers in securities or currencies or commodities, traders in securities or dealers or traders in commodities that elect to use a mark to market method of accounting, financial institutions, regulated investment companies (except as discussed below), tax-exempt entities (except as discussed below), insurance companies, persons holding Shares as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for U.S. federal income tax purposes, persons with “applicable financial statements” within the meaning of section 451(b) of the Code, or holders of Shares whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based on the provisions of the Code, and regulations (“Treasury Regulations”), rulings and judicial decisions thereunder as of the date of this prospectus, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

No ruling has been or will be requested from the U.S. Internal Revenue Service (“IRS”) with respect to any matter affecting the Fund or prospective investors, and the IRS may disagree with the tax positions taken by the Fund. If the IRS were to challenge the Fund’s tax positions in litigation, they might not be sustained by the courts. No statutory, administrative or judicial authority directly addresses the treatment of the Shares or instruments similar to the Shares for U.S. federal income tax purposes. As a result, the Fund cannot assure investors that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares and could adversely affect the value of the Shares.

As used herein, the term “U.S. Shareholder” means a Shareholder that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust that (a) is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code, or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. A “Non-U.S. Shareholder” is a holder that is not a U.S. Shareholder nor a partnership for U.S. federal income tax purposes. If a partnership or other entity or arrangement treated as a partnership holds our Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Shares, the discussion below may not be applicable to you and you should consult your own tax advisor regarding the tax consequences of acquiring, owning and disposing of Shares.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN SHARES, AS WELL AS ANY APPLICABLE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES, IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Tax Classification of the Fund

The Fund is organized and will be operated as a statutory trust in accordance with the provisions of the Trust Agreement and applicable Delaware law. Notwithstanding the Fund’s status as a statutory trust, due to the nature of its activities the Fund will not be classified as a trust for U.S. federal income tax purposes, but rather it is more likely than not that it will be classified as a partnership for such purposes. The trading of Shares on the Exchange will cause the Fund to be classified as a “publicly traded partnership” for U.S. federal income tax purposes. Under section 7704 of the Code, a publicly traded partnership is generally taxable as a corporation. In the case of an entity not registered under the Investment Company Act of 1940 as amended (such as the Fund) and not meeting certain other conditions, however, an exception to this general rule applies if at least 90% of the entity’s gross income is “qualifying income” for each taxable year of its existence (the “qualifying income exception”). For this purpose, qualifying income is defined as including, in pertinent part, interest (other than from a financial business), dividends, and gains from the sale or disposition of capital assets held for the production of interest or dividends. In the case of a partnership of which a principal activity is the buying and selling of commodities other than as inventory or of futures, forwards and options with respect to commodities, “qualifying income” also includes income and gains from commodities and from such futures, forwards, options, and, provided the partnership is a trader or investor with respect to such assets, swaps and other notional principal contracts with respect to commodities.

There is very limited authority on the U.S. federal income tax treatment of the Index Constituents. [Based on CFTC determinations that treat certain Index Constituents as commodities under the CEA, the Fund intends to take the position that those Index Constituents qualify as commodities.] Shareholders should be aware that the Fund’s position is not binding on the IRS, and no assurance can be given that the IRS will not challenge the Fund’s position, or that the IRS or a court will not ultimately reach a contrary conclusion, which would result in the material adverse consequences to Shareholders and the Fund discussed below.

The Fund’s taxation as a partnership rather than a corporation will require the Sponsor to conduct the Fund’s business activities in such a manner that it satisfies the requirements of the qualifying income exception on a continuing basis. No assurances can be given that the Fund’s operations for any given year will produce income that satisfies these requirements.

If the Fund failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case, as a condition of relief, the Fund could be required to pay the government amounts determined by the IRS), the Fund would be taxable as a corporation for U.S. federal income tax purposes and would pay U.S. federal income tax on its income at regular corporate tax rates. In that event, Shareholders would not report their share of the Fund’s income or loss on their tax returns. Distributions by the Fund (if any) would be treated as dividend income to Shareholders to the extent of the Fund’s current and accumulated earnings and profits, then treated as a tax-free return of capital to the extent of a Shareholder’s basis in the Shares (thus reducing the Shareholder´s basis), and thereafter, to the extent such distributions exceed the Shareholder’s basis in such Shares, as capital gain for Shareholders who hold their Shares as capital assets. Accordingly, if the Fund were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in the Fund and on the value of the Shares.

The remainder of this summary assumes that the Fund is classified for U.S. federal income tax purposes as a partnership that it is not taxable as a corporation.

U.S. Shareholders

Tax Consequences of Ownership of Shares

Taxation of the Fund’s Income. No U.S. federal income tax is paid by the Fund on its income. Instead, the Fund files annual partnership returns, and each U.S. Shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss, deductions and credits reflected on such partnership returns. If the Fund recognizes income, including interest on cash equivalents and net capital gains, Shareholders must report their share of these items even though the Fund makes no distributions of cash or property during the taxable year. Consequently, a Shareholder may be taxable on income or gain recognized by the Fund but receive no cash distribution with which to pay the resulting tax liability or may receive a distribution that is insufficient to pay such liability. Because the Sponsor currently does not intend to make distributions, it is likely that a U.S. Shareholder that realizes net income or gain with respect to Shares for a taxable year will be required to pay any resulting tax from sources other than Fund distributions. Additionally, individuals with modified adjusted gross income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Also included as income subject to the additional 3.8% tax is income from businesses involved in the trading of financial instruments or commodities. Shareholders subject to this provision may be required to pay this 3.8% tax on interest income and capital gains allocated to them by the Fund.

Monthly Conventions for Allocations of the Fund’s Profit and Loss and Capital Account Restatements. Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.” An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by considering all facts and circumstances relating to the economic arrangements among the partners. Subject to the possible exception for certain conventions to be used by the Fund as discussed below, allocations pursuant to the Trust Agreement should be considered as having substantial economic effect or being in accordance with Shareholders’ interests in the Fund.

In situations where a partner’s interest in a partnership is redeemed or sold during a taxable year, the Code generally requires that partnership tax items for the year be allocated to the partner using either an interim closing of the books or a daily proration method. The Fund intends to allocate tax items using an interim closing of the book’s method under which income, gains, losses and deductions will be determined on a monthly basis, taking into account the Fund’s accrued income and deductions and gains and losses (both realized and unrealized) for the month. The tax items for each month during a taxable year will then be allocated among the holders of Shares in proportion to the number of Shares owned by them as of the close of trading on the last trading day of the preceding month (the “monthly allocation convention”).

Under the monthly allocation convention, an investor who disposes of a Share during the current month will be treated as disposing of the Share as of the end of the last day of the calendar month. For example, an investor who buys a Share on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because it is deemed to hold the Share through the last day of May) but none of those attributable to April. The tax items attributable to that Share for April will be allocated to the person who held the Share as of the close of trading on the last trading day of March. Under the monthly allocation convention, an investor who purchases and sells a Share during the same month, and therefore does not hold (and is not deemed to hold) the Share at the close of the last trading day of either that month or the previous month, will receive no allocations with respect to that Share for any period. Accordingly, investors may receive no allocations with respect to Shares that they actually held or may receive allocations with respect to Shares attributable to periods that they did not actually hold the Shares.

By investing in Shares, a U.S. Shareholder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedule K-1 or any successor form provided to Shareholders by the Fund.

For any month in which a Creation Basket is issued or a Redemption Basket is redeemed, the Fund will credit or debit the “book” capital accounts of existing Shareholders with the amount of any unrealized gain or loss, respectively, on Fund assets. For this purpose, the Fund will use a convention whereby unrealized gain or loss will be computed based on the lowest NAV of the Fund’s assets during the month in which Shares are issued or redeemed, which may be different than the value of the assets on the date of an issuance or redemption. The capital accounts as adjusted in this manner will be used in making tax allocations intended to account for differences between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or outstanding Shares are redeemed (so-called “reverse Code section 704(c) allocations”). The intended effect of these adjustments is to equitably allocate among Shareholders any unrealized appreciation or depreciation in the Fund’s assets existing at the time of a contribution or redemption for book and tax purposes.

The conventions used by the Fund, as noted above, in making tax allocations may cause a Shareholder to be allocated more or less income or loss for U.S. federal income tax purposes than its proportionate share of the economic income or loss realized by the Fund during the period such Shareholder held the Shares. This mismatch between taxable and economic income or loss in some cases may be temporary, reversing itself in a later year when the Shares are sold, but could be permanent. As one example, a Shareholder could be allocated income accruing after it sold its Shares, resulting in an increase in the basis of the Shares (see “Tax Basis of Shares,” below). In connection with the disposition of the Shares, the additional basis might produce a capital loss the deduction of which may be limited (see “Limitations on Deductibility of Losses and Certain Expenses,” below).

Section 754 election. The Fund intends to make the election permitted by section 754 of the Code, which election is irrevocable without the consent of the IRS. The effect of this election is that when a secondary market sale of Shares occurs, the Fund adjusts the purchaser’s proportionate share of the tax basis of the Fund’s assets to fair market value, as reflected in the price paid for the Shares, as if the purchaser had directly acquired an interest in the Fund’s assets. The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax basis of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since such partner acquired its interest. Depending on the price paid for Shares and the tax basis of the Fund’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of Shares may be favorable or unfavorable. In order to make the appropriate basis adjustments in a cost-effective manner, the Fund will use certain simplifying conventions and assumptions. In particular, the Fund will obtain information regarding secondary market transactions in its Shares and use this information to adjust the Shareholders’ indirect basis in the Fund’s assets. It is possible the IRS could successfully assert that the conventions and assumptions applied are improper and require different basis adjustments to be made, which could adversely affect some Shareholders.

Limitations on Deductibility of Losses and Certain Expenses. A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to Shareholders by the Fund, including but not limited to those described below.

A Shareholder’s deduction of its allocable share of any loss of the Fund is limited to the lesser of (1) the tax basis in such Shareholder´s Shares or (2) in the case of a Shareholder that is an individual or a closely held corporation, the amount which the Shareholder is considered to have “at risk” with respect to the Fund’s activities. In general, the amount at risk initially will be a Shareholder’s invested capital. Losses in excess of the amount at risk must be deferred until years in which the Fund generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Individuals and other non-corporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used in future years, subject to these same limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

The deduction for expenses incurred by non-corporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), is suspended for taxable years beginning before January 1, 2026. During these taxable years, non-corporate taxpayers will not be able to deduct miscellaneous itemized deductions. Provided the suspension is not extended, for taxable years beginning on or after January 1, 2026, miscellaneous itemized deductions are deductible only to the extent they exceed 2% of the taxpayer’s adjusted gross income for the year. Although the matter is not free from doubt, we believe management fees the Fund pays to the Sponsor and other expenses of the Fund will constitute investment-related expenses subject to this miscellaneous itemized deduction limitation rather than expenses incurred in connection with a trade or business and will report these expenses consistent with that interpretation. For taxable years beginning on or after January 1, 2026, the Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals with adjusted gross income in excess of certain amounts by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

●	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

●	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

Non-corporate Shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a Shareholder will generally include any interest expense accrued by the Fund and any interest paid or accrued on direct borrowings by a Shareholder to purchase or carry its Shares, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

If the Fund incurs indebtedness that is treated as allocable to a trade or business, the Fund’s ability to deduct interest on such indebtedness allocable is limited to an amount equal to the sum of (1) the Fund’s business interest income during the year and (2) 30% of the Fund’s adjusted taxable income for such taxable year. If the Fund is not entitled to fully deduct its business interest in any taxable year, such excess business interest expense will be allocated to each Shareholder as excess business interest and can be carried forward by the Shareholder to successive taxable years and used to offset any excess taxable income allocated by the Fund to such Shareholder. Any excess business interest expense allocated to a Shareholder will reduce such Shareholder’s basis in its Shares in the year of the allocation even if the expense does not give rise to a deduction to the Shareholder in that year. Immediately prior to a Shareholder’s disposition of its Shares, the Shareholder’s basis will be increased by the amount by which such basis reduction exceeds the excess interest expense that has been deducted by such Shareholder.

To the extent that the Fund allocates losses or expenses to you that must be deferred or are disallowed as a result of these or other limitations in the Code, you may be taxed on income in excess of your economic income or distributions (if any) on your Shares. As one example, you could be allocated and required to pay tax on your share of interest income accrued by the Fund for a particular taxable year, and in the same year be allocated a share of a capital loss that you cannot deduct currently because you have insufficient capital gains against which to offset the loss. As another example, you could be allocated and required to pay tax on your share of interest income and capital gain for a year but be unable to deduct some or all of your share of management fees and/or margin account interest incurred by you with respect to your Shares. Shareholders are urged to consult their own tax advisor regarding the effect of limitations under the Code on their ability to deduct their allocable share of the Fund’s losses and expenses.

Tax Basis of Shares

A Shareholder’s tax basis in its Shares is important in determining (1) the amount of taxable gain or loss it will realize on the sale or other disposition of its Shares, (2) the amount of non-taxable distributions that it may receive from the Fund, and (3) its ability to utilize its distributive share of any losses of the Fund on its U.S. federal income tax return. A Shareholder’s initial tax basis of its Shares will equal its cost for the Shares plus its share of the Fund’s liabilities (if any) at the time of purchase. In general, a Shareholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of the Fund as to which the Shareholder or certain affiliates of the Shareholder is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of the Fund that are not partner nonrecourse liabilities as to any Shareholder.

A Shareholder’s tax basis in its Shares generally will be (1) increased by (a) its allocable share of the Fund’s taxable income and gain and (b) any additional contributions by the Shareholder to the Fund and (2) decreased (but not below zero) by (a) its allocable share of the Fund’s tax deductions and losses and (b) any distributions by the Fund to the Shareholder. For this purpose, an increase in a Shareholder’s share of the Fund’s liabilities will be treated as a contribution of cash by the Shareholder to the Fund and a decrease in that share will be treated as a distribution of cash by the Fund to the Shareholder. Pursuant to certain IRS rulings, a Shareholder will be required to maintain a single, “unified” basis in all Shares that it owns. As a result, when a Shareholder that acquired its Shares at different prices sells less than all of its Shares, such Shareholder will not be entitled to specify particular Shares (e.g., those with a higher basis) as having been sold. Rather, such Shareholder must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its Shares to the Shares sold.

Treatment of Fund Distributions.

If the Fund makes non-liquidating distributions to Shareholders, such distributions generally will not be taxable to the Shareholders for U.S. federal income tax purposes except to the extent that the amount of money distributed exceeds the Shareholder’s adjusted basis of its interest in the Fund immediately before the distribution. Any money distributed that is in excess of a Shareholder’s tax basis generally will be treated as gain from the sale or exchange of Shares. For purposes of determining the gain recognized on a distribution from a partnership, a marketable security distributed to a partner is generally treated as money. This treatment, however, does not apply to distributions to “eligible partners” of an “investment partnership,” as those terms are defined in the Code.

Tax Consequences of Disposition of Shares

If a Shareholder sells its Shares, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the Shares sold. A Shareholder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of the Fund’s liabilities.

Gain or loss recognized by a Shareholder on the sale or exchange of Shares held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the Treasury Regulations that allows Shareholders to identify and use the actual holding periods for the Shares sold for purposes of determining whether the gain or loss recognized on a sale of Shares will give rise to long-term or short-term capital gain or loss. It is expected that most Shareholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for Shares sold. If a Shareholder who has differing holding periods for its Shares fails to make the election or is not able to identify the holding periods of the Shares sold, the Shareholder will have a split holding period in the Shares sold. Under such circumstances, a Shareholder will be required to determine its holding period in the Shares sold by first determining the portion of its entire interest in the Fund that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The Shareholder would then treat each Share sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in the Fund.

Under Section 751 of the Code, a portion of a Shareholder’s gain or loss from the sale of Shares (regardless of the holding period for such Shares), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by the Fund. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by the Fund. Such amounts of ordinary income allocated to a Shareholder may be less than, equal to or more than the amount of such gain or loss that otherwise would have recognized by such Shareholder on such sale of Shares.

If some or all of a Shareholder’s Shares are lent by its broker or other agent to a third party — for example, for use by the third party in covering a short sale — the Shareholder may be considered as having made a taxable disposition of the loaned Shares, in which case:

●	the Shareholder may recognize taxable gain or loss to the same extent as if it had sold the Shares for cash;

●	any of the income, gain, loss, deduction or credit allocable to those Shares during the period of the loan is not reportable by the Shareholder for U.S. federal income tax purposes; and

●	any distributions the Shareholder receives with respect to the Shares under the loan agreement will be fully taxable to the Shareholder, most likely as ordinary income for U.S. federal income tax purposes.

Shareholders desiring to avoid these and other possible consequences of a deemed disposition of their Shares should consider modifying any applicable brokerage account agreements to prohibit the lending of their Shares.

Other U.S. Federal Income Tax Matters

Information Reporting. The Fund provides tax information to the Shareholders and to the IRS, as required. Shareholders of the Fund are treated as partners for U.S. federal income tax purposes. Accordingly, the Fund will furnish Shareholders each year, with tax information on IRS Schedule K-1 (Form 1065), which will be used by the Shareholders in completing their U.S. federal income tax returns. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered partners for U.S. federal income tax purposes. On the basis of this ruling, except as otherwise provided herein, we will treat as a Shareholder any person whose Shares are held on that person´s behalf by a broker or other nominee if that person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of the Shares.

Persons who hold an interest in the Fund as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the number and a description of Shares acquired or transferred for the beneficial owner; and (4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on Shares they acquire, hold or transfer for their own account. A penalty of $250 per failure (as adjusted for inflation), up to a maximum of $3,000,000 per calendar year (as adjusted for inflation), is imposed by the Code for failure to report such information correctly to the Fund. If the failure to furnish such information correctly is determined to be willful, the per failure penalty increases to $500 (as adjusted for inflation) or, if greater, 10% of the aggregate amount of items required to be reported, and the $3,000,000 maximum does not apply. The nominee is required to supply the beneficial owner of the Shares with the U.S. federal income tax information furnished by the Fund.

Partnership Audit Procedures. The IRS may audit the U.S. federal income tax returns filed by the Fund. Partnerships are generally treated as separate entities for purposes of U.S. federal tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the partners.

Tax deficiencies (including interest and penalties) that arise from an adjustment to partnership items generally are assessed and collected from the partnership (rather than from the partners), and generally are calculated using maximum applicable tax rates (although such partnership level tax may be reduced or eliminated under limited circumstances). A narrow category of partnerships (generally, partnerships having no more than 100 partners that consist exclusively of individuals, C corporations, S corporations and estates) are permitted to elect out of the partnership-level audit rules. As an alternative to partnership-level tax liability, a partnership may elect to furnish adjusted Schedule K-1s to the IRS and to each person who was a partner in the audit year, stating such partner’s share of any partnership adjustments, and each such partner would then take the adjustments into account on its tax returns in the year in which it receives its adjusted Schedule K-1 (rather than by amending their tax returns for the audited year). If the Fund were subject to a partnership level tax, the economic return of all Shareholders (including Shareholders that did not own Shares in the Fund during the taxable year to which the audit relates) may be affected.

Reportable Transaction Rules. In certain circumstances the Code and Treasury Regulations require that the IRS be notified of transactions through a disclosure statement attached to a taxpayer’s U.S. federal income tax return. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits. They could require disclosure by the Fund or Shareholders if a Shareholder incurs a loss in excess of a specified threshold from a sale or redemption of its Shares and possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass-through entity, such as the Shares, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid. In addition, significant monetary penalties may be imposed in connection with a failure to comply with these reporting requirements. Investors should consult their own tax advisor concerning the application of these reporting requirements to their specific situation.

Tax-Exempt Organizations. Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from U.S. federal income tax (collectively, “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”). Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business. If the Fund were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization Shareholder, then in computing its UBTI, the Shareholder must include its share of (1) the Fund’s gross income from the unrelated trade or business, whether or not distributed, and (2) the Fund’s allowable deductions directly connected with that gross income. An exempt organization that has more than one unrelated trade or business generally must compute its UBTI separately for each such trade or business.

UBTI generally does not include dividends, interest, or payments with respect to securities loans and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business). Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI. Debt-financed property generally is income-producing property (including securities), the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition). Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and at the time of acquisition the incurrence of debt was foreseeable. The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness over the average adjusted basis of the property for the year. The Fund currently does not anticipate that it will borrow money to acquire investments; however, the Fund cannot be certain that it will not borrow for such purpose in the future, which could result in an exempt organization Shareholder having UBTI. In addition, an exempt organization Shareholder that incurs acquisition indebtedness to purchase its Shares in the Fund may have UBTI.

The U.S. federal income tax rate applicable to an exempt organization Shareholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the Shareholder’s form of organization. The Fund may report to each such Shareholder information as to the portion, if any, of the Shareholder’s income and gains from the Fund for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that the Fund’s calculation of UBTI will be accepted by the IRS. An exempt organization Shareholder will be required to make payments of estimated U.S. federal income tax with respect to its UBTI.

Regulated Investment Companies. Interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status. A RIC may invest up to 25% of its assets in interests in qualified publicly traded partnerships. The determination of whether a publicly traded partnership such as the Fund is a qualified publicly traded partnership is made on an annual basis. While the tax treatment of the Index Constituents is not entirely clear, it is possible that the Fund may be a qualified publicly traded partnership. However, such qualification is not assured, and prospective RIC investors should consult a tax advisor regarding the treatment of an investment in the Fund under current tax rules and in light of their particular circumstances.

Non-U.S. Shareholders

Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income. The first category consists of amounts that are fixed or determinable, annual or periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). FDAP income (other than interest that is considered “portfolio interest;” as discussed below) is generally subject to a 30% withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return. Where a non-U.S. person has ECI as a result of an investment in a partnership, the ECI is currently subject to a withholding tax at a rate of 37% for individual Shareholders and a rate of 21% for corporate Shareholders. The tax withholding on ECI, which is the highest tax rate under Code section 1 for non-corporate Non-U.S. Shareholders and Code section 11(b) for corporate Non-U.S. Shareholders, may increase in future tax years if tax rates increase from their current levels.

Withholding on Allocations and Distributions. The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered to be engaged in a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment trust whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer in such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. As noted above, there is limited authority on the U.S. federal income tax treatment of the Index Constituents.

In the event that the Fund’s activities were considered to constitute a U.S. trade or business, the Fund would be required to withhold at the highest rate specified in Code section 1 (currently 37%) on allocations of its income to non-corporate Non-U.S. Shareholders and the highest rate specified in Code section 11(b) (currently 21%) on allocations of its income to corporate Non-U.S. Shareholders, when such income is distributed. Non-U.S. Shareholders would also be subject to a 10% withholding tax on the consideration payable upon a sale or exchange of such Non-U.S. Shareholder’s Shares unless an exception to withholding applies. In the case of a transfer made through a broker, the obligation to withhold will generally be imposed on the transferor’s broker. A Non-U.S. Shareholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the Non-U.S. Shareholder with the mechanism to seek a refund of any withholding in excess of such Shareholder’s actual U.S. federal income tax liability. Any amount withheld by the Fund will be treated as a distribution to the Non-U.S. Shareholder to the extent possible. In some cases, the Fund may not be able to match the economic cost of satisfying its withholding obligations to a particular Non-U.S. Shareholder, which may result in said cost being borne by the Fund, generally, and accordingly, by all Shareholders.

If the Fund is not treated as engaged in a U.S. trade or business, a Non-U.S. Shareholder may nevertheless be treated as having FDAP income, which would be subject to a 30% withholding tax (possibly subject to reduction by treaty), with respect to some or all of its distributions from the Fund or its allocable share of Fund income. Amounts withheld on behalf of a Non-U.S. Shareholder will be treated as being distributed to such Shareholder. If the Fund is not able to match the economic cost of satisfying its withholding obligation to a particular Non-U.S. Shareholder, said cost may have to be borne by the Fund and accordingly by all Shareholders.

To the extent any interest income allocated to a Non-U.S. Shareholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the Non-U.S. Shareholder nor a subsequent distribution of such interest income to the Non-U.S. Shareholder will be subject to withholding, provided that the Non-U.S. Shareholder is not otherwise engaged in a trade or business in the U.S. and provides the Fund with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, portfolio interest is interest paid on debt obligations issued in registered form, unless the recipient owns 10% or more of the voting power of the issuer. A Non-U.S. Shareholder’s allocable share of interest on U.S. bank deposits, certificates of deposit and discount obligations with maturities from original issue of 183 days or less should also not be subject to withholding. Generally, other interest from U.S. sources paid to the Fund and allocable to Non-U.S. Shareholders will be subject to withholding.

In order for the Fund to avoid withholding on any interest income allocable to Non-U.S. Shareholders that would qualify as portfolio interest, it will be necessary for all Non-U.S. Shareholders to provide the Fund with a timely and properly completed and executed Form W-8BEN (or other applicable form).

Gain from Sale of Shares. Gain from the sale or exchange of Shares may be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year. In such case, the nonresident alien individual may be subject to a 30% withholding tax on the amount of such individual’s gain.

Branch Profits Tax on Corporate Non-U.S. Shareholders. In addition to the taxes noted above, any Non-U.S. Shareholders that are corporations may also be subject to an additional tax, the branch profits tax, at a rate of 30%. The branch profits tax is imposed on a non-U.S. corporation’s dividend equivalent amount, which generally consists of the corporation’s after-tax earnings and profits that are effectively connected with the corporation’s U.S. trade or business but are not reinvested in a U.S. business. This tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the Non-U.S. Shareholder is a “qualified resident.”

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act or “FATCA,” generally imposes a 30% U.S. withholding tax on payments of certain types of income to foreign financial institutions that fail to enter into an agreement with the United States Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners). The types of income subject to the withholding tax include U.S.-source interest and dividends and the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends. Proposed Treasury Regulations, however, generally eliminate withholding under FATCA on gross proceeds. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% U.S. withholding tax on payments to foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a Non-U.S. Shareholder and the status of the intermediaries through which it holds Shares, a Non-U.S. Shareholder could be subject to this 30% U.S. withholding tax with respect to distributions on its Shares. Under certain circumstances, a Non-U.S. Shareholder may be eligible for a refund or credit of such taxes.

Prospective Non-U.S. Shareholders should consult their own tax advisor regarding these and other tax issues unique to Non-U.S. Shareholders.

Backup Withholding

The Fund may be required to withhold U.S. federal income tax (“backup withholding”) from payments to: (1) any Shareholder who fails to furnish the Fund with his, her or its correct taxpayer identification number or a certificate that the Shareholder is exempt from backup withholding, and (2) any Shareholder with respect to whom the IRS notifies the Fund that the Shareholder is subject to backup withholding. Backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular U.S. federal income tax liability if appropriate information is provided to the IRS. The backup withholding rate is the fourth lowest rate applicable to individuals under Code section 1(c) (currently 24%) and may increase in future tax years.

Other Tax Considerations

In addition to U.S. federal income taxes, a Shareholder may be subject to other taxes, such as state, local and foreign income taxes, unincorporated business taxes, business franchise taxes, and estate, gift, inheritance or intangible taxes that may be imposed by the various jurisdictions in which the Fund does business or owns property or where the Shareholder resides. Although an analysis of those various taxes is not presented here, each prospective Shareholder should consider their potential impact on its investment in the Fund. It is each Shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors will buy and sell Shares of the Fund in secondary market transactions through brokers. Shares trade on the Exchange under the ticker symbol “[●].” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors will incur customary brokerage commissions and charges. Investors are encouraged to review the terms of their brokerage account for details on applicable charges and, as discussed in “U.S. Federal Income Tax Considerations,” any provisions authorizing the broker to borrow Shares held on your behalf.

[Marketing Agent and] Authorized Participants

The offering of the Fund’s Shares is a best efforts offering. The Fund continuously offers Creation Baskets consisting of 10,000 Shares at their NAV [through the Marketing Agent], to Authorized Participants. Shares will be sold at the next-determined NAV per Share. All Authorized Participants pay a $[●] fee for each Creation Basket order.

The following entities have entered into Authorized Participant Agreements with respect to the Fund: [●].

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed purchasers in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from the Fund, breaks the basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market purchaser is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus delivery exemption provided by Section 4(a)(3) of the 1933 Act.

Investors are cautioned that they might not be able to buy or sell Shares of the Fund through their current brokerages. Moreover, even if an investor were able to purchase Shares through their current brokerage, that brokerage might decide to stop trading in crypto-linked securities and the investor would potentially face restrictions on when and or how they could trade their existing Digital Assets position.

The Sponsor expects that any broker-dealers selling Shares will be members of FINRA. Investors intending to create or redeem baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer regulatory requirements under the state securities laws prior to such creation or redemption.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Fund or the Sponsor for their purchases of Creation Baskets.

ERISA AND RELATED CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code.

“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider as applicable, among other issues, whether: (1) the fiduciary has the authority to make the investment under the Plan’s governing instruments; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL’s regulation on investment duties, which can be found at 29 C.F.R. § 2550.404a-1.

It is intended that (a) none of the Sponsor, the Trustee, the Delaware Trustee, the Custodians or any of their respective affiliates or employees (the “Transaction Parties”) has through this prospectus and related materials provided any “investment advice” within the meaning of Section 3(21) of ERISA or Section 4975(e)(3)(B) of the Code in connection with the decision to purchase or acquire such Shares, (b) the information provided in this prospectus and related materials will not make a Transaction Party a fiduciary to the Plan, and (c) none of the Transaction Parties is undertaking to provide such investment advice.

Under ERISA and DOL regulations, generally when a Plan acquires an equity interest in an entity that is neither a “publicly offered security” (as defined in DOL regulations) nor a security issued by an investment company registered under the Investment Company Act, the assets of the entity could be treated as subject to Title I of ERISA or Section 4975 of the Code, unless the entity limits ERISA and similar investors or the entity is an “operating company” (as defined in DOL regulations). The Fund is not an investment company registered under the Investment Company Act or an operating company. The Fund does not intend to limit ERISA and similar investors. It is expected that the Shares will be widely-held (i.e., owned by 100 or more investors independent of the Fund and one another) and, therefore, publicly offered securities.

CONFLICTS OF INTEREST

There are present and potential future conflicts of interest in the Fund’s structure and operation you should consider before you purchase Shares. Prospective investors should be aware that the Sponsor and the Trustee intend to assert that Shareholders have, by purchasing Shares, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to the Shareholders. The Sponsor may use this notice of conflicts as a defense against any claim or other proceeding made.

The Sponsor’s principals, managers, officers and employees, do not devote their time exclusively to the Fund. Notwithstanding obligations and expectations related to the management of the Sponsor, the Sponsor’s principals, officers and employees may be directors, officers or employees of other entities, and may manage assets of other entities, including the other funds of the Fund, through the Sponsor or otherwise. As a result, the principals could have a conflict between responsibilities to the Fund on the one hand and to those other entities on the other.

The Sponsor and its principals, officers and employees may trade securities, futures and related contracts for their own accounts, creating the potential for preferential treatment of their own accounts. Shareholders will not be permitted to inspect the trading records of such persons, or any written policies of the Sponsor related to such trading. A conflict of interest may exist if their trades are in the same markets and at approximately the same times as the trades for the Fund. A potential conflict also may occur when the Sponsor’s principals trade their accounts more aggressively or take positions in their accounts that are opposite, or ahead of, the positions taken by the Fund.

The Sponsor has sole current authority to manage the investments and operations of the Fund, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests, including the authority of the Sponsor to allocate expenses to and between the funds of the Fund. Shareholders have very limited voting rights with respect to the Fund, which will limit the ability to influence matters such as amendment of the Trust Agreement, change in the Fund’s basic investment policies, or dissolution of the Fund.

The Sponsor serves as the Sponsor to the Fund and serves as the sponsor, investment manager or investment adviser to investment vehicles other than the Fund. The Sponsor may have a conflict to the extent that its trading decisions for the Fund may be influenced by the effect they would have on the other investment companies or pools it manages. In addition, the Sponsor may be required to indemnify the officers and directors of the other investment vehicles, if the need for indemnification arises. This potential indemnification will cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Fund losses and/or termination of the Fund.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Fund, it shall have no duty to offer such opportunity to the Fund. The Sponsor will not be liable to the Fund or the Shareholders for breach of any fiduciary or other duty if the Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Fund and is not required to share income or profits derived from such business ventures with the Fund.

The Sponsor and its employees and affiliates may participate in transactions related to the Index Constituents, either for their own account (subject to certain internal employee trading operating practices) or for the account of others, such as clients, and such transactions may occur prior to, during, or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Fund and may have a positive or negative effect on the value of the Ether held by the Fund and, consequently, on the market value of ETH. Because these parties may trade the Index Constituents for their own accounts at the same time as the Fund, prospective Shareholders should be aware that such persons may take positions in Index Constituents which are opposite, or ahead of, positions taken for the Fund in Digital Assets. There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the Fund.

The Sponsor has adopted and implemented policies and procedures that are reasonably designed to ensure compliance with applicable law, including a Code of Ethics providing guidance on conflicts of interest (collectively, the “Policies”). As of the effectiveness of the Registration Statement, the Sponsor’s Policies are in place and require that the Sponsor eliminate, mitigate, or otherwise disclose conflicts of interest. Additionally, the Sponsor has adopted policies and procedures requiring that certain applicable personnel pre-clear personal trading activity in which an Index Constituent is the referenced asset. The Sponsor believes that these structured controls are reasonably designed to mitigate the risk of conflicts of interest and other impermissible activity.

The Sponsor might have a potential future conflict of interest if the Sponsor, a new sponsor, or sub-adviser were to register as a broker-dealer or become affiliated with a broker-dealer. In such case, the Sponsor, new sponsor, or sub-adviser, as the case may be, would develop and implement appropriate procedures designed to prevent the use and dissemination of material non-public information regarding the Fund’s holdings.

Whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Fund, any shareholder of a Fund series, or any other person, on the other hand, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of the Trust Agreement or any other agreement contemplated therein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Prime Execution Agent, an affiliate of Coinbase Custody, one of the Trust Crypto Custodian, may facilitate sales of the Trust’s crypto assets. This arrangement creates potential conflicts of interest when executing trades on behalf of the Trust. These conflicts may include routing orders to its trading platform (Coinbase Exchange), executing orders against other clients of the Prime Execution Agent or of its affiliates or for its own inventory or that of its affiliates, and acting in a principal capacity when filling residual orders below minimum thresholds accepted by other venues. The Prime Execution Agent may execute trades for its own account or affiliates while aware of the Trust’s orders or imminent orders. These conflicts may affect the price received by the Trust during the execution of crypto asset sales, particularly if the Prime Execution Agent prioritizes its own interests or those of its affiliates over the Trust’s. Additionally, the beneficial identity of the counterparty in these trades may remain unknown, potentially leading to transactions with other clients of the Prime Execution Agent or of its affiliates. To mitigate these risks, the Prime Execution Agent maintains policies and procedures designed to address such conflicts, including segregation of duties, information barriers, and internal controls. However, these measures may not eliminate all conflicts, and there is no guarantee that the Trust will always receive the most favorable execution terms. Additionally, the Prime Execution Agent may route orders to its own platform under specific circumstances, such as temporary connectivity issues or funding constraints.

FISCAL YEAR

The fiscal year of the Fund is [the calendar year]. The Sponsor may select an alternate fiscal year.

PROVISIONS OF LAW

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Fund and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Fund.

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met. These conditions require that no indemnification of the Sponsor or any underwriter for the Fund may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

BOOKS AND RECORDS

The Fund keeps its books of record and account at the office of the Sponsor or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Fund’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Fund. The Fund keeps a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Shareholder at most times during its usual business hours upon reasonable advance notice.

STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Fund containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations. The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Sponsor in the preparation of such reports. The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Fund, DTC (as registered owner of the Fund’s global certificate for Shares), and the Shareholders are governed by the laws of the State of Delaware, except for causes of action related to violations of U.S. federal or state securities laws. By accepting Shares, each DTC Participant and each Shareholder consent to the non-exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware, although this consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor or the Fund. The Trust Agreement and its provisions shall prevail over any contrary or limiting statutory or common law of the State of Delaware, other than the Delaware Act. The Trust Agreement does not contain an exclusive forum provision.

LEGAL MATTERS

K&L Gates LLP has advised the Sponsor in connection with the Shares being offered. K&L Gates LLP advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Fund. Certain opinions of counsel will be filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

EXPERTS

The financial statement as of [●] included in this prospectus has been so included in reliance on the report of [●], an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INTELLECTUAL PROPERTY

[The Sponsor owns trademark registrations for the Fund. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.]

The Sponsor [also] owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Fund from operating and holding Digital Assets, or, receiving, on a temporary basis pending a determination by the Sponsor as to whether the Fund has received another crypto asset, Incidental Rights or IR Virtual Currency. However, third parties may assert intellectual property rights claims relating to the operation of the Fund and the mechanics instituted for the investment in, holding of and transfer of Digital Assets, or in connection with the receipt (on a temporary basis) of Incidental Rights or IR Virtual Currency. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses that would be borne by the Fund through the sale or transfer of its Digital Assets, or disposition of Incidental Rights or IR Virtual Currency including in connection with disclaiming or irrevocably abandoning other crypto assets as determined by the Sponsor. Additionally, a meritorious intellectual property rights claim could prevent the Fund from operating and force the Sponsor to terminate the Fund and liquidate its Digital Assets. As a result, an intellectual property rights claim against the Fund could adversely affect the value of the Shares.

The Index and the CF Reference Rates are owned, administered and calculated by the Index Provider. The Index Provider is experienced in calculating and administering digital asset indices. The Index Provider publishes the Index constituents, weightings, the intraday value of the Index and the daily settlement value of the Index, which is effectively the Index’s closing value. The Index Provider administers, calculates and publishes the CF Reference Rates, which serve as a once-a-day benchmark rate of the U.S. dollar price of the Digital Assets, on a market capitalization weighted basis, calculated as of 4:00 p.m. ET. The Index Provider Agreement is subject to a [•]-year initial term and will automatically be renewed for successive [•] periods, unless terminated pursuant to the terms of the Index Provider Agreement. Pursuant to an index sub-licensing agreement between the Sponsor and the Trust, solely on behalf of the Fund, the Index Provider provides the use of the Index and related intellectual property to the Fund.

PRIVACY POLICY

The Fund and the Sponsor may collect or have access to certain nonpublic personal information about current and former Shareholders. Nonpublic personal information may include information received from Shareholders, such as a Shareholder’s name, social security number and address, as well as information received from brokerage firms about Shareholder holdings and transactions in Shares of the Fund. The Fund and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Fund and the Sponsor restrict access to the nonpublic personal information they collect about Shareholders to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to Shareholders.

The Fund and the Sponsor maintain safeguards that comply with federal law to protect Shareholders’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of Shareholders’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of Shareholders’ records and information, and (3) protect against unauthorized access to or use of Shareholders’ records or information that could result in substantial harm or inconvenience to any Shareholder. Third-party service providers with whom the Fund and the Sponsor share nonpublic personal information about Shareholders must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed on behalf of the Fund a registration statement with the SEC under the 1933 Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust, the Fund or the Shares, please refer to the registration statement, which you may inspect online at www.sec.gov.

Information about the Trust, the Fund and the Shares can also be obtained from the Fund’s website, which is [●]. The website will be publicly accessible at no charge and will contain the following information about the Fund: (a) the current NAV and the prior Business Day’s NAV daily; (b) the prior Business Day’s Exchange official closing price; (c) the Exchange official closing price in relation to the NAV as of the time the NAV is calculated and a calculation of the premium or discount of such Exchange official closing price against such NAV; (d) data in chart form displaying the frequency distribution of discounts and premiums of the Exchange official closing price against the NAV, within appropriate ranges for each of the four previous calendar quarters (or for the life of the Fund, if shorter); (e) the prospectus; and (f) other applicable quantitative information. The Fund will also disseminate its cash and Digital Asset holdings on a daily basis on the Fund’s website. The NAV for the Fund will be calculated by the Administrator once a day and will be disseminated daily to all market participants at the same time. Quotation and last sale information regarding the Shares will be disseminated through the facilities of the CTA. The Fund’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Fund is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. The Sponsor will file an updated prospectus annually for the Fund pursuant to the 1933 Act. The reports and other information can be inspected online at www.sec.gov.

GLOSSARY

In this prospectus, each of the following terms have the meanings set forth after such term:

1933 Act: The Securities Act of 1933.

Administrator: [State Street Bank and Trust Company].

Advisers Act: Investment Advisers Act of 1940.

Authorized Participant: One that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to the Fund.

Authorize Participant Agreement:Agreement between an Authorized Participant between and the Sponsor.

Basket Cash Component:

BSA: U.S. Bank Secrecy Act

Business Day: Any day other than a day when the Exchange is closed for regular trading.

Cash Custodian: [State Street Bank and Trust Company].

Code: Internal Revenue Code of 1986, as amended.

Coinbase PBA: The agreement including the Coinbase custody services agreement and master trading agreement.

Creation Basket:

Creation Unit: A block of 10,000 Shares

Crypto Custodian: Coinbase Custody Trust Company, LLC

CTA: Consolidated Tape Association.

DeFi: Decentralized finance.

DFPI: California Department of Financial Protection and Innovation.

Digital Assets: As of the date of this prospectus, Bitcoin, Ether, Dogecoin, XRP, Solana, Cardano and Hedera, i.e., Index Constituents that the Fund holds.

Digital Asset Account: is a segregated custody account controlled and secured by the Custodian to store private keys, which allows for the transfer of ownership or control of the Fund's DOGE on the Fund's behalf.

Digital Asset Trading Counterparty:

Delaware Act: Delaware Statutory Trust Act.

DTC: The Depository Fund Company. DTC will act as the securities depository for the Shares.

DTC Participant: An entity that has an account with DTC.

Exchange:

Exchange Act: The Securities Exchange Act of 1934.

FASB: Financial Accounting Standards Board.

FDIC:Federal Deposit Insurance Corporation.

FinCEN:

FINRA: Financial Industry Regulatory Authority.

IIV: Intraday indicative value.

Index: CF Large Cap (Diversified Weight) Index (ticker: CFDLDCUU).

Index Calculation Days:

Index Constituents: Currently Bitcoin, Ether, Dogecoin, Solana, XRP, Cardano, Chainlink, Hedera, Stellar Lumens, and SUI.

Index Constituent Settlement Price: The settlement price of an Index Constituent.

Index Provider: CF Benchmarks, Limited.

Incidental Rights: The Fund may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any crypto asset or other asset or right, which rights are incident to the Fund’s ownership of, Bitcoin, Ether, XRP, Solana, Dogecoin, Cardano and Hedera and arise without any action of the Fund, or of the Sponsor.

Investment Company Act: The Investment Company Act of 1940.

IR Virtual Currency: Digital Assets, or other assets or rights, acquired by the Fund through the exercise of any Incidental Right.

ISG: Intermarket Surveillance Group.

Marketing Agent:

Median Daily Traded Value:

NFTs: Non-fungible tokens.

NYDFS: New York State Department of Financial Services

Order Cutoff Time: For a creation of Baskets, the Authorized Participant will be required to submit the purchase order by 2:00 p.m. ET, or the close of regular trading on the Exchange, whichever is earlier.

PCAOB: Public Company Accounting Oversight Board.

PoS: Proof-of-Stake.

PoH: Proof-of-History.

PoW: Proof-of-Work.

Prime Execution Agent: Coinbase, Inc. is responsible for managing the execution of trades in Digital Assets on behalf of the Fund.

NAV: Net Asset Value of the Fund.

Redemption Basket:

Registration Statement:

Schedule K-1:

SEC: U.S. Securities and Exchange Commission.

Secondary Market: The stock exchanges and the over-the-counter market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issued securities trade in these secondary markets.

Shareholders: Holders of Shares.

Shares: Common shares representing fractional undivided beneficial interests in the Fund.

SOC: System and Organizational Controls

Sponsor: Krane Funds Advisors, LLC, who controls the investments and other decisions of the Fund.

Sponsor’s Fee:

Spot: A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a cryptocurrency, usually with a two-day settlement.

Trustee: CSC Delaware Trust Company

USDC: A reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in crypto asset markets, including the Ethereum market.

VWAP: Volume weighted average prices.

VWMP: Volume weighted median prices.

You: The owner of Shares.

Financial Statements

[TO BE PROVIDED]

F-1

KraneShares CF LARGE CAP CRYPTO Index ETF

a series of KraneShares Crypto Trust

PROSPECTUS

June 27, 2025

Until 25 calendar days after the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

Information Not Required in the Prospectus

Item 13. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the units pursuant to the prospectus contained in this registration statement.

Amount
SEC registration fee (actual)			(1)
Listing Fee (actual)	$	*
FINRA filing fees (actual)	$	*
Auditor’s fees and expenses	$	*
Legal fees and expenses	$	*
Printing expenses	$	*
Miscellaneous expenses	$	*
Total		*

(1)	The Registrant notes that an indeterminate amount of securities are being registered to be offered or sold and that the filing fee will be calculated and paid in accordance with Rule 456(d) and Rule 457(u).

*	To be provided by amendment.

Item 14. Indemnification of Directors and Officers.

The Trust Agreement provides that the Sponsor shall be indemnified and held harmless by the Trust or applicable Fund against any loss, liability or expense incurred hereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of this Trust Agreement. For purposes of the indemnification provisions of the Trust Agreement, the term “Sponsor” includes, in addition to the Sponsor, its shareholders, members, directors, officers, employees, Affiliates and subsidiaries. The payment of any amount by the Trust pursuant to the Trust Agreement shall take into account the allocation of liabilities and other amounts, as appropriate, among the series of the Trust.

The Sponsor shall not be under any obligation to appear in, prosecute or defend any legal action which in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action which it may deem necessary or desirable in respect of this Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the Trust. Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the Sponsor may be paid by the Trust or the applicable Fund in advance of the final disposition of such action, suit or proceeding. The obligations of the Trust to indemnify the Sponsor Indemnified Parties as provided herein shall survive the termination of this Trust Agreement.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits.

(a)	Exhibits

Exhibit No.	Description
3.1	Second Amended and Restated Agreement and Declaration of Trust of KraneShares Crypto Trust(1)
3.2	Restated Certificate of Trust is incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 (File No. 333-288363) filed by the Trust on June 27, 2025.
5.1	Opinion of K&L Gates LLP, as to legality(1)
10.1	Sponsor Agreement(1)
10.2	Form of Authorized Participant Agreement(1)
10.3	Crypto Custodian Agreement(1)
10.4	Cash Custodian Agreement(1)
10.5	Transfer Agent Servicing Agreement(1)
10.6	Fund Administration Services Agreement(1)
10.7	[Fund Accounting Agreement(1)]
10.8	Prime Broker Agreement(1)
10.9	Marketing Agent Agreement(1)
10.10	Digital Asset Trading Agreement(1)
10.11	Liquidity Provider Agreement(1)
10.12	Form of Subscription Agreement(1)
23.1	Consent of Independent Registered Public Accounting Firm(1)
23.2	Consent of K&L Gates LLP (included in Exhibit 5.1)(1)
107	Filing Fee Table(2)

(1)	To be filed by amendment.
(2)	Filed herewith.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes involume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York in the State of New York on June 27, 2025.

KraneShares CF Large Cap Crypto Index ETF

By:	Krane Funds Advisors, LLC, Sponsor

By:	/s/ Jonathan Krane	Date: June 27, 2025
Jonathan Krane
Chief Executive Officer of Sponsor

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates as indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

/s/ Jonathan Krane	Chief Executive Officer of the Sponsor	June 27, 2025
Jonathan Krane	(Chief Executive Officer)

/s/ Leo Lo	Chief Financial Officer of the Sponsor	June 27, 2025
Leo Lo	(Chief Financial Officer)

*	The registrant is a trust, and the persons are signing in their capacities as officers of Krane Funds Advisors, LLC, the Sponsor of the registrant.